SUPPLEMENT TO
PROSPECTUS SUPPLEMENT DATED DECEMBER 7, 2006
(To Prospectus dated November 27, 2006)

$1,553,600,100
(Approximate)

CWABS, Inc.
Depositor

Sponsor and Seller

Countrywide Home Loans Servicing LP
Master Servicer

CWABS Asset-Backed Certificates Trust 2006-23
Issuing Entity

Asset-Backed Certificates, Series 2006-23

This Supplement revises the Prospectus Supplement dated December 7, 2006 to the Prospectus dated November 27, 2006 with respect to the above-captioned series of certificates as shown on the following page.

Countrywide Securities Corporation
JPMorgan
RBS Greenwich Capital
The date of this Supplement is December 8, 2006.

On pages S-4 and S-134, the Moody’s rating of the Class M-8 Certificates shown in the table on each of those pages is hereby deleted and replaced with “Baa2”.

On pages S-4 and S-134, the Moody’s rating of the Class M-9 Certificates shown in the table on each of those pages is hereby deleted and replaced with “Baa3”.

On page S-66, the definition of “Cumulative Loss Trigger Event” is hereby deleted in its entirety and replaced with the following:

“Cumulative Loss Trigger Event” with respect to any Distribution Date on or after the Stepdown Date, a Cumulative Loss Trigger Event is in effect if (x) the aggregate amount of Realized Losses on the Mortgage Loans from the Cut-off Date for each Mortgage Loan to (and including) the last day of the related Due Period (reduced by the aggregate amount of any Subsequent Recoveries received through the last day of that Due Period) exceeds (y) the applicable percentage, for the Distribution Date, of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount, as set forth below:

Distribution Date	Percentage

December 2008 — November 2009	1.00% with respect to December 2008, plus an additional 1/12th of 1.15% for each month thereafter through November 2009

December 2009 — November 2010	2.25% with respect to December 2009, plus an additional 1/12th of 1.40% for each month thereafter through November 2010

December 2010 — November 2011	3.65% with respect to December 2010, plus an additional 1/12th of 1.10% for each month thereafter through November 2011

December 2011 — November 2012	4.75% with respect to December 2011, plus an additional 1/12th of 0.70% for each month thereafter through November 2012

December 2012 — November 2013	5.45% with respect to December 2012, plus an additional 1/12th of 0.05% for each month thereafter through November 2013

December 2013 and thereafter	5.50%

2

PROSPECTUS SUPPLEMENT
(To Prospectus dated November 27, 2006)
$1,553,600,100
(Approximate)
CWABS, Inc.
Depositor
Sponsor and Seller
Countrywide Home Loans Servicing LP
Master Servicer
CWABS Asset-Backed Certificates Trust 2006-23
Issuing Entity
Asset-Backed Certificates, Series 2006-23

Distributions payable monthly beginning December 26, 2006
________________

The issuing entity will issue certificates, including the following classes of certificates that are offered pursuant to this prospectus supplement and the accompanying prospectus:

Class	Original Certificate Principal Balance(1)	Price to Public	Underwriting Discount	Proceeds to Depositor(2)	Class	Original Certificate Principal Balance(1)	Price to Public	Underwriting Discount	Proceeds to Depositor(2)
1-A	$465,514,000	100.00000%	0.10417%	99.89583%	M-4	$34,400,000	100.00000%	0.83333%	99.16667%
2-A-1	$361,543,000	100.00000%	0.05283%	99.94717%	M-5	$24,000,000	100.00000%	1.25000%	98.75000%
2-A-2	$ 99,267,000	100.00000%	0.10417%	99.89583%	M-6	$17,600,000	100.00000%	1.45833%	98.54167%
2-A-3	$267,045,000	100.00000%	0.10417%	99.89583%	M-7	$18,400,000	100.00000%	1.58333%	98.41667%
2-A-4	$104,231,000	100.00000%	0.15625%	99.84375%	M-8	$12,800,000	99.16338%	1.66667%	97.49671%
M-1	$ 59,202,000	100.00000%	0.41667%	99.58333%	M-9	$16,800,000	94.37781%	1.66667%	92.71114%
M-2	$ 38,399,000	100.00000%	0.50000%	99.50000%	A-R	$ 100	(3)	(3)	(3)
M-3	$ 34,399,000	100.00000%	0.62500%	99.37500%
_____________

Consider carefully the risk factors beginning on page S-16 in this prospectus supplement and on page 2 in the prospectus.

The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of CWABS, Inc., Countrywide Home Loans, Inc. or any of their affiliates.

This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.

(1)   This amount is subject to a permitted variance in the aggregate of plus or minus 10%.
(2)   Before deducting expenses payable by the Depositor estimated to be approximately $1,400,000 in the aggregate.
(3)   The Class A-R Certificates will not be purchased by the underwriters and are being transferred to Countrywide Home Loans, Inc. as partial consideration for the sale of the mortgage loans. See “Method of Distribution” in this prospectus supplement.
The classes of certificates offered by this prospectus supplement are listed, together with their interest rates and the methods of calculating them, in the tables under “Summary — Description of the Certificates” on pages S-4 and S-5 of this prospectus supplement. This prospectus supplement and the accompanying prospectus relate only to the offering of the certificates listed above and not to the other classes of certificates that will be issued by the issuing entity.
The certificates represent interests in a pool of adjustable rate and fixed rate mortgage loans that are secured by first liens on one- to four-family residential properties, as described in this prospectus supplement. Substantially all of the mortgage loans were made to borrowers with blemished credit histories.
Credit enhancement for the certificates consists of:
•  Overcollateralization,
•  Excess Interest,
•  Subordination and
•  Mortgage insurance.
The credit enhancement for each class of certificates varies. Not all credit enhancement is available for every class. The credit enhancement for the certificates is described in more detail in this prospectus supplement.
The senior and subordinate certificates (other than the Class A-R Certificates) also will have the benefit of an interest rate swap contract.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense.

Countrywide Securities Corporation
JPMorgan
RBS Greenwich Capital
December 7, 2006

i

ii

SUMMARY

This summary highlights selected information from this document and does not contain all of the information that you need to consider when making your investment decision. To understand all of the terms of an offering of the certificates, read this entire document and the accompanying prospectus carefully.

While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

Issuing Entity

CWABS Asset-Backed Certificates Trust 2006-23, a common law trust formed under the laws of the State of New York.

See “The Issuing Entity” in this prospectus supplement.

Depositor

CWABS, Inc., a Delaware corporation and a limited purpose finance subsidiary of Countrywide Financial Corporation, a Delaware corporation.

See “The Depositor” in the prospectus.

Sponsor and Sellers

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. Other sellers may include one or more special purpose entities established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

See “Servicing of the Mortgage Loans — Countrywide Home Loans” in this prospectus supplement.

Master Servicer

Countrywide Home Loans Servicing LP.

See “Servicing of the Mortgage Loans — Countrywide Home Loans Servicing LP” in this prospectus supplement.

Trustee

The Bank of New York, a New York banking corporation.

See “Description of the Certificates — The Trustee” in this prospectus supplement.

Co-Trustee

The Bank of New York Trust Company, N.A.

See “Description of the Certificates — The Co-Trustee” in this prospectus supplement.

The NIM Insurer

After the closing date, a separate trust or trusts (or other form of entity) may be established to issue net interest margin securities secured by all or a portion of the Class P and Class C Certificates. Those net interest margin securities may have the benefit of one or more financial guaranty insurance policies that guarantee payments on those securities. The insurer or insurers issuing these financial guaranty insurance policies are referred to in this prospectus supplement as the “NIM Insurer”. The references to the NIM Insurer in this prospectus supplement apply only if the net interest margin securities are so insured.

Any NIM Insurer will have a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the offered certificates. Any insurance policy issued by a NIM Insurer will not cover, and will not benefit in any manner whatsoever, the offered certificates.

See “Risk Factors—Rights of the NIM Insurer Limit Your Control and NIM Insurer Actions May Negatively Affect You” in this prospectus supplement.

Pooling and Servicing Agreement

The pooling and servicing agreement among the sellers, the master servicer, the depositor, the trustee and the co-trustee, under which the issuing entity will be formed.

Cut-off Date

Initial Mortgage Loans:

For any initial mortgage loan, the later of November 1, 2006 and the origination date of that mortgage loan (referred to as the initial cut-off date).

Subsequent Mortgage Loans:

For any subsequent mortgage loan, the later of the first day of the month of the related subsequent transfer date and the origination date of that subsequent mortgage loan (referred to as the subsequent cut-off date).

Closing Date

On or about December 8, 2006.

Pre-Funding

On the closing date, the depositor may deposit an amount of up to 25% of the initial aggregate certificate principal balance of the certificates issued by the issuing entity in a pre-funding account (referred to as the pre-funded amount). Any pre-funded amount will be allocated between the loan groups so that the amount allocated to any loan group will not exceed 25% of the initial aggregate certificate principal balance of the classes of certificates related to that loan group.

Funding Period:

Any funding period will begin on the closing date and end on the earlier of (x) the date the amount in the pre-funding account is less than $175,000 and (y) January 22, 2007.

Use of Pre-Funded Amount:

Any pre-funded amount is expected to be used to purchase subsequent mortgage loans. Any pre-funded amount not used during the funding period to purchase subsequent mortgage loans will be distributed to holders of the related senior certificates as a prepayment of principal on the distribution date immediately following the end of the funding period.

Restrictions on Subsequent Mortgage Loan Purchases:

Purchases of subsequent mortgage loans are subject to the same criteria as the initial mortgage loans and additional restrictions related to the composition of the related loan group following the acquisition of the subsequent mortgage loans, as described in this prospectus supplement.

Interest Shortfall Payments:

To the extent needed to make required interest payments on the interest-bearing certificates on or prior to the February 2007 distribution date, Countrywide Home Loans, Inc. will make interest shortfall payments to the issuing entity to offset shortfalls in interest collections attributable to the pre-funding mechanism or because newly originated loans do not have a payment due date in the due period related to the subject distribution date.

See “The Mortgage Pool — Pre-Funding” in this prospectus supplement.

The Mortgage Loans

The mortgage pool will consist of fixed and adjustable rate mortgage loans that are secured by first liens on one- to four- family residential properties. Substantially all of the mortgage loans were made to borrowers with blemished credit histories. The mortgage loans will be divided into two separate groups. Each group of mortgage loans is referred to as a “loan group”. Loan group 1 will consist of first lien conforming balance fixed and adjustable rate mortgage loans. Loan group 2 will consist of first lien fixed and adjustable rate mortgage loans.

See “The Mortgage Pool” in this prospectus supplement.

Statistical Calculation Information

The statistical information presented in this prospectus supplement relates to a statistical calculation pool that does not reflect all of the mortgage loans that will be included in the issuing entity. Additional mortgage loans will be included in the mortgage pool on the closing date, and subsequent mortgage loans may be included during the funding period. In addition, certain mortgage loans in the statistical calculation pool may not be included in the mortgage pool on the closing date because they have prepaid in full or were determined not to meet the eligibility requirements for the mortgage pool.

The information with respect to the statistical calculation pool is, unless otherwise specified, based on the scheduled principal balances as of November 1, 2006, which is the statistical calculation date. The aggregate stated principal balance of the statistical calculation pool as of the statistical calculation date is referred to as the statistical calculation date pool principal balance. As of the statistical calculation date, the statistical calculation date pool principal balance was approximately $1,199,201,205.

Unless otherwise noted, all statistical percentages are measured by the statistical calculation date pool principal balance.

As of the statistical calculation date, the group 1 mortgage loans in the statistical calculation pool had the following characteristics:

Aggregate Current Principal Balance	$431,006,669
Weighted Average Mortgage Rate	8.304%
Range of Mortgage Rates	5.375% to 12.700%
Average Current Principal Balance	$177,005
Range of Current Principal Balances	$42,738 to $521,722
Weighted Average Original Loan-to-Value Ratio	80.42%
Weighted Average Original Term to Maturity	384 months
Weighted Average Credit Bureau Risk Score	597 points
Weighted Average Remaining Term to Stated Maturity	384 months
Weighted Average Gross Margin*	6.557%
Weighted Average Maximum Mortgage Rate*	15.137%
Weighted Average Minimum Mortgage Rate*	8.319%
Percentage Originated under Full Doc Program	67.54%
Geographic Concentrations in excess of 10%:
California	12.56%
Florida	11.58%
______________
* Percentage presented only reflects those group 1 mortgage loans in the statistical calculation pool that are adjustable rate mortgage loans.

As of the statistical calculation date, the group 2 mortgage loans in the statistical calculation pool had the following characteristics:

Aggregate Current Principal Balance	$768,194,536
Weighted Average Mortgage Rate	8.258%
Range of Mortgage Rates	3.500% to 14.250%
Average Current Principal Balance	$222,924
Range of Current Principal Balances	$24,992 to $1,560,000
Weighted Average Original Loan-to-Value Ratio	82.18%
Weighted Average Original Term to Maturity	378 months
Weighted Average Credit Bureau Risk Score	619 points
Weighted Average Remaining Term to Stated Maturity	377 months
Weighted Average Gross Margin*	5.944%
Weighted Average Maximum Mortgage Rate*	14.859%
Weighted Average Minimum Mortgage Rate*	7.476%
Percentage Originated under Full Doc Program	56.81%
Geographic Concentrations in excess of 10%:
California	25.06%
Florida	14.75%
______________
* Percentage presented only reflects those group 2 mortgage loans in the statistical calculation pool that are adjustable rate mortgage loans.

Additional information regarding the mortgage loans in the statistical calculation pool is attached as Annex A to this prospectus supplement.

Certain characteristics of each loan group in the initial mortgage pool as of the initial cut-off date and the final mortgage pool following any pre-funding period (measured as of the initial cut-off date for initial mortgage loans and as of the applicable subsequent cut-off date for any subsequent mortgage loans) will not vary from the corresponding characteristics of the statistical calculation pool by more than a permitted variance. See “The Mortgage Pool—General” in this prospectus supplement.

Description of the Certificates

The issuing entity will issue the following classes of certificates:

Class	Original Certificate Principal Balance (1)	Type	Last Scheduled Distribution Date (2)	Initial Rating (Moody’s) (3)	Initial Rating (S&P) (3)
Offered Certificates
1-A	$ 465,514,000	Senior/Adjustable Rate	July 2035	Aaa	AAA
2-A-1	$ 361,543,000	Senior/Adjustable Rate	May 2028	Aaa	AAA
2-A-2	$ 99,267,000	Senior/Adjustable Rate	September 2029	Aaa	AAA
2-A-3	$ 267,045,000	Senior/Adjustable Rate	August 2033	Aaa	AAA
2-A-4	$ 104,231,000	Senior/Adjustable Rate	March 2035	Aaa	AAA
M-1	$ 59,202,000	Subordinate/Adjustable Rate	December 2035	Aa1	AA+
M-2	$ 38,399,000	Subordinate/Adjustable Rate	April 2036	Aa1	AA
M-3	$ 34,399,000	Subordinate/Adjustable Rate	August 2036	Aa2	AA-
M-4	$ 34,400,000	Subordinate/Adjustable Rate	October 2036	Aa3	A+
M-5	$ 24,000,000	Subordinate/Adjustable Rate	January 2037	A1	A
M-6	$ 17,600,000	Subordinate/Adjustable Rate	February 2037	A2	A-
M-7	$ 18,400,000	Subordinate/Adjustable Rate	April 2037	A3	BBB+
M-8	$ 12,800,000	Subordinate/Adjustable Rate	April 2037	Baa1	BBB
M-9	$ 16,800,000	Subordinate/Adjustable Rate	May 2037	Baa2	BBB-
A-R	$ 100	Senior/REMIC Residual	December 2006	Aaa	AAA
Non-Offered Certificates (4)
B	$ 18,400,000	Subordinate/Adjustable Rate	May 2037	Ba1	BB+
P	$ 100	Prepayment Charges	N/A	N/R	N/R
C	N/A	Residual	N/A	N/R	N/R
______________

(1)
This amount is subject to a permitted variance in the aggregate of plus or minus 10% depending on the amount of mortgage loans actually delivered on the closing date and any amount deposited in the pre-funding account.

(2)	Each date was determined as described under “Yield, Prepayment and Maturity Considerations” in this prospectus supplement.

(3)
The offered certificates will not be offered unless they are assigned the indicated ratings by Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”). “N/R” indicates that the agency was not asked to rate the certificates. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies. See “Ratings” in this prospectus supplement.

(4)
The Class B, Class P and Class C Certificates are not offered by this prospectus supplement. Any information contained in this prospectus supplement with respect to the Class B, Class P and Class C Certificates is provided only to permit a better understanding of the offered certificates.

The certificates will also have the following characteristics:

Class	Related Loan Group	Pass-Through Rate On or Before Optional Termination Date	Pass-Through Rate After Optional Termination Date	Delay/Accrual Period	Interest Accrual Convention
Offered Certificates
1-A	1	LIBOR + 0.140% (1)	LIBOR + 0.280% (1)	(2)	Actual/360 (3)
2-A-1	2	LIBOR + 0.050% (1)	LIBOR + 0.100% (1)	(2)	Actual/360 (3)
2-A-2	2	LIBOR + 0.110% (1)	LIBOR + 0.220% (1)	(2)	Actual/360 (3)
2-A-3	2	LIBOR + 0.170% (1)	LIBOR + 0.340% (1)	(2)	Actual/360 (3)
2-A-4	2	LIBOR + 0.220% (1)	LIBOR + 0.440% (1)	(2)	Actual/360 (3)
M-1	1 and 2	LIBOR + 0.250% (1)	LIBOR + 0.375% (1)	(2)	Actual/360 (3)
M-2	1 and 2	LIBOR + 0.280% (1)	LIBOR + 0.420% (1)	(2)	Actual/360 (3)
M-3	1 and 2	LIBOR + 0.330% (1)	LIBOR + 0.495% (1)	(2)	Actual/360 (3)
M-4	1 and 2	LIBOR + 0.390% (1)	LIBOR + 0.585% (1)	(2)	Actual/360 (3)
M-5	1 and 2	LIBOR + 0.410% (1)	LIBOR + 0.615% (1)	(2)	Actual/360 (3)
M-6	1 and 2	LIBOR + 0.470% (1)	LIBOR + 0.705% (1)	(2)	Actual/360 (3)
M-7	1 and 2	LIBOR + 0.950% (1)	LIBOR + 1.425% (1)	(2)	Actual/360 (3)
M-8	1 and 2	LIBOR + 1.450% (1)	LIBOR + 2.175% (1)	(2)	Actual/360 (3)
M-9	1 and 2	LIBOR + 1.750% (1)	LIBOR + 2.625% (1)	(2)	Actual/360 (3)
A-R	1 and 2	(4)	(4)	N/A	N/A
Non-Offered Certificates
B	1 and 2	LIBOR + 1.750%(1)	LIBOR + 2.625% (1)	(2)	Actual/360 (3)
P	1 and 2	N/A	N/A	N/A	N/A
C	1 and 2	N/A	N/A	N/A	N/A
______________
(1)
The pass-through rate for this class of certificates may adjust monthly, will be subject to increase after the optional termination date as shown in this table and will be subject to an interest rate cap, in each case as described in this prospectus supplement under “Description of the Certificates — Distributions — Distributions of Interest”. LIBOR refers to One-Month LIBOR for the related accrual period calculated as described in this prospectus supplement under “Description of the Certificates — Calculation of One-Month LIBOR”.

(2)
The accrual period for any distribution date will be the period from and including the preceding distribution date (or from and including the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date. These certificates will settle without accrued interest.

(3)	Interest accrues at the rate specified in this table based on a 360-day year and the actual number of days elapsed during the related accrual period.

(4)	The Class A-R Certificates will not accrue any interest.

See “Description of the Certificates” in this prospectus supplement.

Designations

Designation	Class of Certificates
Class A Certificates:	Class 1-A and Class 2-A Certificates.
Class 2-A Certificates:	Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates.
Senior Certificates:	Class A and Class A-R Certificates.
Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.
Subordinate Certificates:	Class M and Class B Certificates.
Adjustable Rate Certificates or Swap Certificates:	Class A Certificates and Subordinate Certificates.
Offered Certificates:	Class 1-A, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class A-R Certificates.

Record Date

Adjustable Rate Certificates:

The business day immediately preceding a distribution date, or if the adjustable rate certificates are no longer book-entry certificates, the last business day of the month preceding the month of a distribution date.

Class A-R Certificates:

With respect to the first distribution date, the closing date, and with respect to each subsequent distribution date, the last business day of the month preceding the month of a distribution date.

Denominations

$20,000 and multiples of $1 in excess thereof, except that the Class A-R Certificates will be issued as two certificates in the denominations specified in the pooling and servicing agreement.

Registration of Certificates

Adjustable Rate Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream, Luxembourg or the Euroclear System, in Europe.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this prospectus supplement and as more fully provided for in the pooling and servicing agreement.

See “Description of the Certificates — Book-Entry Certificates” and “— Restrictions on Transfer of the Class A-R Certificates” in this prospectus supplement.

Distribution Dates

Beginning on December 26, 2006, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

Interest Payments

On each distribution date, holders of each class of interest-bearing certificates will be entitled to receive:

•	the interest that has accrued during the related accrual period at the related pass-through rate on the certificate principal balance immediately prior to the applicable distribution date, and

•	any interest due on a prior distribution date that was not paid.

The accrual period, interest calculation convention and pass-through rate for each class of interest-bearing certificates is shown in the table on page S-5.

For each class of subordinate certificates, any interest carry forward amount (which is interest due on a prior distribution date that was not paid on a prior distribution date) will be payable from excess cashflow and from amounts in the swap trust, in each case as and to the extent described in this prospectus supplement.

There are certain circumstances that could reduce the amount of interest paid to you.

See “Description of the Certificates — Distributions — Distributions of Interest” in this prospectus supplement.

Principal Payments

On each distribution date, certificateholders will receive a distribution of principal on their certificates only if there is cash available on that date for the payment of principal. The priority of payments will differ, as described in this prospectus supplement, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and will depend on the loss and delinquency performance of the mortgage loans.

See “Description of the Certificates — Distributions — Distributions of Principal” in this prospectus supplement.

Amounts Available for Distributions on the Certificates

Amounts Available with respect to Interest Distributions

The amount available for interest distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts with respect to the mortgage loans in a loan group (after the fees and expenses as described below are subtracted):

•	scheduled payments of interest on the mortgage loans collected during the applicable period (other than any credit comeback excess amounts);

•	interest on prepayments to the extent not allocable to the master servicer as additional servicing compensation;

•	interest amounts advanced by the master servicer and any required compensating interest paid by the master servicer related to certain prepayments on certain mortgage loans;

•	liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to interest); and

•	the amount, if any, of the seller interest shortfall payment paid by Countrywide Home Loans, Inc. on any distribution date on or prior to the February 2007 distribution date.

Amounts Available with respect to Principal Distributions

The amount available for principal distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts with respect to the mortgage loans in a loan group (after fees and expenses as described below are subtracted):

•	scheduled payments of principal of the mortgage loans collected during the applicable period or advanced by the master servicer;

•	prepayments collected in the applicable period;

•	the stated principal balance of any mortgage loans repurchased by a seller or purchased by the master servicer;

•	the excess, if any, of the stated principal balance of a deleted mortgage loan over the stated principal balance of the related substitute mortgage loan;

•	liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to principal);

•
excess interest (to the extent available) to maintain or restore the targeted overcollateralization level as described under “Description of the Certificates — Overcollateralization Provisions” in this prospectus supplement; and

•	the amount, if any, allocated to that loan group and remaining on deposit in the pre-funding account on the distribution date following the end of the funding period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts calculated on a loan group by loan group basis:

•
the master servicing fee and additional servicing compensation (as described in this prospectus supplement under “Description of the Certificates — Withdrawals from the Collection Account” and “—Withdrawals from the Distribution Account”) due to the master servicer;

•	the pro rata portion of the trustee fee due to the trustee;

•	amounts reimbursed to the master servicer and the trustee in respect of advances previously made by them and other amounts for which the master servicer and servicer are entitled to be reimbursed;

•	all prepayment charges (which are distributable only to the Class P Certificates);

•	all other amounts for which the depositor, a seller, the master servicer or any NIM Insurer is entitled to be reimbursed;

•	the premiums for the mortgage insurance on the related covered mortgage loans; and

•	the pro rata portion of any net swap payments or any termination payment payable to the swap counterparty (other than a swap termination payment resulting from a swap counterparty trigger event).

These amounts will reduce the amount that could have been distributed to the certificateholders.

Final Maturity Reserve Fund

On each distribution date beginning on the distribution date in December 2016 and ending on the distribution date in November 2036, if the aggregate stated principal balance of the mortgage loans having an original term to maturity of 40 years as of the first day of the related due period is greater than the 40-year target for such distribution date, an amount equal to the lesser of (a) one-twelfth of the product of (i) 0.80% and (ii) the aggregate stated principal balance of the mortgage loans with original terms to maturity of 40 years, and (b) the excess of (i) the final maturity funding cap for such distribution date over (ii) the amount on deposit in the final maturity reserve fund immediately prior to such distribution date will be deposited in the final maturity reserve fund until the amount on deposit in the final maturity reserve fund is equal to the final maturity funding cap. On the distribution date in November 2036, any amounts on deposit in the final maturity reserve fund will be distributed to the certificates as described in this prospectus supplement. Upon termination of the issuing entity, any amounts remaining in the final maturity reserve fund will be distributed to the Class C Certificates.

See “Yield, Prepayment and Maturity Considerations - Last Scheduled Distribution Date” and “Description of the Certificates—Final Maturity Reserve Fund” in this prospectus supplement.

Servicing Compensation

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by the applicable servicing fee rate.

See “Servicing of the Mortgage Loans—Servicing Compensation and Payment of Expenses” in this prospectus supplement.

Additional Servicing Compensation:

The master servicer is also entitled to receive additional servicing compensation from amounts in respect of interest paid on certain principal prepayments, late payment fees, assumption fees and other similar charges (excluding prepayment charges) and investment income earned on amounts on deposit in certain of the issuing entity’s accounts.

Source and Priority of Payments:

These amounts will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

See “Servicing of the Mortgage Loans — Servicing Compensation and Payment of Expenses,” “Description of the Certificates — Withdrawals from the Certificate Account” and “— Withdrawals from the Distribution Account” in this prospectus supplement.

Priority of Payments; Distributions of Interest

In general, on any distribution date, the loan group 1 and loan group 2 interest funds will be distributed in the following order:

•	from the interest funds from loan group 1 and loan group 2, pro rata based on the interest funds for each loan group, to the final maturity reserve fund, the required final maturity deposit,

•
from the interest funds from loan group 1 and loan group 2, pro rata based on the interest funds for each loan group, to the swap account, the amount of any net swap payment and any swap termination payment (other than a swap termination payment due to a swap counterparty trigger event) payable to the swap counterparty;

•	from loan group 1 interest funds, to the Class 1-A Certificates, current interest and interest carry forward amount;

•	from loan group 2 interest funds, concurrently, to each class of Class 2-A Certificates, current interest and interest carry forward amount, pro rata based on their respective entitlements;

•
from remaining loan group 1 and loan group 2 interest funds, to each class of Class A Certificates, any remaining unpaid current interest and any interest carry forward amount, allocated pro rata based on the certificate principal balance of each class of Class A Certificates, with any remaining amounts allocated based on any remaining unpaid current interest and interest carry forward amount for each class of Class A Certificates;

•
from any remaining loan group 1 and loan group 2 interest funds, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, current interest for each class; and

•	from any remaining loan group 1 and loan group 2 interest funds, as part of the excess cashflow.

Priority of Payments; Distributions of Principal

General

The manner of distributing principal among the classes of certificates will differ, as described in this prospectus supplement, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and depending on whether a trigger event is in effect.

Effect of the Stepdown Date or a Trigger Event

Prior to the stepdown date or if a trigger event is in effect on or after the stepdown date, all amounts distributable as principal on a distribution date will be allocated first to the senior certificates, until the senior certificates are paid in full, before any distributions of principal are made on the subordinate certificates.

On any distribution date on or after the stepdown date and so long as no trigger event is in effect, instead of allocating all amounts distributable as principal on the certificates to the senior classes of certificates until those senior classes are paid in full, each class of certificates will be entitled to principal distributions based on the targeted level of overcollateralization and subordination for each class of certificates. These amounts are described in more detail under “Description of the Certificates — Distributions — Distributions of Principal” in this prospectus supplement.

Trigger Events:

A “trigger event” refers to certain specified levels of losses and/or delinquencies on the mortgage loans.

The Stepdown Date:

The stepdown date will be the earlier of:

•	the distribution date following the distribution date on which the aggregate certificate principal balance of the Class A Certificates is reduced to zero; and

•	the later of:

•	the December 2009 distribution date; and

•
the first distribution date on which the aggregate certificate principal balance of the Class A Certificates (after calculating anticipated distributions on the distribution date) is less than or equal to 62.20% of the aggregate stated principal balance of the mortgage loans for the distribution date.

On any distribution date prior to the stepdown date or on which a trigger event is in effect, the principal distribution amount from both loan groups will be distributed in the following order:

•	concurrently,

(1)	from the loan group 1 principal distribution amount, in the following order:

(i)	to the Class 1-A Certificates, until their certificate principal balance is reduced to zero; and

(ii)
to the classes of Class 2-A Certificates (after the distribution of the principal distribution amount from loan group 2 as described in clause (2)(i) of this bullet point), to be allocated among such classes of certificates in the order described below, until their certificate principal balances are reduced to zero; and

(2)	from the loan group 2 principal distribution amount, in the following order:

(i)	to the classes of Class 2-A Certificates in the order described below, until their certificate principal balances are reduced to zero; and

(ii)
to the Class 1-A Certificates (after the distribution of the principal distribution amount from loan group 1 as described in clause (1)(i) of this bullet point), until their certificate principal balance is reduced to zero; and

•	from the remaining principal distribution amount from both loan groups, sequentially,

(1)
sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case until their certificate principal balance is reduced to zero; and

(2)	as part of the excess cashflow.

On any distribution date on or after the stepdown date and so long as no trigger event is in effect, the principal distribution amount for both loan groups will be distributed in the following order:

•	concurrently,

(1)	from the loan group 1 principal distribution amount, in an amount up to the Class 1-A principal distribution amount, in the following order:

(i) to the Class 1-A Certificates, until their certificate principal balance is reduced to zero; and

(ii)
to the classes of Class 2-A Certificates (after the distribution of the principal distribution amount from loan group 2 as described in clause (2)(i) of this bullet point), in the order described below, until their certificate principal balances are reduced to zero; and

(2)	from the loan group 2 principal distribution amount, in an amount up to the Class 2-A principal distribution amount, in the following order:

(i) to the classes of Class 2-A Certificates, in the order described below, until their certificate principal balances are reduced to zero; and

(ii)
to the Class 1-A Certificates (after the distribution of the principal distribution amount from loan group 1 as described in clause (1)(i) of this bullet point), until their certificate principal balance is reduced to zero; and

•	from the remaining principal distribution amount from both loan groups, sequentially,

(1)
sequentially, to the Class M-1, Class M-2 and Class M-3 Certificates, in that order, the combined Class M-1, M-2 and M-3 principal distribution amount, until their certificate principal balances are reduced to zero;

(2)
sequentially, to the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, the subordinate class principal distribution amount for that class, in each case until their certificate principal balance is reduced to zero; and

(3)	as part of the excess cashflow.

Class 2-A Certificates:

For each distribution date, amounts to be distributed to the Class 2-A Certificates in respect of principal will be distributed, sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until their certificate principal balances are reduced to zero.

Excess Cashflow

Excess cashflow generally refers to the remaining amounts (if any) available for distribution to the certificates after interest and principal distributions have been made.

On any distribution date, the excess cashflow (if any) and, in the case of the first two bullet points below and in the case of the payment of unpaid realized loss amounts pursuant to the third bullet point below, credit comeback excess cashflow (if any), will be distributed in the following order, in each case, first to the extent of the remaining credit comeback excess cashflow and, second to the extent of the remaining excess cashflow:

•
to each class of Class A and subordinate certificates, in the same priority as described above with respect to payments of principal, the amounts necessary to maintain or restore overcollateralization to the target overcollateralization level;

•	concurrently, to each class of Class A Certificates, any unpaid realized loss amount for each such class, pro rata based on their respective entitlements;

•
sequentially, to the classes of subordinate certificates, in order of their distribution priorities, and for each class, first, to pay any interest carry forward amount for that class and second, to pay any unpaid realized loss amount for that class;

•
to each class of Class A and subordinate certificates, pro rata, first based on their certificate principal balances and second based on their remaining unpaid net rate carryover, to the extent needed to pay any unpaid net rate carryover;

•	to the carryover reserve fund, the required carryover reserve fund deposit;

•
if and for so long as the final maturity OC trigger is in effect, sequentially, in the following order: (1) to the classes of Class A Certificates, pro rata, based on the Class 1-A principal distribution amount (in the case of clause (x)) and the Class 2-A principal distribution amount (in the case of clause (y)), concurrently (x) to the Class 1-A Certificates, until their certificate principal balance is reduced to zero, and (y) sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, in each case until their certificate principal balance is reduced to zero; provided, however, that any amounts remaining after such allocation based on the Class 1-A principal distribution amount and the Class 2-A principal distribution amount will be distributed to the outstanding Class 1-A Certificates or the outstanding classes of Class 2-A Certificates, as the case may be, pursuant to clause (x) or clause (y), as applicable; and (2) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case until their certificate principal balance is reduced to zero;

•	to the swap account, the amount of any swap termination payment payable to the swap counterparty as a result of a swap counterparty trigger event; and

•	to the Class C and Class A-R Certificates, as specified in the pooling and servicing agreement.

See “Description of the Certificates — Overcollateralization Provisions” in this prospectus supplement.

Credit Enhancement

Credit enhancement provides limited protection to holders of certain certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement:

Mortgage Insurance

Approximately 42.38% and 39.33% of the statistical calculation pool mortgage loans with loan-to-value ratios at origination greater than 80% in loan group 1 and loan group 2, respectively (in each case by the aggregate stated principal balance of the mortgage loans with loan-to-value ratios at origination greater than 80% in the statistical calculation pool in respect of the related loan group) are covered by one of three mortgage insurance policies described in this prospectus supplement. United Guaranty Mortgage Indemnity Company, a North Carolina insurance corporation, will issue a mortgage insurance policy that will cover approximately 11.60% and 9.90% of the statistical calculation pool mortgage loans with loan-to-value ratios at origination greater than 80% in loan group 1 and loan group 2, respectively (in each case by the aggregate stated principal balance of the mortgage loans with loan-to-value ratios at origination greater than 80% in the statistical calculation pool in respect of the related loan group). Mortgage Guaranty Insurance Corporation, a Wisconsin insurance corporation, will issue a mortgage insurance policy that will cover approximately 18.61% and 18.21% of the mortgage loans in the statistical calculation pool with loan-to-value ratios at origination greater than 80% in loan group 1 and loan group 2, respectively (in each case by the aggregate stated principal balance of the mortgage loans with loan-to-value ratios at origination greater than 80% in the statistical calculation pool in respect of the related loan group). Republic Mortgage Insurance Company, a North Carolina insurance corporation, will issue a mortgage insurance policy that will cover approximately 12.17% and 11.22% of the mortgage loans in the statistical calculation pool with loan-to-value ratios at origination greater than 80% in loan group 1 and loan group 2, respectively (in each case by the aggregate stated principal balance of the mortgage loans with loan-to-value ratios at origination greater than 80% in the statistical calculation pool in respect of the related loan group). Each mortgage insurance policy insures a portion of the loss on the mortgage loans covered by that policy, subject to the terms and conditions set forth in that policy. Approximately 31.63% and 32.08% of the statistical calculation pool mortgage loans in loan group 1 and loan group 2, respectively (in each case by the aggregate stated principal balance of the mortgage loans in the statistical calculation pool in respect of the related loan group regardless of loan-to-value ratios) are covered by the mortgage insurance policies.

See “The Mortgage Pool—Mortgage Insurance Policies”, “—United Guaranty Mortgage Indemnity Company and Its Mortgage Insurance Policy”, “—Mortgage Guaranty Insurance Corporation and Its Mortgage Insurance Policy” and “—Republic Mortgage Insurance Company and Its Mortgage Insurance Policy” in this prospectus supplement.

Overcollateralization

“Overcollateralization” refers to the amount by which the aggregate stated principal balance of the mortgage loans and any remaining related pre-funded amount exceeds the aggregate certificate principal balance of the certificates.

On the closing date, it is expected that the sum of the aggregate stated principal balance of the mortgage loans and any amounts on deposit in the pre-funding account will exceed the initial aggregate certificate principal balance of the interest-bearing certificates by approximately $28,000,000.

The amount of overcollateralization is equal to the initial level of overcollateralization required by the pooling and servicing agreement. If the amount of overcollateralization is reduced, excess interest on the mortgage loans will be used to reduce the total certificate principal balance of the certificates, until the required level of overcollateralization has been restored.

On any distribution date, the amount of overcollateralization (if any) will be available to absorb the losses from liquidated mortgage loans, if those losses are not otherwise covered by excess cashflow (if any) from the mortgage loans. The required level of overcollateralization may change over time.

See “Description of the Certificates—Overcollateralization Provisions” in this prospectus supplement.

Excess Interest

The mortgage loans are expected to generate more interest than is needed to pay interest on the certificates because the weighted average interest rate of the mortgage loans is expected to be higher than the weighted average pass-through rate on the certificates, plus the weighted average expense fee rate and the effective rate at which any net swap payments may be payable to the swap counterparty. The “expense fee rate” is the sum of the applicable servicing fee rate, the trustee fee rate and, with respect to any mortgage loan covered by a lender paid mortgage insurance policy or a mortgage insurance policy, the related mortgage insurance premium rate. Any such interest is referred to as “excess interest” and will be distributed as part of the excess cashflow as described under “—Excess Cashflow” above.

See “Description of the Certificates—Overcollateralization Provisions” in this prospectus supplement.

Subordination

The issuance of senior certificates and subordinate certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular payments of interest and principal.

The senior certificates will have a distribution priority over the subordinate certificates. With respect to the subordinate certificates, the Class M Certificates with a lower numerical designation will have a distribution priority over the Class M Certificates with a higher numerical designation, and all the Class M Certificates will have a distribution priority over the Class B Certificates.

Subordination is designed to provide the holders of certificates having a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating realized losses among the subordinate certificates, beginning with the subordinate certificates with the lowest distribution priority, before realized losses on the mortgage loans in a loan group are allocated to the classes of certificates related to that loan group with higher priorities of distribution.

Allocation of Losses

After the credit enhancement provided by the mortgage insurance policies, excess cashflow and overcollateralization (if any) has been exhausted, collections otherwise payable to the related subordinate classes will comprise the sole source of funds from which credit enhancement is provided to the senior certificates. Realized losses are allocated to the subordinate certificates, beginning with the class of subordinate certificates with the lowest distribution priority, until the certificate principal balance of that subordinate class has been reduced to zero. If the aggregate certificate principal balance of the subordinate certificates were to be reduced to zero, additional realized losses of a particular loan group will be allocated to the related senior certificates as described in this prospectus supplement under “Description of the Certificates—Applied Realized Loss Amounts”.

The Swap Contract

Countrywide Home Loans, Inc. has entered into an interest rate swap contract, which will be assigned to The Bank of New York, in its capacity as swap contract administrator, on the closing date. On each distribution date prior to the swap contract termination date, the swap contract administrator will be obligated to pay to the swap counterparty an amount equal to the product of (i) 5.10% per annum, (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate certificate principal balance of the swap certificates immediately prior to that distribution date and (iii) the number of days in the related calculation period (calculated on the basis of a 360-day year of twelve 30-day months), divided by 360. In addition, on the business day preceding each distribution date prior to the swap contract termination date, the swap counterparty will be obligated to pay to the swap contract administrator an amount equal to the product of (i) one-month LIBOR (as determined by the swap counterparty), (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate certificate principal balance of the swap certificates immediately prior to that distribution date, and (iii) the actual number of days in the related calculation period, divided by 360.

To the extent that the payment payable by the swap contract administrator exceeds the payment payable by the swap counterparty, the trustee will be required to deduct from the available funds for loan group 1 and loan group 2 the amount of that excess and, in its capacity as trustee of the swap trust, to remit the amount of that excess to the swap contract administrator for payment to the swap counterparty. To the extent that the payment payable by the swap counterparty exceeds the payment payable by the swap contract administrator, the swap counterparty will be required to pay to the swap contract administrator the amount of that excess. Any net payment received by the swap contract administrator from the swap counterparty will be remitted to the swap trust only to the extent necessary to cover unpaid current interest, net rate carryover and unpaid realized loss amounts on the swap certificates and to maintain or restore overcollateralization for those certificates. The remaining portion of any net payment received by the swap contract administrator from the swap counterparty will be paid to Countrywide Home Loans, Inc. and will not be available to cover any amounts on any class of certificates.

See “Description of the Certificates — The Swap Contract” in this prospectus supplement.

Advances

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent that the master servicer reasonably believes that the cash advances can be repaid from future payments on the related mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

See “Servicing of the Mortgage Loans — Advances” in this prospectus supplement.

Repurchase, Substitution and Purchase of Mortgage Loans

The sellers may be required to repurchase, or substitute a replacement mortgage loan for, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase, or may be directed by a third party to purchase, from the issuing entity any mortgage loan that is delinquent in payment by 150 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower. See “Servicing of the Mortgage Loans - Certain Modifications and Refinancings” in this prospectus supplement.

The purchase price for any mortgage loans repurchased or purchased by a seller or the master servicer will be generally equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the applicable servicing fee rate).

See “The Mortgage Pool — Assignment of the Mortgage Loans” and “Description of the Certificates — Optional Purchase of Defaulted Loans” in this prospectus supplement and “Loan Program— Representations by Sellers; Repurchases” in the prospectus.

Optional Termination

The holder of the largest percentage interest in the Class C Certificates (the “directing holder”) will have the right to instruct the trustee to conduct an auction of all of the remaining assets of the issuing entity on any distribution date on or after the first distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the sum of the aggregate stated principal balance of the initial mortgage loans as of the initial cut-off date and the amount, if any, deposited into the pre-funding account on the closing date. If the first auction is unsuccessful, the auction process may be repeated periodically at the direction of the directing holder until a successful auction is conducted. In addition, if the first auction is unsuccessful, or if the directing holder does not request an auction, then the master servicer will have the option to purchase all of the remaining assets of the issuing entity. Any successful auction of all of the remaining assets of the issuing entity or any purchase of those assets by the master servicer will result in the early retirement of the certificates. The NIM Insurer may also have the right to purchase all of the remaining assets in the issuing entity.

See “Description of the Certificates — Optional Termination” in this prospectus supplement.

Material Federal Income Tax Consequences

For federal income tax purposes, the issuing entity (exclusive of the credit comeback excess account, the assets held in the carryover reserve fund and the pre-funding account) will consist of two or more REMICs: one or more underlying REMICs and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The offered certificates (other than the Class A-R Certificates) will represent beneficial ownership of “regular interests” in the master REMIC identified in the pooling and servicing agreement, a beneficial interest in the right to receive payments of net rate carryover pursuant to the pooling and servicing agreement and the deemed obligation to make termination payments on the swap contract.

The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interest in each underlying REMIC.

The reserve fund trust, the swap trust, the swap contract and the swap account will not constitute any part of any REMIC created under the pooling and servicing agreement.

See “Material Federal Income Tax Consequences” in this prospectus supplement and in the prospectus.

Legal Investment Considerations

The Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 so long as they are rated in one of the two highest rating categories by at least one rating agency. None of the other classes of offered certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

See “Legal Investment” in the prospectus.

ERISA Considerations

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of a benefit plan, so long as certain conditions are met. Investors acquiring offered certificates (other than the Class A-R Certificates) with assets of such a plan also will be required to satisfy the requirements of an investor-based class exemption.

See “ERISA Considerations” in this prospectus supplement and in the prospectus.

SUMMARY OF TRANSACTION PARTIES

RISK FACTORS

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates. You should also carefully consider the information set forth under “Risk Factors” in the prospectus.

The Certificates are Backed by Mortgage Loans, Most of Which Will Experience Higher Rates of Delinquency and Loss than Mortgage Loans Underwritten to More Traditional Standards

Approximately 88.45% of the statistical calculation pool mortgage loans in loan group 2 (by stated principal balance of the mortgage loans in the statistical calculation pool in respect of loan group 2) and all of the statistical calculation pool mortgage loans in loan group 1 were originated pursuant to underwriting guidelines that are more flexible than the standards generally used by banks for borrowers with non-blemished credit histories with regard to the borrower’s credit standing and repayment ability. Borrowers who qualify generally have impaired credit histories, which may include a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. On a case by case basis, an originator may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under its applicable underwriting risk category guidelines warrants an underwriting exception. It is expected that a significant number of the mortgage loans will have been originated based on underwriting exceptions of these types. As a result of the originators’ underwriting standards, including the origination of mortgage loans based on underwriting exceptions, substantially all of the mortgage loans in the mortgage pool are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner. Approximately 11.55% of the statistical calculation pool mortgage loans in loan group 2 (by stated principal balance of the mortgage loans in the statistical calculation pool in respect of loan group 2) were originated under more traditional underwriting guidelines. As a result of the inclusion of these mortgage loans, the certificates may perform differently than the sponsor’s other securitizations of mortgage loans to borrowers with blemished credit histories.

High or Increasing Loan-to-Value Ratio May Impact Mortgage Loan Loss and Delinquency Rates More than Loans Originated Under More Traditional Standards

The applicable underwriting standards do not prohibit a borrower from obtaining, at the time of origination of the originator’s first lien mortgage loan, additional financing which is subordinate to that first lien mortgage loan. This subordinate financing is not reflected in the loan-to-value ratios set forth in this prospectus supplement. High-loan-to-value ratios may make it more difficult for a borrower to make payments under the related mortgage loans. Additionally, values of mortgaged properties may decrease from the time that the mortgage loan is originated, resulting in a higher loan to value ratio. A decrease in the value of the mortgaged property may limit the borrower’s ability to refinance the mortgage loan which in turn, may lead to a default on the mortgage loan. In either case, the high loan-to-value ratios may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans in the mortgage pool than on mortgage loans originated in a more traditional manner. We cannot assure you that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans.

Subordinate Certificates have a Greater Risk of Loss because of the Subordination Features; Credit Enhancement May Not Be Sufficient to Protect Senior Certificates from Losses

When certain classes of certificates provide credit enhancement for other classes of certificates this is sometimes referred to as “subordination”. The subordination feature is intended to enhance the likelihood that senior certificateholders will receive regular payments of interest and principal. For purposes of this prospectus supplement, “related subordinate classes” means:

•     with respect to the Class A Certificates, the subordinate certificates, and

•     with respect to each class of certificates having an “M” designation, (i) each other class of certificates having an “M” designation and a higher numerical designation than the class, if any, and (ii) the Class B Certificates.

Credit enhancement in the form of subordination will be provided for the certificates, by:

•     using collections on the mortgage loans otherwise payable to the holders of the subordinate classes to pay amounts due on the more senior classes; and

•     allocating realized losses to the subordinate certificates, beginning with the subordinate certificates with the lowest distribution priority, until the certificate principal balance of that subordinate class has been reduced to zero.

If the credit enhancement provided by the mortgage insurance on the covered loans, excess cashflow and overcollateralization (if any) are exhausted, collections on the mortgage loans in a loan group otherwise payable to the subordinate classes will comprise the sole source of funds from which credit enhancement is provided to the senior certificates related to that loan group.

In addition, if the aggregate certificate principal balance of the subordinate certificates were to be reduced to zero, additional realized losses of a particular loan group will be allocated to the related senior certificates as described in this prospectus supplement under “Description of the Certificates—Applied Realized Loss Amounts”.

You should fully consider the risks of investing in a subordinate certificate, including the risk that you may not fully recover your initial investment as a result of realized losses. In addition, investors in a class of senior certificates should consider the risk that, after the credit enhancement provided by the mortgage insurance on the covered mortgage loans, excess cashflow and overcollateralization (if any) has been exhausted, the subordination of the subordinate certificates may not be sufficient to protect that class of senior certificates from losses.

See “Description of the Certificates” in this prospectus supplement.

Overcollateralization and Excess Interest May Not Be Sufficient to Protect Certificates from Losses on the Mortgage Loans

The amount by which the sum of the aggregate stated principal balance of the mortgage loans and the amount on deposit in the pre-funding account exceeds the aggregate certificate principal balance of the certificates is called “overcollateralization”. The mortgage loans are expected to generate more interest than is needed to pay interest on the certificates and to make any net swap payment payable to the swap counterparty because the weighted average interest rate on those mortgage loans is expected to be higher than the weighted average pass-through rate on these certificates plus the expense fee rate and the effective rate at which any net swap payments may be payable to the swap counterparty. This “excess interest” will be used to make additional principal payments on the certificates to the extent described in this prospectus supplement. Overcollateralization is intended to provide limited protection to certificateholders by absorbing losses from liquidated mortgage loans. However, we cannot assure you that enough excess interest will be generated on the mortgage loans to maintain or restore the required level of overcollateralization.

The excess interest available on any distribution date will be affected by the actual amount of interest received, collected or advanced in respect of the mortgage loans during the preceding month. The amount of interest received, collected or advanced will be influenced by changes in the weighted average of the mortgage rates resulting from prepayments and liquidations of the mortgage loans as well as from adjustments of the mortgage rates on adjustable rate mortgage loans. Because the amount of excess interest available may vary and because the pass-through rates on the adjustable rate certificates may increase, it may be necessary to apply all or a portion of the available interest to cover the interest requirements. As a result, available excess interest may be reduced. Furthermore, a disproportionately high rate of prepayments of high interest rate mortgage loans would have a negative effect on future excess interest.

Mortgage Insurance May Not Protect You From Losses

Approximately 42.38% and 39.33% of the statistical calculation pool mortgage loans with loan-to-value ratios at origination greater than 80% in loan group 1 and loan group 2, respectively (in each case by the aggregate stated principal balance of the mortgage loans with loan-to-value ratios at origination greater than 80% in the statistical calculation pool in respect of the related loan group) are covered by one of three mortgage insurance policies obtained for the issuing entity on the closing date. Unlike a financial guaranty policy, coverage under a mortgage insurance policy is subject to certain limitations and exclusions including, for example, losses resulting from fraud. As a result, coverage may be denied or limited on some covered mortgage loans. In addition, since the amount of coverage depends on the loan-to-value ratio at the inception of the policy, declines in the value of a mortgaged property will not result in increased coverage, and the issuing entity may still suffer a loss on a covered mortgage loan.

Each mortgage insurance policy obtained for the issuing entity will only cover losses pursuant to the formula described in the schedule issued in connection with such policy down to approximately 60% of the value of the related Mortgaged Property. Each mortgage insurer also may affect the timing and conduct of foreclosure proceedings and other servicing decisions regarding defaulted mortgage loans covered by the related policy. Under the mortgage insurance policies, the amount of the claim generally will include interest to the date the claim is presented. However, the claim must be paid generally within 60 days thereafter. To the extent the master servicer is required to continue making monthly advances after the claim is presented but before the claim is paid, reimbursement of these advances will reduce the amount of liquidation proceeds available for distribution to certificateholders.

Ratings on the Certificates Are Dependent on the Creditworthiness of United Guaranty Mortgage Indemnity Company and Mortgage Guaranty Insurance Corporation

The ratings assigned to the certificates by the rating agencies will be based in part on the ratings assigned to United Guaranty Mortgage Indemnity Company, Mortgage Guaranty Insurance Corporation and/or Republic Mortgage Insurance Company, the mortgage insurance providers with respect to the covered mortgage loans. Any reduction in the ratings assigned to any mortgage insurance provider by the rating agencies could result in the reduction of the ratings assigned to the certificates. A reduction in the ratings assigned to the certificates would likely adversely affect the liquidity and market value of the certificates.

Difference Between Mortgage Rates and Adjustable Certificate Pass-Through Rates May Reduce Excess Interest

The pass-through rates on the adjustable rate certificates may adjust monthly and are generally based on one-month LIBOR. The mortgage rates on the mortgage loans either are fixed or adjust semi-annually based on six-month LIBOR, annually based on one-year LIBOR or annually based on one-year CMT, each of which is referred to as a mortgage index, but in most cases only after a period of two, three, five or seven years after origination. Because the mortgage indices may respond to various economic and market factors different than those affecting one-month LIBOR, there is not necessarily a correlation in movement between the interest rates on those mortgage loans and the pass-through rates of the adjustable rate certificates. For example, it is possible that the interest rates on certain of the adjustable rate mortgage loans may decline while the pass-through rates on the adjustable rate certificates are stable or rising. In addition, although it is possible that both the mortgage rates and certificate pass-through rates may decline or increase during the same period, mortgage rates may decline or increase more slowly than the certificate pass-through rates because of the difference between interest rate adjustment periods and pass-through rate adjustment periods. An increase in the interest rates on certain of the adjustable rate mortgage loans while the pass-through rates on the adjustable rate certificates are stable or rising, could result in less amounts being available as excess interest.

Net Rate Cap Puts a Limit on the Pass-Through Rates of the Certificates

The absence of a correlation between movement in the mortgage rates and the certificate pass-through rates may reduce the interest payable on the related interest-bearing certificates because of the imposition of a pass-through rate cap called the “net rate cap”. In addition, prepayments of mortgage loans in a loan group with relatively higher mortgage rates may reduce the applicable net rate cap and consequently limit the pass-through rate for one or more related classes of interest-bearing certificates. We intend that the amount by which a certificateholder’s interest payment has been reduced by operation of the applicable net rate cap be paid from remaining excess cashflow (if any) as described in this prospectus supplement. In addition, prior to the swap contract termination date, the swap certificates will also be entitled to receive the amount of the reduction in interest resulting from the operation of the applicable net rate cap from any net swap payment allocated to the swap trust to the extent that net payment is available for this purpose in the order described in this prospectus supplement. However, we cannot assure you that these funds will be available, or sufficient, to make any payments with respect to these reductions. The ratings assigned to the swap certificates do not cover the likelihood of the payment of net rate carryover.

Each required deposit into the final maturity reserve fund also may reduce the related net rate cap.

Considerations Regarding the Swap Contract

Any amounts received by the swap contract administrator from the swap counterparty under the swap contract and allocated to the swap trust will be applied as described in this prospectus supplement to pay unpaid interest and net rate carryover, maintain or restore overcollateralization and pay unpaid realized loss amounts, in each case with respect to the swap certificates. However, no amounts will be payable by the swap counterparty unless the floating payment owed by the swap counterparty on a distribution date exceeds the fixed payment owed to the swap counterparty with respect to that distribution date. This will not occur except in periods when one-month LIBOR (as determined pursuant to the swap contract) exceeds 5.10%. We cannot assure you that any amounts will be received under the swap contract, or that any amounts that are received will be sufficient to maintain or restore required overcollateralization or to cover unpaid interest, net rate carryover and losses on the mortgage loans. Any net payment payable to the swap counterparty under the terms of the swap contract will reduce amounts available for distribution to certificateholders, and may limit the pass-through rates of the swap certificates. In addition, payments due under the swap contract will be based on the lesser of a scheduled notional amount that will decline over time and the aggregate certificate principal balance of the swap certificates. If the rate of prepayments on the mortgage loans is slower than anticipated, the schedule on which payments due under the swap contract are calculated may be less than the aggregate certificate principal balance of the swap certificates, thereby decreasing the relative amount of any net swap payment payable by the swap counterparty and allocated to the swap trust to cover the amounts described above. Furthermore, for so long as one-month LIBOR is less than 5.10% (which will be adjusted in cases where the accrual period for the floating rate payment payable by the swap counterparty is not 30 days), available funds that would otherwise be available to make distributions on the swap certificates will be used to cover the net swap payments due to the swap counterparty. In addition, any termination payment payable to the swap counterparty (other than a swap termination payment resulting from a swap counterparty trigger event) in the event of early termination of the swap contract will reduce amounts available for distribution to holders of the swap certificates.

Upon early termination of the swap contract, the swap counterparty or the swap contract administrator may be liable to make a swap termination payment to the other party (regardless of which party caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the swap contract. In the event that a swap termination payment is payable to the swap counterparty, other than a swap termination payment resulting from a swap counterparty trigger event, that payment will be paid with respect to the related distribution date, and on any subsequent distribution dates until paid in full, solely from collections on the mortgage loans and prior to distributions to holders of the swap certificates. This feature may result in losses on the swap certificates. Due to the priority of the applications of the available funds, the subordinate certificates will bear the effects of any shortfalls resulting from a net swap payment or swap termination payment to the swap counterparty before those effects are borne by the senior certificates and one or more classes of subordinate certificates may suffer a loss as a result of that payment.

Payments from the swap contract are dependent solely upon the performance of the swap counterparty. Thus, payments of these amounts involve counterparty risk. If a credit rating of the swap counterparty is qualified, reduced or withdrawn and a substitute counterparty is not obtained in accordance with the terms of the swap contract, the ratings of the swap certificates may be qualified, reduced or withdrawn. As a result, the value and marketability of those certificates may be adversely affected. See “Description of the Certificates—The Swap Contract” in this prospectus supplement.

Prepayments on the Mortgage
Loans Are Unpredictable and
Could Adversely Affect Your Yield
and Reinvestment; Other Factors
May Affect the Rate of Principal
Distributions on Your Certificates
and Your Yield

No one can accurately predict the level of prepayments that the mortgage loans will experience. The prepayment experience of the mortgage loans may be affected by many factors, including:

•     general economic conditions,

•     the level of prevailing interest rates,

•     the availability of alternative financing,

•     the applicability of prepayment charges, and

•     homeowner mobility.

Any mortgage loan may be prepaid in full or in part at any time. However, approximately 68.36% and 70.16% of the mortgage loans in the statistical calculation pool in respect of loan group 1 and loan group 2, respectively, in each case by stated principal balance of the mortgage loans in the statistical calculation pool in respect of the related loan group provide, and any additional or subsequent mortgage loans may provide, for the payment by the borrower of a prepayment charge on certain prepayments during the period of time specified in the related mortgage note. In addition, substantially all of the mortgage loans contain due-on-sale provisions, and the master servicer intends to enforce those provisions unless doing so is not permitted by applicable law or the master servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the mortgaged property in question to assume the related mortgage loan.

See “The Mortgage Pool” and “Yield, Prepayment and Maturity Considerations” in this prospectus supplement and “Certain Legal Aspects of the Loans — Due-on-Sale Clauses” in the prospectus for a description of certain provisions of the mortgage loans that may affect their prepayment experience.

In addition, you should note that:

•     generally, if you purchase your certificates at a discount and principal is repaid on the mortgage loans in the related loan group or loan groups slower than you anticipate, then your yield may be lower than you anticipate,

•     your yield will also be sensitive to:

(1) the level of one-month LIBOR,

(2) the timing of adjustment of the pass-through rate on your certificate as it relates to the interest rates on the applicable mortgage loans and, in the case of the adjustable rate mortgage loans, the levels of the mortgage indices, the timing of adjustment of the interest rates on those mortgage loans, and periodic and lifetime limits on those adjustments,

(3) other limitations on the pass-through rates of the adjustable rate certificates as described further in this prospectus supplement,

(4)  the level of one-month LIBOR relative to the fixed rate at which the payment made to the swap counterparty is calculated, and

(5) whether deposits need to be made into the final maturity reserve fund, and

•     you bear the reinvestment risks resulting from a faster or slower rate of principal payments than you expect.

See “Yield, Prepayment and Maturity Considerations” in this prospectus supplement.

Principal distributions on your certificates will also be affected by a number of factors, including:

•     the extent of principal payments on the mortgage loans,

•     how payments of principal are allocated among the classes of certificates,

•     whether the optional termination right is exercised,

•     whether the master servicer exercises, or is directed by a third party to exercise, its option to purchase certain defaulted mortgage loans,

•     the rate and timing of payment defaults and losses on the mortgage loans,

•     repurchases of mortgage loans for material breaches of representations and warranties,

•     the extent of principal prepayments on the mortgage loans, and

•     the extent of any prepayment resulting from the distribution of amounts (if any) on deposit in the pre-funding account after the end of the funding period.

Because distributions on the certificates are dependent upon the payments on the mortgage loans, we cannot guarantee the amount of any particular payment or the amount of time that will elapse before the issuing entity is terminated.

The master servicer is permitted to purchase certain delinquent mortgage loans from the issuing entity as described under “Description of the Certificates—Optional Purchase of Defaulted Loans” in this prospectus supplement. The master servicer may grant a third party, which may be a certificateholder, the right to direct the exercise of this option. The exercise of this option to purchase defaulted mortgage loans could affect the level of the overcollateralization target amount and distributions to the holders of the certificates, which may adversely affect the market value of your certificates. A third party is not required to take your interests into account when deciding whether or not to direct the exercise of this option and may direct the exercise of this option when the master servicer would not otherwise exercise it. As a result, the performance of this transaction may differ from transactions in which this option was not granted to a third party.

See “Description of the Certificates—Principal” and “—Optional Purchase of Defaulted Loans” in this prospectus supplement.

Your Yield Will Be Affected by the Interest-Only Feature of Some of the Mortgage Loans

Approximately 6.39% and 38.85% of the mortgage loans in the statistical calculation pool in respect of loan group 1 and loan group 2, respectively, in each case by stated principal balance of the mortgage loans in the statistical calculation pool in respect of the related loan group require, and any subsequent mortgage loans may require, monthly payments of only accrued interest for the first two, three, five, seven or ten years after origination. The borrower is not required to pay any principal on the borrower’s loan during this interest-only period but thereafter is required to make monthly payments sufficient to amortize the loan over its remaining term. These loans are sometimes referred to as interest-only loans. Interest-only loans have only recently been originated in significant volumes. As a result, the long-term performance characteristics of interest-only loans are largely unknown.

Because interest-only loans initially require only the payment of interest, a borrower may be able to borrow a larger amount than would have been the case for a fully amortizing mortgage loan.

Interest-only loans may have risks and payment characteristics that are not present with fully amortizing mortgage loans, including the following:

•     no principal distributions will be made to certificateholders from interest-only loans during their interest-only period except in the case of a prepayment, which may extend the weighted average lives of the certificates,

•     during the interest-only period, interest-only loans may be less likely to be prepaid since the perceived benefits of refinancing may be less than with a fully amortizing mortgage loan,

•     as the end of the interest-only period approaches, an interest-only loan may be more likely to be refinanced in order to avoid the increase in the monthly payment required to amortize the loan over its remaining term,

•     interest-only loans may be more likely to default than fully amortizing loans at the end of the interest-only period due to the increased monthly payment required to amortize the loan over its remaining term, and

•     if an interest-only loan defaults, the severity of loss may be greater due to the larger unpaid principal balance.

Your Yield Will Be Affected By The Inclusion of 40-Year Mortgage Loans

Approximately 22.86% and 15.47% of the mortgage loans in the statistical calculation pool in respect of loan group 1 and loan group 2, respectively (in each case by stated principal balance of the mortgage loans in the statistical calculation pool in respect of the related loan group) have, and any subsequent mortgage loans may have, original terms to maturity of 40 years. Loans with those terms have only begun to be originated recently. As a result, there is no basis on which to predict the performance characteristics of these mortgage loans.

The longer term to maturity of 40-year mortgage loans results in a lower monthly payment than would be required by a traditional 30-year mortgage loan. The lower monthly payment may allow the borrower to borrow a larger amount than would have been the case for a mortgage loan with a 30-year term to maturity.

In running the prepayment scenarios required by the rating agencies that are expected to provide ratings on the offered certificates, all of the offered certificates are assumed to mature within 30 years. However, due to the inclusion of 40-year mortgage loans in the mortgage pool, there is no guarantee that the certificates will be fully paid within 30 years.

The 40-year mortgage loans may have risks and payment characteristics that are not present with traditional 30-year mortgage loans, including the following:

•     less principal will be distributed to certificateholders on a monthly basis (except in the case of a prepayment) which may extend the weighted average lives of the certificates,

•     due to the smaller monthly payment, 40-year mortgage loans may be less likely to be prepaid since the perceived benefits of refinancing may be less than with a 30-year fully amortizing mortgage loan, and

•     if a mortgage loan with a 40-year amortization term defaults, the severity of loss is likely to be greater due to the larger unpaid principal balance.

Excess cashflow will be used to reduce the certificate principal balances of the certificates to zero beginning in December 2026 depending on the amount of 40-year mortgage loans then remaining in the issuing entity. In addition, any funds on deposit in the final maturity reserve fund will be used to make distributions on the offered certificates starting on the distribution date in November 2036.

Hurricane Katrina May Pose Special Risks

At the end of August 2005, Hurricane Katrina caused catastrophic damage to areas in the Gulf Coast region of the United States.

Countrywide Home Loans, Inc. will represent and warrant as of the closing date that each mortgaged property (including each mortgaged property located in the areas affected by Hurricane Katrina) is free of material damage and in good repair. In the event of a breach of that representation and warranty, Countrywide Home Loans, Inc. will be obligated to repurchase or substitute for the related mortgage loan. Any such repurchase would have the effect of increasing the rate of principal payment on the certificates. Any damage to a mortgaged property that secures a mortgage loan in the issuing entity occurring after the closing date or the related subsequent transfer date as a result of any other casualty event will not cause a breach of this representation and warranty.

The full economic impact of Hurricane Katrina is uncertain but may affect the ability of borrowers to make payments on their mortgage loans. Initial economic effects appear to include:

•     localized areas of nearly complete destruction of the economic infrastructure and cessation of economic activity,

•     regional interruptions in travel and transportation, tourism and economic activity generally, and

•     nationwide decreases in petroleum availability with a corresponding increase in price.

We have no way to determine whether other effects will arise, how long any of these effects may last, or how these effects may impact the performance of the mortgage loans. Any impact of these events on the performance of the mortgage loans may increase the amount of losses borne by the holders of the certificates or impact the weighted average lives of the certificates.

Geographic Concentration of Mortgaged Properties in Certain States Increases the Impact that Events in Those States Could Have On The Certificates

The applicable tables in Annex A set forth the geographic concentration of the mortgaged properties, including the percentage by stated principal balance of the mortgage loans in the statistical calculation pool in each loan group, that are secured by mortgaged properties located in states with concentrations above 10%. Property in California may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters, and property in Florida and the southeastern portion of the United States is also more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as hurricanes, floods and other natural disasters. In addition:

•     economic conditions in states with significant concentrations (which may or may not affect real property values) may affect the ability of borrowers to repay their loans,

•     declines in the residential real estate markets in states with significant concentrations may reduce the values of properties located in those states, which would result in an increase in the loan-to-value ratios, and

•     any increase in the market value of properties located in states with significant concentrations would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Inability to Replace Servicer Could Affect Collections and Recoveries on the Mortgage Loans

The structure of the master servicing fee might affect the ability to find a replacement master servicer. Although the trustee is required to replace the master servicer if the master servicer is terminated or resigns, if the trustee is unwilling (including for example because the master servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service mortgage loans), it may be necessary to appoint a replacement master servicer. Because the master servicing fee is structured as a percentage of the stated principal balance of each mortgage loan, it may be difficult to replace the master servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage loans and related REO properties remaining in the pool. The performance of the mortgage loans may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement master servicer is not retained within a reasonable amount of time.

You May Receive A Prepayment Because Subsequent Mortgage Loans Are Not Acquired

The ability of the issuing entity to acquire subsequent mortgage loans will depend on the ability of Countrywide Home Loans, Inc. to originate or acquire mortgage loans, if necessary, during the funding period that meet the eligibility criteria for subsequent mortgage loans as described in this prospectus supplement. The ability of Countrywide Home Loans, Inc. to originate or acquire loans for subsequent transfer will be affected by a number of factors including prevailing interest rates, employment levels, the rate of inflation and economic conditions generally.

If the full amount of any deposit in the pre-funding account cannot be used by the end of the funding period to acquire subsequent mortgage loans, the amount remaining on deposit in the pre-funding account will be distributed to the holders of the related senior certificates as a prepayment of principal on the distribution date immediately following the end of the funding period. We cannot assure you of the magnitude of any amount on deposit in the pre-funding account at the end of the funding period.

Rights of the NIM Insurer Limit Your Control and NIM Insurer Actions May Negatively Affect You

If there is a NIM Insurer, pursuant to the pooling and servicing agreement, unless the NIM Insurer fails to make a required payment under the policy insuring the net interest margin securities and the failure is continuing or the NIM Insurer is the subject of a bankruptcy proceeding, referred to as a “NIM Insurer Default”, the NIM Insurer will be entitled to exercise, among others, the following rights without the consent of holders of the offered certificates, and the holders of the offered certificates may exercise these rights only with the prior written consent of the NIM Insurer:

•     the right to provide notices of master servicer defaults and the right to direct the trustee to terminate the rights and obligations of the master servicer under the pooling and servicing agreement upon a default by the master servicer,

•     the right to remove the trustee or any co-trustee or custodian pursuant to the pooling and servicing agreement, and

•     the right to direct the trustee to make investigations and take actions pursuant to the pooling and servicing agreement.

In addition, unless a NIM Insurer Default exists, the NIM Insurer’s consent will be required before, among other things,

•     any removal of the master servicer, any successor servicer or the trustee and any appointment of any co-trustee,

•     any otherwise permissible waivers of prepayment charges or extensions of due dates for payment granted by the master servicer with respect to more than 5% of the mortgage loans, or

•     any amendment to the pooling and servicing agreement.

Investors in the offered certificates should note that:

•     the rights granted to the NIM Insurer are extensive,

•     the interests of the NIM Insurer may be inconsistent with, and adverse to, the interests of the holders of the offered certificates, and the NIM Insurer has no obligation or duty to consider the interests of the offered certificates in connection with the exercise or nonexercise of the NIM Insurer’s rights,

•     the NIM Insurer’s exercise of its rights and consents may negatively affect the offered certificates and the existence of the NIM Insurer’s rights, whether or not exercised, may adversely affect the liquidity of the offered certificates, relative to other securities backed by comparable mortgage loans and with comparable payment priorities and ratings, and

•     any insurance policy issued by the NIM Insurer will not cover, and will not benefit in any manner whatsoever, the offered certificates.

See “Description of the Certificates—Rights of the NIM Insurer Under the Pooling and Servicing Agreement” in this prospectus supplement.

Some statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expects,” “believes,” “anticipates,” “estimates,” or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected result. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

THE MORTGAGE POOL

General

Set forth below and in Annex A to this prospectus supplement is certain statistical information based on scheduled principal balances as of November 1, 2006, which is the “Statistical Calculation Date,” concerning a pool of mortgage loans that CWABS, Inc. (the “Depositor”) believes is representative of the mortgage loans to be included in the issuing entity. This pool of mortgage loans is referred to as the “Statistical Calculation Pool,” and the mortgage loans are referred to as the “Statistical Calculation Pool Mortgage Loans”. The Statistical Calculation Pool consists of 5,881 Mortgage Loans and is comprised of Mortgage Loans that bear interest at fixed rates, referred to as “Fixed Rate Mortgage Loans”, and adjustable rates, referred to as “Adjustable Rate Mortgage Loans”. The aggregate Stated Principal Balance of the Mortgage Loans included in the Statistical Calculation Pool as of the Statistical Calculation Date is approximately $1,199,201,205 (the “Statistical Calculation Date Pool Principal Balance”), of which approximately $431,006,669 constitute Loan Group 1 Mortgage Loans and approximately $768,194,536 constitute Loan Group 2 Mortgage Loans. The Statistical Calculation Pool is smaller than the pool of mortgage loans (the “Initial Mortgage Loans”) to be included in the issuing entity on the Closing Date (the “Initial Mortgage Pool”). It is expected that additional Mortgage Loans will be included in the Initial Mortgage Pool on the Closing Date and that certain of the Statistical Calculation Pool Mortgage Loans may prepay in part or in full prior to the Closing Date, or may be determined not to meet the eligibility criteria requirements for the Initial Mortgage Pool and therefore may not be included in the Initial Mortgage Pool. As a result of the foregoing, the statistical distribution of characteristics for the Initial Mortgage Pool will vary from the statistical distribution of the characteristics of the Statistical Calculation Pool as presented in this prospectus supplement, although certain characteristics of the Initial Mortgage Loans in each Loan Group will not vary by more than the permitted variance specified in the tables below.

Loan Group 1
Characteristic		Permitted Variance
Weighted Average Mortgage Rate	8.304%	±0.10%
Weighted Average Original Loan-to-Value Ratio	80.42%	±3.00%
Weighted Average Credit Bureau Risk Score	597 points	±5 points
Percentage Originated under Full Doc Program	67.54%	±3.00%
Weighted Average Gross Margin of Adjustable Rate Mortgage Loans	6.557%	±0.10%
Maximum Concentration of Mortgage Loans with Mortgaged Properties in the State of California	50.00%	N/A

Loan Group 2
Characteristic		Permitted Variance
Weighted Average Mortgage Rate	8.258%	±0.10%
Weighted Average Original Loan-to-Value Ratio	82.18%	±3.00%
Weighted Average Credit Bureau Risk Score	619 points	±5 points
Percentage Originated under Full Doc Program	56.81%	±3.00%
Weighted Average Gross Margin of Adjustable Rate Mortgage Loans	5.944%	±0.10%
Maximum Concentration of Mortgage Loans with Mortgaged Properties in the State of California	50.00%	N/A

Further statistical information regarding the Statistical Calculation Pool Mortgage Loans is set forth in Annex A hereto. Unless otherwise indicated, information presented below expressed as a percentage (other than rates of interest) are approximate percentages based on the Statistical Calculation Date Pool Principal Balance.

A detailed description (the “Detailed Description”) of the Initial Mortgage Loans in the Initial Mortgage Pool will be filed on Form 8-K with the Securities and Exchange Commission (the “SEC”) after the Closing Date. Additionally, in accordance with applicable securities laws, if there are material changes in characteristics of the Initial Mortgage Pool, the Depositor will file on Form 8-K with the SEC additional information related to those material changes. The Detailed Description will specify the aggregate of the Stated Principal Balances of the Initial Mortgage Loans included in the Initial Mortgage Pool as of the later of (x) November 1, 2006 and (y) the date of origination of each such Initial Mortgage Loan (the “Initial Cut-off Date”). The aggregate of the Stated Principal Balances of these Initial Mortgage Loans is referred to as the “Initial Cut-off Date Pool Principal Balance” and the Stated Principal Balance of any Initial Mortgage Loan as of the Initial Cut-off Date is referred to as the “Initial Cut-off Date Principal Balance”. The Detailed Description will include for the Initial Mortgage Loans, the information in the same categories that are presented in Annex A with respect to the Statistical Calculation Pool.

All of the Mortgage Loans to be included in the issuing entity will be evidenced by promissory notes (the “Mortgage Notes”). The Mortgage Notes will be secured by first lien deeds of trust, security deeds or mortgages on one- to four-family residential properties (the “Mortgaged Properties”). The Mortgaged Properties in the Statistical Calculation Pool are located in 50 states and the District of Columbia. Each Mortgage Loan in the issuing entity will be assigned to one of two mortgage loan groups (“Loan Group 1” and “Loan Group 2”, and each a “Loan Group”). Loan Group 1 will consist of first lien conforming balance fixed and adjustable rate mortgage loans and Loan Group 2 will consist of first lien fixed and adjustable rate mortgage loans.

Except for balloon loans and interest only mortgage loans during their respective interest only periods, the Mortgage Loans to be included in the issuing entity will provide for the full amortization of the amount financed over a series of monthly payments, and a substantial majority of the Mortgage Loans are expected to provide for payments due as of the first day of each month. The Mortgage Loans to be included in the issuing entity will have been originated or purchased by Countrywide Home Loans, Inc. (“Countrywide Home Loans” or a “Seller”) and will have been originated as described in this prospectus supplement under “— Underwriting Standards”.

Scheduled monthly payments made by the borrowers on the Mortgage Loans (“Scheduled Payments”) either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of the payments to principal and interest. All of the Mortgage Notes will provide for a fifteen (15) day grace period for monthly payments.

Countrywide Home Loans will represent and warrant that none of the Mortgage Loans will be 30 days or more delinquent as of the related Cut-off Date. Delinquencies with respect to the Mortgage Loans will be recognized in accordance with the methodology used by the Office of Thrift Supervision. Under this methodology, a Mortgage Loan is considered “30 days delinquent” if the borrower fails to make a Scheduled Payment prior to the close of business on the Due Date that immediately follows the Due Date on which the Scheduled Payment was originally due. For example, a Mortgage Loan will be considered 30 days delinquent if the borrower fails to make a Scheduled Payment originally due on January 1 by the close of business on February 1.

In the twelve-month period ending on the Statistical Calculation Date, the Statistical Calculation Pool Mortgage Loans have been delinquent in payment of principal and interest as described in the table below.

Delinquency (Days)	No. of occurrences	No. of Mortgage Loans	Percent of Statistical Calculation Date Pool Principal Balance	Aggregate Principal Balance
30-59	1	48	0.78%	$ 9,475,091.20
	2	13	0.20%	$ 2,400,994.69
	3	3	0.03%	$ 350,636.84
	4	2	0.02%	$ 264,884.11
	5	1	0.02%	$ 293,600.00
60 or more	1	4	0.05%	$ 584,299.61

Any Mortgage Loan may be prepaid in full or in part at any time; however, approximately 68.36% and 70.16% of the Mortgage Loans in the Statistical Calculation Pool in respect of Loan Group 1 and Loan Group 2, respectively, in each case by Stated Principal Balance of the Mortgage Loans in the Statistical Calculation Pool in respect of the related Loan Group, and any Subsequent Mortgage Loans may, provide for the payment by the borrower of a prepayment charge on certain prepayments made with respect to the Mortgage Loans. Generally, a prepayment charge will apply, in the case of a Fixed Rate Mortgage Loan, to prepayments made within five years from the date of execution of the related Mortgage Note and, in the case of an Adjustable Rate Mortgage Loan, to prepayments made prior to the first Adjustment Date for that Mortgage Loan. In general, the related Mortgage Note will provide that a prepayment charge will apply if, during the applicable period, the borrower prepays the Mortgage Loan in full. The amount of the prepayment charge will generally be equal to six months’ advance interest calculated on the basis of the Mortgage Rate in effect at the time of the prepayment on the amount prepaid in excess of 20% of the original balance of the Mortgage Loan. The “Mortgage Rate” with respect to a Mortgage Loan is the annual rate of interest borne by the Mortgage Loan pursuant to the terms of the related Mortgage Note, except as provided below with respect to Fixed Rate Credit Comeback Loans.

In addition, approximately 27.19% of the Mortgage Loans in the Statistical Calculation Pool require only payments of interest for a specified period of time following origination, in each case after which amortization of the principal balance is required over the remaining term of the Mortgage Loan.

The Mortgage Loans will be selected from among the outstanding one- to four-family mortgage loans in the applicable Seller’s portfolio which meet the criteria described in this prospectus supplement. No selection will be made in a manner that would adversely affect the interests of certificateholders.

Countrywide Home Loans will make all of the representations specified in the prospectus under “Loan Program— Representations by Sellers; Repurchases” with respect to all of the Mortgage Loans. Each other Seller will be a special purpose entity established by Countywide Financial Corporation or one of its subsidiaries and will sell mortgage loans that were previously acquired from Countrywide Home Loans. Consequently, each Seller other than Countrywide Home Loans will only represent that immediately prior to the assignment of the Mortgage Loans to be sold by it to the Depositor, the Seller had good title to, and was the sole owner of, those Mortgage Loans free and clear of any pledge, lien, encumbrance or security interest and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the Mortgage Loans pursuant to the Pooling and Servicing Agreement. In addition, the Depositor will represent that following the transfer of the Mortgage Loans to it by the Sellers, the Depositor had good title to the Mortgage Loans and that each of the Mortgage Notes was subject to no offsets, claims, defenses or counterclaims.

Additional Information Regarding the Adjustable Rate Mortgage Loans. Each of the Adjustable Rate Mortgage Loans will have a Mortgage Rate which is subject to adjustment on the first day of the months specified in the related Mortgage Note, referred to as an “Adjustment Date”), to equal the sum, rounded to the nearest 0.125%, of:

(1)           either (a) the average of the interbank offered rates for six-month U.S. dollar-denominated deposits in the London market, as set forth in The Wall Street Journal (the “Six-Month LIBOR Index”, and any Adjustable Rate Mortgage Loan bearing interest at a Mortgage Rate based on the Six-Month LIBOR Index, a “Six-Month LIBOR Adjustable Rate Mortgage Loan”), (b) the average of the interbank offered rates for one-year U.S. dollar-denominated deposits in the London market, as set forth in The Wall Street Journal (the “One-Year LIBOR Index”, and any Adjustable Rate Mortgage Loan bearing interest at a Mortgage Rate based on the One-Year LIBOR Index, a “One-Year LIBOR Adjustable Rate Mortgage Loan”) or (c) the weekly average yield on United States Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H.15(591) (the “One-Year CMT Index”, and any Adjustable Rate Mortgage Loan bearing interest at a Mortgage Rate based on the One-Year CMT Index, a “One-Year CMT Adjustable Rate Mortgage Loan”), in each case as most recently announced as of a date generally 45 days prior to the Adjustment Date (each, a “Mortgage Index”), or, if the applicable Mortgage Index is no longer available, then based upon a new index selected by the Master Servicer based on comparable information, and

(2)           a fixed percentage amount specified in the related Mortgage Note (the “Gross Margin”);

provided, however, that the Mortgage Rate for any Adjustable Rate Mortgage Loan will not increase or decrease on its initial Adjustment Date by more than a certain specified percentage (the “Initial Periodic Rate Cap”), or on any subsequent Adjustment Date by more than a certain specified percentage (the “Subsequent Periodic Rate Cap”). The Initial Periodic Rate Cap and Subsequent Periodic Rate Cap for any Adjustable Rate Mortgage Loan will be specified in the related Mortgage Note. Substantially all of the Adjustable Rate Mortgage Loans will have been originated with Mortgage Rates less than the sum of the then-current applicable Mortgage Index and the related Gross Margin.

“Hybrid Mortgage Loans” have fixed Mortgage Rates for a specified period of time after their origination before the fixed Mortgage Rates become subject to adjustment based on the applicable Mortgage Index described in the immediately preceding paragraph. The length of the fixed period and the period during which the Mortgage Rate is subject to adjustment are indicated with respect to each of the Statistical Calculation Pool Mortgage Loans that are Hybrid Mortgage Loans in the “Mortgage Loan Programs” tables in Annex A to this prospectus supplement. For instance, a “3/27” designation followed by a specified Mortgage Index indicates a Hybrid Mortgage Loan with a fixed period of 3 years followed by a 27-year period during which the Mortgage Rate is subject to adjustment. Substantially all of the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool are Hybrid Mortgage Loans.

It is expected that substantially all of the Adjustable Rate Mortgage Loans will provide that, over the life of each Adjustable Rate Mortgage Loan, the Mortgage Rate will in no event be more than the initial Mortgage Rate plus a maximum added margin, generally between 4.000% and 10.000% (the sum of that initial Mortgage Rate plus the maximum added margin being referred to as the “Maximum Mortgage Rate”), as provided in the related Mortgage Note, and will in no event be less than a minimum Mortgage Rate (the “Minimum Mortgage Rate”) specified in the related Mortgage Note.

Additional Information Regarding the Fixed Rate Mortgage Loans. The Fixed Rate Mortgage Loans will include “credit comeback loans” that provide borrowers the potential of four Mortgage Rate reductions for good payment history during any one or more of the first four consecutive twelve-month periods following the origination date of the loan (“Fixed Rate Credit Comeback Loans”). The Fixed Rate Credit Comeback Loan payment history is evaluated in the twelfth month of each such twelve-month period. If the Fixed Rate Credit Comeback Loan borrower makes Scheduled Payments in full during such twelve-month period with a maximum of one late payment (which, however, cannot be in the twelfth month of such period) the Fixed Rate Credit Comeback Loan is eligible for a 0.375% per annum reduction on the current mortgage rate.

However, for purposes of all payments made on the Certificates, including the calculation of each applicable Net Rate Cap as well as other Mortgage Rate calculations, the Mortgage Rate on each Fixed Rate Credit Comeback Loan will be deemed to be reduced by 0.375% on the Due Date following the end of each of the first four annual periods after the origination date, irrespective of whether the borrower qualifies for the reduction by having a good payment history. Any interest received in excess of the interest received as a result of such deemed reduction (such excess, the “Credit Comeback Excess Amount”) will be deposited in the Credit Comeback Excess Account and used to pay certificateholders as described below under “— Credit Comeback Excess Account” below. Approximately 2.13% and 3.95% of the Mortgage Loans in the Statistical Calculation Pool in respect of Loan Group 1 and Loan Group 2, respectively, in each case by Stated Principal Balance of the Mortgage Loans in the Statistical Calculation Pool in respect of the related Loan Group are, and any Subsequent Fixed Rate Mortgage Loans may be, Fixed Rate Credit Comeback Loans.

Loan-to-Value Ratio. The “Loan-to-Value Ratio” or “LTV” of a Mortgage Loan is equal to:

(1)           the principal balance of the Mortgage Loan at the date of origination, divided by

(2)           the Collateral Value of the related Mortgaged Property.

The “Collateral Value” of a Mortgaged Property is the lesser of:

(1)           the appraised value based on an appraisal made for Countrywide Home Loans by an independent fee appraiser at the time of the origination of the related Mortgage Loan, and

(2)           the sales price of the Mortgaged Property at the time of origination.

With respect to a Mortgage Loan the proceeds of which were used to refinance an existing mortgage loan, the Collateral Value is the appraised value of the Mortgaged Property based upon the appraisal obtained at the time of refinancing.

Although all of the Mortgage Loans are secured by first liens, included in Annex A are tables setting forth the Combined Loan-to-Value Ratios of certain Mortgage Loans. The “Combined Loan-to-Value Ratio” of a Mortgage Loan is equal to:

(1)           the sum of:

(a)           the principal balance of the Mortgage Loan as of its date of origination, and

(b)           the principal balance, as of its date of origination, of any junior lien mortgage loan (or, in the case of any junior lien revolving home equity line of credit, the maximum available line of credit with respect to that junior lien mortgage loan) secured by the same mortgaged property, provided (i) such junior lien revolving home equity line of credit and the related Mortgage Loan were originated by Countrywide Home Loans and (ii) such junior lien mortgage loan was originated either (A) contemporaneously with the related Mortgage Loan or (B) if the related Mortgage Loan was a refinancing of an existing mortgage loan, during the twelve months preceding the date of origination of the related Mortgage Loan, divided by

(2)           the Collateral Value of the related Mortgaged Property.

As a result of the foregoing, the “Combined Loan-to-Value Ratio” of any Mortgage Loan will not reflect the presence or amount of any junior lien mortgage loan secured by the same mortgaged property if the conditions set forth in clauses (1)(b)(i) and (1)(b)(ii) are not satisfied.

Stated Principal Balance. “Stated Principal Balance” means, for any Mortgage Loan and (1) the Initial Cut-off Date or the Subsequent Cut-off Date, as applicable (the “Cut-off Date”), the unpaid principal balance of the Mortgage Loan as of the Cut-Off Date, as specified in its amortization schedule at the time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to any partial prepayments and Liquidation Proceeds received prior to the Cut-Off Date and to the payment of principal due on the Cut-Off Date and irrespective of any delinquency in payment by the related borrower or (2) any Distribution Date, the Stated Principal Balance of the Mortgage Loan as of its Cut-off Date, minus the sum of (i) the principal portion of any Scheduled Payments due with respect to the Mortgage Loan on or prior to the end of the most recent Due Period that were received by the Master Servicer on or prior to the most recent Determination Date or were advanced by the Master Servicer on or prior to the most recent Master Servicer Advance Date, (ii) principal prepayments with respect to the Mortgage Loan received on or prior to the end of the most recent prepayment period (the period from the 16th day of the month prior to a Distribution Date (or, in the case of the first Distribution Date, from the Cut-off Date) to and including the 15th day of the month in which the Distribution Date occurs (each a “Prepayment Period”)), (iii) Liquidation Proceeds received by the Master Servicer prior to the end of the most recent Due Period to the extent applied as recoveries of principal with respect to the Mortgage Loan and (iv) any Realized Loss previously incurred in connection with a Deficient Valuation. The Stated Principal Balance of any Mortgage Loan as to which the related Mortgaged Property has been liquidated and as to which a Final Recovery Determination has been made will be zero on each date following the Due Period in which the Final Recovery Determination is made. When used with respect to the Mortgage Pool, Stated Principal Balance means the aggregate Stated Principal Balance of all Mortgage Loans in the Mortgage Pool. When used with respect to a Loan Group, Stated Principal Balance means the aggregate Stated Principal Balance of all Mortgage Loans in the Loan Group. A “Determination Date” means with respect to any Distribution Date, the 15th day of the month of the Distribution Date or, if the 15th day is not a Business Day, the immediately preceding Business Day.

A “Deficient Valuation” means, for any Mortgage Loan, a valuation by a court of competent jurisdiction of the related Mortgaged Property in an amount less than the then outstanding indebtedness under that Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of that court that is final and non-appealable in a proceeding under the U.S. Bankruptcy Code.

Assignment of the Mortgage Loans

Pursuant to the pooling and servicing agreement dated as of November 1, 2006 (the “Pooling and Servicing Agreement”), among the Depositor, the Master Servicer, the Sellers, The Bank of New York, as trustee (the “Trustee”) and The Bank of New York Trust Company, N.A., as co-trustee (the “Co-Trustee”), the Depositor on the Closing Date will sell, transfer, assign, set over and otherwise convey without recourse to the Trustee in trust for the benefit of the certificateholders, all right, title and interest of the Depositor in and to each Initial Mortgage Loan and all right, title and interest in and to all other assets included in the issuing entity, including all principal and interest received on or with respect to the Initial Mortgage Loans after the Initial Cut-off Date (exclusive of any scheduled principal due on or prior to the Initial Cut-off Date and any interest accruing prior to the Initial Cut-off Date) and the Pre-Funded Amount, if any, deposited in the Pre-Funding Account on the Closing Date.

In connection with the transfer and assignment of the Mortgage Loans, the Depositor will deliver the following documents to the Co-Trustee (collectively constituting the “Mortgage File”) with respect to each Initial Mortgage Loan and each Subsequent Mortgage Loan, if any (collectively, the “Mortgage Loans”):

(1)           the original Mortgage Note, endorsed by manual or facsimile signature in blank in the following form: “Pay to the order of _______________ without recourse”, with all intervening endorsements that show a complete chain of endorsement from the originator to the person endorsing the Mortgage Note, or, if the original Mortgage Note has been lost or destroyed and not replaced, an original lost note affidavit, stating that the original Mortgage Note was lost or destroyed, together with a copy of the related Mortgage Note and all such intervening endorsements,

(2)           the original recorded Mortgage or a copy thereof with recording information,

(3)           a duly executed assignment of the Mortgage to “Asset-Backed Certificates, Series 2006-23, CWABS, Inc., by The Bank of New York, a New York banking corporation, as trustee under the Pooling and Servicing Agreement dated as of November 1, 2006, without recourse,” in recordable form, or a copy thereof with recording information as described in the Pooling and Servicing Agreement,

(4)           the original recorded assignment or assignments of the Mortgage or a copy of such assignments, with recording information, together with all interim recorded assignments of such Mortgage or a copy of such assignments, with recording information,

(5)           the original or copies of each assumption, modification, written assurance or substitution agreement, if any, and

(6)           the original or duplicate original lender’s title policy and all riders thereto or a copy of lender’s title policy and all riders thereto or a printout of the electronic equivalent and all riders thereto or, in the event such original title policy has not been received from the insurer, such original or duplicate original lender’s title policy and all riders thereto will be delivered within one year of the Closing Date.

Notwithstanding the foregoing, in lieu of providing the documents set forth in clauses (3) and (4) above, the Depositor may at its discretion provide evidence that the related Mortgage is held through the MERS® System. In addition, the Mortgages for some or all of the Mortgage Loans in the issuing entity that are not already held through the MERS® System may, at the discretion of the Master Servicer, in the future be held through the MERS® System. For any Mortgage held through the MERS® System, the Mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS®, as nominee for the owner of the Mortgage Loan, and subsequent assignments of the Mortgage were, or in the future may be, at the discretion of the Master Servicer, registered electronically through the MERS® System. For each of these Mortgage Loans, MERS® serves as mortgagee of record on the Mortgage solely as a nominee in an administrative capacity on behalf of the Trustee, and does not have any interest in the Mortgage Loan.

Pursuant to the Pooling and Servicing Agreement, the Depositor will be required to deliver (or cause delivery of) the Mortgage Files:

(A)           not later than the Closing Date, with respect to at least 50% of the Initial Mortgage Loans in each Loan Group, and not later than the relevant Subsequent Transfer Date, with respect to at least 10% of the Subsequent Mortgage Loans in each Loan Group conveyed on any related Subsequent Transfer Date,

(B)           not later than twenty days after the Closing Date, with respect to at least an additional 40% of the Initial Mortgage Loans in each Loan Group, and not later than twenty days after the relevant Subsequent Transfer Date with respect to the remaining Subsequent Mortgage Loans conveyed on any related Subsequent Transfer Date, and

(C)           not later than thirty days after the Closing Date, with respect to the remaining Initial Mortgage Loans.

Assignments of the Mortgage Loans to the Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states as to which an opinion of counsel is delivered to the effect that the recording is not required to protect the Trustee’s interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the applicable Seller. As to any Mortgage Loan, the recording requirement exception described in the preceding sentence is applicable only so long as the related Mortgage File is maintained in the possession of the Co-Trustee in one of the states to which the exception applies. The Depositor expects that substantially all of the assignments of the Mortgage Loans will not be recorded based on an opinion of counsel. In the event an assignment is delivered to the Co-Trustee in blank and the related Mortgage File is released by the Co-Trustee pursuant to applicable provisions of the Pooling and Servicing Agreement, the Co-Trustee will complete the assignment as provided in subparagraph (3) above prior to the release. If the assignment of the Mortgage Loan is required to be recorded to protect the interest of the Trustee in the Mortgage Loans, the Master Servicer is required to cause each previously unrecorded assignment to be submitted for recording.

The Co-Trustee will review the Initial Mortgage Loan documents on or prior to the Closing Date (or promptly after the Co-Trustee’s receipt of any document permitted to be delivered after the Closing Date), and the Subsequent Mortgage Loan documents promptly after the Co-Trustee’s receipt thereof on or after the related Subsequent Transfer Date as described above, and the Co-Trustee will hold the Mortgage Loan documents in trust for the benefit of the holders of the Certificates in accordance with its customary procedures, including storing the documents in fire-resistant facilities. After review of the Mortgage Loan documents, if any document is found to be missing or defective in any material respect, the Trustee or the Co-Trustee is required to notify the Master Servicer and Countrywide Home Loans in writing. If Countrywide Home Loans cannot or does not cure the omission or defect within 90 days of its receipt of notice from the Trustee or the Co-Trustee, Countrywide Home Loans is required to repurchase the related Mortgage Loan from the issuing entity at a price (the “Purchase Price”) equal to the sum of:

(i)
100% of the unpaid principal balance (or, if the purchase or repurchase, as the case may be, is effected by the Master Servicer, the Stated Principal Balance) of the Mortgage Loan as of the date of the purchase,

(ii)
accrued interest thereon at the applicable Mortgage Rate (or, if the purchase or repurchase, as the case may be, is effected by the Master Servicer, at the Net Mortgage Rate) from (a) the date through which interest was last paid by the borrower (or, if the purchase or repurchase, as the case may be, is effected by the Master Servicer, the date through which interest was last advanced by, and not reimbursed to, the Master Servicer) to (b) the Due Date in the month in which the Purchase Price is to be distributed to certificateholders, and

(iii)	any costs, expenses and damages incurred by the issuing entity resulting from any violation of any predatory or abusive lending law in connection with the Mortgage Loan.

Rather than repurchase the Mortgage Loan as provided above, Countrywide Home Loans may remove the Mortgage Loan (a “Deleted Mortgage Loan”) from the issuing entity and substitute in its place another Mortgage Loan of like kind (a “Replacement Mortgage Loan”); however, a substitution is only permitted within two years after the Closing Date, and may not be made unless an opinion of counsel is provided to the effect that the substitution would not disqualify any REMIC election made by the Trustee or result in a prohibited transaction tax under the Internal Revenue Code of 1986, as amended (the “Code”). Any Replacement Mortgage Loan generally will, on the date of substitution, among other characteristics set forth in the Pooling and Servicing Agreement:

(1)           have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not less than 90% of, the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be forwarded by Countrywide Home Loans to the Master Servicer and deposited by the Master Servicer in the Certificate Account not later than the succeeding Determination Date and held for distribution to the holders of the Certificates on the related Distribution Date),

(2)           if the Deleted Mortgage Loan that is being replaced is an Adjustable Rate Mortgage Loan, have a Maximum Mortgage Rate not more than 1% per annum higher or lower than the Maximum Mortgage Rate of the Deleted Mortgage Loan,

(3)           if the Deleted Mortgage Loan that is being replaced is an Adjustable Rate Mortgage Loan, have a Minimum Mortgage Rate not more than 1% per annum higher or lower than the Minimum Mortgage Rate of the Deleted Mortgage Loan,

(4)           if the Deleted Mortgage Loan that is being replaced is an Adjustable Rate Mortgage Loan, have the same Mortgage Index and intervals between Adjustment Dates as the Deleted Mortgage Loan, an Initial Periodic Rate Cap and a Subsequent Periodic Rate Cap each not more than 1% per annum lower than that of the Deleted Mortgage Loan, and a Gross Margin not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan,

(5)           have the same or higher credit quality characteristics than that of the Deleted Mortgage Loan,

(6)           be accruing interest at a rate not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan,

(7)           have a Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan,

(8)           have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan,

(9)           not permit conversion of the Mortgage Rate from a fixed rate to a variable rate or vice versa,

(10)         provide for a prepayment charge on terms substantially similar to those of the prepayment charge, if any, of the Deleted Mortgage Loan,

(11)         have the same occupancy type and lien priority as the Deleted Mortgage Loan, and

(12)         comply with all of the representations and warranties set forth in the Pooling and Servicing Agreement as of the date of substitution.

This cure, repurchase or substitution obligation constitutes the sole remedy available to the certificateholders, the Trustee or the Depositor for omission of, or a material defect in, a Mortgage Loan document.

Pre-Funding

On the Closing Date, the Depositor may deposit an amount of up to 25% of the initial Certificate Principal Balance of the Certificates issued by the issuing entity (the “Pre-Funded Amount”) in a pre-funding account (the “Pre-Funding Account”) established and maintained by the Trustee on behalf of the certificateholders. The Pre-Funded Amount will be allocated between the Loan Groups so that the amount allocated to any Loan Group will not exceed 25% of the initial Certificate Principal Balance of the Certificates related to the Loan Group. Any investment income earned from amounts in the Pre-Funding Account, if any, will be paid to Countrywide Home Loans, and will not be available for payments on the Certificates. During the period from the Closing Date until the earlier of (x) the date the amount in the Pre-Funding Account is less than $175,000 and (y) January 22, 2007 (the “Funding Period”), the Depositor will be expected to purchase additional mortgage loans originated or purchased by a Seller (the “Subsequent Mortgage Loans”) from a Seller and sell the Subsequent Mortgage Loans to the issuing entity as described below. The purchase price for each Subsequent Mortgage Loan will equal the Stated Principal Balance of that Subsequent Mortgage Loan as of the later of (x) the first day of the month of the related Subsequent Transfer Date and (y) the origination date of that Subsequent Mortgage Loan (the related “Subsequent Cut-off Date”) and will be paid from the Pre-Funding Account. Accordingly, the purchase of Subsequent Mortgage Loans will decrease the amount on deposit in the Pre-Funding Account and increase the Stated Principal Balance of the Mortgage Pool.

Pursuant to the Pooling and Servicing Agreement and a Subsequent Transfer Agreement to be executed by the applicable Seller, the Depositor and the Trustee, the conveyance of Subsequent Mortgage Loans may be made on any Business Day during the Funding Period (a “Subsequent Transfer Date”), subject to the fulfillment of certain conditions in the Pooling and Servicing Agreement, including that:

•	the Subsequent Mortgage Loans conveyed on the Subsequent Transfer Date satisfy the same representations and warranties in the Pooling and Servicing Agreement applicable to all Mortgage Loans,

•	the Subsequent Mortgage Loans conveyed on the Subsequent Transfer Date were selected in a manner reasonably believed not to be adverse to the interests of the certificateholders,

•	the Trustee receives an opinion of counsel with respect to the validity of the conveyance of the Subsequent Mortgage Loans conveyed on the Subsequent Transfer Date,

•
the Trustee receives an opinion of counsel to the effect that the conveyance of the Subsequent Mortgage Loans conveyed on the Subsequent Transfer Date will not (i) result in the imposition of the tax on “prohibited transactions” on the issuing entity or contributions after the Startup Date, as defined in Sections 860F(a)(2) and 860G(d) of the Code, respectively, or (ii) cause the issuing entity to fail to qualify as a REMIC at any time that any Certificates are outstanding,

•
the Trustee receives opinions of counsel to the effect that the conveyance of the Subsequent Mortgage Loans conveyed on the Subsequent Transfer Date from the applicable Seller to the Depositor and the simultaneous conveyance of the Subsequent Mortgage Loans from the Depositor to the issuing entity will be characterized as true sales and not loans secured by the Subsequent Mortgage Loans,

•	the conveyance of the Subsequent Mortgage Loans on the Subsequent Transfer Date will not result in a reduction or withdrawal of any ratings assigned to the Certificates,

•	no Subsequent Mortgage Loan conveyed on the Subsequent Transfer Date was 30 or more days delinquent as of the related Subsequent Cut-off Date, and

•
following the conveyance of the Subsequent Mortgage Loans on the Subsequent Transfer Date to the issuing entity, the characteristics of the Mortgage Loans in each Loan Group will not vary by more than the permitted variance specified under “—General” above; provided that for the purpose of making the calculations, the characteristics for any Initial Mortgage Loan will be taken as of the Initial Cut-off Date and the characteristics for any Subsequent Mortgage Loan will be taken as of the Subsequent Cut-off Date.

Within thirty days after each Subsequent Transfer Date, the Depositor is required to deliver to the Trustee a letter of a nationally recognized firm of independent public accountants stating whether or not the Subsequent Mortgage Loans conveyed on the related Subsequent Transfer Date conform to the characteristics described in the last two bullet points set forth above. Other than the delivery of that letter, no other party will independently verify satisfaction of the conditions set forth above with respect to a transfer of Subsequent Mortgage Loans.

The Originators

The Mortgage Loans will be acquired by the Depositor from the Sellers. Substantially all of the Statistical Calculation Pool Mortgage Loans were originated by Countrywide Home Loans. The remaining Statistical Calculation Pool Mortgage Loans were acquired from various other originators (each an “Originator”), none of which originated more than 10% of the Statistical Calculation Pool Mortgage Loans.

Underwriting Standards

General. Substantially all of the Statistical Calculation Pool Mortgage Loans originated by Countrywide Home Loans were originated in accordance with its underwriting standards for credit-blemished mortgage loans, which are set forth below under “—Credit-Blemished Mortgage Loans”. Those Statistical Calculation Pool Mortgage Loans are identified in the “Loan Documentation Type” tables in Annex A to this prospectus supplement as either “Full Documentation” or “Stated Income”. The remaining Statistical Calculation Pool Mortgage Loans originated by Countrywide Home Loans or acquired from other Originators were generally originated in accordance with the procedures set forth in the prospectus under “Loan Program—Underwriting Standards”, subject to the exceptions noted in the following six paragraphs. Those Statistical Calculation Pool Mortgage Loans are identified in the “Loan Documentation Type” tables in Annex A to this prospectus supplement as either “Full/Alternative”, “Reduced”, “Preferred”, “Stated Income/Stated Asset”, “No Ratio” or “No Income/No Asset”.

In the case of Statistical Calculation Pool Mortgage Loans identified in the “Loan Documentation Type” tables in Annex A to this prospectus supplement as “Full/Alternative”, the related underwriting guidelines generally permit a borrower to provide W-2 forms instead of tax returns covering the most recent two years, permit bank statements in lieu of verification of deposits and permit alternative methods of employment verification.

In the case of Statistical Calculation Pool Mortgage Loans identified in the “Loan Documentation Type” tables in Annex A to this prospectus supplement as “Reduced”, under the related underwriting guidelines, some underwriting documentation concerning income, employment and asset verification is waived. In the case of Mortgage Loans originated by Countrywide Home Loans, Countrywide Home Loans obtained from a prospective borrower either a verification of deposit or bank statements for the two-month period immediately before the date of the mortgage loan application or verbal verification of employment, but other Originators’ practices may vary. Since information relating to a prospective borrower’s income and employment is not verified, the borrower’s debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application.

In the case of Statistical Calculation Pool Mortgage Loans identified in the “Loan Documentation Type” tables in Annex A to this prospectus supplement as “Preferred”, those Mortgage Loans were originated under Countrywide Home Loans’ Preferred Processing Program. Countrywide Home Loans’ Preferred Processing Program is generally available to borrowers possessing higher Credit Bureau Risk Scores, which indicate a more favorable credit history, and who give Countrywide Home Loans the right to obtain the tax returns they filed for the preceding two years. Countrywide Home Loans may waive some documentation requirements for Mortgage Loans originated under the Preferred Processing Program.

In the case of Statistical Calculation Pool Mortgage Loans identified in the “Loan Documentation Type” tables in Annex A to this prospectus supplement as “Stated Income/Stated Asset”, the related mortgage loan applications were generally reviewed to determine that the stated income was reasonable for the borrower’s employment and that the stated assets were consistent with the borrower’s income.

In the case of Statistical Calculation Pool Mortgage Loans identified in the “Loan Documentation Type” tables in Annex A to this prospectus supplement as “No Ratio”, the borrower is not required to disclose his or her income although the nature of employment is disclosed and assets are verified. The applicable Originator generally conducted a verbal verification of employment of the borrower prior to origination.

In the case of Statistical Calculation Pool Mortgage Loans identified in the “Loan Documentation Type” tables in Annex A to this prospectus supplement as “No Income/No Asset”, under the related underwriting guidelines, no documentation relating to a prospective borrower’s income, employment or assets is required and therefore debt-to-income ratios are not calculated or included in the underwriting analysis, or if the documentation or calculations are included in a mortgage loan file, they are not taken into account for purposes of the underwriting analysis.

The Statistical Calculation Pool Mortgage Loans that were not originated in accordance with Countrywide Home Loans’ underwriting standards for credit-blemished mortgage loans have been assigned credit grade categories as described under “—Credit-Blemished Mortgage Loans” below, and Credit Bureau Risk Scores for those Mortgage Loans were generally obtained as described under “—Credit-Blemished Mortgage Loans”.

Credit-Blemished Mortgage Loans.  The following is a description of the underwriting procedures customarily employed by Countrywide Home Loans with respect to credit-blemished mortgage loans. Countrywide Home Loans has been originating first lien credit-blemished mortgage loans since 1995. Countrywide Home Loans produces its credit-blemished mortgage loans through its Consumer Markets, Full Spectrum Lending, Correspondent Lending and Wholesale Lending Divisions. Prior to the funding of any credit-blemished mortgage loan, Countrywide Home Loans underwrites the related mortgage loan in accordance with the underwriting standards established by Countrywide Home Loans. In general, the mortgage loans are underwritten centrally by a specialized group of underwriters who are familiar with the unique characteristics of credit-blemished mortgage loans. In general, Countrywide Home Loans does not purchase any credit-blemished mortgage loan that it has not itself underwritten.

Countrywide Home Loans’ underwriting standards are primarily intended to evaluate the value and adequacy of the mortgaged property as collateral for the proposed mortgage loan and the borrower’s credit standing and repayment ability. On a case by case basis, Countrywide Home Loans may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under the underwriting risk category guidelines described below warrants an underwriting exception. Compensating factors may include low loan-to-value ratio, low debt-to-income ratio, stable employment, time in the same residence or other factors. It is expected that a significant number of the Mortgage Loans will have been originated based on these types of underwriting exceptions.

Each prospective borrower completes an application for credit which includes information with respect to the applicant’s assets, liabilities, income and employment history, as well as certain other personal information. Countrywide Home Loans requires an independent credit bureau report on the credit history of each applicant in order to evaluate the applicant’s prior willingness and/or ability to repay. The report typically contains information relating to credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments, among other matters.

After obtaining all applicable employment, credit and property information, Countrywide Home Loans uses a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments of principal and interest on the mortgage loan in addition to other monthly credit obligations. The “debt-to-income ratio” is the ratio of the borrower’s total monthly credit obligations to the borrower’s gross monthly income. The maximum monthly debt-to-income ratio varies depending upon a borrower’s credit grade and documentation level (as described below) but does not generally exceed 55%. Variations in the monthly debt-to-income ratios limit are permitted based on compensating factors.

Countrywide Home Loans’ underwriting standards are applied in accordance with applicable federal and state laws and regulations and require an independent appraisal of the mortgaged property prepared on a Uniform Residential Appraisal Report (Form 1004) or other appraisal form as applicable to the specific mortgaged property type. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home and generally is required to have been made not earlier than 180 days prior to the date of origination of the mortgage loan. Every independent appraisal is reviewed by a representative of Countrywide Home Loans before the loan is funded, and an additional review appraisal is generally performed in connection with appraisals not provided by Landsafe Appraisals, Inc., a wholly owned subsidiary of Countrywide Home Loans. In most cases, properties that are not at least in average condition (including properties requiring major deferred maintenance) are not acceptable as collateral for a credit-blemished loan. The maximum loan amount varies depending upon a borrower’s credit grade, Credit Bureau Risk Score, and documentation level but does not generally exceed $1,000,000 for first lien credit-blemished mortgage loans. Variations in maximum loan amount limits are permitted based on compensating factors.

Countrywide Home Loans’ underwriting standards permit first mortgage loans with loan-to-value ratios at origination of up to 100% depending on the program, type and use of the property, documentation level, creditworthiness of the borrower, debt-to-income ratio and loan amount.

Countrywide Home Loans requires title insurance on all credit blemished mortgage loans. Countrywide Home Loans also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance or the replacement cost of the mortgaged property, whichever is less.

Countrywide Home Loans’ credit blemished mortgage loan underwriting standards are more flexible than the standards generally acceptable to Countrywide Home Loans for its non-credit blemished mortgage loans with regard to the borrower’s credit standing and repayment ability. While more flexible, Countrywide Home Loans’ underwriting guidelines still place primary reliance on a borrower’s ability to repay; however Countrywide Home Loans may require lower loan-to-value ratios than for loans underwritten to more traditional standards. Borrowers who qualify generally have payment histories and debt-to-income ratios which would not satisfy more traditional underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. Countrywide Home Loans’ credit blemished mortgage loan underwriting guidelines establish the maximum permitted loan-to-value ratio for each loan type based upon these and other risk factors with more risk factors resulting in lower loan-to-value ratios.

Countrywide Home Loans underwrites or originates credit blemished mortgage loans pursuant to alternative sets of underwriting criteria under its Full Documentation Loan Program (the “Full Doc Program”) and Stated Income Loan Program (the “Stated Income Program”). Under each of the underwriting programs, Countrywide Home Loans verifies the loan applicant’s sources and amounts of income (except under the Stated Income Program where the amount of income is not verified), calculates the amount of income from all sources indicated on the loan application, reviews the credit history of the applicant, calculates the debt-to-income ratio to determine the applicant’s ability to repay the loan, and reviews the appraisal of the mortgaged property for compliance with Countrywide Home Loans’ underwriting standards.

Under the Stated Income Program, the borrower’s employment and income sources and amounts must be stated on the borrower’s application for credit. The borrower’s income as stated must be reasonable for the related occupation and the determination as to reasonableness is subject to the loan underwriter’s discretion. However, the borrower’s income as stated on the application is not independently verified. Maximum loan-to-value ratios are generally lower than those permitted under the Full Doc Program. Except as otherwise stated above, the same mortgage credit, consumer credit and collateral related underwriting guidelines apply.

Under the Full Doc and Stated Income Programs, various risk categories are used to grade the likelihood that the borrower will satisfy the repayment conditions of the mortgage loan. These risk categories establish the maximum permitted loan-to-value ratio, debt-to-income ratio and loan amount, given the borrower’s credit history, the occupancy status of the mortgaged property and the type of mortgaged property. In general, more (or more recent) derogatory credit items such as delinquent mortgage payments or prior bankruptcies result in a loan being assigned to a higher credit risk category.

Countrywide Home Loans’ underwriting guidelines for credit blemished mortgage loans utilize credit grade categories to grade the likelihood that the borrower will satisfy the repayment conditions of the mortgage loans. In general, a credit grade category is assigned by evaluating a borrower’s mortgage history, time since bankruptcy, and time since foreclosure or notice of default. In the case of borrowers with less than twelve months’ mortgage history, credit grade category is assigned by evaluating, time since bankruptcy, and time since foreclosure or notice of default. The credit grade categories establish guidelines for determining maximum allowable loan-to-value ratios and loan amounts given the borrower’s Credit Bureau Risk Score, and maximum allowable debt-to-income ratios for a given mortgage loan. A summary of the credit grade categories is set forth below.

Credit Grade Category: “A”
Loan-To-Value Ratio: Maximum of 100%
Debt-To-Income Ratio: Maximum of 55%
Loan Amount: Maximum of $1,000,000
Credit Bureau Risk Score: Minimum of—
500 for loan amounts up to $700,000,
560 for loan amounts of $700,001 to $750,000,
580 for loan amounts of $750,001 to $850,000, or
600 for loan amounts of $850,001 to $1,000,000.

Mortgage History: No more than 1 non-consecutive delinquency of 30 days during the past 12 months.
Bankruptcy: At least 1 day since discharge or 2 years since dismissal of Chapter 7 or 13 Bankruptcy.
Foreclosure/Notice of Default: At least 3 years since foreclosure/notice of default released.

Credit Grade Category: “A-”
Loan-To-Value Ratio: Maximum of 90%
Debt-To-Income Ratio: Maximum of 55%
Loan Amount: Maximum of $850,000
Credit Bureau Risk Score: Minimum of— 500 for loan amounts up to $650,000, 580 for loan amounts of $650,001 to $750,000, or 620 for loan amounts of $750,001 to $850,000.
Mortgage History: No more than 2 non-consecutive delinquencies of 30 days during the past 12 months.
Bankruptcy: At least 1 day since discharge or 2 years since dismissal of Chapter 7 or 13 Bankruptcy.
Foreclosure/Notice of Default: At least 3 years since foreclosure/notice of default released.

Credit Grade Category: “B”
Loan-To-Value Ratio: Maximum of 85%
Debt-To-Income Ratio: Maximum of 55%
Loan Amount: Maximum of $650,000
Credit Bureau Risk Score: Minimum of— 500 for loan amounts up to $600,000, 580 for loan amounts of $600,001 to $650,000.
Mortgage History: No more than 1 delinquency of 60 days in the past 12 months. Delinquencies of 30 days are not restricted.
Bankruptcy: At least 1 day since discharge or 1 year since dismissal of Chapter 7 or 13 Bankruptcy, or open Chapter 13 Bankruptcy must be paid-off through escrow at funding.
Foreclosure/Notice of Default: At least 2 years since foreclosure/notice of default released.

Credit Grade Category: “C”
Loan-To-Value Ratio: Maximum of 80%
Debt-To-Income Ratio: Maximum of 55%
Loan Amount: Maximum of $600,000.
Credit Bureau Risk Score: Minimum of— 500 for loan amounts up to $550,000, or 580 for loan amounts of $550,001 to $600,000.
Mortgage History: No more than 1 delinquency of 90 days during the past 12 months. Delinquencies of 30 days and 60 days are not restricted.
Bankruptcy: At least 1 day since discharge or 1 year since dismissal of Chapter 7 or 13 Bankruptcy, or open Chapter 13 Bankruptcy must be paid-off through escrow at funding.
Foreclosure/Notice of Default: At least 1 year since foreclosure/notice of default released.

Credit Grade Category: “C-”
Loan-To-Value Ratio: Maximum of 70%
Debt-To-Income Ratio: Maximum of 55%
Loan Amount: Maximum of $500,000.
Credit Bureau Risk Score: Minimum of 500
Mortgage History: No more than 2 delinquencies of 90 days during the past 12 months. Delinquencies of 30 days and 60 days are not restricted.
Bankruptcy: At least 1 day since discharge or dismissal of Chapter 7 or 13 Bankruptcy, or open Chapter 13 Bankruptcy must be paid-off through escrow at funding.
Foreclosure/Notice of Default: None at time of funding.

Credit Grade Category: “D”
Loan-To-Value Ratio: Maximum of 65%
Debt-To-Income Ratio: Maximum of 45%
Loan Amount: Maximum of $250,000
Credit Bureau Risk Score: Minimum of 500.
Mortgage History: Open Notice of default must be cured at time of funding.
Bankruptcy: At least 1 day since discharge or dismissal of Chapter 7 or 13 Bankruptcy, or open Chapter 13 Bankruptcy must be paid-off through escrow at funding.
Foreclosure/Notice of Default: Notice of default is acceptable but must be cured at time of funding.

The loan-to-value ratios, debt-to-income ratios, and loan amounts stated above are maximum levels for a given credit grade category. There are additional restrictions on loan-to-value ratios, debt-to-income ratios, and loan amounts depending on, but not limited to, the occupancy status of the mortgaged property, the type of mortgaged property, and the documentation program.

The “Credit Bureau Risk Score” is a statistical credit score obtained by Countrywide Home Loans in connection with the loan application to help assess a borrower’s creditworthiness. Credit Bureau Risk Scores are generated by models developed by a third party and are made available to mortgage lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower’s probability of default. The Credit Bureau Risk Scores are based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of client history, types of credit, and bankruptcy experience. Credit Bureau Risk Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Bureau Risk Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Bureau Risk Scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, Credit Bureau Risk Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a Credit Bureau Risk Score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the borrower. The Credit Bureau Risk Scores set forth in Annex A hereto were obtained either at the time of origination of the Mortgage Loan or more recently. The Credit Bureau Risk Score is used as an aid to, not a substitute for, the underwriter’s judgment.

In determining a Credit Bureau Risk Score for a particular borrower, Countrywide Home Loans attempts to obtain Credit Bureau Risk Scores from each of the three national credit bureaus that produce these scores. Although different scores may be available from each of the three national credit bureaus for a particular borrower, Countrywide Home Loans will use only one score in its determination of whether to underwrite a mortgage loan, based on the following methodology: if scores are available from each of the three national credit bureaus, Countrywide Home Loans will disregard the highest and lowest scores, and use the remaining score; and if scores are available from only two of the three national credit bureau, Countrywide Home Loans will use the lower of the two scores. In the case of a mortgage loan with more than one applicant, Countrywide Home Loans will use the Credit Bureau Risk Score of the applicant contributing the highest percentage of the total qualifying income.

If only one score is available, or no score is available, Countrywide Home Loans will follow its limited credit guidelines. Under the limited credit guidelines, credit histories may be developed using rent verification from current and/or previous landlords, proof of payment to utilities such as telephone, or verification from other sources of credit or services for which the applicant has (or had) a regular financial obligation. In general, applications with the aforementioned type of credit documentation are limited to A- risk and 80% loan-to-value ratio. For applicants with established mortgage payment history of at least 12 months and one credit score or no credit score, the mortgage payment history may be used in lieu of a credit score to determine a risk grade.

Mortgage Insurance Policies

It is expected that the Mortgage Loans generally will not carry borrower-paid mortgage insurance. The Trust Fund will acquire three mortgage insurance policies (each, a “Mortgage Insurance Policy”), one from United Guaranty Mortgage Indemnity Company, one from Mortgage Guaranty Insurance Corporation and one from Republic Mortgage Insurance Company, respectively (each, a “Mortgage Insurer”). These three policies are expected to cover approximately 42.38% and 39.33% of the Mortgage Loans with Loan-to-Value Ratios at origination in excess of 80% in the Statistical Calculation Pool in respect of Loan Group 1 and Loan Group 2, respectively (in each case by the aggregate Stated Principal Balance of the Mortgage Loans with Loan-to-Value Ratios at origination in excess of 80% in the Statistical Calculation Pool in respect of the related Loan Group) (each such insured Mortgage Loan, a “Covered Mortgage Loan”). The insurance provided by the Mortgage Insurance Policies does not overlap with respect to any Covered Mortgage Loan. Each Mortgage Insurance Policy will only cover losses pursuant to the formula described in that policy down to approximately 60% of the value of the related Mortgaged Property. The premiums payable on the Mortgage Insurance Policies to the extent applicable to the Covered Mortgage Loans (the “Mortgage Insurance Premiums”) will be paid monthly by the Co-Trustee with funds withdrawn from the Distribution Account as provided in the Pooling and Servicing Agreement and the Mortgage Insurance Policies. Covered Mortgage Loans constitute approximately 31.63% and 32.08% of the Mortgage Loans in the Statistical Calculation Pool in respect of Loan Group 1 and Loan Group 2, respectively (in each case by the aggregate Stated Principal Balance of the Mortgage Loans in the Statistical Calculation Pool in respect of the related Loan Group regardless of Loan-to-Value Ratios).

Subject to certain limitations, each Mortgage Insurance Policy will be available to cover losses from defaults in payment on all Covered Mortgage Loans that are not subject to a policy exclusion. Each Mortgage Insurance Policy insures a portion of the loss that may be incurred on each related Covered Mortgage Loan. For a Covered Mortgage Loan, the loss payment is equal to the lesser of (a) the actual loss on sale of the Mortgaged Property or (b) the Coverage Percentage multiplied by the claim amount. The “Coverage Percentage” for each Covered Mortgage Loan will be calculated on a loan-level basis as the amount of coverage required to reduce the exposure down to 60% of the value of the related Mortgaged Property. The coverage provided per loan will be listed in the schedule of loans in each of the Mortgage Insurance Policies.

United Guaranty Mortgage Indemnity Company and Its Mortgage Insurance Policy

United Guaranty Mortgage Indemnity Company (“United Guaranty”), a North Carolina insurance company with corporate offices in Greensboro, North Carolina, is a wholly owned subsidiary, directly and indirectly, of United Guaranty Corporation, a North Carolina corporation, which is a wholly owned subsidiary, directly and indirectly, of American International Group, Inc. United Guaranty is engaged in the business of insuring lenders against loss upon defaults by mortgagors in the payment of insured first mortgage loans on one- to four- family residential properties and is approved as a private mortgage guaranty insurer by FHLMC and FNMA. United Guaranty is licensed to insure first mortgage loans in 48 states and the District of Columbia. As of September 30, 2006, United Guaranty reported, on an unaudited statutory accounting basis, assets of $151,170,744, surplus as regards policyholders (consisting of capital stock, gross paid in and contributed surplus and unassigned surplus) of $15,579,000, and a statutory contingency reserve of $78,144,377. At such date, United Guaranty reported insurance in force covering $7,070,470,185 of residential insured first mortgage loans. An Annual Statement for United Guaranty, on the Fire and Casualty Form promulgated by the National Association of Insurance Commissioners, for the year ended December 31, 2005, is available from the Trustee upon written request.

Neither United Guaranty Corporation nor American International Group, Inc. has guaranteed or agreed to assume the obligations of its subsidiary in connection with this mortgage guaranty insurance program.

The information provided by United Guaranty with respect to its mortgage guaranty insurance is limited to matters relating to the provision of such insurance and is not intended to address matters respecting investment in the securities which are the subject of this document.

United Guaranty furnished the information relating to it in the above three paragraphs but has made no independent verification of any other information in this prospectus supplement. All summaries of, and information relating to, the United Guaranty Mortgage Insurance Policy issued by United Guaranty in this prospectus supplement were prepared by the Depositor, which is solely responsible therefor, and United Guaranty makes no representation as to the correctness or completeness thereof.

The financial strength of United Guaranty has been rated “AA+” by Standard & Poor’s and “Aa1” by Moody’s. The rating agency issuing the rating can withdraw or change its rating at any time.

The Mortgage Insurance Policy issued by United Guaranty (the “United Guaranty Mortgage Insurance Policy”) will cover approximately 11.60% and 9.90% of the Mortgage Loans in the Statistical Calculation Pool with Loan-to-Value Ratios at origination in excess of 80% in respect of Loan Group 1 and Loan Group 2, respectively (in each case by the aggregate Stated Principal Balance of the Mortgage Loans with Loan-to-Value Ratios at origination in excess of 80% in the Statistical Calculation Pool in respect of the related Loan Group). The Covered Mortgage Loans insured by the United Guaranty Mortgage Insurance Policy constitute approximately 7.81% and 6.03% of the Mortgage Loans in the Statistical Calculation Pool in respect of Loan Group 1 and Loan Group 2, respectively (in each case by the aggregate Stated Principal Balance of the Mortgage Loans in the Statistical Calculation Pool in respect of the related Loan Group regardless of Loan-to-Value Ratios).

The United Guaranty Mortgage Insurance Policy is not a blanket policy against loss, since claims under it may only be made for particular defaulted Covered Mortgage Loans and only on satisfaction of certain conditions precedent.

Defaults under the United Guaranty Mortgage Insurance Policy are defined as:

•	the failure by a borrower to pay when due a nonaccelerated scheduled periodic payment due under the Covered Mortgage Loan, or

•	the failure by a borrower to pay the outstanding balance if the Covered Mortgage Loan has been accelerated due to a violation by the borrower of any due-on-sale clause.

In respect of defaults under the United Guaranty Mortgage Insurance Policy, any related claim amount will be equal to the sum of:

•	the unpaid principal balance due on the Covered Mortgage Loan as of the date of default,

•
accumulated delinquent interest due on the amount of unpaid principal balance from the date of default through the earlier of the date that the claim is submitted and the date that the claim is required to be submitted, in any event not including any late charges or other penalty interest,

•
amounts reasonably and necessarily advanced in respect of real estate taxes and fire and other insurance premiums on the related Mortgaged Property prorated through the earlier of the date that the claim is submitted and the date that the claim is required to be submitted,

•
reasonable, necessary and customary amounts advanced to prevent physical damage to and otherwise maintain the property prior to the earlier of the date that the claim is submitted and the date that the claim is required to be submitted,

•
attorneys’ fees reasonably and necessarily incurred in conducting enforcement proceedings and in obtaining title to the related Mortgaged Property, provided that such fees may not exceed 3% of the principal balance and the accumulated delinquent interest due as calculated pursuant to the first and second bullets, and

•	court expenses reasonably and necessarily incurred in conducting enforcement proceedings and in obtaining title to the related Mortgaged Property,

less the sum of

•	the amount of all rents and other payments (excluding proceeds of fire and extended coverage insurance) collected or received from the Covered Mortgage Loan or the related Mortgaged Property,

•	the amount of cash in any escrow account for the Covered Mortgage Loan,

•	the amount of cash held as security for the Covered Mortgage Loan and all sums as to which set-off is available, and

•	the amount of certain costs of restoring and repairing the related Mortgaged Property that are not actually used for the restoration or repair of the Mortgaged Property.

When a loss becomes payable, the Mortgage Insurer will pay the Co-Trustee for the benefit of the Certificateholders within 60 days after the Master Servicer has filed a claim in accordance with the United Guaranty Mortgage Insurance Policy.

Generally, the Master Servicer must file a claim within 60 days after the first to occur of (i) the acquisition by the Master Servicer of the borrower’s title to the related Mortgaged Property, (ii) redemption of the related Mortgaged Property or (iii) the Master Servicer receives a direction from the Mortgage Insurer to file a claim. If the Master Servicer files a claim within one year after the applicable event described in the first sentence of this paragraph, the Mortgage Insurer will process the claim; provided, however, that there will be no further interest or other expenses included in the claim amount following the expiration of the 60-day period referenced in the first sentence of this paragraph. If the Master Servicer fails to file a claim within the one-year period referenced in the preceding sentence, the failure will be deemed to have been an election by the Master Servicer to waive any right to any benefit under the United Guaranty Mortgage Insurance Policy with respect to that Covered Mortgage Loan. In addition, the Master Servicer must notify the Mortgage Insurer of Covered Mortgage Loans as to which a default has existed for three months or a foreclosure proceeding has been commenced.

The Covered Mortgage Loan will be considered to remain in default until filing of a claim so long as the scheduled periodic payment has not been made or violation of the due-on-sale clause continues. For example, a Covered Mortgage Loan is “three months in default” if the monthly installments due on January 1 through March 1 remain unpaid after the close of business on March 1.

Claims involving certain specified circumstances are excluded from the coverage of the United Guaranty Mortgage Insurance Policy. The Mortgage Insurer will not be liable for losses in connection with those claims except in certain circumstances when the amount by which the loss increased because of the excluded circumstances can be reasonably determined, in which case the claim amount will be reduced to the extent of that increased amount. Claims that will be excluded from the coverage of the United Guaranty Mortgage Insurance Policy, as more particularly described in that policy, include:

•
any claim resulting from a failure of a borrower to make a balloon payment, which is any payment that is more than twice the size of a normal amortizing payment, other than due to acceleration of the Covered Mortgage Loan;

•	any claim resulting from a default that occurred before coverage under the United Guaranty Mortgage Insurance Policy began;

•	any claim involving incomplete construction or construction not made in accordance with construction plans for the related Mortgaged Property;

•	any claim involving a lending transaction with the borrower different from the description to the Mortgage Insurer of the lending transaction;

•
any claim involving any dishonest, fraudulent, criminal, or knowingly wrongful act by the applicable seller, the Master Servicer, any other insured or any other servicer or any other first party described in the United Guaranty Mortgage Insurance Policy, or any claim involving negligence of the applicable seller or the Master Servicer;

•
any claim where there is physical damage to the related Mortgaged Property and that Mortgaged Property has not been restored to its condition as of the effective date of the United Guaranty Mortgage Insurance Policy, reasonable wear and tear excepted, or, if the property was not completed in accordance with the original construction plans as of the date of default, to the condition contemplated by such construction plans;

•
any claim where there is environmental contamination affecting the related Mortgaged Property, including nuclear or radioactive contamination, contamination by toxic waste, chemicals or other hazardous substance or other pollution, contamination by electromagnetic fields or radiation, or any other environmental or similar hazard not previously approved by the Mortgage Insurer, but excluding the presence of radon gas, lead paint and asbestos; and

•	any claim, if the mortgage executed by the borrower did not create at origination a first lien on the related Mortgaged Property.

The preceding description of the United Guaranty Mortgage Insurance Policy is only a brief outline and does not purport to summarize or describe all of the provisions, terms and conditions of that policy.

If the United Guaranty Mortgage Insurance Policy is terminated for any reason other than the exhaustion of its coverage, or if the claims-paying ability rating of United Guaranty Mortgage Indemnity Company is reduced to below investment grade, the Master Servicer will use its best efforts to obtain a comparable policy from an insurer that is acceptable to the rating agencies. The replacement policy will provide coverage equal to the then remaining coverage of the United Guaranty Mortgage Insurance Policy if available. However, if the premium cost of a replacement policy exceeds the premium cost of the United Guaranty Mortgage Insurance Policy, the coverage amount of the replacement policy will be reduced so that its premium cost will not exceed the premium cost of the United Guaranty Mortgage Insurance Policy.

Mortgage Guaranty Insurance Corporation and Its Mortgage Insurance Policy

Mortgage Guaranty Insurance Corporation (“MGIC”), a Wisconsin insurance corporation with corporate offices in Milwaukee, Wisconsin, is a wholly owned subsidiary of MGIC Investment Corporation. MGIC is engaged in the business of providing private mortgage insurance in the United States to the home mortgage lending industry. MGIC’s principal products are primary mortgage insurance and pool mortgage insurance. MGIC is approved as a private mortgage guaranty insurer by FHLMC and FNMA and licensed to insure first mortgage loans in all 50 states, the District of Columbia and Puerto Rico. As of September 30, 2006, MGIC reported, on a statutory accounting basis, assets of approximately $7,257,516,000, policyholders’ surplus of approximately $1,448,997,000 and a statutory contingency reserve of approximately $4,591,960,000. As of September 30, 2006, MGIC reported direct primary insurance in force of approximately $173,400,000,000 and direct pool risk in force of approximately $7,100,000,000. A Quarterly Statement for MGIC for the quarter ended September 30, 2006, prepared on the Convention Form prescribed by the National Association of Insurance Commissioners, is available upon written request from the Trustee. For further information regarding MGIC, investors are directed to MGIC Investment Corporation’s periodic reports filed with the United States Securities and Exchange Commission, which are publicly available. The corporate offices of MGIC are located at 270 East Kilbourn Avenue, Milwaukee, Wisconsin 53202 (telephone: 800-558-9900). Additional general information about MGIC is available online at http://www.mgic.com.

As of the date of this prospectus supplement, MGIC had insurer financial strength ratings of “AA” from S&P, “AA+” by Fitch and “Aa2” from Moody’s. The rating agencies issuing the insurer financial strength rating with respect to MGIC can withdraw or change its rating at any time.

The Mortgage Insurance Policy issued by MGIC (the “MGIC Mortgage Insurance Policy”) will cover approximately 18.61% and 18.21% of the Mortgage Loans in the Statistical Calculation Pool with Loan-to-Value Ratios at origination in excess of 80% in respect of Loan Group 1 and Loan Group 2, respectively (in each case by the aggregate Stated Principal Balance of the Mortgage Loans with Loan-to-Value Ratios at origination in excess of 80% in the Statistical Calculation Pool in respect of the related Loan Group). The Covered Mortgage Loans insured by the MGIC Mortgage Insurance Policy constitute approximately 13.39% and 16.43% of the Mortgage Loans in the Statistical Calculation Pool in respect of Loan Group 1 and Loan Group 2, respectively (in each case by the aggregate Stated Principal Balance of the Mortgage Loans in the Statistical Calculation Pool in respect of the related Loan Group regardless of Loan-to-Value Ratios).

The MGIC Mortgage Insurance Policy is subject to various limitations and exclusions as herein provided or as provided in that policy, and will provide only limited protection against losses on defaulted Covered Mortgage Loans. The MGIC Mortgage Insurance Policy does not cover any Mortgage Loans 60 days or more delinquent in payment as of the Cut-off Date. Each Mortgage Loan covered by the MGIC Mortgage Insurance Policy is covered for losses up to the policy limits; provided, however, that the MGIC Mortgage Insurance Policy will not cover special hazard, bankruptcy or fraud losses or certain other types of losses as provided in that policy. Claims on Covered Mortgage Loans generally will reduce uninsured exposure to an amount equal to approximately 60% of the lesser of the appraised value as of the origination date or the Purchase Price, as the case may be, of the related mortgaged property, subject to conditions, exceptions and exclusions and assuming that any pre-existing primary mortgage insurance policies covering such Covered Mortgage Loans remain in effect and a full claim settlement is made thereunder.

The MGIC Mortgage Insurance Policy is required to remain in force with respect to each Covered Mortgage Loan until (i) the principal balance of the Covered Mortgage Loan is paid in full; or (ii) the principal balance of the Covered Mortgage Loan has amortized down to a level that results in a loan-to-value ratio for the Covered Mortgage Loan of 55% or less (provided, however, that no coverage of any Mortgage Loan under the MGIC Mortgage Insurance Policy is required where prohibited by applicable law); or (iii) any event specified in the MGIC Mortgage Insurance Policy occurs that allows for the termination or cancellation of that policy by the insured.

The MGIC Mortgage Insurance Policy may not be assigned or transferred without the prior written consent of MGIC; provided, however, that MGIC has previously provided written consent to (i) the assignment of coverage on individual Covered Mortgage Loans from the Trustee to the Seller in connection with any Covered Mortgage Loan repurchased or substituted for by the Seller and (ii) the assignment of coverage on all Covered Mortgage Loans from the Co-Trustee to any successor co-trustee, provided that in each case, prompt notice of such assignment is provided to MGIC.

The MGIC Mortgage Insurance Policy generally requires that delinquencies on any Covered Mortgage Loan insured thereunder must be reported to MGIC within four months of default, that reports regarding the delinquency of the Covered Mortgage Loan must be submitted to MGIC on a monthly basis thereafter and that appropriate proceedings to obtain title to the property securing such Covered Mortgage Loan must be commenced within six months of default. As a condition to submitting a claim under the MGIC Mortgage Insurance Policy, the Co-Trustee must have (i) acquired, and tendered to MGIC, good and merchantable title to the property securing the Covered Mortgage Loan, free and clear of all liens and encumbrances, including, but not limited to, any right of redemption by the mortgagor unless such acquisition of good and merchantable title is excused under the terms of the MGIC Mortgage Insurance Policy and (ii) if the Covered Mortgage Loan is covered by a pre-existing primary mortgage insurance policy, a claim must be submitted and settled under such pre-existing primary mortgage insurance policy within the time frames specified in the MGIC Mortgage Insurance Policy.

The claim amount generally includes unpaid principal, accrued interest to the date of such tender to MGIC by the insured, and certain expenses (less the amount of a full claim settlement under any preexisting primary mortgage insurance policy covering the Covered Mortgage Loan). When a claim is presented, MGIC will have the option of either (i) paying the claim amount and taking title to the property securing the Covered Mortgage Loan, (ii) paying the insured a percentage of the claim amount (without deduction for a claim settlement under any pre-existing primary mortgage insurance policy covering the Covered Mortgage Loan) and with the Co-Trustee retaining title to the property securing such Covered Mortgage Loan or (iii) if the property securing the Covered Mortgage Loan has been sold to a third party with the prior approval of MGIC, paying the claim amount reduced by the net sale proceeds as described in the MGIC Mortgage Insurance Policy to reflect the actual loss.

Claims generally must be filed within 60 days after the insured has acquired good and merchantable title to the property securing the Covered Mortgage Loan or such property has been sold to a third party with the prior approval of MGIC. A claim generally must be paid within 60 days after the claim is filed by the insured. No payment for a loss will be made under the MGIC Mortgage Insurance Policy unless the property securing the Covered Mortgage Loan is in the same physical condition as when such Covered Mortgage Loan was originally insured, except for reasonable wear and tear, and unless premiums on the standard homeowners’ insurance policy, real estate taxes and foreclosure protection and preservation expenses have been advanced by or on behalf of the insured.

If a claim submitted under the MGIC Mortgage Insurance Policy is incomplete, MGIC is required to provide notification of all information and documentation required to perfect the claim within 20 days of MGIC’s receipt of such incomplete claim. In such case, payment of the claim will be suspended until such information and documentation are provided to MGIC, provided that MGIC is not required to pay the claim if it is not perfected within 180 days after its initial filing.

Unless approved in writing by MGIC, no changes may be made to the terms of any Covered Mortgage Loan, including the borrowed amount, interest rate, term or amortization schedule, except as specifically permitted by the terms of the Covered Mortgage Loan; nor may the lender make any change in the property or other collateral securing the Covered Mortgage Loan, nor may any mortgagor be released under the Covered Mortgage Loan from liability. If a Mortgage Loan is assumed with the insured’s approval, MGIC’s liability for coverage of the Mortgage Loan under the MGIC Mortgage Insurance Policy generally will terminate as of the date of such assumption unless MGIC approves the assumption in writing. In addition, with respect to any Covered Mortgage Loan covered by the MGIC Mortgage Insurance Policy, the Master Servicer must obtain the prior approval of MGIC in connection with any acceptance of a deed in lieu of foreclosure or of any sale of the property securing the Covered Mortgage Loan.

The MGIC Mortgage Insurance Policy excludes coverage of (i) any claim where the insurer under any pre-existing primary mortgage insurance policy has acquired the property securing the Covered Mortgage Loan, (ii) any claim resulting from a default occurring after lapse or cancellation of coverage, (iii) certain claims resulting from a default existing at the inception of coverage, (iv) certain claims where there is an environmental condition which existed on the property securing the Covered Mortgage Loan (whether or not known by the person or persons submitting an application for coverage of the Covered Mortgage Loan) as of the effective date of coverage, (v) any claim, if the mortgage, deed of trust or other similar instrument did not create at origination a first lien on the property securing the Covered Mortgage Loan, (vi) certain claims involving or arising out of any breach by the insured of its obligations under, or its failure to comply with, the terms of the MGIC Mortgage Insurance Policy or of its obligations as imposed by operation of law, (vii) certain claims resulting from physical damage to a property securing a Covered Mortgage Loan, (viii) any claim arising from the failure of the borrower under a Covered Mortgage Loan to make any balloon payment, if applicable, under such Covered Mortgage Loan and (ix) any claim submitted in connection with a Covered Mortgage Loan if the Covered Mortgage Loan did not meet MGIC’s requirements applicable to the origination of the Covered Mortgage Loan.

In issuing its Mortgage Insurance Policy, MGIC has relied upon certain information and data regarding the Covered Mortgage Loans furnished to it by Countrywide Home Loans, the Co-Trustee or their respective representatives. The MGIC Mortgage Insurance Policy will not insure against certain losses sustained by reason of a default arising from or involving certain matters, including (i) misrepresentation made, or knowingly participated in, by the lender, other persons involved in the origination of the Covered Mortgage Loan or the application for insurance, or made by any appraiser or other person providing valuation information regarding the property securing the Covered Mortgage Loan; (ii) negligence or fraud by the Master Servicer of the Mortgage Loan, and (iii) failure to construct a property securing a Covered Mortgage Loan in accordance with specified plans. The MGIC Mortgage Insurance Policy permits MGIC to cancel coverage of a Covered Mortgage Loan under its Mortgage Insurance Policy or deny any claim submitted under its Mortgage Insurance Policy in connection with a Covered Mortgage Loan if the insured fails to furnish MGIC with copies of all documents in connection with the origination or servicing of the Covered Mortgage Loan.

The preceding description of the MGIC Mortgage Insurance Policy is only a brief outline and does not purport to summarize or describe the provisions, terms and conditions of the MGIC Mortgage Insurance Policy. For a more complete description of these provisions, terms and conditions, reference is made to the MGIC Mortgage Insurance Policy, a copy of which is available upon request from the Trustee.

Republic Mortgage Insurance Company and Its Mortgage Insurance Policy

Republic Mortgage Insurance Company (“RMIC”), a North Carolina insurance corporation, with administrative offices located at 190 Oak Plaza Boulevard in Winston-Salem, North Carolina 27105, is a monoline private mortgage insurance company. RMIC was organized in December 1972 and commenced business in March 1973, to provide primary mortgage guaranty insurance coverage on residential mortgage loans, as well as mortgage portfolio and pool insurance policies which enhance insurance coverage for various types of mortgage related securities. RMIC is a wholly owned subsidiary of Old Republic Mortgage Guaranty Group, Inc., a Delaware corporation, which is a wholly owned subsidiary of Old Republic International Corporation (NYSE: ORI) (“Old Republic”), a Delaware corporation based in Chicago, Illinois. RMIC is licensed in 49 states and the District of Columbia to offer such insurance and is approved as a private mortgage insurer by Freddie Mac and Fannie Mae.

An Annual Statement for RMIC for the years ended December 31, 2004 and 2005, prepared on the Convention Form prescribed by the National Association of Insurance Commissioners, is available upon request from the Trustee. As of December 31, 2004, RMIC reported on its annual report, which is maintained on a statutory accounting basis, assets of $1,660,956,496, policyholders’ surplus of $138,580,663 and a statutory contingency reserve of $1,285,160,465. As of December 31, 2005, RMIC reported on its annual report, which is maintained on a statutory accounting basis, assets of $1,659,577,852, policyholders’ surplus of $272,737,922 and a statutory contingency reserve of $1,022,579,436. As of September 30, 2006, RMIC reported on its unaudited quarterly report, which is maintained on a statutory accounting basis, assets of $1,569,548,122, policyholders' surplus of $164,321,027 and a statutory contingency reserve of $1,146,146,115.

The financial strength of RMIC is rated “Aa3” by Moody’s, “AA” by S&P and “AA” by Fitch Ratings. Each rating of RMIC should be evaluated independently. The ratings reflect each respective rating agency’s current assessment of the creditworthiness of RMIC and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

The above ratings are not recommendations to buy, sell or hold the Certificates, and such ratings may be subject to revision or withdrawal at any time by the Rating Agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Certificates. RMIC does not guaranty the market price of the Certificates nor does it guaranty that the ratings on the Certificates will not be revised or withdrawn

The Mortgage Insurance Policy issued by RMIC (the “RMIC Mortgage Insurance Policy”) will cover approximately 12.17% and 11.22% of the Mortgage Loans in the Statistical Calculation Pool with Loan-to-Value Ratios at origination in excess of 80% in respect of Loan Group 1 and Loan Group 2, respectively (in each case by the aggregate Stated Principal Balance of the Mortgage Loans with Loan-to-Value Ratios at origination in excess of 80% in the Statistical Calculation Pool in respect of the related Loan Group). The Covered Mortgage Loans insured by the RMIC Mortgage Insurance Policy constitute approximately 10.43% and 9.62% of the Mortgage Loans in the Statistical Calculation Pool in respect of Loan Group 1 and Loan Group 2, respectively (in each case by the aggregate Stated Principal Balance of the Mortgage Loans in the Statistical Calculation Pool in respect of the related Loan Group regardless of Loan-to-Value Ratios).

The maximum amount of coverage under the RMIC Mortgage Insurance Policy for each Covered Mortgage Loan covered under that policy is equal to the lesser of:

(i)           the actual loss,

(ii)            $250,000 and

(iii)            the product of (x) the specified coverage amount and (y) the claim amount (as defined below) (exclusive of any principal payments paid or payable pursuant to any other primary mortgage insurance policy covering the Mortgage Loan, if applicable) of that Covered Mortgage Loan.

For purposes of the RMIC Mortgage Insurance Policy, claims on Covered Mortgage Loans generally will reduce uninsured exposure to an amount equal to approximately 60% of the lesser of the appraised value as of the origination date or the Purchase Price, as the case may be, of the related Mortgaged Property, subject to conditions, exceptions and exclusions.

The RMIC Mortgage Insurance Policy does not cover Mortgage Loans having Loan-to-Value Ratios of less than or equal to 60% or greater than 100% (determined based on (i) the Mortgaged Property value used by the related Originator to compute the original Loan-to-Value Ratio of the related Mortgage Loan and (ii) the principal balance of the related mortgage as of the date of the data file upon which RMIC bid to provide a RMIC Mortgage Insurance Policy relating to the Covered Mortgage Loans). In addition, in order for a Covered Mortgage Loan covered by the RMIC Mortgage Insurance Policy to be eligible for coverage under the RMIC Mortgage Insurance Policy the loan must not be more than 30 days past due as of the Cut-off Date, and housing payments may not have been (i) 30 days delinquent on more than four occasions and 60 days delinquent on any occasion in the last 12 months preceding the Cut-Off Date, or (ii) 30 days delinquent on more than two occasions and 60 days delinquent on more than one occasion in the last 12 months preceding the Cut-off Date. Rolling lates are acceptable (maximum six consecutive months rolling lates equals one 30-day late). A borrower must also have a minimum 24 months since consummation of foreclosure proceedings and a minimum 18 months since bankruptcy discharge, in each case as of the Cut-Off Date. An existing mortgage may be no more than 30 days late at funding.

Pursuant to the terms of the RMIC Mortgage Insurance Policy, losses on the Covered Mortgage Loans insured thereunder may be covered in one of the following three ways at the discretion of RMIC:

(i)            if the related Mortgaged Property has been foreclosed upon by the Master Servicer on behalf of the Trust Fund, RMIC may acquire the related Mortgaged Property for the claim amount (as defined below);

(ii)            if the related Mortgaged Property is sold to a third party prior to or after foreclosure (and, in either case, such sale has been previously approved by RMIC), then RMIC will pay to the Trust Fund the lesser of (A) the actual loss on the Mortgaged Property, (B) $250,000 or (C) the product of the specified coverage amount (as described in the table above) and the claim amount (exclusive of any Mortgage Loan, if applicable); or

(iii)            if the related Mortgaged Property had been foreclosed upon by the Master Servicer and either RMIC elects not to acquire the property or an acceptable sale to a third party is not available at such time, then RMIC will pay to the Master Servicer an amount equal to the lesser of (A) the actual loss on the Mortgaged Property, (B) $250,000 or (C) the product of the specified coverage amount and the claim amount (exclusive of any Mortgage Loan, if applicable).

For the purposes of the RMIC Mortgage Insurance Policy, the claim amount is equal to:

(i)            the outstanding scheduled principal balance of the related Mortgage Loan; plus

(ii)            accrued and unpaid interest due on the Mortgage Loan computed at the mortgage interest rate through the date that the related claim was filed with RMIC, but excluding applicable late charges, penalty interest, and other changes to the interest rate by reason of the default; plus

(iii)            certain expenses after delinquency paid by the insured (such as hazard insurance premiums, taxes, maintenance expenses, attorneys fees and other foreclosure costs); minus

(iv)            certain amounts received or held by the insured (such as rental income and escrow deposits).

Under the RMIC Mortgage Insurance Policy, the Master Servicer is required to perform certain actions as a condition to eventually making a claim for payment. For example, the Master Servicer is required to submit to RMIC written notice (i) within 45 days with regard to a Mortgage Loan that becomes 45 days delinquent if it occurs when the first payment is due under the Mortgage Loan, or (ii) within ten days of the earlier to occur of either (A) the date when the Mortgage Loan becomes four months delinquent, or (B) the date when legal or administrative actions have been commenced. In addition, the Master Servicer is required to provide monthly reports regarding the delinquency of any Mortgage Loans covered under the RMIC Mortgage Insurance Policy. The Master Servicer must make certain advances for the protection and preservation of the related Mortgaged Property. Furthermore, with respect to any Mortgage Loan covered under the RMIC Mortgage Insurance Policy, the Master Servicer must obtain the prior approval of RMIC in connection with any:

(i)            modification by the Master Servicer of the terms of the related Mortgage Loan;

(ii)            assumption by a new borrower;

(iii)            acceptance of a deed in lieu of foreclosure; or

(iv)            sale of the underlying Mortgaged Property.

The Master Servicer must follow specified procedures for making a claim on a Mortgage Loan covered under the RMIC Mortgage Insurance Policy. When a Mortgage Loan becomes materially delinquent (in any event no later than when the Mortgage Loan becomes six months delinquent) and satisfactory arrangements to bring the Mortgage Loan current are not made, the Master Servicer must initiate foreclosure proceedings. The Master Servicer is required to file a claim with RMIC no later than 60 days after acquiring marketable title to the Mortgaged Property. If the Master Servicer is not required to have title to the Mortgaged Property to file a claim for a reason described in the RMIC Mortgage Insurance Policy, then the claim must be filed (i) within 60 days after the property is conveyed in a pre-foreclosure sale, at the foreclosure sale or by exercise of the rights of redemption, or (ii) at a time otherwise directed by RMIC and communicated to the Master Servicer.

Subject to the conditions and exclusions of the RMIC Mortgage Insurance Policy, RMIC is required to process and pay a claim within 60 days after a fully completed claim has been submitted to RMIC. If a claim filed by the Master Servicer is incomplete, then RMIC may notify the Master Servicer within 20 days of receipt of the related claim. RMIC will not be required to make any payment in respect of such incomplete claim until 60 days after submission by the Master Servicer of the missing or incomplete information. If the Master Servicer fails to file a fully completed claim with RMIC within 180 days after the filing of the claim (or such longer period as RMIC may allow), the insured will no longer be entitled to payment of a loss under the RMIC Mortgage Insurance Policy.

The failure by the Master Servicer to perform any actions that are a condition for payment of a claim may result either in such claim being excluded from coverage under the RMIC Mortgage Insurance Policy or in the amount of such claim being reduced. In addition, RMIC will not be liable for, and the RMIC Mortgage Insurance Policy will not cover, any claim relating to losses from physical damage or environmental conditions affecting the Mortgaged Property, fraud or misrepresentation by or on behalf of the Trust Fund in obtaining the RMIC Mortgage Insurance Policy, failure of the mortgage to provide the lender with a first priority lien on the related property at origination of the mortgage loan, losses from the Master Servicer’s negligence or release of the borrower from any portion of its payment obligations, non-compliance with the RMIC Mortgage Insurance Policy and certain other types of losses described in the RMIC Mortgage Insurance Policy. Claim payments under the RMIC Mortgage Insurance Policy will be made to the Master Servicer.

The Master Servicer will cause to be paid from interest collections the premium payable to RMIC for coverage of each insured Mortgage Loan (and any West Virginia, Kentucky or other applicable state taxes relating to such premium). These premiums are calculated as an annual percentage of the Stated Principal Balance of each Covered Mortgage Loan insured under the RMIC Mortgage Insurance Policy.

This description of the RMIC Mortgage Insurance Policy is only a brief summary of the policy and does not purport to be complete with respect to any non-uniform amendment thereto required by a particular jurisdiction. For a more complete description of the provisions, time, and conditions of the RMIC Mortgage Insurance Policy, prospective investors in the Certificates are encouraged to review such policy, copies of which are available upon request from the Trustee.

Neither Old Republic International Corporation nor any of its affiliates has guaranteed or agreed to assume the obligations of RMIC under the RMIC Mortgage Insurance Policy. Other than the information in this section entitled “Republic Mortgage Insurance Company and Its Mortgage Insurance Policy” furnished by RMIC, neither RMIC nor any of its affiliates has independently verified any other information in this prospectus supplement or the prospectus. In addition, neither RMIC nor any of its affiliates makes any representations regarding the Certificates or the advisability of investing in the Certificates.

SERVICING OF THE MORTGAGE LOANS

General

The Master Servicer will master service all of the Mortgage Loans in accordance with the terms set forth in the Pooling and Servicing Agreement. The Master Servicer has agreed to service and administer the mortgage loans in accordance with customary and usual standards of practice of prudent mortgage loan lenders. The Master Servicer has also agreed to represent and protect the interest of the Trustee in the Mortgage Loans in the same manner as it currently protects its own interest in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan. The Master Servicer is permitted to make a modification, waiver or amendment of a Mortgage Loan so long as the modification, waiver or amendment would comply with the general servicing standard described above, not cause any REMIC to fail to qualify as a REMIC, not result in the imposition of certain taxes and not extend the due date for a payment due on the related Mortgage Note for a period greater than 180 days. A modification, waiver or amendment may initially result in a reduction in the payments made under a Mortgage Loan, but it is expected that a modification, waiver or amendment will increase the payments made under the Mortgage Loan over the life of the Mortgage Loan.

The Master Servicer may perform any of its obligations under the Pooling and Servicing Agreement through one or more subservicers (including a special servicer). Notwithstanding any subservicing arrangement, the Master Servicer will remain liable for its servicing duties and obligations under the Pooling and Servicing Agreement as if the Master Servicer alone were servicing the Mortgage Loans.

Countrywide Home Loans Servicing LP

The principal executive offices of Countrywide Home Loans Servicing LP (“Countrywide Servicing”) are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans, Inc. Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February, 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans (other than home equity lines of credit) formerly serviced by Countrywide Home Loans and securitized by the Depositor or CWMBS, Inc., an affiliate of the Depositor. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans.

Countrywide Home Loans

Countrywide Home Loans is the sponsor for the transaction and also a seller. Countrywide Home Loans is a New York corporation and a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation (“Countrywide Financial”). The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

Countrywide Home Loans has historically sold substantially all the mortgage loans that it has originated and purchased, generally through securitizations. Countrywide Home Loans does not always sell mortgage loans immediately after origination or acquisition, but may decide to sell certain mortgage loans in later periods as part of its overall management of interest rate risk. Countrywide Home Loans has been involved in the securitization of mortgage loans since 1969 when it was approved as a Federal National Mortgage Association seller/servicer. Countrywide Home Loans reviews the structure of its securitizations and discusses the structure with the related underwriters.

Except as otherwise indicated, reference in the remainder of this prospectus supplement to “Countrywide Home Loans” should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing. Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004, December 31, 2005 and September 30, 2006, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion, $1,111.090 billion and $1,244.311 billion, respectively, substantially all of which were being serviced for unaffiliated persons. As of December 31, 2005 and September 30, 2006, Countrywide Home Loans provided servicing for credit-blemished mortgage loans (excluding mortgage loans being subserviced by Countrywide Home Loans) with an aggregate principal balance of approximately $121.734 billion and $118.908 billion, respectively.

Mortgage Loan Production

The following table sets forth, by number and dollar amount of mortgage loans, Countrywide Home Loans’ residential mortgage loan production for the periods indicated.

	Consolidated Mortgage Loan Production

	Ten Months Ended December 31,	Years Ended December 31,				Nine Months Ended September 30,
	2001	2002	2003	2004	2005	2006
	(Dollars in millions, except average loan amount)
Conventional Conforming Loans Number of Loans	504,975	999,448	1,517,743	846,395	809,630	559,501
Volume of Loans	$76,432	$150,110	$235,868	$138,845	$167,675	$109,872
Percent of Total Dollar Volume	61.7%	59.6%	54.2%	38.2%	34.1%	32.9%
Conventional Non-conforming Loans Number of Loans	137,593	277,626	554,571	509,711	826,178	479,627
Volume of Loans	$22,209	$61,627	$136,664	$140,580	$225,217	$148,652
Percent of Total Dollar Volume	17.9%	24.5%	31.4%	38.7%	45.9%	44.5%
FHA/VA Loans Number of Loans	118,734	157,626	196,063	105,562	80,528	65,618
Volume of Loans	$14,109	$19,093	$24,402	$13,247	$10,712	$9,436
Percent of Total Dollar Volume	11.4%	7.6%	5.6%	3.6%	2.2%	2.8%
Prime Home Equity Loans Number of Loans	164,503	316,049	453,817	587,046	683,887	519,895
Volume of Loans	$5,639	$11,650	$18,103	$30,893	$42,706	$35,229
Percent of Total Dollar Volume	4.5%	4.6%	4.2%	8.5%	8.7%	10.6%
Nonprime Mortgage Loans Number of Loans	43,359	63,195	124,205	250,030	278,112	188,558
Volume of Loans	$5,580	$9,421	$19,827	$39,441	$44,637	$30,545
Percent of Total Dollar Volume	4.5%	3.7%	4.6%	11.0%	9.1%	9.2%
Total Loans Number of Loans	969,164	1,813,944	2,846,399	2,298,744	2,678,335	1,813,199
Volume of Loans	$123,969	$251,901	$434,864	$363,006	$490,947	$333,734
Average Loan Amount	$128,000	$139,000	$153,000	$158,000	$183,000	$184,000
Non-Purchase Transactions(1)	63%	66%	72%	51%	53%	53%
Adjustable-Rate Loans(1)	12%	14%	21%	52%	52%	48%
__________
(1)	Percentage of total mortgage loan production (excluding commercial real estate loans) based on dollar volume.

Loan Servicing

The Master Servicer has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

(a)	collecting, aggregating and remitting mortgage loan payments;

(b)	accounting for principal and interest;

(c)	holding escrow (impound) funds for payment of taxes and insurance;

(d)	making inspections as required of the mortgaged properties;

(e)	preparation of tax related information in connection with the mortgage loans;

(f)	supervision of delinquent mortgage loans;

(g)	loss mitigation efforts;

(h)	foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

(i)	generally administering the mortgage loans, for which it receives servicing fees.

Billing statements with respect to mortgage loans are mailed monthly by the Master Servicer. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate are provided by the Master Servicer to the borrower with these statements.

Collection Procedures

When a borrower fails to make a payment on a mortgage loan, the Master Servicer attempts to cause the deficiency to be cured by corresponding with the borrower. In most cases, deficiencies are cured promptly. Pursuant to the Master Servicer’s servicing procedures, the Master Servicer generally mails to the borrower a notice of intent to foreclose after the loan becomes, in the case of a credit-blemished mortgage loan, 31 days past due (two payments due but not received), or in the case of a mortgage loan that is not a credit-blemished mortgage loan, 61 days past due (three payments due but not received) and in any case, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of the loans, including any deficiencies.

Once foreclosure is initiated by the Master Servicer, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, the Master Servicer determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Home Loans. After foreclosure, the Master Servicer may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

Servicing and charge-off policies and collection practices with respect to credit-blemished mortgage loans may change over time in accordance with, among other things, the Master Servicer’s business judgment, changes in the servicing portfolio and applicable laws and regulations.

Servicing Compensation and Payment of Expenses

The Master Servicer will be paid a monthly fee (the “Master Servicing Fee”) from collections with respect to each Mortgage Loan (as well as from any liquidation proceeds or Subsequent Recoveries) equal to one-twelfth of the Stated Principal Balance thereof multiplied by the Servicing Fee Rate. The “Servicing Fee Rate” for each Mortgage Loan in Loan Group 1 and each credit-blemished Mortgage Loan in Loan Group 2 will equal 0.50% per annum. The “Servicing Fee Rate” for each other Mortgage Loan in Loan Group 2 will be a per annum rate that will vary on a loan-by-loan basis depending on the type of Mortgage Loan and whether the Mortgage Loan has had its first Adjustment Date. The weighted average Servicing Fee Rates for the Mortgage Loans referred to in the preceding sentence are as shown in the following table:

	Weighted Average Servicing Fee Rate Before The Respective Initial Adjustment Dates	Weighted Average Servicing Fee Rate On And After The Respective Initial Adjustment Dates
2/28 6-month LIBOR	0.250%	0.375%
2/38 6-month LIBOR	0.250%	0.375%
3/27 One-Year CMT	0.250%	0.375%
3/27 12-month LIBOR	0.250%	0.375%
3/27 6-month LIBOR	0.250%	0.375%
5/25 12-month LIBOR	0.250%	0.375%
5/25 6-month LIBOR	0.250%	0.375%
5/35 12-month LIBOR	0.250%	0.375%
5/35 6-month LIBOR	0.250%	0.375%
7/23 12-month LIBOR	0.250%	0.375%
7/23 6-month LIBOR	0.250%	0.375%
7/33 12-month LIBOR	0.250%	0.375%

The weighted average Servicing Fee Rate for all of the Statistical Calculation Pool Mortgage Loans in Loan Group 2 is 0.4711% per annum before the respective initial Adjustment Dates (if any) and is 0.4856% per annum on and after the respective initial Adjustment Dates (if any). The amount of the monthly Master Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this prospectus supplement under “— Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans”.

The Master Servicer is also entitled to receive, as additional servicing compensation, amounts in respect of interest paid on Principal Prepayments received during that portion of a Prepayment Period from the related Due Date to the end of the Prepayment Period (“Prepayment Interest Excess”), all late payment fees, assumption fees and other similar charges (excluding prepayment charges), with respect to the Mortgage Loans, and all investment income earned on amounts on deposit in the Certificate Account and Distribution Account. The Master Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Loans and incurred by the Trustee and the Co-Trustee in connection with their responsibilities under the Pooling and Servicing Agreement.

Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans

When a borrower prepays all or a portion of a Mortgage Loan between scheduled monthly payment dates (“Due Dates”), the borrower pays interest on the amount prepaid only to the date of prepayment. Principal Prepayments which are received during that portion of the Prepayment Period from the related Due Date in the Prepayment Period to the end of the Prepayment Period reduce the Scheduled Payment of interest for the following Due Date but are included in a distribution that occurs on or prior to the distribution of the Scheduled Payment, and accordingly no shortfall in interest otherwise distributable to holders of the Certificates results. Conversely, Principal Prepayments received from that portion of the Prepayment Period from the beginning of the Prepayment Period to related Due Date in that Prepayment Period reduce the Scheduled Payment of interest for that Due Date and are included in a distribution that occurs on or after the distribution of the Scheduled Payment, and accordingly an interest shortfall (a “Prepayment Interest Shortfall”) could result. In order to mitigate the effect of any Prepayment Interest Shortfall on interest distributions to holders of the Certificates on any Distribution Date, one-half of the amount of the Master Servicing Fee otherwise payable to the Master Servicer for the month will, to the extent of the Prepayment Interest Shortfall, be deposited by the Master Servicer in the Certificate Account for distribution to holders of the Certificates entitled thereto on the Distribution Date. The amount of this deposit by the Master Servicer is referred to as “Compensating Interest” and will be reflected in the distributions to holders of the Certificates entitled thereto made on the Distribution Date on which the Principal Prepayments received would be distributed.

Advances

Subject to the following limitations, on the Business Day prior to each Distribution Date, the Master Servicer will be required to advance (an “Advance”) from its own funds, or funds in the Certificate Account that are not required to be distributed on the Distribution Date, on the Business Day immediately preceding the Distribution Date (a “Master Servicer Advance Date”), the sum of:

•
an amount equal to the aggregate of payments of principal and interest on the Mortgage Loans (with the Mortgage Rate adjusted to a rate equal to the Mortgage Rate minus the applicable Servicing Fee Rate (as so adjusted, the “Net Mortgage Rate”)) that were due on the related Due Date and delinquent on the related Determination Date; and

•
an amount equivalent to interest (adjusted to the Net Mortgage Rate) deemed due on each Mortgage Loan (i) as to which the related Mortgaged Property has been acquired by the Master Servicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan (“REO Property”), which is calculated after taking into account any rental income from such Mortgaged Property or (ii) as to which the related Mortgaged Property has been liquidated but as to that Mortgage Loan a Final Recovery Determination has not been made.

Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Certificates rather than to guarantee or insure against losses. The Master Servicer is obligated to make Advances to the extent that those Advances are, in its judgment, reasonably recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If the Master Servicer determines on any Determination Date to make an Advance, that Advance will be included with the distribution to holders of the Certificates on the related Distribution Date. Any failure by the Master Servicer to make an Advance as required under the Pooling and Servicing Agreement will constitute an event of default thereunder, in which case the Trustee, as successor master servicer, or any other entity that is appointed as successor master servicer, will be obligated to make Advances in accordance with the terms of the Pooling and Servicing Agreement. An Advance will be reimbursed from the payments on the Mortgage Loan with respect to which the Advance was made. However, if an Advance is determined to be nonrecoverable and the Master Servicer delivers an officer’s certificate to the Trustee indicating that the Advance is nonrecoverable, the Master Servicer will be entitled to withdraw from the Certificate Account an amount equal to the nonrecoverable Advance. Reimbursement for Advances and nonrecoverable Advances will be made prior to distributions on the Certificates.

Certain Modifications and Refinancings

Countrywide Home Loans will be permitted under the Pooling and Servicing Agreement to solicit borrowers for reductions to the Mortgage Rates of their respective Mortgage Loans. If a borrower requests such a reduction, the Master Servicer will be permitted to agree to the rate reduction provided that (i) Countrywide Home Loans purchases the Mortgage Loan from the Trust Fund immediately following the modification and (ii) the Stated Principal Balance of such Mortgage Loan, when taken together with the aggregate of the Stated Principal Balances of all other Mortgage Loans in the same Loan Group that have been so modified since the Closing Date at the time of those modifications, does not exceed an amount equal to 5% of the aggregate Certificate Principal Balance of the related Certificates. Countrywide Home Loans will remit the Purchase Price to the Master Servicer for deposit into the Certificate Account within one Business Day of the purchase of that Mortgage Loan. Purchases of Mortgage Loans may occur when prevailing interest rates are below the Mortgage Rates on the Mortgage Loans and borrowers request modifications as an alternative to refinancings. Countrywide Home Loans will indemnify the Trust Fund against liability for any prohibited transactions taxes and related interest, additions or penalties incurred by any REMIC as a result of any modification or purchase.

THE ISSUING ENTITY

In connection with the issuance of the Certificates, the Depositor has formed CWABS Asset-Backed Certificates Trust 2006-23, a common law trust created under the laws of the State of New York pursuant to the Pooling and Servicing Agreement. CWABS Asset-Backed Certificates Trust 2006-23 is referred to in this prospectus supplement as the “issuing entity” and is referred to in the prospectus as the “Trust” or the “Trust Fund”. The Trustee serves as trustee of the issuing entity and acts on behalf of the issuing entity as the issuing entity does not have any directors, officers or employees. The fiscal year end of the issuing entity is December 31.

The issuing entity’s activities are limited to the transactions and activities entered into in connection with the securitization described in this prospectus supplement, and except for those activities, the issuing entity is not authorized and has no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities. Consequently, the issuing entity is not permitted to hold any assets, or incur any liabilities, other than those described in this prospectus supplement. Since the issuing entity is created pursuant to the Pooling and Servicing Agreement, the issuing entity and its permissible activities can only be amended or modified by amending the Pooling and Servicing Agreement.

Since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”.

STATIC POOL DATA

Certain static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide Home Loans is available online at http://www.countrywidedealsdata.com?CWDD=02200612. This static pool data is not deemed part of the prospectus or the registration statement of which the prospectus is a part to the extent that the static pool data relates to:

•	prior securitized pools of Countrywide Home Loans that do not include the Mortgage Loans and that were established before January 1, 2006; or

•	in the case of information regarding the Mortgage Loans, information about the Mortgage Loans for periods before January 1, 2006.

Approximately 11.55% of the Statistical Calculation Pool Mortgage Loans in Loan Group 2 (by Stated Principal Balance of the Mortgage Loans in the Statistical Calculation Pool in respect of Loan Group 2) were originated under more traditional underwriting guidelines. As a result of the inclusion of these Mortgage Loans the Certificates may perform differently than the sponsor’s other securitizations of mortgage loans to borrowers with blemished credit histories.

DESCRIPTION OF THE CERTIFICATES

General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement. We summarize below the material terms and provisions pursuant to which the Certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the Pooling and Servicing Agreement after the issuing entity issues the Certificates.

The CWABS, Inc., Asset-Backed Certificates, Series 2006-23 (the “Certificates”) will consist of: Class 1-A, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B, Class A-R, Class P and Class C Certificates.

When describing the Certificates in this prospectus supplement we use the following terms:

Designation	Class of Certificates
Class A Certificates:	Class 1-A and Class 2-A Certificates
Class 2-A Certificates:	Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates
Senior Certificates:	Class A and Class A-R Certificates
Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates
Subordinate Certificates:	Class M and Class B Certificates
Adjustable Rate Certificates or Swap Certificates:	Class A and Subordinate Certificates
Offered Certificates:	Class 1-A, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class A-R Certificates

The Certificates are generally referred to as the following types:

Class	Type
Class A Certificates:	Senior/Adjustable Rate
Subordinate Certificates:	Subordinate/Adjustable Rate
Class A-R Certificates:	Senior/REMIC Residual
Class P Certificates:	Prepayment Charges
Class C Certificates:	Residual

Generally:

•	distributions of principal and interest on the Class 1-A Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1;

•	distributions of principal and interest on the Class 2-A Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 2;

•	distributions of principal and interest on the Subordinate Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1 and Loan Group 2;

•
distributions on the Class P and Class C Certificates, to the extent provided in the Pooling and Servicing Agreement, will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1 and Loan Group 2; and

•
distributions on the Class A-R Certificates, to the extent provided in the Pooling and Servicing Agreement, will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1 and Loan Group 2.

Book-Entry Certificates; Denominations

The Offered Certificates (other than the Class A-R Certificates) will be book-entry certificates (the “Book-Entry Certificates”). The Class A-R Certificates will be issued as two certificates in fully registered certificated form. Persons acquiring beneficial ownership interests in the Book-Entry Certificates (“Certificate Owners”) may elect to hold their Book-Entry Certificates through the Depository Trust Company (“DTC”) in the United States, or Clearstream, Luxembourg or the Euroclear System (“Euroclear”), in Europe, if they are participants of these systems, or indirectly through organizations which are participants in these systems. Each class of Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate Principal Balance of the applicable class of the Book-Entry Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Beneficial interests in the Book-Entry Certificates may be held in minimum denominations representing Certificate Principal Balances of $20,000 and integral multiples of $1 in excess thereof. Except as set forth under “Description of the Securities—Book-Entry Registration of the Securities” in the prospectus, no person acquiring a beneficial ownership interest in a Book-Entry Certificate (each, a “beneficial owner”) will be entitled to receive a physical certificate representing the person’s beneficial ownership interest in the Book-Entry Certificate (a “Definitive Certificate”). Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations (“Participants”) and DTC. See “Description of the Securities—Book-Entry Registration of the Securities” in the prospectus.

Glossary of Terms

The following terms have the meanings shown below to help describe the cash flow on the Certificates. The definitions are organized based on the context in which they are most frequently used. However, certain definitions may be used in multiple contexts.

General Definitions.

“Adjusted Net Mortgage Rate” with respect to each Mortgage Loan means the Mortgage Rate less the related Expense Fee Rate.

“Business Day” is any day other than:

(1)           a Saturday or Sunday or

(2)           a day on which banking institutions in the state of New York or California are required or authorized by law to be closed.

“Certificate Principal Balance” means for any class of Certificates (other than the Class C Certificates), the aggregate outstanding principal balance of all Certificates of the class, less:

(1)           all amounts previously distributed to holders of Certificates of that class as scheduled and unscheduled payments of principal; and

(2)           the Applied Realized Loss Amounts allocated to the class;

provided, however, that if Applied Realized Loss Amounts have been allocated to the Certificate Principal Balance of any class of Certificates, the Certificate Principal Balance thereof will be increased on each Distribution Date after the allocation of Applied Realized Loss Amounts, sequentially by class in the order of distribution priority, by the amount of Subsequent Recoveries for the related Loan Group or Loan Groups, collected during the related Due Period (if any) (but not by more than the amount of the Unpaid Realized Loss Amount for the class); and provided further, however, that any amounts distributed to one or more classes of Senior Certificates related to a Loan Group in respect of Applied Realized Loss Amounts will be distributed to those classes on a pro rata basis according to their respective Unpaid Realized Loss Amounts.

After any allocation of amounts in respect of Subsequent Recoveries to the Certificate Principal Balance of a class of Certificates, a corresponding decrease will be made on the Distribution Date to the Unpaid Realized Loss Amount for that class or classes. Although Subsequent Recoveries, if any, will be allocated to increase the Certificate Principal Balance of a class of Certificates, the Subsequent Recoveries will be included in the applicable Principal Remittance Amount and distributed in the priority set forth below under “—Distributions—Distributions of Principal”. Therefore these Subsequent Recoveries may not be used to make any principal payments on the class or classes of Certificates for which the Certificate Principal Balances have been increased by allocation of Subsequent Recoveries. Additionally, holders of these Certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Certificate Principal Balance for any Accrual Period preceding the Distribution Date on which the increase occurs.

“Distribution Date” means the 25th day of each month, or if the 25th day is not a Business Day, on the first Business Day thereafter, commencing in December 2006.

“Due Period” means with respect to any Distribution Date, the period beginning on the second day of the calendar month preceding the calendar month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

“Excess Proceeds” with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any Liquidation Proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

“Final Recovery Determination” means a determination by the Master Servicer that it has received all proceeds it expects to receive with respect to the liquidation of a Mortgage Loan.

“Insurance Proceeds” means all proceeds of any insurance policy (including the Mortgage Insurance Policies) received prior to or in connection with a Final Recovery Determination (to the extent that the proceeds are not applied to the restoration of the property or released to the borrower in accordance with the Master Servicer’s normal servicing procedures), other than proceeds that represent reimbursement of the Master Servicer’s costs and expenses incurred in connection with presenting claims under the related insurance policy.

“Liquidation Proceeds” means any Insurance Proceeds and all other net proceeds received prior to or in connection with a Final Recovery Determination in connection with the partial or complete liquidation of a Mortgage Loan (whether through trustee’s sale, foreclosure sale or otherwise) or in connection with any condemnation or partial release of the related Mortgaged Property, together with the net proceeds received prior to or in connection with a Final Recovery Determination with respect to any Mortgaged Property acquired by the Master Servicer by foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan (other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses).

“Percentage Interest” with respect to any Certificate, means the percentage derived by dividing the denomination of the Certificate by the aggregate denominations of all Certificates of the applicable class.

“Record Date” means:

(1)           in the case of the Adjustable Rate Certificates, the Business Day immediately preceding the Distribution Date, unless the Adjustable Rate Certificates are no longer book-entry certificates, in which case the Record Date will be the last Business Day of the month preceding the month of the Distribution Date, and

(2)           in the case of the Class A-R Certificates, the last Business Day of the month preceding the month of the Distribution Date or, in the case of the first Distribution Date, as of the Closing Date.

“Subsequent Recoveries” means, with respect to any Mortgage Loan in respect of which a Realized Loss was incurred, any proceeds of the type described in the definitions of “Insurance Proceeds” and “Liquidation Proceeds” received in respect of the Mortgage Loan after a Final Recovery Determination (other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses).

Definitions related to Interest Calculations and Distributions.

“Accrual Period” for any Distribution Date and the Adjustable Rate Certificates, means the period from and including the preceding Distribution Date (or from and including the Closing Date in the case of the first Distribution Date) to and including the day prior to the current Distribution Date.

“Current Interest” with respect to each class of interest-bearing certificates and each Distribution Date means the interest accrued at the Pass-Through Rate for the applicable Accrual Period on the Certificate Principal Balance of the class immediately prior to the Distribution Date.

“Expense Fee Rate” with respect to each Mortgage Loan is equal to the sum of (i) the applicable Servicing Fee Rate and the Trustee Fee Rate, (ii) with respect to a Covered Mortgage Loan, the applicable Mortgage Insurance Premium Rate and (iii) with respect to any Mortgage Loan covered by a lender paid mortgage insurance policy, the related mortgage insurance premium rate.

“Interest Carry Forward Amount,” with respect to each class of interest-bearing certificates and each Distribution Date, is the excess of:

(a)           Current Interest for such class with respect to prior Distribution Dates over

(b)           the amount actually distributed to such class with respect to interest on prior Distribution Dates.

“Interest Determination Date” means for the Adjustable Rate Certificates, the second LIBOR Business Day preceding the commencement of each Accrual Period.

“Interest Funds” means for any Loan Group and any Distribution Date, (1) the Interest Remittance Amount for that Loan Group and the Distribution Date, less (2) the portion of the Trustee Fee allocable to that Loan Group for the Distribution Date, plus (3) the Adjusted Replacement Upfront Amount, if any, allocable to that Loan Group, less (4) the Mortgage Insurance Premiums for the Covered Loans in that Loan Group for such Distribution Date.

“Interest Remittance Amount” means with respect to each Loan Group and any Distribution Date:

(a)           the sum, without duplication, of:

(1)           all scheduled interest collected during the related Due Period (other than Credit Comeback Excess Amounts (if any)), less the related Master Servicing Fees,

(2)           all interest on prepayments, other than Prepayment Interest Excess,

(3)           all Advances relating to interest,

(4)           all Compensating Interest,

(5)           all Liquidation Proceeds collected during the related Due Period (to the extent that the Liquidation Proceeds relate to interest), and

(6)           the allocable portion of any Seller Shortfall Interest Requirement, less

(b)           all Advances relating to interest and certain expenses reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in the Loan Group.

“Mortgage Insurance Premium Rate” means a per annum rate that varies on a loan-by-loan basis with respect to each Covered Mortgage Loan. The weighted average Mortgage Insurance Premium Rate for each of the Covered Mortgage Loans under the United Guaranty Mortgage Insurance Policy is 1.86% per annum, the weighted average Mortgage Insurance Premium Rate for each of the Covered Mortgage Loans under the MGIC Mortgage Insurance Policy is 0.93% per annum and the weighted average Mortgage Insurance Premium Rate for each of the Covered Mortgage Loans under the RMIC Mortgage Insurance Policy is 1.22% per annum.

“Net Rate Cap” for each Distribution Date means:

(i) with respect to the Class 1-A Certificates, the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 1 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period), adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year, minus a fraction, expressed as a percentage, the numerator of which is (a) the product of (x) the sum of (1) the Net Swap Payment payable to the Swap Counterparty and the Final Maturity Reserve Deposit with respect to such Distribution Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and (2) any Swap Termination Payment payable to the Swap Counterparty for such Distribution Date (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) and (y) a fraction, the numerator of which is the Interest Funds for Loan Group 1 for such Distribution Date, and the denominator of which is the Interest Funds for Loan Group 1 and Loan Group 2 for such Distribution Date, and the denominator of which is (b) the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period) plus any amounts on deposit in the Pre-Funding Account in respect of Loan Group 1 as of the first day of that Due Period,

(ii) with respect to each class of Class 2-A Certificates, the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 2 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period), adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year, minus a fraction, expressed as a percentage, the numerator of which is (a) the product of (x) the sum of (1) the Net Swap Payment payable to the Swap Counterparty and the Final Maturity Reserve Deposit with respect to such Distribution Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and (2) any Swap Termination Payment payable to the Swap Counterparty for such Distribution Date (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) and (y) a fraction, the numerator of which is the Interest Funds for Loan Group 2 for such Distribution Date, and the denominator of which is the Interest Funds for Loan Group 1 and Loan Group 2 for such Distribution Date, and the denominator of which is (b) the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period) plus any amounts on deposit in the Pre-Funding Account in respect of Loan Group 2 as of the first day of that Due Period, and

(iii)           with respect to each class of Subordinate Certificates, the weighted average of the Net Rate Cap for the Class 1-A and Class 2-A Certificates (weighted by an amount equal to the positive difference (if any) of the sum of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period) and the amount on deposit in the Pre-Funding Account in respect of that Loan Group as of the first day of that Due Period) over the outstanding aggregate Certificate Principal Balance of the Class 1-A and Class 2-A Certificates, respectively, immediately prior to the related Distribution Date.

“Net Rate Carryover” for a class of interest-bearing certificates on any Distribution Date means the excess of:

(1)           the amount of interest that the class would have accrued for the Distribution Date had the Pass-Through Rate for that class and the related Accrual Period not been calculated based on the applicable Net Rate Cap, over

(2)           the amount of interest the class accrued on the Distribution Date based on the applicable Net Rate Cap,

plus the unpaid portion of this excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the applicable Net Rate Cap).

“Pass-Through Margin” for each class of Adjustable Rate Certificates means the following:

	(1)	(2)
Class 1-A	0.140%	0.280%
Class 2-A-1	0.050%	0.100%
Class 2-A-2	0.110%	0.220%
Class 2-A-3	0.170%	0.340%
Class 2-A-4	0.220%	0.440%
Class M-1	0.250%	0.375%
Class M-2	0.280%	0.420%
Class M-3	0.330%	0.495%
Class M-4	0.390%	0.585%
Class M-5	0.410%	0.615%
Class M-6	0.470%	0.705%
Class M-7	0.950%	1.425%
Class M-8	1.450%	2.175%
Class M-9	1.750%	2.625%
Class B	1.750%	2.625%

(1) For each Accrual Period relating to any Distribution Date occurring on or prior to the Optional Termination Date.

(2) For each Accrual Period relating to any Distribution Date occurring after the Optional Termination Date.

“Pass-Through Rate” with respect to each Accrual Period and each class of Adjustable Rate Certificates means a per annum rate equal to the lesser of:

(1)   One-Month LIBOR for the Accrual Period (calculated as described below under “— Calculation of One-Month LIBOR”) plus the Pass-Through Margin for the class and Accrual Period, and

(2)   the applicable Net Rate Cap for the related Distribution Date.

“Seller Shortfall Interest Requirement” with respect to the Distribution Date in each of December 2006, January 2007 and February 2007 means the sum of:

(a)           the product of (1) the excess of the aggregate Stated Principal Balance for the Distribution Date of all the Mortgage Loans in the Mortgage Pool (including the Subsequent Mortgage Loans, if any) owned by the issuing entity at the beginning of the related Due Period, over the aggregate Stated Principal Balance for the Distribution Date of the Mortgage Loans (including the Subsequent Mortgage Loans, if any) that have a scheduled payment of interest due in the related Due Period, and (2) a fraction, the numerator of which is the weighted average Net Mortgage Rate of all the Mortgage Loans in the Mortgage Pool (including the Subsequent Mortgage Loans, if any) (weighted on the basis of the Stated Principal Balances thereof for the Distribution Date) and the denominator of which is 12; and

(b)           the product of (1) the amount on deposit in the Pre-Funding Account at the beginning of the related Due Period, and (2) a fraction, the numerator of which is the weighted average Net Mortgage Rate of the Mortgage Loans (including Subsequent Mortgage Loans, if any) owned by the issuing entity at the beginning of the related Due Period (weighted on the basis of the Stated Principal Balances thereof for the Distribution Date) and the denominator of which is 12.

“Trustee Fee Rate” means a rate equal to 0.009% per annum.

Definitions related to Principal Calculations and Distributions.

“Class 1-A Principal Distribution Amount” for any Distribution Date means the product of (x) the Class A Principal Distribution Target Amount and (y) a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 1 and the denominator of which is the sum of the Principal Remittance Amounts for both Loan Groups.

“Class 2-A Principal Distribution Amount” for any Distribution Date means the product of (x) the Class A Principal Distribution Target Amount and (y) a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 2 and the denominator of which is the sum of the Principal Remittance Amounts for both Loan Groups.

“Class A Principal Distribution Target Amount” for any Distribution Date means the excess of:

(1)           the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to the Distribution Date, over

(2)           the lesser of (i) 62.20% of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date and (ii) the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date minus the OC Floor.

“Combined Class M-1, M-2 and M-3 Principal Distribution Amount” for each Distribution Date means the excess of:

(1)           the sum of:

(a)           the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distribution of the Class 1-A Principal Distribution Amount and Class 2-A Principal Distribution Amount for the Distribution Date), and

(b)           the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates immediately prior to the Distribution Date over

(2)           the lesser of (a) 78.70% of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date and (b) the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date minus the OC Floor;

provided, however, that if the Class M-1, Class M-2 and/or Class M-3 Certificates are the only classes of Subordinate Certificates outstanding on the Distribution Date, those classes will be entitled to receive the entire remaining Principal Distribution Amount for Loan Group 1 and Loan Group 2 until the Certificate Principal Balances thereof are reduced to zero.

“Cumulative Loss Trigger Event” with respect to any Distribution Date on or after the Stepdown Date, a Cumulative Loss Trigger Event is in effect if (x) the aggregate amount of Realized Losses on the Mortgage Loans from the Cut-off Date for each Mortgage Loan to (and including) the last day of the related Due Period (reduced by the aggregate amount of any Subsequent Recoveries received through the last day of that Due Period) exceeds (y) the applicable percentage, for the Distribution Date, of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount, as set forth below:

Distribution Date	Percentage

December 2008 — November 2009	0.95% with respect to December 2008, plus an additional 1/12th of 1.20% for each month thereafter through November 2009

December 2009 — November 2010	2.15% with respect to December 2009, plus an additional 1/12th of 1.25% for each month thereafter through November 2010

December 2010 — November 2011	3.40% with respect to December 2010, plus an additional 1/12th of 1.05% for each month thereafter through November 2011

December 2011 — November 2012	4.45% with respect to December 2011, plus an additional 1/12th of 0.65% for each month thereafter through November 2012

December 2012 — November 2013	5.10% with respect to December 2012, plus an additional 1/12th of 0.05% for each month thereafter through November 2013

December 2013 and thereafter	5.15%

A “Delinquency Trigger Event” with respect to any Distribution Date on or after the Stepdown Date exists if the Rolling Sixty-Day Delinquency Rate for the outstanding Mortgage Loans equals or exceeds the product of (x) the Senior Enhancement Percentage for such Distribution Date and (y) the applicable percentage listed below for the most senior class of outstanding Adjustable Rate Certificates:

Class	Percentage

A	42.33%
M-1	52.63%
M-2	62.50%
M-3	75.12%
M-4	94.12%
M-5	114.29%
M-6	135.59%
M-7	168.42%
M-8	202.53%
M-9	275.86%
B	457.14%

“Excess Overcollateralization Amount” for any Distribution Date, is the excess, if any, of the Overcollateralized Amount for the Distribution Date over the Overcollateralization Target Amount for the Distribution Date.

“Extra Principal Distribution Amount” with respect to any Distribution Date means the lesser of (1) the Overcollateralization Deficiency Amount and (2) the sum of the Excess Cashflow and the Credit Comeback Excess Cashflow available for payment thereof, to be allocated between Loan Group 1 and Loan Group 2, pro rata, based on the Principal Remittance Amount for each such Loan Group for that Distribution Date.

The “Final Maturity OC Trigger” will be in effect with respect to any Distribution Date on or after the Distribution Date in December 2026 if and for so long as the sum of (x) the amount on deposit in the Final Maturity Reserve Fund on that Distribution Date (including any Final Maturity Reserve Deposit made on the Distribution Date) and (y) the Overcollateralized Amount for that Distribution Date (calculated after giving effect to all distributions to be made prior to the time of determination) is less than the aggregate Stated Principal Balance of all Mortgage Loans with original terms to maturity of 40 years as of the Due Date occurring in the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period ending in the same month as the Distribution Date).

“Group 1 Overcollateralization Reduction Amount” for any Distribution Date is the Overcollateralization Reduction Amount for such Distribution Date multiplied by a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 1 for such Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2 for such Distribution Date.

“Group 2 Overcollateralization Reduction Amount” for any Distribution Date is the Overcollateralization Reduction Amount for such Distribution Date multiplied by a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 2 for such Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2 for such Distribution Date.

“Initial Target Subordination Percentage” and “Stepdown Target Subordination Percentage” for any class of Subordinate Certificates means the respective percentages indicated in the following table:

	Initial Target Subordination Percentage	Stepdown Target Subordination Percentage
Class M-1	15.20%	30.40%
Class M-2	12.80%	25.60%
Class M-3	10.65%	21.30%
Class M-4	8.50%	17.00%
Class M-5	7.00%	14.00%
Class M-6	5.90%	11.80%
Class M-7	4.75%	9.50%
Class M-8	3.95%	7.90%
Class M-9	2.90%	5.80%
Class B	1.75%	3.50%

The Initial Target Subordination Percentages will not be used, and the Stepdown Target Subordination Percentages for the Class M-1, Class M-2 and Class M-3 Certificates will not be used, to calculate distributions on the Subordinate Certificates, but rather are presented in order to provide a better understanding of the credit enhancement provided by the Subordinate Certificates and the related overcollateralization amount. The Initial Target Subordination Percentage for any class of Subordinate Certificates is equal to a fraction, expressed as a percentage, the numerator of which is equal to the aggregate original Certificate Principal Balance of any class(es) of Certificates subordinate to the subject class plus the initial Overcollateralization Target Amount and the denominator of which is equal to the sum of the aggregate Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount.

“OC Floor” means an amount equal to 0.50% of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount.

“Overcollateralization Deficiency Amount” with respect to any Distribution Date means the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on the Distribution Date (after giving effect to distribution of the Principal Distribution Amount (other than the portion thereof consisting of the Extra Principal Distribution Amount) on the Distribution Date).

“Overcollateralization Reduction Amount” for any Distribution Date is an amount equal to the lesser of (i) the Excess Overcollateralization Amount for the Distribution Date and (ii) the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2 for the Distribution Date.

“Overcollateralization Target Amount” with respect to any Distribution Date means (a) prior to the Stepdown Date, an amount equal to 1.75% of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount and (b) on or after the Stepdown Date, the greater of (i) an amount equal to 3.50% of the aggregate Stated Principal Balance of the Mortgage Loans for the current Distribution Date and (ii) the OC Floor; provided, however, that if a Trigger Event is in effect on any Distribution Date, the Overcollateralization Target Amount will be the Overcollateralization Target Amount as in effect for the prior Distribution Date.

“Overcollateralized Amount” for any Distribution Date means the amount, if any, by which (x) the sum of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date and any amount on deposit in the Pre-Funding Account on the Distribution Date exceeds (y) the sum of the aggregate Certificate Principal Balance of the Adjustable Rate Certificates as of the Distribution Date (after giving effect to distribution of the Principal Remittance Amounts to be made on the Distribution Date and, in the case of the Distribution Date immediately following the end of the Funding Period, any amounts to be released from the Pre-Funding Account).

“Principal Distribution Amount” with respect to each Distribution Date and a Loan Group means the sum of:

(1)           the Principal Remittance Amount for the Loan Group for the Distribution Date, less any portion of such amount used to cover any payment due to the Swap Counterparty with respect to such Distribution Date,

(2)           the Extra Principal Distribution Amount for the Loan Group for the Distribution Date, and

(3)           with respect to the Distribution Date immediately following the end of the Funding Period, the amount, if any, remaining in the Pre-Funding Account at the end of the Funding Period (net of any investment income therefrom) allocable to the Loan Group.

minus

(4)           (a) the Group 1 Overcollateralization Reduction Amount for the Distribution Date, in the case of Loan Group 1, and (b) the Group 2 Overcollateralization Reduction Amount for the Distribution Date, in the case of Loan Group 2.

“Principal Remittance Amount” with respect to each Loan Group and any Distribution Date means:

(a)           the sum, without duplication, of:

(1)           the scheduled principal collected during the related Due Period or advanced with respect to the Distribution Date,

(2)           prepayments collected in the related Prepayment Period,

(3)           the Stated Principal Balance of each Mortgage Loan that was repurchased by a Seller or purchased by the Master Servicer,

(4)           the amount, if any, by which the aggregate unpaid principal balance of any Replacement Mortgage Loans delivered by Countrywide Home Loans in connection with a substitution of a Mortgage Loan is less than the aggregate unpaid principal balance of any Deleted Mortgage Loans, and

(5)           all Liquidation Proceeds (to the extent that the Liquidation Proceeds relate to principal) and Subsequent Recoveries collected during the related Due Period, less

(b)           all Advances relating to principal and certain expenses reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in the Loan Group.

“Realized Loss” means with respect to any Mortgage Loan (i) as to which a Final Recovery Determination has been made, the excess of the Stated Principal Balance of the defaulted Mortgage Loan over the Liquidation Proceeds allocated to principal that have been received with respect to the defaulted Mortgage Loan on or at any time prior to the last day of the related Due Period during which the defaulted Mortgage Loan is liquidated or (ii) that was the subject of a Deficient Valuation, (a) if the value of the related Mortgaged Property was reduced below the principal balance of the related Mortgage Note, the amount by which the value of the Mortgaged Property was reduced below the principal balance of the related Mortgage Note, and (ii) if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to the Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

“Rolling Sixty-Day Delinquency Rate” with respect to any Distribution Date on or after the Stepdown Date, means the average of the Sixty-Day Delinquency Rates for the Distribution Date and the two immediately preceding Distribution Dates.

“Senior Enhancement Percentage” with respect to any Distribution Date on or after the Stepdown Date means a fraction (expressed as a percentage):

(1)           the numerator of which is the excess of:

(a)           the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Distribution Date over

(b)           (i) before the Certificate Principal Balances of the Class A Certificates have been reduced to zero, the sum of the Certificate Principal Balances of the Class A Certificates, or (ii) after the Certificate Principal Balances of the Class A Certificates have been reduced to zero, the Certificate Principal Balance of the most senior class of Subordinate Certificates outstanding, as of the preceding Master Servicer Advance Date, and

(2)           the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Distribution Date.

“Sixty-Day Delinquency Rate” with respect to any Distribution Date on or after the Stepdown Date means a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance for the Distribution Date of all Mortgage Loans 60 or more days delinquent as of the close of business on the last day of the calendar month preceding the Distribution Date (including Mortgage Loans in foreclosure, bankruptcy and REO Properties) and the denominator of which is the aggregate Stated Principal Balance for the Distribution Date of all Mortgage Loans.

“Stepdown Date” is the earlier to occur of:

(a)           the Distribution Date following the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates is reduced to zero, and

(b)           the later to occur of (x) the Distribution Date in December 2009 and (y) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates (after calculating anticipated distributions on the Distribution Date) is less than or equal to 62.20% of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date.

“Subordinate Class Principal Distribution Amount” for each class of Subordinate Certificates (other than the Class M-1, Class M-2 and Class M-3 Certificates) and Distribution Date means the excess of:

(1)           the sum of:

(a)           the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distribution of the Class 1-A Principal Distribution Amount and Class 2-A Principal Distribution Amount for the Distribution Date),

(b)           the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account distribution of the Combined Class M-1, M-2 and M-3 Principal Distribution Amount for the Distribution Date),

(c)           the aggregate Certificate Principal Balance of any classes of Subordinate Certificates (other than the Class M-1, Class M-2 and Class M-3 Certificates) that are senior to the subject class (in each case, after taking into account distribution of the Subordinate Class Principal Distribution Amount(s) for the senior class(es) of Certificates for the Distribution Date), and

(d)           the Certificate Principal Balance of the subject class of Subordinate Certificates immediately prior to the Distribution Date over

(2)           the lesser of (a) the product of (x) 100% minus the Stepdown Target Subordination Percentage for the subject class of Certificates and (y) the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date and (b) the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date minus the OC Floor;

provided, however, that if a class of Subordinate Certificates is the only class of Subordinate Certificates outstanding on the Distribution Date, that class will be entitled to receive the entire remaining Principal Distribution Amount for Loan Group 1 and Loan Group 2 until the Certificate Principal Balance thereof is reduced to zero.

“Trigger Event” is in effect with respect to any Distribution Date on or after the Stepdown Date if a Delinquency Trigger Event is in effect with respect to that Distribution Date or a Cumulative Loss Trigger Event is in effect with respect to that Distribution Date.

“Unpaid Realized Loss Amount” means for any class of Certificates, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the Certificate Principal Balance of that class due to the allocation of Subsequent Recoveries to the Certificate Principal Balance of that class.

Deposits to the Certificate Account

The Master Servicer will establish and initially maintain a certificate account (the “Certificate Account”) for the benefit of the Trustee on behalf of the certificateholders. The Master Servicer will initially establish the Certificate Account at Countrywide Bank, N.A., which is an affiliate of the Master Servicer. On a daily basis within two Business Days after receipt, the Master Servicer will deposit or cause to be deposited into the Certificate Account the following payments and collections received by it in respect to the Mortgage Loans after the Cut-off Date (other than any scheduled principal due on or prior to the Cut-off Date and any interest accruing prior to the Cut-off Date):

(1)           all payments on account of principal, including Principal Prepayments, on the Mortgage Loans,

(2)           all payments on account of interest (other than interest accruing on the Mortgage Loans prior to the Cut-off Date) on the Mortgage Loans, net of the related Master Servicing Fees on the Mortgage Loans and net of Prepayment Interest Excess,

(3)           all Insurance Proceeds (including proceeds from the Mortgage Insurance Policies), Liquidation Proceeds and Subsequent Recoveries,

(4)           all payments made by the Master Servicer in respect of Compensating Interest,

(5)           all payments made by a Seller in connection with the repurchase of any Mortgage Loan due to the breach of certain representations, warranties or covenants by the Seller that obligates the Seller to repurchase the Mortgage Loan in accordance with the Pooling and Servicing Agreement,

(6)           all payments made by the Master Servicer in connection with the purchase of any Mortgage Loans which are 150 days delinquent in accordance with the Pooling and Servicing Agreement,

(7)           all prepayment charges paid by a borrower in connection with the full or partial prepayment of the related Mortgage Loan,

(8)           any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Certificate Account,

(9)           any amounts required to be deposited by the Master Servicer with respect to any deductible clause in any blanket hazard insurance policy maintained by the Master Servicer in lieu of requiring each borrower to maintain a primary hazard insurance policy,

(10)           all amounts required to be deposited in connection with shortfalls in the principal amount of Replacement Mortgage Loans, and

(11)           all Advances.

On the Business Day prior to the Master Servicer Advance Date in each of December 2006, January 2007 and February 2007, Countrywide Home Loans will remit to the Master Servicer, and the Master Servicer will deposit in the Certificate Account, the Seller Shortfall Interest Requirement (if any) for the related Distribution Date. Prior to their deposit in the Collection Account, payments and collections on the Mortgage Loans will be commingled with payments and collections on other mortgage loans and other funds of the Master Servicer. For a discussion of the risks that arise from the commingling of payments and collections, see “Risk Factors — Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities” in the prospectus.

Withdrawals from the Certificate Account

The Master Servicer may from time to time withdraw funds from the Certificate Account prior to the related Distribution Account Deposit Date for the following purposes:

(1)           to pay to the Master Servicer the Master Servicing Fees on the Mortgage Loans to the extent not previously paid to or withheld by the Master Servicer (subject, in the case of Master Servicing Fees, to reduction as described above under “Servicing of the Mortgage Loans — Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans”) and, as additional servicing compensation, assumption fees, late payment charges (excluding prepayment charges), net earnings on or investment income with respect to funds in or credited to the Certificate Account and the amount of Prepayment Interest Excess for the related Prepayment Period,

(2)           to reimburse the Master Servicer and the Trustee for Advances, which right of reimbursement with respect to any Mortgage Loan pursuant to this clause (2) is limited to amounts received that represent late recoveries of payments of principal and/or interest on the related Mortgage Loan (or Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries with respect thereto) with respect to which the Advance was made,

(3)           to reimburse the Master Servicer and the Trustee for any Advances previously made that the Master Servicer has determined to be nonrecoverable (and prior to the reimbursement, the Master Servicer will deliver to the Trustee an officer’s certificate indicating the amount of the nonrecoverable Advances and identifying the related Mortgage Loan(s), and their respective portions of the nonrecoverable Advances),

(4)           to reimburse the Master Servicer from Insurance Proceeds for expenses incurred by the Master Servicer and covered by the related insurance policy,

(5)           to pay to the Master Servicer any unpaid Master Servicing Fees and to reimburse it for any unreimbursed ordinary and necessary out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its master servicing obligations including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies (“Servicing Advances”), which right of reimbursement pursuant to this clause (5) is limited to amounts received representing late recoveries of the payments of these costs and expenses (or Liquidation Proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto),

(6)           to pay to the applicable Seller or the Master Servicer, as applicable, with respect to each Mortgage Loan or Mortgaged Property acquired in respect thereof that has been purchased by that Seller or the Master Servicer from the issuing entity pursuant to the Pooling and Servicing Agreement, all amounts received thereon and not taken into account in determining the related Purchase Price of the purchased Mortgage Loan,

(7)           after the transfer from the Certificate Account for deposit to the Distribution Account of the Interest Remittance Amount and the Principal Remittance Amount on the related Distribution Account Deposit Date, to reimburse the applicable Seller, the Master Servicer, the NIM Insurer or the Depositor for expenses incurred and reimbursable pursuant to the Pooling and Servicing Agreement,

(8)           to withdraw any amount deposited in the Certificate Account and not required to be deposited therein, and

(9)           to clear and terminate the Certificate Account upon termination of the Pooling and Servicing Agreement.

In addition, not later than 1:00 p.m. Pacific Time on the Business Day immediately preceding each Distribution Date (the “Distribution Account Deposit Date”), the Master Servicer will withdraw from the Certificate Account and remit to the Trustee the Prepayment Charges collected, the Interest Remittance Amount and the Principal Remittance Amount to the extent on deposit in the Certificate Account, and the Trustee will deposit the amount in the Distribution Account, as described below.

The Master Servicer is required to maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account pursuant to clauses (1) through (6) above.

Deposits to the Distribution Account

The Trustee will establish and maintain a distribution account (the “Distribution Account”) on behalf of the certificateholders. The Trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

(1)           the aggregate amount remitted by the Master Servicer to the Trustee,

(2)           any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Distribution Account, and

(3)           the amount, if any, remaining in the Pre-Funding Account (net of any investment income therefrom) on the Distribution Date immediately following the end of the Funding Period.

Withdrawals from the Distribution Account

The Trustee will withdraw funds from the Distribution Account for distribution to the certificateholders and remittances to the Swap Account and the Final Maturity Reserve Fund as described below under “— Distributions” and may from time to time make withdrawals from the Distribution Account:

(1)           to pay the Trustee Fee to the Trustee,

(2)           to pay to the Master Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account,

(3)           to pay the Co-Trustee (for payment to the Mortgage Insurers), the Mortgage Insurance Premiums,

(4)           to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the Master Servicer through delivery of a written notice to the Trustee describing the amounts deposited in error),

(5)           to reimburse the Trustee for any unreimbursed Advances, such right of reimbursement being limited to (x) amounts received on the related Mortgage Loans in respect of which any such Advance was made and (y) amounts not otherwise reimbursed to the Trustee pursuant to clause (2) under “—Withdrawals from the Certificate Account”,

(6)           to reimburse the Trustee for any nonrecoverable Advance previously made by it, such right of reimbursement being limited to amounts not otherwise reimbursed to it pursuant to clause (4) under “—Withdrawals from the Certificate Account”, and

(7)           to clear and terminate the Distribution Account upon the termination of the Pooling and Servicing Agreement.

There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

Prior to each Determination Date, the Master Servicer is required to provide the Trustee a report containing the data and information concerning the Mortgage Loans that is required by the Trustee to prepare the monthly statement to certificateholders for the related Distribution Date. See “ — Reports to Certificateholders” in this prospectus supplement. The Trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Master Servicer in that report and will be permitted to conclusively rely on any information provided to it by the Master Servicer.

Investments of Amounts Held in Accounts

The Certificate Account, the Distribution Account and the Pre-Funding Account. All funds in the Certificate Account, the Distribution Account and the Pre-Funding Account will be invested in Permitted Investments at the direction of the Master Servicer. In the case of:

•
the Certificate Account and the Distribution Account, all income and gain net of any losses realized from the investment will be for the benefit of the Master Servicer as additional servicing compensation and will be remitted to it monthly as described herein; and

•
the Pre-Funding Account, all income and gain net of any losses realized from the investment will be for the benefit of Countrywide Home Loans and will be remitted to Countrywide Home Loans as described herein.

The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the Master Servicer in the Certificate Account or paid to the Trustee for deposit into the Distribution Account out of the Master Servicer’s own funds immediately as realized. The amount of any losses incurred in the Pre-Funding Account in respect of the investments will be paid by Countrywide Home Loans to the Trustee for deposit into the Pre-Funding Account out of Countrywide Home Loans’ own funds immediately as realized. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account, the Distribution Account or the Pre-Funding Account and made in accordance with the Pooling and Servicing Agreement.

Carryover Reserve Fund and Credit Comeback Excess Account. Funds in the Carryover Reserve Fund and in the Credit Comeback Excess Account may be invested in Permitted Investments, at the written direction of the majority holder of the Class C Certificates.

If the Trustee does not receive written directions regarding investment, it will invest all funds in the Carryover Reserve Fund and the Credit Comeback Excess Account in Permitted Investments. Any net investment earnings will be paid pro rata to the holders of the class of Certificates entitled to direct the investments of the amounts, in accordance with their Percentage Interests. Any losses incurred in the Carryover Reserve Fund or the Credit Comeback Excess Account in respect of the investments will be charged against amounts on deposit in the Carryover Reserve Fund (or the investments) or Credit Comeback Excess Account (or the investments), as applicable, immediately as realized. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Carryover Reserve Fund or Credit Comeback Excess Account and made in accordance with the Pooling and Servicing Agreement.

Swap Account. Funds in the Swap Account will not be invested.

Final Maturity Reserve Fund. The Final Maturity Reserve Fund will be an asset of a separate trust referred to herein as the reserve fund trust. Funds in the Final Maturity Reserve Fund may be invested in permitted investments at the direction of the holders of the Class C Certificates. If the Trustee, on behalf of the reserve fund trust, does not receive written directions regarding investment, it will invest all funds in the Final Maturity Reserve Fund in The Bank of New York cash reserves. Any net investment earnings will be retained in the Final Maturity Reserve Fund until withdrawn upon the termination of the pooling and servicing agreement. Any losses incurred in the Final Maturity Reserve Fund in respect of the investment will be charged against amounts on deposit in the Final Maturity Reserve Fund (or the investments) immediately as realized. The trustee, on behalf of the reserve fund trust, will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Final Maturity Reserve Fund and made in accordance with the pooling and servicing agreement.

The Swap Account

The Trustee, in its capacity as trustee of the swap trust, will establish and maintain a swap account (the “Swap Account”) on behalf of the holders of the Swap Certificates and the Swap Counterparty. With respect to each Distribution Date, the Trustee will deposit into the Swap Account any portion of the Interest Funds for Loan Group 1 and Loan Group 2 for that Distribution Date (and, if necessary, any portion of the Principal Remittance Amount for Loan Group 1 and Loan Group 2 for that Distribution Date) that are to be remitted to the Swap Contract Administrator for payment to the Swap Counterparty, as well as any amounts received from the Swap Contract Administrator in respect of the Swap Contract, each as described below under “— The Swap Contract”. With respect to each Distribution Date, following the deposits to the Swap Account described in the preceding sentence, the Trustee will make a corresponding withdrawal from the Swap Account for remittance to the Swap Contract Administrator or distribution to the holders of the Swap Certificates, as the case may be depending on whether a Net Swap Payment is due to the Swap Counterparty or from the Swap Counterparty, as described below under “— The Swap Contract”.

Fees and Expenses

The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Fees
Master Servicing Fee / Master Servicer	One-twelfth of the applicable Servicing Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (3)	Compensation	Collections with respect to each Mortgage Loan and any Liquidation Proceeds or Subsequent Recoveries	Monthly
Additional Servicing Compensation / Master Servicer	• Prepayment Interest Excess (4)	Compensation	Interest collections with respect to each Mortgage Loan	Time to time
	• All late payment fees, assumption fees and other similar charges (excluding prepayment charges)	Compensation	Payments made by obligors with respect to the Mortgage Loans	Time to time
	• All investment income earned on amounts on deposit in the Certificate Account and Distribution Account	Compensation	Investment income related to the Certificate Account and Distribution Account	Monthly
	• Excess Proceeds (5)	Compensation	Liquidation Proceeds and Subsequent Recoveries with respect to each liquidated Mortgage Loan	Time to time
Trustee Fee (the “Trustee Fee”) / Trustee
One-twelfth of the Trustee Fee Rate multiplied by the sum of (i) the aggregate Stated Principal Balance of the outstanding Mortgage Loans and (ii) any amounts remaining in the Pre-Funding Account (excluding any investment earnings thereon) (6)
		Compensation	Interest Remittance Amount	Monthly
Expenses
Net Swap Payments / Swap Counterparty	Net Swap Payments (7)	Expense	Interest Funds for Loan Group 1 and Loan Group 2 and, to the extent that Interest Funds are not sufficient, the Principal Remittance Amount for Loan Group 1 and Loan Group 2	Monthly
Swap Termination Payment / Swap Counterparty	The Swap Termination Payment to which the Swap Counterparty may be entitled in the event of an early termination of the Swap Contract	Expense	Interest Funds for Loan Group 1 and Loan Group 2 and, to the extent that Interest Funds are not sufficient, the Principal Remittance Amount for Loan Group 1 and Loan Group 2 (8)	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Mortgage Insurance Premiums / Mortgage Insurers	With respect to each Covered Mortgage Loan, one-twelfth of the applicable Mortgage Insurance Premium Rate for that Mortgage Loan multiplied by the Stated Principal Balance of that Mortgage Loan (9)	Expense	Interest collections on the related Mortgage Loan(s)	Monthly
Insurance premiums / Mortgage Insurance Providers	Insurance premium(s) for Mortgage Loan(s) covered by lender-paid mortgage insurance policies (other than the Mortgage Insurance Policies)	Expense	Interest collections on the related Mortgage Loan(s)	Monthly
Insurance expenses / Master Servicer	Expenses incurred by the Master Servicer	Reimbursement of Expenses	To the extent the expenses are covered by an insurance policy with respect to the Mortgage Loan	Time to time
Servicing Advances / Master Servicer	To the extent of funds available, the amount of any Servicing Advances.	Reimbursement of Expenses
With respect to each Mortgage Loan, late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan (10)
Time to time
Indemnification expenses / the Sellers, the Master Servicer, the NIM Insurer and the Depositor	Amounts for which the Sellers, the Master Servicer, the NIM Insurer and Depositor are entitled to indemnification (11)	Indemnification	Amounts on deposit on the Certificate Account on any Distribution Account Deposit Date, following the transfer to the Distribution Account	Monthly
__________
(1)
If the Trustee succeeds to the position of Master Servicer, it will be entitled to receive the same fees and expenses of the Master Servicer described in this prospectus supplement. Any change to the fees and expenses described in this prospectus supplement would require an amendment to the Pooling and Servicing Agreement. See “— Amendment” in this prospectus supplement.

(2)
Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Master Servicer in the case of amounts owed to the Master Servicer) prior to distributions on the Certificates.

(3)
The Servicing Fee Rate for each Mortgage Loan in Loan Group 1 and each credit-blemished Mortgage Loan in Loan Group 2 will equal 0.50% per annum. The Servicing Fee Rate for each other Mortgage Loan in Loan Group 2 will be a per annum rate and will vary depending on the type of Mortgage Loan and whether the Mortgage Loan has had its first Adjustment Date, as shown in the table under “Servicing of the Mortgage Loans— Servicing Compensation and Payment of Expenses”. The weighted average Servicing Fee Rate for all of the Statistical Calculation Pool Mortgage Loans in Loan Group 2 is 0.4711% per annum before the respective initial Adjustment Dates (if any) and is 0.4856% per annum on and after the respective initial Adjustment Dates (if any). The amount of the monthly Master Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this prospectus supplement under “Servicing of the Mortgage Loans — Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans”.

(4)	Prepayment Interest Excess is described above in the prospectus supplement under “Servicing of the Mortgage Loans — Servicing Compensation and Payment of Expenses”.

(5)	Excess Proceeds is described above in this prospectus supplement under “— Glossary of Terms — General Definitions”.

(6)	The Trustee Fee Rate will equal 0.009% per annum.

(7)	The amount of any Net Swap Payment due to the Swap Counterparty with respect to any Distribution Date will be calculated as described under “Description of the Certificates — The Swap Contract”.

(8)	Any Swap Termination Payment due to a Swap Counterparty Trigger Event will only be payable from excess cashflow as described under “Description of the Certificates — Overcollateralization Provisions”.

(9)
The weighted average Mortgage Insurance Premium Rate for each of the Covered Mortgage Loans under the United Guaranty Mortgage Insurance Policy is 1.86% per annum, the weighted average Mortgage Insurance Premium Rate for each of the Covered Mortgage Loans under the MGIC Mortgage Insurance Policy is 0.93% per annum and the weighted average Mortgage Insurance Premium Rate for each of the Covered Mortgage Loans under the RMIC Mortgage Insurance Policy is 1.22% per annum.

(10)
Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(11)
Each of the Sellers, the Master Servicer, the NIM Insurer and the Depositor are entitled to indemnification of certain expenses as described in this prospectus supplement under “— Certain Matters Regarding the Master Servicer, the Depositor, the Sellers and the NIM Insurer”.

Distributions

General. Distributions on the Certificates will be made by the Trustee on each Distribution Date to the persons in whose names the Certificates are registered at the close of business on the Record Date.

Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register or, in the case of any certificateholder that holds 100% of a class of Certificates or who holds a class of Certificates with an aggregate initial Certificate Principal Balance of $1,000,000 or more and that has so notified the Trustee in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the Corporate Trust Office of the Trustee. On each Distribution Date, a holder of a Certificate will receive its Percentage Interest of the amounts required to be distributed with respect to the applicable class of Certificates.

On each Distribution Date, the Trustee will withdraw all prepayment charges in the Distribution Account and distribute them to the Class P Certificates.

Distributions of Interest. On each Distribution Date, the interest distributable with respect to the interest-bearing certificates is the interest which has accrued on the Certificate Principal Balance thereof immediately prior to that Distribution Date at the Pass-Through Rate during the applicable Accrual Period, and in the case of the Senior Certificates, any Interest Carry Forward Amount. For each class of Subordinate Certificates, any Interest Carry Forward Amount will be payable only from excess cashflow (if any) as and to the extent described under “— Overcollateralization Provisions”.

All calculations of interest on the Adjustable Rate Certificates will be made on the basis of a 360-day year and the actual number of days elapsed in the applicable Accrual Period.

The Pass-Through Rates for the Adjustable Rate Certificates are variable rates that may change from Distribution Date to Distribution Date and are subject to increase after the Optional Termination Date. On each Distribution Date, the Pass-Through Rate for each class of Adjustable Rate Certificates will be subject to the applicable Net Rate Cap. See the related definitions in “— Glossary of Terms — Definitions related to Interest Calculations and Distributions” for a more detailed understanding as to how the Net Rate Cap is calculated, and applied to the Pass-Through Rate.

If on any Distribution Date, the Pass-Through Rate for a class of Adjustable Rate Certificates is based on the applicable Net Rate Cap, each holder of the applicable Certificates will be entitled to receive the resulting shortfall only from remaining excess cashflow (if any) to the extent described in this prospectus supplement under “— Overcollateralization Provisions”, and from payments (if any) allocated to the issuing entity in respect of the Swap Contract that are available for that purpose.

On each Distribution Date, the Interest Funds for that Distribution Date are required to be distributed in the following order, until those Interest Funds have been fully distributed:

(1)           from the Interest Funds for both Loan Groups, pro rata based on the Interest Funds for each such Loan Group, to the Final Maturity Reserve Fund, the Required Final Maturity Deposit,

(2)           from the Interest Funds for both Loan Groups, pro rata based on the Interest Funds for each such Loan Group, to the Swap Account, the amount of any Net Swap Payment and any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) payable to the Swap Counterparty with respect to such Distribution Date;

(3)           concurrently:

(a)           from the Interest Funds for Loan Group 1, to the Class 1-A Certificates, the Current Interest and Interest Carry Forward Amount for that class, and

(b)           from the Interest Funds for Loan Group 2, concurrently to each class of Class 2-A Certificates, the Current Interest and Interest Carry Forward Amount for each such class, pro rata based on their respective entitlements,

(4)           from the remaining Interest Funds for both Loan Groups, concurrently to each class of Class A Certificates, any remaining Current Interest and Interest Carry Forward Amount not paid pursuant to clauses 3(a) and 3(b) above, pro rata based on the Certificate Principal Balances thereof, to the extent needed to pay any Current Interest and Interest Carry Forward Amount for each such class. Interest Funds remaining after such allocation to pay any Current Interest and Interest Carry Forward Amount based on the Certificate Principal Balances of the Certificates will be distributed to each class of Class A Certificates with respect to which there remains any unpaid Current Interest and Interest Carry Forward Amount (after the distribution based on Certificate Principal Balances), pro rata based on the amount of such remaining unpaid Current Interest and Interest Carry Forward Amount,

(5)           from the remaining Interest Funds for both Loan Groups, sequentially:

(a)            sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, the Current Interest for that class, and

(b)           any remainder as part of the Excess Cashflow to be allocated as described under “—Overcollateralization Provisions” below.

Distributions of Principal. The manner of distributing principal among the classes of Certificates will differ depending upon whether a Distribution Date occurs on or after the Stepdown Date and, on or after that date, whether a Trigger Event is in effect. Prior to the Stepdown Date or if a Trigger Event is in effect, all amounts distributable as principal on a Distribution Date will be allocated first to the related Senior Certificates, until those Senior Certificates are paid in full, before any distributions of principal are made on the Subordinate Certificates.

On any Distribution Date on or after the Stepdown Date and so long as no Trigger Event is in effect, instead of allocating all amounts distributable as principal on the Certificates to the Senior Certificates until those Senior Certificates are paid in full, a portion of those amounts distributable as principal will be allocated to the Subordinate Certificates. The amount allocated to each class of Certificates on or after the Stepdown Date and so long as no Trigger Event is in effect will be based on the targeted level of overcollateralization and subordination for each class of Certificates. After the Stepdown Date, if a Trigger Event is in effect, the priority of principal payments will revert to the distribution priority prior to the Stepdown Date. The amount to be distributed as principal on each Distribution Date are described in more detail under “— Glossary of Terms — Definitions related to Principal Calculations and Distributions” in this prospectus supplement.

On each Distribution Date, the Principal Distribution Amount for each of Loan Group 1 and Loan Group 2 is required to be distributed as follows until such Principal Distribution Amount has been fully distributed (with the Principal Distribution Amount exclusive of the portion thereof consisting of the Extra Principal Distribution Amount being applied first and the Extra Principal Distribution Amount being applied thereafter):

(1)           For each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, sequentially:

(A)            concurrently:

(i)           from the Principal Distribution Amount for Loan Group 1, sequentially:

(a)           to the Class 1-A Certificates, until the Certificate Principal Balance thereof is reduced to zero, and

(b)           to the classes of Class 2-A Certificates (after the distribution of the Principal Distribution Amount from Loan Group 2 as provided in clause (1)(A)(ii)(a) below), in the order set forth in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero,

(ii)           from the Principal Distribution Amount for Loan Group 2, sequentially:

(a)           to the classes of Class 2-A Certificates, in the order set forth in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero, and

(b)           to the Class 1-A Certificates (after the distribution of the Principal Distribution Amount from Loan Group 1 as provided in clause (1)(A)(i)(a) above), until the Certificate Principal Balance thereof is reduced to zero,

(B)            from the remaining Principal Distribution Amounts for both Loan Groups, sequentially:

(i)           sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero, and

(ii)           any remainder as part of the Excess Cashflow to be allocated as described under “—Overcollateralization Provisions” below.

(2)           For each Distribution Date on or after the Stepdown Date and so long as a Trigger Event is not in effect, from the Principal Distribution Amounts for both Loan Groups, sequentially:

(A)            concurrently:

(i)           from the Principal Distribution Amount for Loan Group 1, in an amount up to the Class 1-A Principal Distribution Amount, sequentially:

(a)           to the Class 1-A Certificates, until the Certificate Principal Balance thereof is reduced to zero, and

(b)           to the classes of Class 2-A Certificates (after the distribution of the Principal Distribution Amount from Loan Group 2 as provided in clause (2)(A)(ii)(a) below), in the order set forth in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero,

(ii)           from the Principal Distribution Amount for Loan Group 2, in an amount up to the Class 2-A Principal Distribution Amount, sequentially:

(a)           to the classes of Class 2-A Certificates, in the order set forth in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero, and

(b)           to the Class 1-A Certificates (after the distribution of the Principal Distribution Amount from Loan Group 1 as provided in clause (2)(A)(i)(a) above), until the Certificate Principal Balance thereof is reduced to zero,

(B)            from the remaining Principal Distribution Amounts for Loan Group 1 and Loan Group 2, sequentially:

(i)           sequentially, to the Class M-1, Class M-2 and Class M-3 Certificates, in that order, the Combined Class M-1, M-2 and M-3 Principal Distribution Amount, until the Certificate Principal Balances thereof are reduced to zero,

(ii)           sequentially, to the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, the Subordinate Class Principal Distribution Amount for that class, in each case until the Certificate Principal Balance thereof is reduced to zero, and

(iii)            any remainder as part of the Excess Cashflow to be allocated as described under “—Overcollateralization Provisions” below.

(3)           On each Distribution Date on which any principal amounts are to be distributed to the Class 2-A Certificates, those amounts will be distributed, sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until the Certificate Principal Balance thereof is reduced to zero.

Residual Certificates. The Class A-R Certificates do not bear interest. The Class A-R Certificates will receive a distribution of $100 of principal on the first Distribution Date, after which their Certificate Principal Balance will equal zero. The $100 will be withdrawn from a reserve account established by the Trustee and funded by the Depositor on the Closing Date for the purposes of making distributions on the Class A-R and Class P Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity will exist. In addition to the distribution of principal on the first Distribution Date, on each Distribution Date, the holders of the Class A-R Certificates, as provided in the Pooling and Servicing Agreement, will be entitled to receive any available funds remaining after payment of interest and principal on the Senior Certificates and on the Subordinate Certificates (as described above) and payments to the Swap Counterparty (each as described above) and the Class C Certificates (as provided in the Pooling and Servicing Agreement). It is not anticipated that there will be any significant amounts remaining for distribution to the Class A-R Certificates.

Overcollateralization Provisions

On the Closing Date, it is expected that the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount will exceed the initial aggregate Certificate Principal Balance of the Adjustable Rate Certificates by approximately $28,000,000, which is approximately 1.75% of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount.

The amount of overcollateralization is equal to the initial level of overcollateralization required by the Pooling and Servicing Agreement. The weighted average Adjusted Net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the Adjustable Rate Certificates. As a result, interest collections on the Mortgage Loans are expected to be generated in excess of the amount of interest payable to the holders of the Adjustable Rate Certificates and the related fees and expenses payable by the issuing entity. Any interest payments received in respect of the Mortgage Loans in a Loan Group or Loan Groups in excess of the amount that is needed to pay interest on the related Certificates and the issuing entity’s expenses related to that Loan Group (including any Net Swap Payments that may be payable to the Swap Counterparty) will be used to reduce the total Certificate Principal Balance of the Certificates, until the required level of overcollateralization has been maintained or restored. The excess cashflow, if any, will be applied on each Distribution Date as a payment of principal on the class or classes of Certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described. Thereafter, any remaining excess cashflow will be allocated to pay Net Rate Carryover and Unpaid Realized Loss Amounts in the priorities described below.

The “Excess Cashflow” with respect to any Distribution Date is the sum of (i) the amounts remaining as set forth in clause (5)(b) in “—Distributions — Distributions of Interest” and clause (1)(B)(ii) or (2)(B)(iii), as applicable, in “— Distributions — Distributions of Principal” and (ii) the Overcollateralization Reduction Amount for that Distribution Date, if any.

With respect to any Distribution Date, any Excess Cashflow and, in the case of clauses 1 and 2 below and in the case of the payment of Unpaid Realized Loss Amounts pursuant to clause 3 below, any amounts in the Credit Comeback Excess Account and available for such Distribution Date (“Credit Comeback Excess Cashflow”), will be paid to the classes of Certificates in the following order, in each case first to the extent of the remaining Credit Comeback Excess Cashflow, if applicable, and second to the extent of the remaining Excess Cashflow:

1.
to the class or classes of Adjustable Rate Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Extra Principal Distribution Amount for Loan Group 1 and Loan Group 2, payable to those holders as part of the related Principal Distribution Amount as described under “—Distributions—Distributions of Principal” above;

2.
concurrently, to each class of Class A Certificates, pro rata based on the Unpaid Realized Loss Amounts for those classes, in each case in an amount equal to the Unpaid Realized Loss Amount for the class;

3.
sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case, first in an amount equal to any Interest Carry Forward Amount for that class, and second in an amount equal to any Unpaid Realized Loss Amount for that class;

4.
to each class of Adjustable Rate Certificates, pro rata based on the Certificate Principal Balances thereof, to the extent needed to pay any Net Rate Carryover for each such class; provided that any Excess Cashflow remaining after the allocation to pay Net Rate Carryover based on the Certificate Principal Balances of those Certificates will be distributed to each class of Adjustable Rate Certificates with respect to which there remains any unpaid Net Rate Carryover (after the distribution based on Certificate Principal Balances), pro rata, based on the amount of the unpaid Net Rate Carryover;

5.	to the Carryover Reserve Fund, in an amount equal to the Required Carryover Reserve Fund Deposit (after giving effect to other deposits and withdrawals therefrom on the Distribution Date);

6.
if and for so long as the Final Maturity OC Trigger is in effect, sequentially, in the following order: (i) to the classes of Class A Certificates, pro rata, based on the Class 1-A Principal Distribution Amount (in the case of clause (x)) and the Class 2-A Principal Distribution Amount (in the case of clause (y)), concurrently (x) to the Class 1-A Certificates, until the Certificate Principal Balance thereof is reduced to zero, and (y) sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero; provided, however, that any amounts remaining after such allocation based on the Class 1-A Principal Distribution Amount and the Class 2-A Principal Distribution Amount will be distributed to the outstanding Class 1-A Certificates or the outstanding classes of Class 2-A Certificates, as the case may be, pursuant to clause (x) or clause (y), as the case may be; and (ii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero;

7.	to the Swap Account, in an amount equal to any Swap Termination Payment due to the Swap Counterparty as a result of a Swap Counterparty Trigger Event; and

8.	to the Class C and Class A-R Certificates, in each case in the amounts specified in the Pooling and Servicing Agreement.

Following the distributions pursuant to the preceding paragraph, the Trustee will make certain distributions from the Swap Account, as described in further detail below under “ — The Swap Contract”.

The Swap Contract

Countrywide Home Loans has entered into an interest rate swap transaction with Bear Stearns Financial Products Inc. (the “Swap Counterparty”), as evidenced by a confirmation between Countrywide Home Loans and the Swap Counterparty. On the Closing Date, pursuant to a “Swap Contract Assignment Agreement,” Countrywide Home Loans will assign its rights under the Swap Contract to The Bank of New York, as swap contract administrator (in such capacity, the “Swap Contract Administrator”). Pursuant to the Swap Contract, the terms of a 1992 ISDA Master Agreement (Multicurrency - Cross Border), Schedule and Credit Support Annex were incorporated into the Swap Contract, as if the ISDA Master Agreement, Schedule and Credit Support Annex had been executed by Swap Contract Administrator and the Swap Counterparty on the date that the Swap Contract was executed. The Swap Contract is subject to certain ISDA definitions. Countrywide Home Loans, the Swap Contract Administrator and the Trustee (acting as trustee of the swap trust) will enter into a swap contract administration agreement (the “Swap Contract Administration Agreement”) pursuant to which the Swap Contract Administrator will allocate any payments received under the Swap Contract between the Trustee (acting as trustee of the swap trust) and Countrywide Home Loans as described below and pursuant to which the Swap Contract Administrator will remit to the Swap Counterparty any funds received from the Trustee (acting as trustee of the swap trust) for payment to the Swap Counterparty.

With respect to any Distribution Date on or prior to the Swap Contract Termination Date, the amount payable by the Swap Contract Administrator to the Swap Counterparty under the Swap Contract will equal the product of:

(i)           a fixed rate of 5.10% per annum,

(ii)          the lesser of (a) the Swap Contract Notional Balance for the Distribution Date and (b) the aggregate Certificate Principal Balance of the Swap Certificates immediately prior to such Distribution Date, and

(iii)         the number of days in the related calculation period (calculated on the basis of a 360-day year of twelve 30-day months), divided by 360.

With respect to any Distribution Date on or prior to the Swap Contract Termination Date, the amount payable by the Swap Counterparty to the Swap Contract Administrator under the Swap Contract will equal the product of:

(i)           One-Month LIBOR (as determined by the Swap Counterparty),

(ii)          the lesser of (a) the Swap Contract Notional Balance for the Distribution Date and (b) the aggregate Certificate Principal Balance of the Swap Certificates immediately prior to such Distribution Date, and

(iii)         the actual number of days in the related calculation period, divided by 360.

With respect to any Distribution Date, the Swap Contract Administrator or the Swap Counterparty, as the case may be, will only be required to make a “Net Swap Payment” to the other party that is equal to the excess of the payment that it is obligated to make to the other party as described in the two preceding paragraphs over the payment that it is entitled to receive from that other party as described in the two preceding paragraphs. Any Net Swap Payment owed by the Swap Counterparty with respect to any Distribution Date will be payable on the business day preceding such Distribution Date, while any Net Swap Payment owed to the Swap Counterparty with respect to any Distribution Date will be payable on such Distribution Date.

If a Net Swap Payment and/or a Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) is payable to the Swap Counterparty with respect to any Distribution Date, the Trustee will deduct from Interest Funds for Loan Group 1 and Loan Group 2 the amount of such Net Swap Payment or Swap Termination Payment as described under clause (1) under “— Distributions — Distributions of Interest” above (and to the extent that Interest Funds for Loan Group 1 and Loan Group 2 are insufficient, the Trustee will deduct from the Principal Remittance Amount for Loan Group 1 and Loan Group 2, pro rata on the basis of the respective Principal Remittance Amounts, any additional amounts necessary to make such Net Swap Payment and/or Swap Termination Payment due to the Swap Counterparty) and deposit the amount of such Net Swap Payment or Swap Termination Payment in the Swap Account maintained on behalf of the swap trust.

In the event that a Swap Termination Payment due to a Swap Counterparty Trigger Event is payable to the Swap Counterparty with respect to any Distribution Date, the Trustee will deduct from Excess Cashflow the amount of such Swap Termination Payment as described under clause (6) under “— Overcollateralization Provisions —Excess Cashflow” above and remit such amount to the Swap Account maintained on behalf of the swap trust.

In the event that a Net Swap Payment is payable from the Swap Counterparty with respect to any Distribution Date, the Swap Contract Administrator will remit to the Trustee on behalf of the swap trust and for deposit into the Swap Account an amount equal to the sum of (a) any Current Interest and Interest Carry Forward Amounts with respect to the Swap Certificates, (b) any Net Rate Carryover with respect to the Swap Certificates and (c) any Unpaid Realized Loss Amounts with respect to the Swap Certificates, in each case that remain unpaid following distribution of the Interest Funds for Loan Group 1 and Loan Group 2 and the Excess Cashflow and Credit Comeback Excess Cashflow for the Distribution Date, as well as (d) any remaining Overcollateralization Deficiency Amount that remains following distribution of the Interest Funds for Loan Group 1 and Loan Group 2 and the Excess Cashflow and Credit Comeback Excess Cashflow for the Distribution Date. Any portion of any Net Swap Payment not remitted by the Swap Contract Administrator to the Trustee (acting as trustee of the swap trust) with respect to any Distribution Date will be remitted to Countrywide Home Loans and will not be available to make distributions in respect of any class of Certificates.

If the Swap Contract is terminated, Countrywide Home Loans will be required to assist the Swap Contract Administrator in procuring a replacement swap contract with terms approximating those of the original Swap Contract. In the event that a Swap Termination Payment was payable by the Swap Counterparty in connection with the termination of the original Swap Contract, that Swap Termination Payment will be used to pay any upfront amount in connection with the replacement swap contract, and any remaining portion of that Swap Termination Payment will be distributed to Countrywide Home Loans and will not be available for distribution on any class of Certificates. In the event that the swap counterparty in respect of a replacement swap contract pays any upfront amount to the Swap Contract Administrator in connection with entering into the replacement swap contract, if that upfront amount is received prior to the Distribution Date on which the Swap Termination Payment is due to the Swap Counterparty under the original Swap Contract, a portion of that upfront amount equal to the lesser of (x) that upfront amount and (y) the amount of the Swap Termination Payment due to the Swap Counterparty under the original Swap Contract (the “Adjusted Replacement Upfront Amount”) will be included in the Interest Funds for Loan Group 1 and Loan Group 2 on that Distribution Date, to be allocated between Loan Group 1 and Loan Group 2 pro rata based on their respective Interest Funds for that Distribution Date, and any upfront amount paid by the replacement swap counterparty in excess of the Adjusted Replacement Upfront Amount will be distributed to Countrywide Home Loans, Inc. If that upfront amount is received after the Distribution Date on which the Swap Termination Payment was due to the Swap Counterparty under the original Swap Contract, or in the event that the Swap Contract is terminated and no replacement swap contract can be procured on terms approximating those of the original Swap Contract and a Swap Termination Payment was payable by the Swap Counterparty, that upfront amount or Swap Termination Payment payable by the Swap Counterparty, as the case may be, will be retained by the Swap Contract Administrator and remitted to the Trustee on behalf of the swap trust on subsequent Distribution Dates up to and including the Swap Contract Termination Date to cover the amounts described in clauses (a), (b), (c) and (d) of the preceding paragraph. Following the Swap Contract Termination Date, any remainder of an upfront amount paid by a replacement swap counterparty, or of a Swap Termination Payment paid by a Swap Counterparty, will be distributed to Countrywide Home Loans and will not be available to make distributions in respect of any class of Certificates.

Following the distributions of Excess Cashflow and Credit Comeback Excess Cashflow as described under “— Overcollateralization Provisions —Excess Cashflow”, the Trustee, acting on behalf of the swap trust, shall distribute all amounts on deposit in the Swap Account in the following order:

(1)           to the Swap Contract Administrator for payment to the Swap Counterparty, any Net Swap Payment payable to the Swap Counterparty with respect to such Distribution Date;

(2)           to the Swap Contract Administrator for payment to the Swap Counterparty, any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) payable to the Swap Counterparty with respect to such Distribution Date;

(3)           concurrently to each class of Class A Certificates, any remaining Current Interest and Interest Carry Forward Amount, pro rata based on their respective entitlements;

(4)           sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case in an amount equal to any remaining Current Interest and Interest Carry Forward Amount for the class;

(5)           to the class or classes of Adjustable Rate Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Overcollateralization Deficiency Amount remaining unpaid following the distribution of Excess Cashflow and Credit Comeback Excess Cashflow as described above under “— Overcollateralization Provisions” payable to such holders of each such class in the same manner in which the Extra Principal Distribution Amount in respect of Loan Group 1 and Loan Group 2 would be distributed to such classes as described under “— Overcollateralization Provisions — Excess Cashflow” above;

(6)           concurrently, to each class of Adjustable Rate Certificates, to the extent needed to pay any remaining Net Rate Carryover for each such class, pro rata, based on the amount of such remaining Net Rate Carryover;

(7)           concurrently, to each class of Class A Certificates, pro rata based on the remaining Unpaid Realized Loss Amounts for those classes, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for the class;

(8)           sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for the class; and

(9)           to the Swap Contract Administrator for payment to the Swap Counterparty, only to the extent necessary to cover any Swap Termination Payment due to a Swap Counterparty Trigger Event payable to the Swap Counterparty with respect to such Distribution Date.

The “Swap Contract Notional Balance” for each Distribution Date is as described in the following table. In addition, the Distribution Date occurring in the latest calendar month listed in the following table is the date through which the Swap Contract is scheduled to remain in effect and is referred to as the “Swap Contract Termination Date” for the Swap Contract.

Month of Distribution Date	Swap Contract Notional Balance ($)
December 2006	1,600,000,000
January 2007	1,590,981,600
February 2007	1,580,027,200
March 2007	1,567,146,900
April 2007	1,552,358,400
May 2007	1,535,686,000
June 2007	1,517,161,600
July 2007	1,496,825,200
August 2007	1,474,721,500
September 2007	1,450,903,400
October 2007	1,425,430,700
November 2007	1,398,369,800
December 2007	1,369,791,500
January 2008	1,339,779,300
February 2008	1,308,417,000
March 2008	1,275,794,900
April 2008	1,242,141,300
May 2008	1,207,547,400
June 2008	1,172,121,800
July 2008	1,136,555,300
August 2008	1,102,068,000
September 2008	1,068,627,100
October 2008	1,036,200,900
November 2008	1,004,758,400
December 2008	395,053,900
January 2009	384,048,500
February 2009	373,348,000
March 2009	362,944,200
April 2009	352,828,700
May 2009	342,993,700
June 2009	333,437,400
July 2009	324,146,100
August 2009	315,112,000
September 2009	306,328,200
October 2009	297,787,600
November 2009	289,483,600
December 2009	281,408,300
January 2010	273,479,200
February 2010	265,774,100
March 2010	258,286,400
April 2010	251,010,100
May 2010	243,939,100
June 2010	237,067,500
July 2010	230,434,100
August 2010	223,985,000
September 2010	217,715,200
October 2010	211,619,700
November 2010	205,693,800
December 2010	199,931,900
January 2011	194,330,300
February 2011	188,884,600
March 2011	183,590,400
April 2011	178,443,400
May 2011	173,439,800
June 2011	168,575,400
July 2011	163,846,400
August 2011	159,249,100
September 2011	154,779,800
October 2011	150,435,000
November 2011	146,211,200
December 2011	117,649,100
January 2012	114,364,900
February 2012	111,171,700
March 2012	108,066,900
April 2012	105,048,100
May 2012	102,112,900
June 2012	99,259,100
July 2012	96,484,300
August 2012	93,786,400
September 2012	91,163,200

A “Swap Termination Payment” is a termination payment required to be made by either the Swap Contract Administrator or the Swap Counterparty pursuant to the Swap Contract as a result of an early termination of the Swap Contract.

The Swap Contract will be subject to early termination by the Swap Contract Administrator if at any time an “event of default” under the Swap Contract occurs and is continuing with respect to the Swap Counterparty (or any related guarantor, if applicable), in each case in accordance with the provisions of the Swap Contract. Events of default with respect to the Swap Counterparty (or any related guarantor, if applicable) include the following:

1.           a failure to make a payment due under the Swap Contract, if such failure is not remedied on or before the third business day after notice of such failure is received,

2.           a failure to comply with or perform any non-payment agreement or obligation to be complied with or performed in accordance with the Swap Contract, if such failure is not remedied on or before the thirtieth day after notice of such failure is received,

3.           if the credit rating of the Swap Counterparty falls below a required ratings threshold level established by Moody’s and specified in the Swap Contract for 30 or more business days, a failure to post any collateral required if such failure is not remedied on or before the third business day after notice of such failure is received and certain other events involving the termination or repudiation of the Credit Support Annex prior to the satisfaction of all obligations under the Swap Contract,

4.           a breach of certain representations of the Swap Counterparty in the Swap Contract,

5.           (i) the occurrence or existence of a default, event of default or other similar condition or event in respect of the Swap Counterparty under one or more agreements or instruments relating to indebtedness in an aggregate amount of not less than USD 100,000,000.00 which has resulted in the acceleration or potential acceleration of such indebtedness or (ii) a default by the Swap Counterparty under such agreement or instrument in making one or more payments on the due date thereof in an aggregate amount of not less than USD 100,000,000.00 (after giving effect to any applicable notice requirement or grace period),

6.           certain insolvency or bankruptcy events, and

7.           a merger by the Swap Counterparty without an assumption of its obligations under the Swap Contract.

The Swap Contract will be subject to early termination by the Swap Counterparty if at any time an “event of default” under the Swap Contract occurs and is continuing with respect to the Swap Contract Administrator, in each case in accordance with the provisions of the Swap Contract. Events of default with respect to the Swap Contract Administrator include the following:

1.           a failure to make a payment due under the Swap Contract, if such failure is not remedied on or before the third business day after notice of such failure is received,

2.           if the Swap Counterparty is required to post collateral under the Swap Contract, a failure by the Swap Contract Administrator to return any collateral required to be returned under the Credit Support Annex if such failure is not remedied on or before the second business day after notice of such failure is received,

3.           certain insolvency or bankruptcy events, and

4.           a merger by the Swap Contract Administrator without an assumption of its obligations under the Swap Contract.

The Swap Contract will also be subject to early termination by either the Swap Counterparty or the Swap Contract Administrator (or, in some cases, by both parties) if at any time a “termination event” under the Swap Contract occurs and is continuing with respect to either party or both parties, in each case in accordance with the provisions of the Swap Contract. Termination events include the following:

1.           illegality (which generally relates to changes in law causing it to become unlawful for either party (or any related guarantor, in the case of the Swap Counterparty) to perform its obligations under the Swap Contract or guaranty, as applicable),

2.           a tax event (which generally relates to either party receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax), and

3.           a tax event upon merger (which generally relates to either party receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax, in each case, resulting from a merger).

Finally, the Swap Contract will also be subject to early termination by the party indicated below if at any time an “additional termination event” under the Swap Contract occurs and is continuing with respect to the other party, in each case in accordance with the provisions of the Swap Contract:

1.           by the Swap Counterparty, in the event of an amendment to the Pooling and Servicing Agreement that could reasonably be expected to have a material adverse effect on the Swap Counterparty without the prior written consent of the Swap Counterparty where such consent is required under the Pooling and Servicing Agreement,

2.           by the Swap Counterparty, in the event that an Applied Realized Loss Amount is applied to reduce the Certificate Principal Balance of any class of Class A Certificates,

3.           by the Swap Contract Administrator, in the event that (i) the credit rating of the Swap Counterparty (or any related guarantor) falls below an initial threshold level or a second, lower threshold level, each established by Moody’s and S&P and specified in the Swap Contract and (ii) the Swap Counterparty fails to take the actions required under the Swap Contract, which in some cases includes posting collateral under the Credit Support Annex, and

4.           by the Swap Contract Administrator, in the event of a failure by the Swap Counterparty to deliver any information, report, certification or accountants’ consent when and as required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1115(b)(1) or (b)(2) of Regulation AB with respect to certain reporting obligations of the Depositor with respect to the issuing entity, which continues unremedied for the time period provided in the Swap Contract, and the Swap Counterparty fails to transfer the Swap Contract at its sole cost and expense, in whole, but not in part, to a replacement counterparty that, (i) has agreed to deliver any information, report, certification or accountants’ consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the Depositor and the issuing entity, (ii) satisfies any rating thresholds set forth in the Swap Contract, and (iii) is approved by the Depositor (which approval shall not be unreasonably withheld) and any Rating Agency, if applicable.

A “Swap Counterparty Trigger Event” means an event of default under the Swap Contract with respect to which the Swap Counterparty is the sole defaulting party or a termination event under the Swap Contract (other than illegality or a tax event) with respect to which the Swap Counterparty is the sole affected party.

Bear Stearns Financial Products Inc. or BSFP, will be the swap contract provider. BSFP, a Delaware corporation, is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly owned subsidiary of The Bear Stearns Companies, Inc. BSFP engages in a wide array of over-the-counter interest rate, currency, and equity derivatives, typically with counterparties who require a highly rated derivative provider. As of the date of this prospectus supplement, BSFP has a ratings classification of “AAA” from Standard & Poor’s and “Aaa” from Moody’s Investors Service.

The significance percentage for the Swap Contract is less than 10%. The “significance percentage” for the Swap Contract is the percentage that the significance estimate of the Swap Contract represents of the aggregate Certificate Principal Balance of the Swap Certificates. The “significance estimate” of the Swap Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Swap Contract, made in substantially the same manner as that used in Countrywide Home Loans’ internal risk management process in respect of similar instruments.

The Certificates do not represent an obligation of the Swap Counterparty or the Swap Contract Administrator. The holders of the Certificates are not parties to or beneficiaries under the Swap Contract or the Swap Contract Administration Agreement and will not have any right to proceed directly against the Swap Counterparty in respect of its obligations under the Swap Contract or against the Swap Contract Administrator in respect of its obligations under the Swap Contract Administration Agreement.

The Swap Contract, the Swap Contract Assignment Agreement and the Swap Contract Administration Agreement will each be filed with the SEC as an exhibit to a Current Report on Form 8-K after the Closing Date.

Calculation of One-Month LIBOR

On the second LIBOR Business Day preceding the commencement of each Accrual Period for the Adjustable Rate Certificates (each such date, an “Interest Determination Date”), the Trustee will determine the London interbank offered rate for one-month United States dollar deposits (“One-Month LIBOR”) for the Accrual Period on the basis of such rate as it is quoted on the Bloomberg Terminal for that Interest Determination Date. If such rate is not quoted on the Bloomberg terminal (or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Trustee), One-Month LIBOR for the applicable Accrual Period will be the Reference Bank Rate as defined in this prospectus supplement. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding Accrual Period. The “Reference Bank Rate” with respect to any Accrual Period, means the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all Adjustable Rate Certificates for the Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York City, selected by the Trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all Adjustable Rate Certificates for the Accrual Period. As used in this section, “LIBOR Business Day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and “Reference Banks” means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

(1)           with an established place of business in London,

(2)           which have been designated as such by the Trustee and

(3)           which are not controlling, controlled by, or under common control with, the Depositor, Countrywide Servicing or any successor Master Servicer.

The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee’s calculation of the rate of interest applicable to the Adjustable Rate Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

Carryover Reserve Fund

The Pooling and Servicing Agreement will require the Trustee to establish an account (the “Carryover Reserve Fund”), which is held in trust by the Trustee on behalf of the holders of the interest-bearing certificates. On the Closing Date, Countrywide Home Loans will deposit $1,000 in the Carryover Reserve Fund. The Carryover Reserve Fund will not be an asset of any REMIC.

On each Distribution Date, to the extent that Excess Cashflow is available as described under “— Overcollateralization Provisions” above, the Trustee will deposit in the Carryover Reserve Fund (x) the amount needed to pay any Net Rate Carryover as described under “— Overcollateralization Provisions” above and (y) an amount equal to the excess, if any, of (i) $1,000 over (ii) the amount of funds on deposit in the Carryover Reserve Fund following all other deposits to, and withdrawals from, the Carryover Reserve Fund on the Distribution Date (the “Required Carryover Reserve Fund Deposit”).

Credit Comeback Excess Account

The Pooling and Servicing Agreement will require the Trustee to establish a reserve account (the “Credit Comeback Excess Account”), which is held in trust by the Trustee on behalf of the holders of the Adjustable Rate Certificates. The Credit Comeback Excess Account will not be an asset of any REMIC.

On each Distribution Date, the Trustee will deposit in the Credit Comeback Excess Account, all Credit Comeback Excess Amounts received during the related Due Period. On each Distribution Date, all such Credit Comeback Excess Amounts received during such period will be distributed to the Adjustable Rate Certificates to restore overcollateralization and to cover any Unpaid Realized Loss Amounts as described under “—Overcollateralization Provisions”. Any Credit Comeback Excess Amounts remaining after the application of such amounts as described under “— Overcollateralization Provisions” will be distributed to the Class C Certificates and will not be available thereafter.

Final Maturity Reserve Fund

The trustee, on behalf of the reserve fund trust, will establish and maintain an account (the “Final Maturity Reserve Fund”), on behalf of the holders of the offered certificates. On the closing date, the depositor will deposit or cause to be deposited $1,000 in the Final Maturity Reserve Fund. The Final Maturity Reserve Fund will not be an asset of the issuing entity or of any REMIC.

On each Distribution Date beginning on the Distribution Date in December 2016 up to and including the Distribution Date in November 2036, if the aggregate Stated Principal Balance of the Mortgage Loans having an original term to maturity of 40 years as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date) is greater than the amount specified in the table entitled “40-Year Target Schedule” for that Distribution Date (the “40-Year Target”), the Trustee will deposit an amount equal to the Final Maturity Reserve Deposit for that Distribution Date into the Final Maturity Reserve Fund, until the amount on deposit in the Final Maturity Reserve Fund is equal to the Final Maturity Funding Cap.

The “Final Maturity Reserve Deposit” for any Distribution Date beginning on the Distribution Date in December 2016 up to and including the Distribution Date in November 2036 will equal the lesser of (a) one-twelfth of the product of (i) 0.80% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans having an original term to maturity of 40 years as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date) and (b) the excess of (i) the Final Maturity Funding Cap for such Distribution Date over (ii) the amount on deposit in the Final Maturity Reserve Fund immediately prior to such Distribution Date.

40-Year Target Schedule

Month of Distribution Date	40-Year Target ($)
December 2016	54,565,485
January 2017	53,809,575
February 2017	53,063,949
March 2017	52,328,468
April 2017	51,602,995
May 2017	50,887,395
June 2017	50,181,534
July 2017	49,485,280
August 2017	48,798,504
September 2017	48,121,077
October 2017	47,452,874
November 2017	46,793,768
December 2017	46,143,638
January 2018	45,502,362
February 2018	44,869,820
March 2018	44,245,895
April 2018	43,630,468
May 2018	43,023,427
June 2018	42,424,656
July 2018	41,834,045
August 2018	41,251,483
September 2018	40,676,861
October 2018	40,110,071
November 2018	39,551,008
December 2018	38,999,568
January 2019	38,455,646
February 2019	37,919,142
March 2019	37,389,954
April 2019	36,867,985
May 2019	36,353,135
June 2019	35,845,310
July 2019	35,344,414
August 2019	34,850,352
September 2019	34,363,034
October 2019	33,882,366
November 2019	33,408,260
December 2019	32,940,627
January 2020	32,479,378
February 2020	32,024,427
March 2020	31,575,690
April 2020	31,133,082
May 2020	30,696,520
June 2020	30,265,923
July 2020	29,841,208
August 2020	29,422,298
September 2020	29,009,112
October 2020	28,601,575
November 2020	28,199,608
December 2020	27,803,138
January 2021	27,412,088
February 2021	27,026,387
March 2021	26,645,961
April 2021	26,270,739
May 2021	25,900,650
June 2021	25,535,625
July 2021	25,175,596
August 2021	24,820,494
September 2021	24,470,253
October 2021	24,124,807
November 2021	23,784,091
December 2021	23,448,041
January 2022	23,116,594
February 2022	22,789,687
March 2022	22,467,259
April 2022	22,149,248
May 2022	21,835,596
June 2022	21,526,243
July 2022	21,221,131
August 2022	20,920,202
September 2022	20,623,400
October 2022	20,330,668
November 2022	20,041,952
December 2022	19,757,197
January 2023	19,476,349
February 2023	19,199,355
March 2023	18,926,163
April 2023	18,656,722
May 2023	18,390,980
June 2023	18,128,887
July 2023	17,870,395
August 2023	17,615,453
September 2023	17,364,014
October 2023	17,116,030
November 2023	16,871,455
December 2023	16,630,242
January 2024	16,392,345
February 2024	16,157,720
March 2024	15,926,322
April 2024	15,698,107
May 2024	15,473,032
June 2024	15,251,055
July 2024	15,032,133
August 2024	14,816,225
September 2024	14,603,289
October 2024	14,393,287
November 2024	14,186,177
December 2024	13,981,920
January 2025	13,780,478
February 2025	13,581,813
March 2025	13,385,886
April 2025	13,192,661
May 2025	13,002,101
June 2025	12,814,169
July 2025	12,628,830
August 2025	12,446,049
September 2025	12,265,790
October 2025	12,088,020
November 2025	11,912,705
December 2025	11,739,812
January 2026	11,569,306
February 2026	11,401,157
March 2026	11,235,332
April 2026	11,071,799
May 2026	10,910,527
June 2026	10,751,485
July 2026	10,594,644
August 2026	10,439,972
September 2026	10,287,442
October 2026	10,137,022
November 2026	9,988,686

Month of Distribution Date	40-Year Target ($)
December 2026	9,842,404
January 2027	9,698,148
February 2027	9,555,891
March 2027	9,415,606
April 2027	9,277,266
May 2027	9,140,843
June 2027	9,006,314
July 2027	8,873,650
August 2027	8,742,828
September 2027	8,613,821
October 2027	8,486,606
November 2027	8,361,158
December 2027	8,237,452
January 2028	8,115,465
February 2028	7,995,174
March 2028	7,876,555
April 2028	7,759,586
May 2028	7,644,244
June 2028	7,530,507
July 2028	7,418,354
August 2028	7,307,761
September 2028	7,198,709
October 2028	7,091,177
November 2028	6,985,142
December 2028	6,880,586
January 2029	6,777,488
February 2029	6,675,828
March 2029	6,575,586
April 2029	6,476,743
May 2029	6,379,280
June 2029	6,283,178
July 2029	6,188,419
August 2029	6,094,984
September 2029	6,002,855
October 2029	5,912,014
November 2029	5,822,444
December 2029	5,734,127
January 2030	5,647,047
February 2030	5,561,186
March 2030	5,476,527
April 2030	5,393,055
May 2030	5,310,753
June 2030	5,229,604
July 2030	5,149,594
August 2030	5,070,707
September 2030	4,992,927
October 2030	4,916,239
November 2030	4,840,628
December 2030	4,766,080
January 2031	4,692,580
February 2031	4,620,114
March 2031	4,548,667
April 2031	4,478,225
May 2031	4,408,775
June 2031	4,340,304
July 2031	4,272,797
August 2031	4,206,242
September 2031	4,140,625
October 2031	4,075,935
November 2031	4,012,157
December 2031	3,949,279
January 2032	3,887,290
February 2032	3,826,177
March 2032	3,765,928
April 2032	3,706,531
May 2032	3,647,974
June 2032	3,590,246
July 2032	3,533,336
August 2032	3,477,232
September 2032	3,421,924
October 2032	3,367,400
November 2032	3,313,649
December 2032	3,260,661
January 2033	3,208,426
February 2033	3,156,933
March 2033	3,106,173
April 2033	3,056,134
May 2033	3,006,807
June 2033	2,958,182
July 2033	2,910,250
August 2033	2,863,001
September 2033	2,816,425
October 2033	2,770,514
November 2033	2,725,258
December 2033	2,680,649
January 2034	2,636,677
February 2034	2,593,333
March 2034	2,550,610
April 2034	2,508,498
May 2034	2,466,988
June 2034	2,426,074
July 2034	2,385,746
August 2034	2,345,996
September 2034	2,306,817
October 2034	2,268,201
November 2034	2,230,139
December 2034	2,192,625
January 2035	2,155,650
February 2035	2,119,207
March 2035	2,083,289
April 2035	2,047,889
May 2035	2,013,000
June 2035	1,978,613
July 2035	1,944,724
August 2035	1,911,324
September 2035	1,878,406
October 2035	1,845,965
November 2035	1,813,994
December 2035	1,782,486
January 2036	1,751,434
February 2036	1,720,833
March 2036	1,690,676
April 2036	1,660,957
May 2036	1,631,670
June 2036	1,602,810
July 2036	1,574,369
August 2036	1,546,342
September 2036	1,518,724
October 2036	1,491,509
November 2036	1,464,692

The “Final Maturity Funding Cap” for any Distribution Date beginning with the Distribution Date in December 2016 will equal the least of (i) the aggregate Certificate Principal Balance of the Adjustable Rate Certificates immediately prior to that Distribution Date, (ii) the aggregate Stated Principal Balance of all outstanding Mortgage Loans with original terms to maturity of 40 years as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period) and (iii) $29,657,360.

On each Distribution Date beginning on the Distribution Date in December 2026 up to and including the Distribution Date in November 2036, if and for so long as the Final Maturity OC Trigger is in effect with respect to that Distribution Date, Excess Cashflow will be applied to reduce the aggregate Certificate Principal Balance of the Certificates in the order described above under “—Overcollateralization Provisions”.

On the Distribution Date in November 2036, all amounts on deposit in the Final Maturity Reserve Fund will be distributed as principal in the following order:

(1)           to the classes of Class A Certificates, pro rata, based on the Class 1-A Principal Distribution Amount (in the case of clause (x)) and the Class 2-A Principal Distribution Amount (in the case of clause (y)) concurrently (x) to the Class 1-A Certificates, until the Certificate Principal Balance thereof is reduced to zero, and (y) sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until the Certificate Principal Balances thereof are reduced to zero; provided, however, that any amounts remaining after such allocation based on the Class 1-A Principal Distribution Amount and the Class 2-A Principal Distribution Amount will be distributed to the outstanding Class 1-A Certificates or the outstanding classes of Class 2-A Certificates, as the case may be, pursuant to clause (x) or clause (y), as the case may be;

(2)           sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero; and

(3)           to the Class C Certificates, all remaining amounts.

If the mortgage loans are purchased in connection with an optional termination of the issuing entity, the funds on deposit in the Final Maturity Reserve Fund will be distributed to the Class C Certificates above after application of the purchase price pursuant to the exercise of the optional termination.

Applied Realized Loss Amounts

If on any Distribution Date, after giving effect to the distributions described above, the aggregate Certificate Principal Balance of the Adjustable Rate Certificates exceeds the sum of the aggregate Stated Principal Balance of the Mortgage Loans and the amount on deposit in the Pre-Funding Account, the amount of the excess will be applied first to reduce the Certificate Principal Balances of the Class B, Class M-9, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, in each case until the Certificate Principal Balance of the class has been reduced to zero. After the Certificate Principal Balances of the Subordinate Certificates have been reduced to zero, (i) if the Certificate Principal Balance of the Class 1-A Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1, the amount of such excess will be applied to reduce the Certificate Principal Balance of the Class 1-A Certificates, until the Certificate Principal Balance thereof has been reduced to zero, and (ii) if the aggregate Certificate Principal Balance of the Class 2-A Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2, the amount of such excess will be applied to reduce the Certificate Principal Balance of each class of Class 2-A Certificates, pro rata, until the Certificate Principal Balances of such classes have been reduced to zero. A reduction described in this paragraph is referred to as an “Applied Realized Loss Amount”.

If the Certificate Principal Balance of a class of Certificates has been reduced through the application of Applied Realized Loss Amounts as described above, interest will accrue on the Certificate Principal Balance as so reduced unless the Certificate Principal Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Certificate Principal Balance of the class as described in the definition of “Certificate Principal Balance” described in this prospectus supplement under “— Glossary of Terms — General Definitions ”.

Reports to Certificateholders

On each Distribution Date, the Trustee will forward by first class mail to each certificateholder, the Master Servicer and the Depositor a statement generally setting forth, among other information:

(1)           the amount of the related distribution to holders of the Certificates allocable to principal, separately identifying:

(a)           the aggregate amount of any Principal Prepayments included therein, and

(b)           the aggregate of all Scheduled Payments of principal included therein,

(2)           the amount of the distribution to holders of the Certificates allocable to interest,

(3)           the Interest Carry Forward Amounts for each class of Certificates (if any),

(4)           the Certificate Principal Balance of each class of Certificates after giving effect to (i) all distributions allocable to principal on the Distribution Date, (ii) the allocation of any Applied Realized Loss Amounts for the Distribution Date and (iii) the allocation of any Subsequent Recoveries for the Distribution Date,

(5)           the aggregate Stated Principal Balance of the Mortgage Loans in each Loan Group for the following Distribution Date,

(6)           the amount of the Master Servicing Fees paid to or retained by the Master Servicer for the related Due Period,

(7)           the Pass-Through Rate for each class of Certificates for the Distribution Date,

(8)           the amount of Advances for each Loan Group included in the distribution on the Distribution Date,

(9)           the number and aggregate principal amounts of Mortgage Loans in each Loan Group:

(a)           delinquent (exclusive of Mortgage Loans in foreclosure):

30 to 59 days,

60 to 89 days and

90 or more days, and

(b)           in foreclosure and delinquent:

30 to 59 days,

60 to 89 days and

90 or more days,

in each case as of the close of business on the last day of the calendar month preceding the Distribution Date,

(10)           with respect to any Mortgage Loan in each Loan Group that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance for the Distribution Date of the Mortgage Loan and the date of acquisition thereof,

(11)           whether a Trigger Event is in effect,

(12)           whether the Final Maturity OC Trigger is in effect,

(13)           the amount on deposit in the Final Maturity Reserve Fund, and the amount of deposits into, and distributions from, the Final Maturity Reserve Fund for the Distribution Date,

(14)           the total number and Stated Principal Balance of any REO Properties in each Loan Group as of the close of business on the Determination Date preceding the Distribution Date,

(15)           any Net Rate Carryover paid and all remaining Net Rate Carryover remaining on each class of Certificates on the Distribution Date,

(16)           the amount of any Net Swap Payment and any Swap Termination Payment (a) payable to the Swap Counterparty with respect to such Distribution Date or (b) payable to the Swap Contract Administrator for the Distribution Date and allocated to the swap trust,

(17)           the amount of Applied Realized Loss Amounts and Subsequent Recoveries, if any, applied to each class of Certificates for the Distribution Date, and

(18)           all payments made by the Master Servicer in respect of Compensating Interest for the Distribution Date.

The monthly statement is prepared by the Trustee based on information provided by the Master Servicer. The Trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Master Servicer and will be permitted to conclusively rely on any information provided to it by the Master Servicer. The report to certificateholders may include additional or other information of a similar nature to that specified above.

The Trustee may, at its option, make the statements described above available to certificateholders on the Trustee’s website (assistance in using the website service may be obtained by calling the Trustee’s customer service desk at (800) 254-2826). In addition, within 60 days after the end of each calendar year, the Trustee will prepare and deliver to each certificateholder of record during the previous calendar year a statement containing information necessary to enable certificateholders to prepare their tax returns. The statements will not have been examined and reported upon by an independent public accountant.

Amendment

The Pooling and Servicing Agreement may be amended by the Depositor, the Master Servicer, the Sellers and the Trustee and the Co-Trustee, with the consent of the NIM Insurer but without the consent of any of the certificateholders, for any of the purposes set forth under “The Agreements — Amendment” in the prospectus. In addition, the Pooling and Servicing Agreement may be amended by the Depositor, the Master Servicer, the Sellers, the Trustee, the Co-Trustee and the holders of a majority in interest of each class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no amendment may:

(1)           reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the holder of the Certificate,

(2)           adversely affect in any material respect the interests of the holders of any class of Certificates in a manner other than as set forth in clause (1) above, without the consent of the holders of Certificates of the class evidencing, as to that class, Percentage Interests aggregating 66%, or

(3)           reduce the aforesaid percentage of aggregate outstanding principal amounts of Certificates of each class, the holders of which are required to consent to an amendment, without the consent of the holders of all Certificates of the class.

No amendment to the Pooling and Servicing Agreement may adversely affect in any material respect the Swap Counterparty without at least ten Business Days’ prior notice to the Swap Counterparty and without the prior written consent of the Swap Counterparty, which consent may not be unreasonably withheld.

Voting Rights

As of any date of determination:

•
the Class P, Class C and Class A-R Certificates will each be allocated 1% of all voting rights in respect of the Certificates (collectively, the “Voting Rights”) (for a total of 3% of the Voting Rights), and

•	the other classes of Certificates will be allocated the remaining Voting Rights in proportion to their respective outstanding Certificate Principal Balances.

Voting Rights will be allocated among the Certificates of each class in accordance with their respective Percentage Interests.

Optional Purchase of Defaulted Loans

As to any Mortgage Loan that is delinquent in payment by 150 days or more, the Master Servicer may, at its option but subject to certain conditions specified in the Pooling and Servicing Agreement, purchase the Mortgage Loan at a price equal to 100% of the Stated Principal Balance thereof plus accrued interest thereon at the applicable Net Mortgage Rate from the date through which interest was last paid by the related borrower or advanced to the first day of the month in which the amount is to be distributed to certificateholders. The Master Servicer must exercise this right, if at all, on or before the last day of the calendar month in which the related Mortgage Loan became 150 days delinquent. The Master Servicer may enter into an agreement with a third party, which may be a certificateholder, granting that party the right to direct the Master Servicer to exercise its right to purchase those defaulted Mortgage Loans and requiring that party to purchase those Mortgage Loans from the Master Servicer.

Events of Default; Remedies

Events of Default will consist of:

(1)           any failure by the Master Servicer to deposit in the Certificate Account or the Distribution Account the required amounts or remit to the Trustee any payment (including an Advance required to be made under the terms of the Pooling and Servicing Agreement) which continues unremedied for five calendar days (or in the case of an Advance, one Business Day) after written notice of the failure shall have been given to the Master Servicer by the Trustee, the NIM Insurer or the Depositor, or to the Trustee, the NIM Insurer and the Master Servicer by the holders of Certificates evidencing not less than 25% of the Voting Rights,

(2)           any failure by the Master Servicer to observe or perform in any material respect any other of its covenants or agreements, or any breach of a representation or warranty made by the Master Servicer, in the Pooling and Servicing Agreement, which in each case continues unremedied for 60 days after the giving of written notice of the failure to the Master Servicer by the Trustee, the NIM Insurer or the Depositor, or to the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights,

(3)           a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and the decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days,

(4)           the Master Servicer shall consent to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or all or substantially all of the property of the Master Servicer,

(5)           the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations, or

(6)           the Master Servicer shall fail to reimburse, in full, the Trustee not later than 6:00 p.m., New York City time, on the Business Day following the related Distribution Date for any Advance made by the Trustee together with accrued and unpaid interest.

So long as an Event of Default under the Pooling and Servicing Agreement remains unremedied, subject to the rights of the NIM Insurer, the Trustee shall, but only upon the receipt of instructions from the NIM Insurer or from holders of Certificates having not less than 25% of the Voting Rights terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement and in and to the Mortgage Loans, whereupon the Trustee will succeed to all of the responsibilities and duties of the Master Servicer under the Pooling and Servicing Agreement, including the obligation to make Advances. Additionally, if the Master Servicer fails to provide certain information or perform certain duties related to the Depositor’s reporting obligations under the Exchange Act, with respect to the issuing entity, the Depositor, may, without the consent of any of the certificateholders, terminate the Master Servicer. We cannot assure you that termination of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement would not adversely affect the servicing of the Mortgage Loans, including the delinquency experience of the Mortgage Loans.

No certificateholder, solely by virtue of the holder’s status as a certificateholder, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect thereto, unless the holder previously has given to the Trustee written notice of the continuation of an Event of Default and unless the holders of Certificates having not less than 25% of the Voting Rights have made a written request to the Trustee to institute the proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute the proceeding and in which case the rights of the certificateholders shall be subject to the rights of the NIM Insurer.

Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all holders of the Certificates notice of each Event of Default known to the Trustee, except for any Event of Default that has been cured or waived.

Optional Termination

The holder of the largest percentage interest in the Class C Certificates (the “Directing Holder”) will have the right to instruct the Trustee to conduct an auction of all of the remaining assets of the issuing entity on any Distribution Date on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties in the issuing entity is less than or equal to 10% of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount (the “Optional Termination Date”). If the first auction is unsuccessful, the auction process may be repeated periodically at the direction of the Directing Holder until a successful auction is conducted. In addition, if the first auction is unsuccessful, or if the Directing Holder does not request an auction, then the Master Servicer will have the option to purchase all of the remaining assets of the issuing entity. Any successful auction of all of the remaining assets of the issuing entity or any purchase of those remaining assets by the Master Servicer will result in the early retirement of the certificates.

The Master Servicer is an affiliate of the Sellers and the Depositor.

Any successful auction of the remaining assets of the issuing entity or any purchase of those assets by the Master Servicer will require that the issuing entity receive a purchase price for those assets equal to the sum of:

•	100% of the Stated Principal Balance of each Mortgage Loan in the issuing entity (other than in respect of REO Property) plus accrued interest thereon at the applicable Net Mortgage Rate, and

•	the appraised value of any REO Property (up to the Stated Principal Balance of the related Mortgage Loan) in the issuing entity;

provided, however, that unless the NIM Insurer otherwise consents, the purchase price will in no event be less than an amount that would result in a final distribution on any NIM Insurer guaranteed notes that is sufficient (x) to pay the notes in full and (y) to pay any amounts due and payable to the NIM Insurer pursuant to the indenture related to the notes.

The NIM Insurer may also have the right to purchase all remaining Mortgage Loans and REO Properties in the issuing entity at the price set forth above (plus any unreimbursed Servicing Advances, and the principal portion of any unreimbursed Advances, made on the Mortgage Loans prior to the exercise of the option), subject to the same restrictions. The identity of any NIM Insurer is not known as of the date of this prospectus supplement.

Notice of any termination, specifying the Distribution Date on which certificateholders may surrender their Certificates for payment of the final distribution and cancellation, will be given promptly by the Trustee by letter to certificateholders mailed not earlier than the 10th day and no later than the 15th day of the month immediately preceding the month of the final distribution. The notice will specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of the Certificates at the office therein designated, (b) the amount of the final distribution, (c) the location of the office or agency at which the presentation and surrender must be made, and (d) that the Record Date otherwise applicable to the Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified.

In the event a notice of termination is given, the Master Servicer will cause all funds in the Certificate Account to be remitted to the Trustee for deposit in the Distribution Account on the Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the Certificates. At or prior to the time of making the final payment on the Certificates, the Master Servicer as agent of the Trustee will sell all of the assets of the issuing entity to the Master Servicer or the NIM Insurer, as applicable, for cash. Proceeds from a purchase will be distributed to the certificateholders in the priority described above under “— Distributions” and “— Overcollateralization Provisions” and will reflect the current Certificate Principal Balance and other entitlements of each class at the time of liquidation. As a result, if any Applied Realized Loss Amounts have been allocated to any class or classes of Certificates, any Unpaid Realized Loss Amounts would be paid in the order and priority set forth above under “— Overcollateralization Provisions”.

The proceeds from any sale in connection the exercise of the option may not be sufficient to distribute the full amount to which each class of Certificates is entitled if the purchase price is based in part on the appraised value of any REO Property and that appraised value is less than the Stated Principal Balance of the related Mortgage Loan. Any purchase of the Mortgage Loans and REO Properties will result in an early retirement of the Certificates. At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the holder of the Class A-R Certificates all cash on hand related to the Class A-R Certificates, and the issuing entity will terminate at that time. Once the issuing entity has been terminated, certificateholders will not be entitled to receive any amounts that are recovered subsequent to the termination.

Certain Matters Regarding the Master Servicer, the Depositor, the Sellers and the NIM Insurer

The prospectus describes the indemnification to which the Master Servicer and the Depositor (and their respective directors, officers, employees and agents) are entitled and also describes the limitations on any liability of the Master Servicer and the Depositor (and their respective directors, officers, employees and agents) to the issuing entity. See “The Agreements — Certain Matters Regarding the Master Servicer and the Depositor” in the prospectus. The Pooling and Servicing Agreement provides that these same provisions regarding indemnification and exculpation apply to each Seller and any NIM Insurer.

The Trustee

The Bank of New York will be the Trustee under the Pooling and Servicing Agreement. The Bank of New York has been, and currently is, serving as indenture trustee and trustee for numerous securitization transactions and programs involving pools of residential mortgages. The Bank of New York has been providing trust services on securitization transactions for more than a decade and currently provides trust services for hundreds of securitization transactions. The Depositor and Countrywide Home Loans may maintain other banking relationships in the ordinary course of business with the Trustee. The Offered Certificates may be surrendered at the Corporate Trust Office of the Trustee located at 101 Barclay Street 4W, New York, New York 10286, Attention: Corporate Trust MBS Administration or another address as the Trustee may designate from time to time.

The Trustee will be liable for its own grossly negligent action, its own grossly negligent failure to act or its own misconduct, its grossly negligent failure to perform its obligations in compliance with the Pooling and Servicing Agreement, or any liability that would be imposed by reason of its willful misfeasance or bad faith. However, the Trustee will not be liable, individually or as trustee,

•	for an error of judgment made in good faith by a responsible officer of the Trustee, unless the Trustee was grossly negligent or acted in bad faith or with willful misfeasance,

•
with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the holders of each Class of Certificates evidencing not less than 25% of the Voting Rights of the Class relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under the Pooling and Servicing Agreement,

•	for any action taken or suffered or omitted by it under the Pooling and Servicing Agreement in good faith and in accordance with an opinion of counsel, or

•	for any loss on any investment of funds pursuant to the Pooling and Servicing Agreement (other than as issuer of the investment security).

The Trustee is also entitled to rely without further investigation upon any resolution, officer’s certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

The Trustee and any successor trustee will, at all times, be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under the laws of the United States of America to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating that would not cause any of the Rating Agencies to reduce their respective ratings of any Class of Certificates below the ratings issued on the Closing Date (or having provided security from time to time as is sufficient to avoid the reduction). If the Trustee no longer meets the foregoing requirements, the Trustee has agreed to resign immediately.

The Trustee may at any time resign by giving written notice of resignation to the Depositor, the Master Servicer, each Rating Agency and the certificateholders, not less than 60 days before the specified resignation date. The resignation shall not be effective until a successor trustee has been appointed. If a successor trustee has not been appointed within 30 days after the Trustee gives notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

The Depositor, the NIM Insurer or the Master Servicer may remove the Trustee and appoint a successor trustee reasonably acceptable to the NIM Insurer if:

•	the Trustee ceases to meet the eligibility requirements described above and fails to resign after written request to do so is delivered to the Trustee by the NIM Insurer or the Depositor,

•
the Trustee becomes incapable of acting, or is adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property is appointed, or any public officer takes charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or

•
(iii)(A) a tax is imposed with respect to the issuing entity by any state in which the Trustee or the issuing entity is located, (B) the imposition of the tax would be avoided by the appointment of a different trustee and (C) the Trustee fails to indemnify the issuing entity against the tax.

In addition, the holders of Certificates evidencing at least 51% of the Voting Rights of each Class of Certificates may at any time remove the Trustee and appoint a successor trustee. In addition, if the Trustee fails to provide certain information or perform certain duties related to the Depositor’s reporting obligations under the Exchange Act with respect to the issuing entity, the Depositor, may, without the consent of any of the certificateholders, terminate the Trustee. Notice of any removal of the Trustee shall be given to each Rating Agency by the successor Trustee.

Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions described above will become effective upon acceptance of appointment by the successor trustee.

A successor trustee will not be appointed unless the successor trustee meets the eligibility requirements described above, is reasonably acceptable to the NIM Insurer and its appointment does not adversely affect the then-current ratings of the Certificates.

The Co-Trustee

The Bank of New York Trust Company, N.A. will be the Co-Trustee under the Pooling and Servicing Agreement. The Bank of New York Trust Company, N.A. has significant experience in acting as a Co-Trustee in securitizations of mortgage loans in which its duties were comparable to those described in this prospectus supplement. The Depositor and Countrywide Home Loans may maintain other banking relationships in the ordinary course of business with the Co-Trustee.

The Co-Trustee will be liable for its own grossly negligent action, its own gross negligent failure to act or its own misconduct, its grossly negligent failure to perform its obligations in compliance with the Pooling and Servicing Agreement, or any liability that would be imposed by reason of its willful misfeasance or bad faith. However, the Co-Trustee will not be liable, individually or as trustee,

•	for an error of judgment made in good faith by a responsible officer of the Co-Trustee, unless the Co-Trustee was grossly negligent or acted in bad faith or with willful misfeasance, or

•	for any action taken or suffered or omitted by it under the Pooling and Servicing Agreement in good faith and in accordance with an opinion of counsel.

The Co-Trustee is also entitled to rely without further investigation upon any resolution, officer’s certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

The Co-Trustee and any successor trustee will, at all times, be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under the laws of the United States of America to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating that would not cause any of the Rating Agencies to reduce their respective ratings of any Class of Certificates below the ratings issued on the Closing Date (or having provided security from time to time as is sufficient to avoid the reduction). If the Co-Trustee no longer meets the foregoing requirements, the Co-Trustee has agreed to resign immediately.

The Co-Trustee may at any time resign by giving written notice of resignation to the Trustee, the Depositor and the Master Servicer, not less than 30 days before the specified resignation date. Upon the resignation, the Trustee may

•	appoint a successor Co-Trustee meeting the requirements described in the prior paragraph and acceptable to the Master Servicer and the NIM Insurer or

•	assume the rights and duties of the resigning Co-Trustee, subject to the approval of the Master Servicer.

Restrictions on Transfer of the Class A-R Certificates

The Class A-R Certificates will be subject to the restrictions on transfer described in the prospectus under “Material Federal Income Tax Consequences — Taxation of Holders of Residual Interest Securities — Restrictions on Ownership and Transfer of Residual Interest Securities”. The Class A-R Certificates (in addition to other ERISA restricted classes of Certificates, as described in the Pooling and Servicing Agreement), may not be acquired by a Plan or with assets of a Plan unless certain conditions are met. See “ERISA Considerations” in this prospectus supplement. Each Class A-R Certificate will contain a legend describing the foregoing restrictions.

Ownership of the Residual Certificates

On the Closing Date, the Class C Certificates will be acquired by CWIBH, Inc. an affiliate of the Depositor, the Sellers and the Master Servicer, and the Class A-R Certificates will be acquired by CW Securities Holdings, Inc., an affiliate of the Depositor, the Sellers and the Master Servicer. After the Closing Date, CWIBH, Inc. is expected to sell the Class C Certificates to an unaffiliated third party. However, CWIBH, Inc. may retain these Certificates or transfer any of them in other transactions. See“ — Rights of the NIM Insurer Under the Pooling and Servicing Agreement” in this prospectus supplement.

The Trustee will be initially designated as “tax matters person” under the Pooling and Servicing Agreement and in that capacity will hold a Class A-R Certificate in the amount of $0.05. As the tax matters person, the Trustee will be the primary representative of the issuing entity with respect to any tax administrative or judicial matter. As trustee, the Trustee will be responsible for making a REMIC election with respect to each REMIC created under the Pooling and Servicing Agreement and for preparing and filing tax returns with respect to each REMIC.

Restrictions on Investment, Suitability Requirements

An investment in the Certificates may not be appropriate for all investors due to tax, ERISA or other legal requirements. Investors should review the disclosure included in this prospectus supplement and the prospectus under “Material Federal Income Tax Consequences,” “ERISA Considerations” and “Legal Matters” prior to any acquisition and are encouraged to consult with their advisors prior to purchasing the Certificates.

Rights of the NIM Insurer Under the Pooling and Servicing Agreement

After the Closing Date, a separate trust or trusts (or other form of entity) may be established to issue net interest margin securities secured by all or a portion of the Class P and Class C Certificates. Those net interest margin securities may or may not have the benefit of a financial guaranty insurance policy. The insurer or insurers (the “NIM Insurer”) that would issue a policy will be a third party beneficiary of the Pooling and Servicing Agreement and will have a number of rights under the Pooling and Servicing Agreement, which will include the following:

•
the right to consent to the Master Servicer’s exercise of its discretion to waive assumption fees, late payment or other charges in connection with a Mortgage Loan or to arrange for the extension of due dates for payments due on a mortgage note for no more than 270 days, if the waivers or extensions relate to more than 5% of the Mortgage Loans;

•
the right to direct the Trustee to terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement relating to the issuing entity and the assets of the issuing entity following the occurrence of an event of default under the Pooling and Servicing Agreement;

•
the right to approve or reject the appointment of any successor servicer other than the Trustee, if the Master Servicer is required to be replaced and the Trustee is unwilling or unable to act as successor servicer;

•	the right to consent to any amendment to the Pooling and Servicing Agreement; and

•	each of the rights under “Risk Factors—Rights of the NIM Insurer Limit Your Control and NIM Insurer Actions May Negatively Affect You” in this prospectus supplement.

You should note the rights that the NIM Insurer would have and carefully evaluate its potential impact on your investment.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

General

The weighted average life of, and the yield to maturity on, each class of interest-bearing certificates generally will be directly related to the rate of payment of principal (including prepayments) of the Mortgage Loans in the related Loan Group or Loan Groups. The actual rate of principal prepayments on the mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the borrower’s equity in the properties, and changes in the borrowers’ housing needs, job transfers and employment status. Furthermore, as described under “The Mortgage Pool — Assignment of the Mortgage Loans” with respect to up to 50% of the Initial Mortgage Loans in each Loan Group and 90% of the Subsequent Mortgage Loans in each Loan Group (the “Delay Delivery Mortgage Loans”), the Depositor may deliver the related Mortgage Files after the Closing Date. Should a Seller fail to deliver to the Depositor or other designee of the Depositor all or a portion of the Mortgage Files relating to Mortgage Loans sold by it, or, at the Depositor’s direction, to the Co-Trustee within the time periods described under “The Mortgage Pool — Assignment of the Mortgage Loans” Countrywide Home Loans will be required to use its best efforts to deliver a Substitute Mortgage Loan for the related Delay Delivery Mortgage Loan or repurchase the related Delay Delivery Mortgage Loan. Any repurchases pursuant to this provision would also have the effect of accelerating the rate of prepayments on the Mortgage Loans. In addition, no less than approximately 68.36% and 70.16% of the Mortgage Loans in the Statistical Calculation Pool in respect of Loan Group 1 and Loan Group 2, respectively, in each case by Stated Principal Balance of the Mortgage Loans in the Statistical Calculation Pool in respect of the related Loan Group, require the payment of a prepayment charge in connection with certain prepayments, generally no later than the first five years following origination of the related Mortgage Loan. These charges, if enforced by the Master Servicer, may affect the rate of prepayments on the Mortgage Loans.

In addition, no less than approximately 6.39% and 38.85% of the Mortgage Loans in the Statistical Calculation Pool in respect of Loan Group 1 and Loan Group 2, respectively, in each case by Stated Principal Balance of the Mortgage Loans in the Statistical Calculation Pool in respect of the related Loan Group provide for only payments of interest and do not provide for any payments of principal for an extended period following their origination. These Mortgage Loans may involve a greater degree of risk because, if the related borrower defaults, the outstanding principal balance of the Mortgage Loans will be higher than for amortizing Mortgage Loans. During their interest only periods, these Mortgage Loans may be less likely to prepay as the interest only feature may reduce the perceived benefits of refinancing due to the smaller monthly payment. However, as an interest only mortgage loan approaches the end of its interest only period, it may be more likely to be prepaid, even if market interest rates at the time are only slightly higher or lower than the interest rate on the interest only mortgage loans as the related borrowers seek to avoid increases in their respective monthly mortgage payment.

The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the Certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the Mortgage Loans the greater the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the Certificates. The Depositor does not make any representations or warranties as to the rate of prepayment or the factors to be considered in connection with these determinations.

Prepayments and Yields for the Offered Certificates

The extent to which the yield to maturity of the Certificates may vary from the anticipated yield will depend upon the degree to which it is purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans in the related Loan Group or Loan Groups. In particular, in the case of a Certificate purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the applicable Mortgage Loans could result in an actual yield to the investor that is lower than the anticipated yield and, in the case of an Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of the related Mortgage Loans could result in an actual yield to the investor that is lower than the anticipated yield.

In general with respect to fixed rate mortgage loans, if prevailing interest rates fall significantly below the interest rates on fixed rate mortgage loans, these mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on these mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on fixed rate mortgage loans, the fixed rate mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on these mortgage loans. In the event that Fixed Rate Mortgage Loans in either Loan Group with higher Mortgage Rates prepay at rates higher than other Mortgage Loans in that Loan Group, the applicable Net Rate Cap may be lower than otherwise would be the case. As a result, the interest payable on the related Certificates on a Distribution Date could be reduced because of the imposition of the applicable Net Rate Cap. We cannot give any assurance as to the level of prepayment that the Fixed Rate Mortgage Loans will experience.

As is the case with fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at lower interest rates may encourage borrowers to refinance their adjustable rate mortgage loans to a lower fixed interest rate. Prepayments on the Hybrid Mortgage Loans may differ as they approach their respective initial Adjustment Dates, and prepayments on Mortgage Loans with interest-only terms may differ as they approach the ends of their interest-only periods. In the event that Adjustable Rate Mortgage Loans in either Loan Group with higher Gross Margins prepay at rates higher than other Mortgage Loans in that Loan Group, the applicable Net Rate Cap may be lower than otherwise would be the case. We can give no assurance as to the level of prepayment that the Adjustable Rate Mortgage Loans will experience.

Although the Mortgage Rates on the Adjustable Rate Mortgage Loans are subject to adjustment, the Mortgage Rates adjust less frequently than the Pass-Through Rates on the Adjustable Rate Certificates and adjust by reference to the Mortgage Indices. Changes in One-Month LIBOR may not correlate with changes in the Mortgage Indices and also may not correlate with prevailing interest rates. It is possible that an increased level of One-Month LIBOR could occur simultaneously with a lower level of prevailing interest rates which would be expected to result in faster prepayments, thereby reducing the weighted average lives of the related Certificates. The Mortgage Rate applicable to all or substantially all of the Adjustable Rate Mortgage Loans and any Adjustment Date will be based on the applicable Mortgage Index value most recently announced generally as of a date 45 days prior to the Adjustment Date. Thus, if the applicable Mortgage Index value with respect to an Adjustable Rate Mortgage Loan rises, the lag in time before the corresponding Mortgage Rate increases will, all other things being equal, slow the upward adjustment of the applicable Net Rate Cap. In addition, it is expected that a substantial portion of the Adjustable Rate Mortgage Loans will have Mortgage Rates which will not adjust for a substantial period of time after origination. See “The Mortgage Pool” in this prospectus supplement.

The portion of any proceeds of the Swap Contract that will be payable to the swap trust under the Swap Contract Administration Agreement are intended to provide amounts to cover any unpaid Current Interest, Interest Carry Forward Amounts, Net Rate Carryover and Unpaid Realized Loss Amounts on the Swap Certificates and to restore or maintain overcollateralization. However, any Net Swap Payment payable by the Swap Contract Counterparty will be based on the lesser of the applicable Swap Contract Notional Balance and the aggregate Certificate Principal Balance of the Swap Certificates, and not on the actual Stated Principal Balances of the Mortgage Loans. Therefore, the Swap Contract may not provide sufficient funds to cover any unpaid Current Interest, Interest Carry Forward Amounts, Net Rate Carryover and Unpaid Realized Loss Amounts with respect to the Swap Certificates and to restore or maintain overcollateralization for those Certificates. See “Description of the Certificates — The Swap Contract” above.

In addition, for so long as one-month LIBOR is less than 5.10% (or, in cases where the accrual period for the floating rate payment payable by the swap counterparty is not 30 days, 5.10% multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in that accrual period), the issuing entity will be required to cover Net Swap Payments due to the Swap Counterparty, thereby reducing the amount of available funds that are available to make distributions on the Swap Certificates. In addition, any Swap Termination Payment payable to the Swap Counterparty (other than a Swap Termination Payment resulting from a Swap Counterparty Trigger Event) in the event of early termination of the Swap Contract will reduce amounts available for distribution to holders of the Swap Certificates. As of December 7, 2006, One-Month LIBOR is 5.35000%.

Last Scheduled Distribution Date

Assuming that, among other things,

•	no prepayments are received on the Mortgage Loans and,

•	scheduled monthly payments of principal of and interest on each of the Mortgage Loans are timely received.

the Distribution Date (the “Last Scheduled Distribution Date”) that occurs six months following the Distribution Date (or, in the case of the Class A-R Certificates, zero months) on which the Certificate Principal Balance of the applicable class of Certificates would be reduced to zero is:

Class of Certificates	Last Scheduled Distribution Date
Class 1-A	July 2035
Class 2-A-1	May 2028
Class 2-A-2	September 2029
Class 2-A-3	August 2033
Class 2-A-4	March 2035
Class M-1	December 2035
Class M-2	April 2036
Class M-3	August 2036
Class M-4	October 2036
Class M-5	January 2037
Class M-6	February 2037
Class M-7	April 2037
Class M-8	April 2037
Class M-9	May 2037
Class A-R	December 2006

The actual final Distribution Date with respect to each class of these Certificates could occur significantly earlier than its Last Scheduled Distribution Date because:

•	prepayments are likely to occur which will be applied to the payment of the Certificate Principal Balances thereof, and

•
the largest percentage holder of the Class C Certificates will have the right to cause an auction of the remaining assets of the issuing entity or the Master Servicer may purchase those assets on any Distribution Date on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties in the issuing entity is less than or equal to 10% of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount.

Prepayment Model

Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard. The prepayment models used in this prospectus supplement (“Prepayment Models”) are based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Mortgage Loans in each Loan Group. For the Fixed Rate Mortgage Loans, the Prepayment Model used in this prospectus supplement (the “Fixed Rate Prepayment Vector” or “FRPV”) is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of the mortgage loans. For example, a 100% FRPV assumes a constant prepayment rate (“CPR”) of 2.0% per annum of the then outstanding principal balance of the Fixed Rate Mortgage Loans in the first month of the life of the Mortgage Loans and an additional 2.0% per annum (i.e., 1/10 of the final per annum rate) in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of the Fixed Rate Mortgage Loans, a 100% FRPV assumes a CPR of 20% per annum; provided, however, the prepayment rate will not exceed 85% CPR in any period for any given percentage of FRPV.

For the Adjustable Rate Mortgage Loans, the Prepayment Model used in this prospectus supplement (“Adjustable Rate Prepayment Vector” or “ARPV”) represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of the mortgage loans. 100% ARPV assumes 6% CPR in month 1, an additional 1/11th of 24% CPR for each month thereafter, increasing to 30% CPR in month 12 and remaining constant at 30% CPR through month 24, increasing to and remaining constant at 50% CPR from month 25 until month 29, decreasing 1/4th of 20% CPR for each month thereafter, decreasing to 30% CPR in month 33 and remaining constant at 30% CPR for month 33 and thereafter; provided, however, the prepayment rate will not exceed 85% CPR in any period for any given percentage of ARPV. As used in the tables, 100% of the applicable Prepayment Model means 100% FRPV or 100% ARPV, as the case may be.

We cannot assure you, however, that prepayments on the Mortgage Loans will conform to any level of the Prepayment Model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors’ housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by the mortgage loans. Conversely, if prevailing interest rates rise above the interest on the mortgage loans, the rate of prepayment would be expected to decrease.

Decrement Tables; Weighted Average Lives

The tables below set forth the percentages of the initial Certificate Principal Balance of each class of Offered Certificates (other than the Class A-R Certificates) that will be outstanding as of the twelfth Distribution Date and every twelfth Distribution Date thereafter at the respective percentages of the Prepayment Model. Those percentages have been rounded to the nearest whole percentages, and an asterisk (*) indicates a percentage less than 0.5% and greater than 0%. In addition, the tables below set forth the weighted average lives of each class of Offered Certificates (other than the Class A-R Certificates) to maturity and to optional termination at the respective percentages of the Prepayment Model. Each weighted average life of any class of Certificates presented below is determined by (a) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date, (b) adding the results, and (c) dividing the sum by the initial respective Certificate Principal Balance for that class of Certificates.

The following tables have been prepared on the basis of the following assumptions (collectively, the “Modeling Assumptions”):

(1)           the Mortgage Loans prepay at the indicated percentage of the related Prepayment Model,

(2)           distributions on the Certificates are received, in cash, on the 25th day of each month, commencing in December 2006, in accordance with the payment priorities defined in this prospectus supplement,

(3)           no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the borrowers of principal and interest on the Mortgage Loans occur,

(4)           Scheduled Payments are assumed to be received on the first day of each month commencing in December 2006, and prepayments represent payment in full of individual Mortgage Loans and are assumed to be received on the last day of each month, commencing in November 2006, and include 30 days’ interest thereon,

(5)           the level of the Six-Month LIBOR Index remains constant at 5.392% per annum, the level of the One-Year LIBOR Index remains constant at 5.363% per annum, the level of the One-Year CMT Index remains constant at 5.061% per annum and the level of One-Month LIBOR remains constant at 5.368% per annum,

(6)           the Pass-Through Margins for the Adjustable Rate Certificates remain constant at the rates applicable on or prior to the Optional Termination Date and the Pass-Through Margins for those Certificates are adjusted accordingly on any Distribution Date after the Optional Termination Date,

(7)           the Certificates are issued on December 8, 2006,

(8)           the Mortgage Rate for each Adjustable Rate Mortgage Loan is adjusted on its next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the sum of

(a)           the assumed level of the applicable Mortgage Index, and

(b)           the respective Gross Margin (which sum is subject to the applicable periodic adjustment caps and floors and the applicable lifetime adjustment caps and floors),

(9)           except as indicated with respect to the weighted average lives to maturity, the optional termination is exercised on the Optional Termination Date,

(10)           the scheduled monthly payment for each Mortgage Loan, except for the interest-only Mortgage Loans during their respective interest-only periods, is calculated based on its principal balance, mortgage rate and remaining amortization term so that each Mortgage Loan will amortize in amounts sufficient to repay the remaining principal balance of the Mortgage Loan over the remaining term to maturity (except in the case of balloon loans), as indicated in the table below,

(11)           any Mortgage Loan with a remaining interest-only term greater than zero does not amortize during the remaining interest-only term, and at the end of the remaining interest-only term, will amortize in amounts sufficient to repay the current balance of any Mortgage Loan over the remaining term to maturity calculated at the expiration of the remaining interest-only term based on the applicable amortization method,

(12)           scheduled monthly payments on each Adjustable Rate Mortgage Loan will be adjusted in the month immediately following each related interest adjustment date (as necessary) for the Mortgage Loan to equal the fully amortizing payment described above,

(13)           the scheduled amortization for all Mortgage Loans is based upon their respective gross interest rates and the interest rate on each Fixed Rate Credit Comeback Loan as of the applicable Cut-off Date will be deemed to be reduced by 0.375% on the Due Date following the end of the remaining adjustment periods irrespective of whether the borrower qualifies for the reduction by having a good payment history, where the number of remaining adjustment periods equals 4 minus the number of annual periods (each ending on the twelfth Due Date in such period) since origination of the Fixed Rate Credit Comeback Loan ending prior to the applicable Cut-off Date,

(14)           all of the Pre-Funded Amount, if any, is used to purchase Subsequent Mortgage Loans for inclusion on the Closing Date, and

(15)           each Loan Group consists of Mortgage Loans having the approximate characteristics described below:

Loan Group 1 Fixed Rate Mortgage Loans

Principal Balance ($)(1)	Adjusted Net Mortgage Rate (%) (2)	Mortgage Rate (%) (2)	Remaining Amortization Term (months)	Remaining Term to Maturity (months)	Original Interest-Only Term (months)	Age (months)	Credit Comeback Feature
3,031,493.02	7.372111	7.881111	178	178	N/A	1	No
1,082,925.47*	7.063796	7.775789	180	180	N/A	0	No
763,367.29	6.318737	7.085481	179	179	N/A	0	No
332,941.48*	6.191000	6.700000	180	180	N/A	0	No
277,589.95	7.335218	7.844218	179	179	N/A	0	No
610,452.03	8.010546	8.519546	178	178	N/A	1	No
143,441.98	8.241000	8.750000	179	179	N/A	0	Yes
179,122.52*	6.641000	7.750000	180	180	N/A	0	No
128,820.23	7.866000	8.375000	179	179	N/A	0	No
296,988.42	9.037425	9.546425	179	179	N/A	0	No
355,424.62	6.491000	7.000000	179	179	N/A	0	No
367,833.75*	6.961000	7.990000	360	180	N/A	0	No
122,312.05	7.945000	10.200000	357	177	N/A	3	No
1,135,465.45	7.864900	8.499810	239	239	N/A	0	No
313,317.06	6.749000	7.500000	239	239	N/A	0	No
699,855.02	6.979068	8.026098	239	239	N/A	0	No
295,039.43*	6.306000	7.375000	240	240	N/A	0	No
185,444.57	7.266000	7.775000	237	237	N/A	1	No
128,111.45	7.366000	7.875000	299	299	N/A	0	No
49,590,583.38	7.594456	8.331877	358	358	N/A	1	No
6,267,210.44	8.314720	9.120232	358	358	N/A	1	Yes
7,568,766.74*	7.200287	7.953779	360	360	N/A	0	No
9,705,565.17	7.017014	7.699136	359	359	N/A	0	No
568,414.61	8.594799	9.103799	357	357	N/A	2	Yes
639,114.47*	6.549272	7.262164	360	360	N/A	0	No
311,444.44	6.981000	8.500000	359	359	N/A	0	No
507,802.36	7.634030	8.143030	359	359	N/A	0	No
527,051.51	7.206000	8.375000	359	359	N/A	0	Yes
229,063.74*	6.616000	7.125000	360	360	N/A	0	No
443,148.94	6.521000	7.500000	359	359	N/A	0	No
274,644.71	8.483226	8.992226	358	358	N/A	1	No
490,256.33*	6.741000	7.250000	360	360	N/A	0	No
353,184.33*	6.941000	8.380000	360	360	N/A	0	No
5,055,965.86	7.532263	8.272603	358	358	N/A	1	No
570,048.86	8.093306	9.540095	359	359	N/A	0	Yes
410,050.73*	7.546529	8.055529	360	360	N/A	0	No
155,975.00	6.771000	7.850000	359	359	N/A	0	No
132,961.23	8.591000	9.100000	357	357	N/A	2	No
939,759.38	7.185929	8.632833	359	359	N/A	0	No
206,127.75	6.971000	9.750000	359	359	N/A	0	Yes
254,708.45	8.622835	9.524312	359	359	N/A	0	No
305,661.04	9.241000	9.750000	356	356	N/A	3	Yes
90,560.08*	8.941000	9.450000	360	360	N/A	0	No
579,096.47	7.771585	8.495113	359	359	N/A	0	No
328,758.87	6.684000	8.800000	359	359	N/A	0	No
131,778.60	8.891000	9.400000	359	359	N/A	0	No
20,277,579.82	7.397762	8.149171	358	358	N/A	1	No
412,603.57	7.600754	8.661341	359	359	N/A	0	Yes
4,108,984.00*	6.876671	7.724811	360	360	N/A	0	No
529,110.61*	7.991000	8.500000	360	360	N/A	0	Yes
431,513.42	8.275171	8.784171	358	358	N/A	1	No
528,022.30	7.748402	8.257402	357	357	N/A	2	No
857,032.50	7.141308	7.858370	358	358	N/A	1	No
212,956.75	7.826000	8.625000	359	359	N/A	0	Yes
234,275.51	8.991000	9.500000	359	359	N/A	0	No
1,392,745.11	7.154597	7.714288	358	358	N/A	1	No
6,008,167.45	7.791406	8.612863	358	358	N/A	1	No
397,358.35	7.902201	9.477507	358	358	N/A	1	Yes
883,159.25*	8.263181	8.772181	360	360	N/A	0	No
5,098,972.15	8.045364	8.787460	358	358	N/A	1	No
255,818.15	8.241000	8.750000	359	359	N/A	0	Yes
266,353.19*	7.879100	8.772500	360	360	N/A	0	No

Principal Balance ($)(1)	Adjusted Net Mortgage Rate (%) (2)	Mortgage Rate (%) (2)	Remaining Amortization Term (months)	Remaining Term to Maturity (months)	Original Interest-Only Term (months)	Age (months)	Credit Comeback Feature
189,774.13	7.281000	7.790000	357	357	N/A	2	No
3,999,320.47	7.323632	8.112738	359	359	N/A	0	No
608,617.03*	8.066230	8.661160	360	360	N/A	0	No
1,773,285.59	8.161051	8.969148	359	359	N/A	0	No
174,399.62	7.866000	8.375000	357	357	N/A	2	Yes
133,176.59*	7.116000	7.625000	360	360	N/A	0	No
93,956.09*	8.541000	9.050000	360	360	N/A	0	Yes
568,489.91	7.495675	8.004675	358	358	N/A	1	No
490,048.15	6.521144	7.377738	359	359	N/A	0	No
418,815.32	7.896510	8.405510	357	357	N/A	2	No
3,532,482.23	6.897896	7.656735	359	359	N/A	0	No
440,004.76	6.796000	7.875000	357	357	N/A	2	Yes
604,621.73*	6.962795	7.662720	360	360	N/A	0	No
328,192.86	7.131000	8.250000	480	360	N/A	0	No
466,589.06	7.361438	7.870438	480	360	N/A	0	No
272,770.30	7.411000	7.920000	478	358	N/A	2	No
6,597,095.61	7.637472	8.474014	478	478	N/A	1	No
331,055.38	8.067798	9.149015	478	478	N/A	1	Yes
783,544.49*	7.473991	8.387949	480	480	N/A	0	No
3,252,573.78	7.324299	8.191563	479	479	N/A	0	No
526,375.58	6.411468	7.062261	479	479	N/A	0	No
407,451.28	9.261000	9.770000	479	479	N/A	0	No
113,166.48	7.366000	7.875000	479	479	N/A	0	No
106,541.27*	8.116000	8.625000	480	480	N/A	0	No
222,366.72	7.581000	8.090000	471	471	N/A	4	No
6,945,275.26	7.732449	8.416300	478	478	N/A	1	No
242,381.40*	7.041000	7.550000	480	480	N/A	0	No
476,957.19	9.241000	9.750000	479	479	N/A	0	No
299,399.67	7.621000	9.150000	476	476	N/A	3	No
303,561.74	7.741000	8.250000	479	479	N/A	0	Yes
293,394.72	7.441000	7.950000	476	476	N/A	3	Yes
945,479.69	8.052504	9.002927	478	478	N/A	1	No
167,760.96	7.991000	8.500000	479	479	N/A	0	Yes
989,269.70	8.133398	8.816703	479	479	N/A	0	No
2,276,730.76	7.306133	8.233651	478	478	N/A	1	No
444,010.76*	8.255217	8.764217	480	480	N/A	0	No
565,834.20	7.402765	7.911765	479	479	N/A	0	No
174,570.81	9.991000	10.500000	479	479	N/A	0	No
1,330,755.24	7.066394	7.745079	479	479	N/A	0	No
__________

(1)
In the above table, each asterisk in the Principal Balance column indicates a Mortgage Loan with respect to which the first Due Date occurs on January 1, 2007 and with respect to which a scheduled payment of interest would be advanced for such Mortgage Loan for the December 2006 Due Date at the related Mortgage Rate less the sum of the applicable Servicing Fee Rate and the premium rate for any applicable mortgage insurance policy

(2)
In the above table, the Adjusted Net Mortgage Rate and Mortgage Rate percentages that include Fixed Rate Credit Comeback Loans have been calculated without subtracting any Credit Comeback Excess Amounts. However, for purposes of actual payments to be made on the Certificates, including the calculation of each applicable Net Rate Cap as well as other Mortgage Rate calculations, the Mortgage Rate on each Fixed Rate Credit Comeback Loan as of the applicable Cut-off Date will be deemed to be reduced by 0.375% on the Due Date following the end of the remaining adjustment periods irrespective of whether the borrower qualifies for the reduction by having a good payment history, where the number of remaining adjustment periods equals 4 minus the number of annual periods (each ending on the twelfth Due Date in such period) since origination of the Fixed Rate Credit Comeback Loan ending prior to the applicable Cut-off Date.

Loan Group 2 Fixed Rate Mortgage Loans

Principal Balance ($)(1)	Adjusted Net Mortgage Rate (%) (2)	Mortgage Rate (%) (2)	Remaining Amortization Term (months)	Remaining Term to Maturity (months)	Original Interest-Only Term (months)	Age (months)	Credit Comeback Feature
79,575.19	8.236000	11.375000	119	119	N/A	0	No
139,490.01	7.931000	8.440000	119	119	N/A	0	No
366,350.22	10.028677	10.850285	179	179	N/A	0	No
130,953.66	11.241000	11.750000	179	179	N/A	0	No
286,014.23	7.891000	8.400000	179	179	N/A	0	No
155,879.36	9.241000	9.750000	179	179	N/A	0	No
199,323.91	8.991000	9.500000	178	178	N/A	1	No
1,074,569.72	8.260628	8.889470	179	179	N/A	0	No
236,821.33	7.990700	8.964507	177	177	N/A	2	Yes
239,874.95*	7.366000	7.875000	180	180	N/A	0	No
189,541.83	6.467000	7.375000	179	179	N/A	0	No
224,380.66*	7.191521	7.700521	180	180	N/A	0	No
197,934.48	7.330000	7.999000	358	178	N/A	2	No
325,346.66	8.716183	9.448585	238	238	N/A	1	No
1,086,094.96	6.190860	6.948669	239	239	N/A	0	No
633,884.08	7.489084	8.441330	229	229	N/A	0	No
175,631.29*	7.196000	7.875000	240	240	N/A	0	No
181,962.46	7.991000	8.500000	237	237	N/A	2	No
197,545.97	9.545000	11.125000	299	299	N/A	0	No
240,905.98	8.452000	10.400000	299	299	N/A	0	No
298,115.40	7.743285	8.252285	290	290	N/A	0	No
118,090.62	8.241000	8.750000	299	299	N/A	0	No
22,486,296.22	8.614028	9.410862	358	358	N/A	1	No
4,066,953.15	9.351888	10.052199	358	358	N/A	1	Yes
4,194,115.36*	7.907933	9.063489	360	360	N/A	0	No
631,738.42*	8.594383	9.103383	360	360	N/A	0	Yes
5,635,358.75	6.904710	7.527852	359	359	N/A	0	No
840,555.12	8.370512	9.636663	359	359	N/A	0	Yes
66,781.30*	9.866000	10.375000	360	360	N/A	0	No
378,127.75	7.616000	8.125000	359	359	N/A	0	No
798,839.29	7.366000	7.875000	356	356	N/A	3	No
974,765.83	8.176327	9.186336	359	359	N/A	0	No
1,093,187.94*	7.616321	8.528497	360	360	N/A	0	No
506,296.48	8.819395	10.023624	358	358	N/A	0	No
1,481,271.34	8.831432	10.129625	359	359	N/A	0	No
11,074,425.60	7.476860	8.261038	358	358	N/A	1	No
968,039.73	7.326433	8.596457	359	359	N/A	0	Yes
1,013,385.89*	7.661051	8.170051	360	360	N/A	0	No
308,065.10	6.799036	8.298159	358	358	N/A	1	No
103,870.50	10.241000	10.750000	359	359	N/A	0	No
600,562.31	6.866000	7.375000	359	359	N/A	0	No
162,949.55	10.241000	10.750000	352	352	N/A	6	No
1,301,088.04	6.241000	6.750000	359	359	N/A	0	No
2,120,361.11	9.116306	10.144428	358	358	N/A	1	No
142,620.16	9.991000	10.500000	355	355	N/A	4	Yes
2,384,196.81	9.005054	9.668696	358	358	N/A	1	No
187,785.25*	8.211000	10.500000	360	360	N/A	0	Yes
2,391,001.48	8.817607	9.423118	358	358	N/A	0	No
165,556.83	10.616000	11.125000	359	359	N/A	0	No
376,882.45	8.345589	8.854589	358	358	N/A	1	No
103,308.60*	7.141000	7.650000	360	360	N/A	0	No
320,302.45	9.979067	11.264904	358	358	N/A	1	No
87,024.50	8.773000	11.100000	356	356	N/A	3	No
306,860.78	10.003636	10.512636	358	358	N/A	1	No
2,961,278.46	6.108397	7.322734	358	358	N/A	1	No
70,347.63	8.050000	9.000000	359	359	N/A	0	No
250,284.46	8.366000	8.875000	359	359	N/A	0	Yes
80,068,791.79	7.006720	7.733460	358	358	N/A	0	No
22,053,729.12	8.113082	9.037790	358	358	N/A	1	Yes
16,258,360.33*	7.005092	7.746318	360	360	N/A	0	No
1,287,918.30*	8.077936	8.784407	360	360	N/A	0	Yes

Principal Balance ($)(1)	Adjusted Net Mortgage Rate (%) (2)	Mortgage Rate (%) (2)	Remaining Amortization Term (months)	Remaining Term to Maturity (months)	Original Interest-Only Term (months)	Age (months)	Credit Comeback Feature
789,071.96	8.614368	9.665065	359	359	N/A	0	No
169,847.09	8.041000	8.550000	357	357	N/A	2	Yes
150,762.44*	7.686000	9.875000	360	360	N/A	0	No
4,810,370.89	7.975823	9.002993	358	358	N/A	1	No
586,001.14	8.575891	9.084891	358	358	N/A	1	Yes
987,809.16*	7.848551	8.357551	360	360	N/A	0	No
10,551,590.65	7.447678	8.154269	359	359	N/A	0	No
758,861.87	7.623263	8.796097	358	358	N/A	1	Yes
1,952,302.77*	6.703168	7.644723	360	360	N/A	0	No
257,236.40*	6.611000	8.750000	360	360	N/A	0	Yes
645,015.72	7.441023	8.106615	359	359	N/A	0	No
140,237.91*	6.791000	7.300000	360	360	N/A	0	No
5,818,201.86	7.474728	8.635973	358	358	N/A	0	No
1,311,857.33	8.334286	9.149468	359	359	N/A	0	Yes
1,019,262.52*	7.502248	9.105677	360	360	N/A	0	No
9,830,229.43	7.298384	8.154194	300	359	60	1	No
868,032.63*	6.326017	7.409703	300	360	60	0	No
2,047,406.77	7.496452	8.659588	300	360	60	0	No
206,499.66*	7.441000	7.950000	300	360	60	0	No
186,983.89	6.616000	7.125000	300	360	60	0	No
556,143.50	5.991000	6.950000	300	358	60	2	No
6,785,127.15	6.669198	7.536057	300	360	60	0	No
945,270.33*	6.627637	7.459537	300	360	60	0	No
166,949.90	7.491000	8.000000	300	359	60	1	No
234,531.22	7.866000	8.375000	300	360	60	0	No
319,007.87*	5.886000	6.825000	300	360	60	0	No
489,253.21	7.239665	8.495440	300	358	60	2	No
876,153.07	7.090372	8.038262	300	359	60	1	No
228,387.46*	7.401000	8.550000	300	360	60	0	No
406,022.15	9.092000	10.000000	300	356	60	4	No
277,804.63	6.621000	7.900000	300	360	60	0	No
200,874.12	6.796000	7.625000	300	359	60	1	No
1,316,900.80	6.322770	7.262804	300	359	60	1	No
183,644.89*	6.296000	7.375000	300	360	60	0	No
15,808,321.62	6.510819	7.218267	300	360	60	0	No
2,565,218.58*	6.312465	7.117857	300	360	60	0	No
186,316.09	6.491000	7.000000	300	360	60	0	No
246,950.26	7.877051	8.386051	300	358	60	2	No
697,797.15	6.894514	7.644585	300	360	60	0	No
560,015.40*	5.241000	5.750000	300	360	60	0	No
304,516.62	5.909066	7.050164	300	360	60	0	No
575,188.27	7.722261	8.603074	479	359	N/A	1	No
4,561,649.27	8.747047	9.622351	479	479	N/A	1	No
1,259,169.42	8.118122	8.627122	479	479	N/A	0	Yes
168,285.50*	7.787000	10.380000	480	480	N/A	0	No
371,830.19	9.388510	10.154873	478	478	N/A	1	No
630,636.35	6.894360	7.891743	479	479	N/A	0	No
781,325.53*	9.991000	10.500000	480	480	N/A	0	No
99,760.44	11.366000	11.875000	479	479	N/A	0	No
158,602.40*	10.691000	11.200000	480	480	N/A	0	No
379,176.61*	9.891000	10.400000	480	480	N/A	0	No
107,804.01	10.841000	11.350000	476	476	N/A	3	No
4,738,813.43	9.055405	9.618274	478	478	N/A	1	No
115,370.19	8.366000	8.875000	479	479	N/A	0	Yes
170,956.70*	7.491000	8.000000	480	480	N/A	0	No
357,626.52	9.133495	10.285379	478	478	N/A	1	No
241,771.87	9.481000	9.990000	479	479	N/A	0	No
494,018.96	8.978769	10.015754	478	478	N/A	1	No
209,100.37	10.141000	10.650000	478	478	N/A	1	No
103,365.09	10.991000	11.500000	479	479	N/A	0	No
1,040,689.75	6.866000	7.375000	477	477	N/A	2	No
155,041.20	9.866000	10.375000	479	479	N/A	0	No
26,716,648.69	6.767649	7.446133	478	478	N/A	0	No
4,689,637.44	7.559597	8.470269	477	477	N/A	2	Yes

Principal Balance ($)(1)	Adjusted Net Mortgage Rate (%) (2)	Mortgage Rate (%) (2)	Remaining Amortization Term (months)	Remaining Term to Maturity (months)	Original Interest-Only Term (months)	Age (months)	Credit Comeback Feature
4,237,777.43*	6.761368	7.580541	480	480	N/A	0	No
695,796.05	7.656182	8.741387	476	476	N/A	3	No
158,134.94*	5.766000	6.275000	480	480	N/A	0	No
1,443,760.70	6.731406	7.740028	479	479	N/A	0	No
714,392.11	8.220353	9.012108	479	479	N/A	0	Yes
804,698.51*	7.182104	7.915768	480	480	N/A	0	No
473,584.95	7.111903	7.620903	479	479	N/A	0	No
__________
(1)
In the above table, each asterisk in the Principal Balance column indicates a Mortgage Loan with respect to which the first Due Date occurs on January 1, 2007 and with respect to which a scheduled payment of interest would be advanced for such Mortgage Loan for the December 2006 Due Date at the related Mortgage Rate less the sum of the applicable Servicing Fee Rate and the premium rate for any applicable mortgage insurance policy

(2)
In the above table, the Adjusted Net Mortgage Rate and Mortgage Rate percentages that include Fixed Rate Credit Comeback Loans have been calculated without subtracting any Credit Comeback Excess Amounts. However, for purposes of actual payments to be made on the Certificates, including the calculation of each applicable Net Rate Cap as well as other Mortgage Rate calculations, the Mortgage Rate on each Fixed Rate Credit Comeback Loan as of the applicable Cut-off Date will be deemed to be reduced by 0.375% on the Due Date following the end of the remaining adjustment periods irrespective of whether the borrower qualifies for the reduction by having a good payment history, where the number of remaining adjustment periods equals 4 minus the number of annual periods (each ending on the twelfth Due Date in such period) since origination of the Fixed Rate Credit Comeback Loan ending prior to the applicable Cut-off Date.

Loan Group 1 Adjustable Rate Mortgage Loans

Principal Balance ($)(1)	Adjusted Net Mortgage Rate (%)	Mortgage Rate (%)	Remaining Amortization Term (months)	Remaining Term to Maturity (months)	Original Interest-Only Term (months)	Age (months)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Months to Next Rate Adjust-ment	Reset Frequency (months) (2)
2,370,345.01	6.548003	7.536920	360	360	N/A	0	1.0000	1.0000	6.869631	14.536920	7.536920	6	6
292,988.51*	5.241000	5.750000	360	360	N/A	0	1.0000	1.0000	6.625000	12.750000	5.750000	6	6
1,219,263.52	5.457175	6.396551	360	360	N/A	0	1.0000	1.0000	7.065753	13.396551	6.396551	6	6
471,445.14*	7.366000	7.875000	360	360	N/A	0	1.0000	1.0000	6.875000	14.875000	7.875000	6	6
520,362.13	7.366000	7.875000	360	360	N/A	0	1.0000	1.0000	6.750000	14.875000	7.875000	6	6
60,837,743.82	7.671971	8.619091	360	360	N/A	0	1.7383	1.4161	6.463440	15.464585	8.622150	24	6
7,030,259.20*	7.534570	8.754641	360	360	N/A	0	1.4917	1.4917	6.742683	15.754641	8.754641	24	6
6,646,585.03	7.539597	8.326506	360	360	N/A	0	1.7649	1.4117	6.758204	15.253161	8.326506	24	6
1,431,781.56*	7.588868	8.190138	360	360	N/A	0	1.5000	1.5000	6.381244	15.190138	8.190138	24	6
198,073.33	9.191000	9.700000	360	360	N/A	0	1.5000	1.5000	7.700000	16.700000	9.700000	24	6
133,074.79	6.841000	7.350000	360	360	N/A	0	1.5000	1.5000	6.350000	14.350000	7.350000	24	6
451,037.84	7.047289	7.556289	360	360	N/A	0	1.5000	1.5000	6.555116	14.556289	7.556289	24	6
1,029,449.19	7.046190	8.182805	360	360	N/A	0	1.5000	1.5000	7.015195	15.182805	8.182805	24	6
671,822.80	7.254847	7.763847	359	359	N/A	1	3.0000	1.0000	6.277693	14.763847	7.763847	23	6
597,205.94	8.071843	8.580843	360	360	N/A	0	1.5000	1.5000	6.676461	15.580843	8.580843	24	6
261,026.12*	7.491000	8.000000	360	360	N/A	0	1.5000	1.5000	6.375000	15.000000	8.000000	24	6
91,907,134.62	7.418293	8.345509	360	360	N/A	0	1.8042	1.4005	6.641073	15.163152	8.345509	24	6
18,605,953.26*	7.463599	8.595642	360	360	N/A	0	1.5901	1.4700	6.671209	15.535589	8.595642	24	6
371,359.31	8.481000	8.990000	360	360	N/A	0	3.0000	1.0000	6.990000	15.990000	8.990000	24	6
178,786.86	8.341000	8.850000	359	359	N/A	1	3.0000	1.0000	6.850000	14.850000	8.850000	23	6
2,424,639.88	8.204794	8.713794	360	360	N/A	0	1.5000	1.5000	6.774204	15.713794	8.713794	24	6
400,861.55*	7.046432	8.208887	360	360	N/A	0	1.5000	1.5000	6.591777	15.208887	8.208887	24	6
891,860.18	7.671342	9.677615	360	360	N/A	0	2.2388	1.2537	5.373132	16.185086	9.677615	24	6
7,123,853.93	7.754718	8.792050	360	360	N/A	0	1.8258	1.3854	6.630556	15.580859	8.792050	24	6
1,918,868.29*	8.037442	9.119347	360	360	N/A	0	1.6460	1.4513	6.816713	16.022008	9.119347	24	6
11,944,093.71	7.533515	8.613105	360	360	N/A	0	1.9327	1.3558	6.600993	15.354148	8.613105	24	6
2,448,884.50*	6.794009	7.471678	360	360	N/A	0	1.5000	1.5000	6.446182	14.471678	7.471678	24	6
4,012,763.46	7.392049	8.380223	359	359	N/A	1	2.7080	1.0690	6.535990	14.715981	8.431969	23	6
164,206.74*	7.207000	9.800000	360	360	N/A	0	3.0000	1.0000	7.800000	15.800000	9.800000	24	6
3,048,558.55	7.418816	8.594509	360	360	N/A	0	1.7946	1.4018	6.745597	15.398076	8.594509	24	6
281,527.33*	7.814805	8.799376	360	360	N/A	0	1.5000	1.5000	6.567048	15.799376	8.799376	24	6
477,392.06	8.689460	9.198460	359	359	N/A	1	2.6239	1.1254	7.449160	15.449160	9.198460	23	6
690,154.48	7.920465	8.592383	358	358	N/A	2	2.5724	1.1425	5.770794	14.877430	8.592383	22	6
605,310.99	8.097435	9.443101	360	360	N/A	0	3.0000	1.0000	7.372629	15.443101	9.443101	24	6
185,898.96	8.146643	9.921119	360	360	N/A	0	3.0000	1.0000	7.482479	15.921119	9.921119	24	6
584,134.09	8.993964	9.502964	359	359	N/A	1	3.0000	1.0000	7.502964	15.502964	9.502964	23	6
515,874.01	8.373476	8.882476	359	359	N/A	1	3.0000	1.0000	6.882476	14.882476	8.882476	23	6
1,495,323.91	7.859885	8.726525	359	359	N/A	1	1.5000	1.5000	6.178145	15.726525	8.726525	23	6
256,858.02	6.991000	7.990000	360	360	N/A	0	1.5000	1.5000	5.990000	14.990000	7.990000	24	6
115,077.23	9.221000	9.730000	360	360	N/A	0	3.0000	1.0000	6.730000	15.730000	9.730000	24	6
5,353,967.16	7.247707	8.070424	300	360	60	0	1.9828	1.3391	6.554037	14.748524	8.070424	24	6
1,512,220.22*	6.849639	7.571480	300	360	60	0	1.5000	1.5000	5.484258	14.571480	7.571480	24	6
1,659,566.80	6.623350	7.722026	300	360	60	0	2.3982	1.2006	6.499466	14.641843	7.722026	24	6

Principal Balance ($)(1)	Adjusted Net Mortgage Rate (%)	Mortgage Rate (%)	Remaining Amortization Term (months)	Remaining Term to Maturity (months)	Original Interest-Only Term (months)	Age (months)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Months to Next Rate Adjust-ment	Reset Frequency (months) (2)
317,626.18*	7.131000	7.640000	300	360	60	0	1.5000	1.5000	7.000000	14.640000	7.640000	24	6
426,165.10	6.626000	7.875000	300	360	60	0	3.0000	1.0000	7.875000	14.875000	7.875000	24	6
461,323.72	5.991000	6.500000	300	360	60	0	1.5000	1.5000	6.125000	13.500000	6.500000	24	6
18,681,476.58	6.544899	7.612141	300	360	60	0	1.9969	1.3658	6.373305	14.394188	7.612141	24	6
2,987,697.02*	7.050120	7.879271	300	360	60	0	1.5000	1.5000	6.547796	14.879271	7.879271	24	6
439,482.76	7.779036	8.810364	300	360	60	0	1.5000	1.5000	6.781818	15.810364	8.810364	24	6
257,148.43	7.841000	8.350000	300	358	60	2	1.5000	1.5000	7.350000	15.350000	8.350000	22	6
2,382,955.42	6.397170	7.164744	300	360	60	0	2.4533	1.1643	6.224040	13.728154	7.164744	24	6
183,144.45*	6.496000	8.375000	300	360	60	0	1.5000	1.5000	6.625000	15.375000	8.375000	24	6
863,689.99	7.738944	8.809200	479	359	N/A	1	3.0000	1.0000	5.850603	14.809200	8.809200	23	6
2,018,050.50	7.357296	8.529393	479	359	N/A	1	2.4184	1.2908	6.178710	15.111036	8.529393	23	6
458,303.35	7.881000	9.750000	479	359	N/A	1	3.0000	1.0000	7.750000	15.750000	9.750000	23	6
236,966.52	8.109000	9.490000	479	359	N/A	1	3.0000	1.0000	7.490000	15.490000	9.490000	23	6
127,821.40	8.391000	8.900000	480	360	N/A	0	3.0000	1.0000	6.900000	14.900000	8.900000	24	6
18,050,410.59	7.152318	8.197909	480	480	N/A	0	1.7690	1.4093	6.294421	15.032775	8.197909	24	6
2,183,163.90*	6.968869	8.534826	480	480	N/A	0	1.6695	1.4435	6.291401	15.421821	8.534826	24	6
3,625,122.73	7.259227	8.453693	480	480	N/A	0	2.3768	1.2077	6.681002	15.140516	8.453693	24	6
1,857,813.48*	7.306685	8.219427	480	480	N/A	0	1.5000	1.5000	6.438710	15.219427	8.219427	24	6
226,873.33	7.791000	8.300000	480	480	N/A	0	1.5000	1.5000	6.500000	15.300000	8.300000	24	6
282,334.38*	6.741000	8.500000	480	480	N/A	0	1.5000	1.5000	6.375000	15.500000	8.500000	24	6
266,238.63	8.481000	8.990000	479	479	N/A	1	3.0000	1.0000	6.990000	15.990000	8.990000	23	6
47,668,993.75	7.095723	8.037733	480	480	N/A	0	1.8363	1.3997	6.575050	14.837166	8.037733	24	6
8,230,515.91*	7.092216	7.975633	480	480	N/A	0	1.5000	1.5000	6.673306	14.975633	7.975633	24	6
806,473.82	7.259175	8.935044	480	480	N/A	0	1.5000	1.5000	6.500000	15.935044	8.935044	24	6
958,541.46	6.904236	7.413236	480	480	N/A	0	2.3230	1.2257	5.548643	13.864593	7.413236	24	6
1,986,650.71	7.709062	9.210336	480	480	N/A	0	1.8287	1.3904	6.746099	15.991189	9.210336	24	6
1,192,196.87*	7.690466	8.622034	480	480	N/A	0	1.5000	1.5000	6.760500	15.622034	8.622034	24	6
2,333,919.42	7.595091	8.486914	480	480	N/A	0	2.0097	1.3301	6.701411	15.147105	8.486914	24	6
1,949,305.80*	6.891568	7.931185	480	480	N/A	0	1.5000	1.5000	6.728223	14.931185	7.931185	24	6
4,634,611.08	7.875625	8.630105	480	480	N/A	0	2.6765	1.1078	6.869118	15.269237	8.630105	24	6
233,724.92*	6.416000	7.875000	480	480	N/A	0	3.0000	1.0000	7.875000	14.875000	7.875000	24	6
379,250.54	8.218877	9.091349	480	480	N/A	0	2.0402	1.3199	6.959211	15.731183	9.091349	24	6
193,224.47	8.481000	8.990000	480	480	N/A	0	3.0000	1.0000	6.990000	14.990000	8.990000	24	6
371,442.84*	7.507000	10.100000	480	480	N/A	0	3.0000	1.0000	7.100000	16.100000	10.100000	24	6
1,332,835.13	7.010038	7.893338	480	480	N/A	0	1.5000	1.5000	4.671301	14.893338	7.893338	24	6
2,703,758.97	7.459262	8.589763	359	359	N/A	1	1.7174	1.4275	6.630315	15.444807	8.589763	35	6
323,858.84*	7.693850	8.663990	360	360	N/A	0	1.5000	1.5000	6.546632	15.663990	8.663990	36	6
512,411.19	7.866000	8.375000	360	360	N/A	0	1.5000	1.5000	6.500000	15.375000	8.375000	36	6
337,735.04	7.781000	9.220000	358	358	N/A	2	3.0000	1.0000	7.220000	15.220000	9.220000	34	6
212,692.56	7.991000	8.500000	358	358	N/A	2	3.0000	1.0000	5.500000	14.500000	8.500000	34	6
133,026.73	8.366000	8.875000	359	359	N/A	1	3.0000	1.0000	5.375000	14.875000	8.875000	35	6
247,812.61	7.616000	8.125000	360	360	N/A	0	1.5000	1.5000	6.625000	15.125000	8.125000	36	6
178,240.33	8.433206	8.942206	359	359	N/A	1	3.0000	1.2763	6.168700	15.494710	8.942206	35	6
3,870,163.32	7.628692	8.310132	360	360	N/A	0	1.8949	1.3791	6.637746	15.068325	8.310132	36	6
189,110.76*	9.491000	10.000000	360	360	N/A	0	1.5000	1.5000	7.000000	17.000000	10.000000	36	6

Principal Balance ($)(1)	Adjusted Net Mortgage Rate (%)	Mortgage Rate (%)	Remaining Amortization Term (months)	Remaining Term to Maturity (months)	Original Interest-Only Term (months)	Age (months)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Months to Next Rate Adjust-ment	Reset Frequency (months) (2)
124,567.94	7.391000	7.900000	360	360	N/A	0	1.5000	1.5000	6.500000	14.900000	7.900000	36	6
621,320.65	7.650214	8.527285	360	360	N/A	0	2.0335	1.3222	6.223909	15.171638	8.527285	36	6
513,966.67	7.483009	8.594320	359	359	N/A	1	2.0174	1.3275	6.249354	15.249354	8.594320	35	6
79,778.09	8.641000	9.150000	358	358	N/A	2	3.0000	1.0000	6.900000	15.150000	9.150000	34	6
375,328.74	7.664399	8.496500	360	360	N/A	0	1.5000	1.5000	6.375000	15.496500	8.496500	36	6
127,672.98	7.366000	7.875000	359	359	N/A	1	3.0000	1.0000	5.875000	13.875000	7.875000	35	6
296,752.13	6.741000	7.250000	360	360	N/A	0	1.5000	1.5000	2.750000	14.250000	7.250000	36	6
166,404.15	7.560000	9.025000	300	358	60	2	3.0000	1.0000	5.990000	15.025000	9.025000	34	6
136,506.01	6.375000	8.375000	300	358	60	2	1.5000	1.5000	7.000000	15.375000	8.375000	34	6
264,688.48	5.246000	5.755000	300	360	60	0	1.5000	1.5000	5.975000	12.755000	5.755000	36	6
178,589.81*	6.991000	7.500000	300	360	60	0	1.5000	1.5000	6.375000	14.500000	7.500000	36	6
175,731.98	9.191000	9.700000	479	359	N/A	1	2.0000	1.5000	6.450000	16.700000	9.700000	35	6
883,282.33	7.606827	8.693572	480	480	N/A	0	2.2902	1.2366	6.480120	15.166761	8.693572	36	6
665,882.97*	6.957000	9.550000	480	480	N/A	0	1.5000	1.5000	7.000000	16.550000	9.550000	36	6
362,796.08	7.291000	7.800000	480	480	N/A	0	1.5000	1.5000	6.000000	14.800000	7.800000	36	6
297,561.30	7.366000	7.875000	480	480	N/A	0	3.0000	1.0000	5.875000	13.875000	7.875000	36	6
1,374,182.05	6.756840	7.492648	480	480	N/A	0	1.9287	1.3571	6.622532	14.492648	7.492648	36	6
137,805.12	8.141000	8.650000	480	480	N/A	0	1.5000	1.5000	7.000000	15.650000	8.650000	36	6
1,407,954.81	7.681016	8.190016	360	360	N/A	0	3.0000	1.5000	6.355291	15.190016	8.190016	60	6
104,743.39*	7.366000	7.875000	360	360	N/A	0	3.0000	1.5000	6.250000	14.875000	7.875000	60	6
155,096.30	8.389054	10.215930	360	360	N/A	0	3.0000	1.5000	4.729647	17.215930	10.215930	60	6
541,631.16	7.071134	7.580134	360	360	N/A	0	3.0000	1.5000	6.337542	14.580134	7.580134	60	6
1,032,409.04	7.001271	7.510271	359	359	N/A	1	3.0000	1.3564	6.916656	14.222997	7.510271	59	6
239,717.87*	6.241000	6.750000	360	360	N/A	0	3.0000	1.5000	6.250000	13.750000	6.750000	60	6
407,520.38	5.861000	7.000000	240	360	120	0	3.0000	1.5000	6.875000	14.000000	7.000000	60	6
885,624.33	6.111677	6.620677	240	360	120	0	3.0000	1.5000	6.120677	13.620677	6.620677	60	6
186,718.41	6.501000	7.500000	480	480	N/A	0	3.0000	1.5000	6.625000	14.500000	7.500000	60	6
311,203.07	7.191000	7.700000	480	480	N/A	0	3.0000	1.0000	7.700000	14.700000	7.700000	60	6
204,625.84*	6.931000	10.000000	480	480	N/A	0	3.0000	1.5000	6.500000	17.000000	10.000000	60	6
215,640.42	8.041000	8.550000	479	479	N/A	1	3.0000	1.0000	6.550000	14.550000	8.550000	59	6
__________
(1)
In the above table, each asterisk in the Principal Balance column indicates a Mortgage Loan with respect to which the first Due Date occurs on January 1, 2007 and with respect to which a scheduled payment of interest would be advanced for such Mortgage Loan for the December 2006 Due Date at the related Mortgage Rate less the sum of the applicable Servicing Fee Rate and the premium rate for any applicable mortgage insurance policy.

(2)
In the above table, each Mortgage Loan with a Reset Frequency of 6 months is a Six-Month LIBOR Adjustable Rate Mortgage Loan and each Mortgage Loan with a Reset Frequency of 12 months is a One-Year LIBOR Adjustable Rate Mortgage Loan.

Loan Group 2 Adjustable Rate Mortgage Loans

Principal Balance ($)(1)	Adjusted Net Mortgage Rate (%) (2)	Mortgage Rate (%)	Remaining Amortization Term (months)	Remaining Term to Maturity (months)	Original Interest-Only Term (months)	Age (months)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Months to Next Rate Adjust-ment	Reset Frequency (months) (3)
3,233,310.53	7.195820	7.998202	360	360	N/A	0	1.0000	1.0000	6.968675	14.998202	7.998202	6	6
1,000,363.79	7.221000	7.730000	360	360	N/A	0	1.0000	1.0000	6.500000	14.730000	7.730000	6	6
694,057.26	4.434000	8.125000	360	360	N/A	0	1.0000	1.0000	7.125000	15.125000	8.125000	6	6
106,726.16	8.701000	10.750000	358	358	N/A	2	1.0000	1.0000	6.250000	17.750000	10.750000	4	6
66,796,288.95	8.297938	9.411075	360	360	N/A	0	1.7420	1.4210	6.668695	16.252478	9.411075	24	6
9,503,674.54*	8.237519	9.098841	360	360	N/A	0	1.5809	1.4730	6.665733	16.098841	9.098841	24	6
7,729,030.23	8.315141	9.271390	360	360	N/A	0	1.6072	1.4767	6.925220	16.246693	9.271390	24	6
2,625,921.57*	6.861839	9.246320	360	360	N/A	0	1.5000	1.5000	6.861655	16.246320	9.246320	24	6
335,078.88	9.158396	9.667396	360	360	N/A	0	1.5000	1.5000	7.704374	16.667396	9.667396	24	6
1,012,809.41	7.685858	8.194858	360	360	N/A	0	2.3499	1.2167	5.743008	14.628261	8.194858	24	6
244,236.59	8.450668	8.959668	358	358	N/A	2	1.5000	1.5000	6.959668	15.959668	8.959668	22	6
521,811.28	8.467000	10.600000	359	359	N/A	1	3.0000	1.0000	8.000000	16.600000	10.600000	23	6
194,391.99	8.620000	10.875000	360	360	N/A	0	1.5000	1.5000	7.500000	17.875000	10.875000	24	6
81,684,870.01	7.712367	8.765804	360	360	N/A	0	1.7936	1.4103	6.778390	15.610170	8.764702	24	6
13,095,994.15*	7.509310	8.528575	360	360	N/A	0	1.5431	1.4856	6.648056	15.499833	8.528575	24	6
1,926,028.50	7.036466	8.951537	360	360	N/A	0	1.6795	1.4402	6.901352	15.831871	8.951537	24	6
267,119.84*	10.891000	11.400000	360	360	N/A	0	1.5000	1.5000	6.500000	18.400000	11.400000	24	6
420,466.63	6.323000	8.650000	360	360	N/A	0	1.5000	1.5000	5.250000	15.650000	8.650000	24	6
8,963,435.21	8.727688	9.941127	360	360	N/A	0	1.8003	1.3999	7.252499	16.740908	9.998582	24	6
730,706.32*	8.239793	10.155008	360	360	N/A	0	1.5000	1.5000	7.075809	17.155008	10.155008	24	6
5,191,232.56	8.238952	9.354488	360	360	N/A	0	2.1855	1.2387	7.272066	15.982415	9.354488	24	6
894,851.46*	7.467522	8.617806	360	360	N/A	0	2.1246	1.2918	6.250149	15.201388	8.617806	24	6
139,302.42	9.116000	9.625000	359	359	N/A	1	1.5000	1.5000	6.625000	16.625000	9.625000	23	6
3,193,374.79	8.665898	9.689943	360	360	N/A	0	2.9028	1.0324	7.484041	15.754743	9.689943	24	6
4,318,084.54	8.392772	9.410491	360	360	N/A	0	1.9706	1.3646	6.969660	16.139723	9.410491	24	6
247,887.21*	9.558888	10.067888	360	360	N/A	0	1.5000	1.5000	6.230065	17.067888	10.067888	24	6
482,338.06	9.331975	10.510487	359	359	N/A	1	2.6582	1.1139	8.576026	16.738361	10.510487	23	6
462,060.44	7.454846	8.669312	360	360	N/A	0	3.0000	1.0000	6.669312	14.669312	8.669312	24	6
176,283.60	6.691000	9.750000	360	360	N/A	0	3.0000	1.0000	6.750000	15.750000	9.750000	24	6
1,726,314.59	8.087112	9.182410	359	359	N/A	1	3.0000	1.0000	7.064481	15.182410	9.182410	23	6
708,764.95	8.901225	9.698192	359	359	N/A	1	3.0000	1.0000	7.681648	15.698192	9.698192	23	6
1,049,119.11	7.887114	8.396114	360	360	N/A	0	1.5000	1.5000	6.424630	15.396114	8.396114	24	6
252,983.83	9.172438	9.681438	359	359	N/A	1	2.2781	1.2362	6.561688	16.153907	9.681438	23	6
141,742.52	7.341000	7.850000	360	360	N/A	0	1.5000	1.5000	7.850000	14.850000	7.850000	24	6
600,162.77	6.551000	8.550000	359	359	N/A	1	3.0000	1.0000	5.550000	14.550000	8.550000	23	6
684,778.27	8.366000	8.875000	360	360	N/A	0	1.5000	1.5000	7.000000	15.875000	8.875000	24	6
399,678.06	7.241000*	7.500000	336	359	24	1	3.0000	1.0000	2.250000	12.500000	2.250000	23	6
45,460,588.81	7.351863	8.500566	300	360	60	0	1.7512	1.4253	6.744365	15.365616	8.500566	24	6
267,119.84	7.116000*	7.375000	300	359	60	1	3.0000	1.0000	2.665000	13.375000	7.375000	23	6
8,349,257.93*	7.069810	8.126650	300	360	60	0	1.5000	1.5000	6.418854	15.126650	8.126650	24	6
319,108.04	7.608594	9.433101	300	360	60	0	1.5000	1.5000	7.180915	16.433101	9.433101	24	6
9,979,334.82	7.176923	8.373295	300	360	60	0	1.7528	1.4242	6.724923	15.221735	8.373295	24	6
3,957,046.50*	7.575636	8.084636	300	360	60	0	1.5000	1.5000	6.721585	15.084636	8.084636	24	6

Principal Balance ($)(1)	Adjusted Net Mortgage Rate (%) (2)	Mortgage Rate (%)	Remaining Amortization Term (months)	Remaining Term to Maturity (months)	Original Interest-Only Term (months)	Age (months)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Months to Next Rate Adjust-ment	Reset Frequency (months) (3)
618,382.43	8.160924	8.669924	300	360	60	0	1.5000	1.5000	6.556102	15.669924	8.669924	24	6
170,689.58	9.301000	9.810000	300	359	60	1	1.5000	1.5000	7.810000	16.810000	9.810000	23	6
661,121.60	6.481000	6.990000	300	359	60	1	2.0000	1.0000	5.990000	13.990000	6.990000	23	6
118,870,365.43	6.738520	7.697256	300	360	60	0	1.7969	1.4102	6.474092	14.542250	7.697256	24	6
17,877,937.03*	6.748675	7.630548	300	360	60	0	1.5000	1.5000	6.481072	14.630548	7.630548	24	6
256,768.94	6.310000	9.875000	300	360	60	0	1.5000	1.5000	7.500000	16.875000	9.875000	24	6
528,897.28*	6.691000	7.200000	300	360	60	0	1.5000	1.5000	6.500000	14.200000	7.200000	24	6
480,481.81	7.118137	7.627137	300	360	60	0	2.2286	1.2571	5.112891	14.141383	7.627137	24	6
1,547,152.76	7.190530	8.422526	300	359	60	1	2.2133	1.2622	6.577606	14.947002	8.422526	23	6
838,756.29*	7.691624	9.216076	300	360	60	0	1.5000	1.5000	6.524005	16.216076	9.216076	24	6
5,774,436.37	7.033086	8.138071	300	360	60	0	1.8872	1.3709	6.847479	14.930530	8.138071	24	6
1,090,116.06*	7.344968	8.156353	300	360	60	0	1.5000	1.5000	6.591687	15.156353	8.156353	24	6
2,414,282.52	7.362736	8.004284	300	360	60	0	2.7946	1.0685	6.723730	14.500926	8.004284	24	6
408,693.35*	6.271000	8.250000	300	360	60	0	1.5000	1.5000	5.250000	15.250000	8.250000	24	6
834,762.85	8.674234	9.183234	300	357	60	3	3.0000	1.0000	5.500000	15.183234	9.183234	21	6
717,523.95	7.600801	8.902311	300	359	60	1	3.0000	1.0000	6.902311	14.902311	8.902311	23	6
819,657.22	6.321047	6.830047	300	360	60	0	2.4249	1.1917	5.446635	13.830047	6.830047	24	6
3,268,478.34	6.330100	7.546308	300	360	60	0	1.5000	1.5000	5.773741	14.546308	7.546308	24	6
231,860.02	6.841000	7.350000	300	358	60	2	1.5000	1.5000	5.350000	14.350000	7.350000	22	6
363,847.94	6.116000*	6.375000	240	359	120	1	5.0000	1.0000	2.250000	11.375000	2.250000	23	6
290,535.56	6.991000	7.500000	240	359	120	1	3.0000	1.0000	5.500000	13.500000	7.500000	23	6
1,398,091.10	7.438269	9.307545	479	359	N/A	1	3.0000	1.0000	7.220447	15.307545	9.307545	23	6
3,259,471.87	8.557784	9.642533	479	359	N/A	1	2.3440	1.3280	6.673153	16.298508	9.642533	23	6
360,101.44	8.041000	8.550000	479	359	N/A	1	3.0000	1.0000	6.550000	14.550000	8.550000	23	6
18,021,818.38	8.102665	9.168359	480	480	N/A	0	1.6177	1.4608	6.802699	16.089861	9.168359	24	6
8,331,780.28*	7.912183	8.729533	480	480	N/A	0	1.5000	1.5000	6.576550	15.729533	8.729533	24	6
7,065,712.01	7.653708	8.758841	479	479	N/A	1	1.7620	1.4127	7.012156	15.626591	8.758841	23	6
3,388,524.66*	7.777661	8.430822	480	480	N/A	0	1.5000	1.5000	6.618946	15.430822	8.430822	24	6
443,355.33	9.844625	10.353625	480	480	N/A	0	1.5000	1.5000	6.656635	17.353625	10.353625	24	6
39,298,461.22	7.359166	8.440419	480	480	N/A	0	1.9448	1.3554	6.751292	15.157365	8.440419	24	6
7,786,222.74*	7.297813	8.084115	480	480	N/A	0	1.5481	1.4840	6.520563	15.052021	8.084115	24	6
432,734.14*	7.041000	7.550000	480	480	N/A	0	1.5000	1.5000	5.250000	14.550000	7.550000	24	6
1,746,048.16	9.048855	10.218206	480	480	N/A	0	1.6363	1.4546	7.506208	17.127345	10.218206	24	6
309,859.01*	7.568366	8.246121	480	480	N/A	0	1.5000	1.5000	6.894397	15.246121	8.246121	24	6
675,508.79	7.869489	8.704345	480	480	N/A	0	1.5000	1.5000	6.709057	15.704345	8.704345	24	6
1,140,963.70	8.252907	8.761907	480	480	N/A	0	2.7687	1.0771	7.869502	15.607415	8.761907	24	6
177,901.81*	7.197000	9.790000	480	480	N/A	0	3.0000	1.0000	7.250000	16.790000	9.790000	24	6
1,200,981.38	6.749829	8.248421	479	479	N/A	1	3.0000	1.0000	6.254806	14.248421	8.248421	23	6
509,512.74	9.135324	9.644324	479	479	N/A	1	2.2830	1.0000	5.629686	15.644324	9.644324	23	6
217,358.76	9.141000	9.650000	479	479	N/A	1	3.0000	1.0000	7.650000	15.650000	9.650000	23	6
1,021,733.38*	6.116000	6.625000	480	480	N/A	0	1.5000	1.5000	6.375000	13.625000	6.625000	24	6
570,968.65	6.991000*	7.250000	360	479	120	1	3.0000	1.0000	2.250000	12.250000	2.250000	23	6
357,687.95	7.491000*	7.750000	360	360	N/A	0	2.0000	2.0000	2.250000	13.750000	2.250000	36	12
3,649,904.48	8.425008	9.744282	359	359	N/A	1	2.1370	1.3558	6.982307	16.490103	9.744282	35	6
629,798.94	6.940065*	7.199065	360	360	N/A	0	2.0000	1.8815	4.674113	13.199065	4.674113	36	6

Principal Balance ($)(1)	Adjusted Net Mortgage Rate (%) (2)	Mortgage Rate (%)	Remaining Amortization Term (months)	Remaining Term to Maturity (months)	Original Interest-Only Term (months)	Age (months)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Months to Next Rate Adjust-ment	Reset Frequency (months) (3)
464,889.26	7.373697	7.882697	359	359	N/A	1	2.4692	1.1769	6.103858	14.882697	7.882697	35	6
1,562,444.05	8.570240	9.079240	359	359	N/A	1	2.9011	1.2548	6.692513	15.588798	9.079240	35	6
910,210.85*	8.193128	8.702128	360	360	N/A	0	1.5000	1.5000	6.354549	15.702128	8.702128	36	6
1,011,169.98	8.016493	9.918978	359	359	N/A	1	2.4478	1.1841	6.893009	16.287137	9.918978	35	6
139,970.80*	9.245000	11.500000	360	360	N/A	0	1.5000	1.5000	5.000000	18.500000	11.500000	36	6
680,050.34	7.887712	10.142712	360	360	N/A	0	3.0000	1.0000	6.801086	16.142712	10.142712	36	6
99,544.61	7.491000*	7.750000	360	360	N/A	0	2.0000	2.0000	2.750000	13.750000	2.750000	36	12*
1,952,459.03	6.769713*	7.143061	324	360	36	0	2.0000	2.0000	2.454192	13.143061	2.454192	36	12
1,583,953.86	7.111725	8.047559	300	360	60	0	1.5000	1.5000	7.229312	15.047559	8.047559	36	6
1,909,906.84	5.860143	6.369143	300	360	60	0	1.5000	1.5000	6.066871	13.369143	6.369143	36	6
285,818.23	8.104000	8.613000	300	360	60	0	3.0000	1.0000	6.613000	14.613000	8.613000	36	6
5,210,937.74	6.578705	7.350375	300	360	60	0	1.8141	1.3953	6.791672	14.140972	7.350375	36	6
367,289.78*	6.491000	7.000000	300	360	60	0	1.5000	1.5000	6.500000	14.000000	7.000000	36	6
277,871.41	6.234000	8.875000	300	360	60	0	1.5000	1.5000	7.125000	15.875000	8.875000	36	6
2,236,352.66	6.478377*	6.737377	240	360	120	0	2.0000	2.0000	2.250000	12.737377	2.250000	36	12
323,882.80	7.491000*	7.750000	240	360	120	0	2.0000	2.0000	5.000000	13.750000	5.000000	36	6
454,103.72	6.241000*	6.500000	240	359	120	1	2.0000	2.0000	5.000000	12.500000	5.000000	35	6
934,652.31	5.452025*	5.711025	240	359	120	1	2.0000	2.0000	2.250000	11.711025	2.250000	35	12
605,694.23	5.116000*	5.375000	240	360	120	0	2.0000	2.0000	2.250000	11.375000	2.250000	36	12
701,189.57	6.366000*	6.625000	240	360	120	0	2.0000	2.0000	2.250000	12.625000	2.250000	36	12
976,606.16	7.419714*	7.678714	240	360	120	0	6.0000	2.0000	3.818287	13.678714	3.818287	36	6
435,719.20*	7.241000*	7.500000	240	360	120	0	2.0000	2.0000	2.250000	13.500000	2.250000	36	12
347,255.79	7.366000*	7.625000	240	360	120	0	2.0000	2.0000	2.250000	13.625000	2.250000	36	12
438,915.97	9.473650	9.982650	479	479	N/A	1	2.0955	1.3015	7.246714	16.585630	9.982650	35	6
303,449.11	8.441000	8.950000	480	480	N/A	0	3.0000	1.0000	8.950000	15.950000	8.950000	36	6
1,121,380.58	7.778961	8.287961	480	480	N/A	0	1.5000	1.5000	7.015610	15.287961	8.287961	36	6
279,820.69	6.041000	6.550000	480	480	N/A	0	1.5000	1.5000	6.500000	13.550000	6.550000	36	6
170,938.02	10.691000	11.200000	480	480	N/A	0	1.5000	1.5000	7.000000	18.200000	11.200000	36	6
170,930.68	8.076000	10.125000	480	480	N/A	0	1.5000	1.5000	7.750000	17.125000	10.125000	36	6
118,721.49	9.911000	11.125000	480	480	N/A	0	1.5000	1.5000	7.000000	18.125000	11.125000	36	6
599,711.24	6.605423*	7.491630	360	360	N/A	0	5.0000	2.0000	3.097577	12.491630	3.097577	60	12
728,062.32	7.664862	9.305449	360	360	N/A	0	3.0000	1.5000	7.180689	16.305449	9.305449	60	6
4,422,079.57	6.947348*	7.206348	359	359	N/A	1	5.7836	1.7836	2.436043	12.989910	2.852899	59	6
167,946.40	7.616000*	7.875000	359	359	N/A	1	6.0000	2.0000	5.000000	13.875000	5.000000	59	6
175,968.04	8.116000*	8.375000	358	358	N/A	2	6.0000	2.0000	3.500000	14.375000	3.500000	58	6
66,637.64	7.491000*	7.750000	358	358	N/A	2	6.0000	2.0000	3.500000	13.750000	3.500000	58	6
337,255.45	7.241000*	7.500000	360	360	N/A	0	5.0000	2.0000	2.250000	12.500000	2.250000	60	12
162,858.64	7.871000	9.250000	360	360	N/A	0	3.0000	1.0000	9.250000	15.250000	9.250000	60	6
1,831,808.95	7.657213	8.588844	360	360	N/A	0	3.0000	1.5000	7.001763	15.588844	8.588844	60	6
276,602.59*	6.921000	9.050000	360	360	N/A	0	3.0000	1.5000	7.000000	16.050000	9.050000	60	6
292,083.52	8.366000*	8.625000	300	360	60	0	6.0000	2.0000	2.250000	14.625000	2.250000	60	6
7,452,435.76	6.725361*	6.984361	300	359	60	1	5.0000	2.0000	2.250000	11.984361	2.250000	59	12
2,420,103.49	6.518938*	6.777938	300	358	60	2	5.0000	2.0000	2.250000	11.777938	2.250000	58	12
669,402.31	7.366000*	7.625000	300	360	60	0	5.0000	2.0000	2.250000	12.625000	2.250000	60	12
409,761.83	6.991000*	7.250000	300	358	60	2	6.0000	2.0000	2.250000	13.250000	2.250000	58	12

Principal Balance ($)(1)	Adjusted Net Mortgage Rate (%) (2)	Mortgage Rate (%)	Remaining Amortization Term (months)	Remaining Term to Maturity (months)	Original Interest-Only Term (months)	Age (months)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Months to Next Rate Adjust-ment	Reset Frequency (months) (3)
90,820.74	6.241000*	6.500000	300	356	60	4	5.0000	2.0000	2.250000	11.500000	2.250000	56	12
30,624,383.51	6.668335*	6.952251	240	360	120	0	5.0000	2.0000	2.283705	12.049732	2.283705	60	12
1,869,144.35	6.872850	7.517657	240	360	120	0	3.0000	1.5000	6.436747	14.517657	7.517657	60	6
22,574,984.44	6.933670*	7.212299	240	359	120	1	5.7607	1.7607	2.339167	12.973017	2.339167	59	6
3,052,434.48*	7.222021*	7.481021	240	360	120	0	5.0000	2.0000	2.250000	12.481021	2.250000	60	12
550,266.87*	6.241000*	6.500000	240	360	120	0	6.0000	2.0000	2.250000	12.500000	2.250000	60	6
407,090.63	6.366000*	6.625000	240	358	120	2	5.0000	1.0000	2.250000	11.625000	2.250000	58	6
5,665,137.61	6.921415*	7.180415	240	360	120	0	5.0000	2.0000	2.250000	12.180415	2.250000	60	12
988,343.40	6.671000	8.650000	240	360	120	0	3.0000	1.5000	6.500000	15.650000	8.650000	60	6
3,544,536.01	7.031416*	7.290416	240	359	120	1	5.7531	1.7531	2.311820	13.043537	2.311820	59	6
522,486.40	6.741000*	7.000000	240	360	120	0	5.0000	2.0000	2.250000	12.000000	2.250000	60	12
376,305.07	6.366000*	6.625000	240	359	120	1	6.0000	2.0000	2.750000	12.625000	2.750000	59	6
697,182.78	6.950211	8.117241	240	360	120	0	3.0000	1.5000	5.965900	15.117241	8.117241	60	6
1,033,806.66	6.991485*	7.550714	240	360	120	0	5.0000	2.0000	2.655715	12.550714	2.655715	60	12
1,969,207.45	7.212039*	7.471039	240	359	120	1	6.0000	2.0000	2.371541	13.471039	2.371541	59	6
1,324,909.95	7.841809*	8.100809	240	359	120	1	5.2742	1.2742	2.387096	13.375000	2.387096	59	6
539,582.07	7.116000*	7.375000	240	359	120	1	6.0000	2.0000	2.250000	13.375000	2.250000	59	6
299,174.22	6.741000*	7.000000	240	359	120	1	5.0000	2.0000	2.250000	12.000000	2.250000	59	12
1,267,483.63	7.085210	7.900817	240	360	120	0	3.0000	1.5000	7.183878	14.900817	7.900817	60	6
294,900.30	7.616000*	7.875000	240	357	120	3	5.0000	1.0000	2.250000	12.875000	2.250000	57	6
1,244,778.45	6.229197*	6.488197	240	360	120	0	5.0000	2.0000	2.250000	11.488197	2.250000	60	12
882,216.69*	7.116000*	7.375000	240	360	120	0	5.0000	2.0000	2.250000	12.375000	2.250000	60	12
3,000,822.93	6.063968	6.711419	240	360	120	0	3.0000	1.5000	6.242356	13.711419	6.711419	60	6
1,353,148.87	6.426062*	6.789284	480	480	N/A	0	5.0000	2.0000	2.425374	11.789284	2.425374	60	12
291,514.68	7.491000*	7.750000	479	479	N/A	1	5.0000	1.0000	2.250000	12.750000	2.250000	59	6
726,383.41	7.461000	8.450000	480	480	N/A	0	3.0000	1.5000	6.500000	15.450000	8.450000	60	6
1,065,415.37	7.216220	7.725220	480	480	N/A	0	3.0000	1.5000	6.747931	14.725220	7.725220	60	6
225,716.26*	7.521000	9.250000	480	480	N/A	0	3.0000	1.5000	6.750000	16.250000	9.250000	60	6
1,559,556.76	5.917778*	6.176778	420	479	60	1	5.0000	2.0000	2.250000	11.176778	2.250000	59	12
1,154,908.65	7.001786*	7.260786	360	480	120	0	5.0000	2.0000	2.250000	12.260786	2.250000	60	12
694,511.58	6.491000*	6.750000	276	360	84	0	5.0000	2.0000	2.250000	11.750000	2.250000	84	12
3,587,572.35	6.196996*	6.455996	240	359	120	1	5.0286	2.0000	2.250000	11.484587	2.674167	83	12

671,249.45	7.211792*	7.470792	240	359	120	1	5.7485	1.7485	2.250000	13.219307	2.250000	83	6
3,006,722.27	6.451772*	6.710772	240	359	120	1	5.0000	2.0000	2.250000	11.710772	2.250000	83	12
743,140.40	6.616000*	6.875000	240	359	120	1	6.0000	2.0000	2.250000	12.875000	2.250000	83	6
450,764.73	7.366000*	7.625000	240	360	120	0	5.0000	2.0000	2.250000	12.625000	2.250000	84	12
1,065,502.46	7.109369*	7.551964	479	479	N/A	1	5.0000	2.0000	2.516852	12.551964	2.516852	83	12
249,089.25	6.866000*	7.125000	360	480	120	0	5.0000	2.0000	2.250000	12.125000	2.250000	84	12

__________
(1)
In the above table, each asterisk in the Principal Balance column indicates a Mortgage Loan with respect to which the first Due Date occurs on January 1, 2007 and with respect to which a scheduled payment of interest would be advanced for such Mortgage Loan for the December 2006 Due Date at the related Mortgage Rate less the sum of the applicable Servicing Fee Rate and the premium rate for any applicable mortgage insurance policy

(2)	In the above table, each Adjusted Net Mortgage Rate marked with an asterisk will be 0.125% lower on and after the first Adjustment Date for the related Mortgage Loan.

(3)
In the above table, each Mortgage Loan with a Reset Frequency of 6 months is a Six-Month LIBOR Adjustable Rate Mortgage Loan and each Mortgage Loan with a Reset Frequency of 12 months is a One-Year LIBOR Adjustable Rate Mortgage Loan, except that the Mortgage Loan with a Reset Frequency of 12 months marked with an asterisk is a One-Year CMT Adjustable Rate Mortgage Loan.

Percentages of the Initial Certificate Principal Balances of
the Offered Certificates (other than the Class A-R Certificates)
at the Respective Percentages of the Prepayment Model

	Class 1-A					Class 2-A-1
Distribution Date	50%	75%	100%	125%	150%	50%	75%	100%	125%	150%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
November 25, 2007	89	84	79	74	68	76	64	52	40	28
November 25, 2008	73	62	51	41	31	40	13	0	0	0
November 25, 2009	56	40	25	13	3	1	0	0	0	0
November 25, 2010	45	31	22	13	3	0	0	0	0	0
November 25, 2011	37	25	16	10	0	0	0	0	0	0
November 25, 2012	31	20	12	0	0	0	0	0	0	0
November 25, 2013	27	16	9	0	0	0	0	0	0	0
November 25, 2014	23	13	0	0	0	0	0	0	0	0
November 25, 2015	20	10	0	0	0	0	0	0	0	0
November 25, 2016	17	8	0	0	0	0	0	0	0	0
November 25, 2017	15	0	0	0	0	0	0	0	0	0
November 25, 2018	13	0	0	0	0	0	0	0	0	0
November 25, 2019	11	0	0	0	0	0	0	0	0	0
November 25, 2020	9	0	0	0	0	0	0	0	0	0
November 25, 2021	8	0	0	0	0	0	0	0	0	0

Weighted Average Life to Optional Termination (in years)	5.22	3.56	2.66	2.05	1.56	1.67	1.26	1.02	0.87	0.76
Weighted Average Life to Maturity (in years)	5.56	3.85	2.89	2.22	1.68	1.67	1.26	1.02	0.87	0.76

	Class 2-A-2					Class 2-A-3
Distribution Date	50%	75%	100%	125%	150%	50%	75%	100%	125%	150%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
November 25, 2007	100	100	100	100	100	100	100	100	100	100
November 25, 2008	100	100	56	0	0	100	100	100	89	59
November 25, 2009	100	0	0	0	0	100	87	42	5	0
November 25, 2010	13	0	0	0	0	100	60	32	5	0
November 25, 2011	0	0	0	0	0	78	40	14	0	0
November 25, 2012	0	0	0	0	0	62	25	*	0	0
November 25, 2013	0	0	0	0	0	48	12	0	0	0
November 25, 2014	0	0	0	0	0	36	2	0	0	0
November 25, 2015	0	0	0	0	0	26	0	0	0	0
November 25, 2016	0	0	0	0	0	17	0	0	0	0
November 25, 2017	0	0	0	0	0	9	0	0	0	0
November 25, 2018	0	0	0	0	0	2	0	0	0	0
November 25, 2019	0	0	0	0	0	0	0	0	0	0

Weighted Average Life to Optional Termination (in years)	3.59	2.43	2.01	1.68	1.43	7.26	4.78	3.42	2.44	2.05
Weighted Average Life to Maturity (in years)	3.59	2.43	2.01	1.68	1.43	7.26	4.78	3.42	2.44	2.05

	Class 2-A-4					Class M-1
Distribution Date	50%	75%	100%	125%	150%	50%	75%	100%	125%	150%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
November 25, 2007	100	100	100	100	100	100	100	100	100	100
November 25, 2008	100	100	100	100	100	100	100	100	100	100
November 25, 2009	100	100	100	100	32	100	100	100	100	100
November 25, 2010	100	100	100	100	32	100	61	8	11	88
November 25, 2011	100	100	100	88	0	93	24	0	0	0
November 25, 2012	100	100	100	0	0	63	0	0	0	0
November 25, 2013	100	100	75	0	0	38	0	0	0	0
November 25, 2014	100	100	0	0	0	15	0	0	0	0
November 25, 2015	100	85	0	0	0	0	0	0	0	0
November 25, 2016	100	68	0	0	0	0	0	0	0	0
November 25, 2017	100	0	0	0	0	0	0	0	0	0
November 25, 2018	100	0	0	0	0	0	0	0	0	0
November 25, 2019	90	0	0	0	0	0	0	0	0	0
November 25, 2020	77	0	0	0	0	0	0	0	0	0
November 25, 2021	66	0	0	0	0	0	0	0	0	0

Weighted Average Life to Optional Termination (in years)	14.71	9.95	7.31	5.69	3.35	6.60	4.34	3.53	3.78	4.32
Weighted Average Life to Maturity (in years)	17.79	12.59	9.38	7.32	4.52	6.60	4.34	3.53	3.78	4.32

	Class M-2					Class M-3
Distribution Date	50%	75%	100%	125%	150%	50%	75%	100%	125%	150%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
November 25, 2007	100	100	100	100	100	100	100	100	100	100
November 25, 2008	100	100	100	100	100	100	100	100	100	100
November 25, 2009	100	100	100	100	100	100	100	100	100	100
November 25, 2010	100	100	100	100	100	100	100	100	100	100
November 25, 2011	100	100	61	7	0	100	100	100	100	0
November 25, 2012	100	92	22	0	0	100	100	100	0	0
November 25, 2013	100	56	0	0	0	100	100	93	0	0
November 25, 2014	100	27	0	0	0	100	100	0	0	0
November 25, 2015	94	4	0	0	0	100	100	0	0	0
November 25, 2016	68	0	0	0	0	100	84	0	0	0
November 25, 2017	46	0	0	0	0	100	0	0	0	0
November 25, 2018	26	0	0	0	0	100	0	0	0	0
November 25, 2019	10	0	0	0	0	100	0	0	0	0
November 25, 2020	0	0	0	0	0	95	0	0	0	0
November 25, 2021	0	0	0	0	0	81	0	0	0	0

Weighted Average Life to Optional Termination (in years)	10.94	7.29	5.33	4.39	4.71	15.10	10.24	7.53	5.87	4.71
Weighted Average Life to Maturity (in years)	10.94	7.29	5.33	4.39	5.19	18.93	13.09	9.75	7.60	6.67

	Class M-4					Class M-5
Distribution Date	50%	75%	100%	125%	150%	50%	75%	100%	125%	150%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
November 25, 2007	100	100	100	100	100	100	100	100	100	100
November 25, 2008	100	100	100	100	100	100	100	100	100	100
November 25, 2009	100	100	100	100	100	100	100	100	100	100
November 25, 2010	100	82	59	41	28	100	82	59	41	28
November 25, 2011	97	66	44	28	0	97	66	44	28	0
November 25, 2012	84	53	32	0	0	84	53	32	0	0
November 25, 2013	72	42	24	0	0	72	42	24	0	0
November 25, 2014	62	34	0	0	0	62	34	0	0	0
November 25, 2015	53	27	0	0	0	53	27	0	0	0
November 25, 2016	46	22	0	0	0	46	22	0	0	0
November 25, 2017	39	0	0	0	0	39	0	0	0	0
November 25, 2018	34	0	0	0	0	34	0	0	0	0
November 25, 2019	29	0	0	0	0	29	0	0	0	0
November 25, 2020	25	0	0	0	0	25	0	0	0	0
November 25, 2021	21	0	0	0	0	21	0	0	0	0

Weighted Average Life to Optional Termination (in years)	10.08	6.73	5.05	4.27	4.01	10.08	6.73	5.03	4.22	3.88
Weighted Average Life to Maturity (in years)	10.98	7.40	5.56	4.67	4.35	10.96	7.35	5.50	4.59	4.19

	Class M-6					Class M-7
Distribution Date	50%	75%	100%	125%	150%	50%	75%	100%	125%	150%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
November 25, 2007	100	100	100	100	100	100	100	100	100	100
November 25, 2008	100	100	100	100	100	100	100	100	100	100
November 25, 2009	100	100	100	100	100	100	100	100	100	100
November 25, 2010	100	82	59	41	28	100	82	59	41	28
November 25, 2011	97	66	44	28	0	97	66	44	28	0
November 25, 2012	84	53	32	0	0	84	53	32	0	0
November 25, 2013	72	42	24	0	0	72	42	24	0	0
November 25, 2014	62	34	0	0	0	62	34	0	0	0
November 25, 2015	53	27	0	0	0	53	27	0	0	0
November 25, 2016	46	22	0	0	0	46	22	0	0	0
November 25, 2017	39	0	0	0	0	39	0	0	0	0
November 25, 2018	34	0	0	0	0	34	0	0	0	0
November 25, 2019	29	0	0	0	0	29	0	0	0	0
November 25, 2020	25	0	0	0	0	25	0	0	0	0
November 25, 2021	21	0	0	0	0	21	0	0	0	0

Weighted Average Life to Optional Termination (in years)	10.08	6.73	5.03	4.19	3.79	10.08	6.73	5.03	4.16	3.73
Weighted Average Life to Maturity (in years)	10.93	7.29	5.45	4.52	4.07	10.71	7.21	5.40	4.44	3.97

	Class M-8					Class M-9
Distribution Date	50%	75%	100%	125%	150%	50%	75%	100%	125%	150%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
November 25, 2007	100	100	100	100	100	100	100	100	100	100
November 25, 2008	100	100	100	100	100	100	100	100	100	100
November 25, 2009	100	100	100	100	100	100	100	100	100	100
November 25, 2010	100	82	59	41	28	100	82	59	41	28
November 25, 2011	97	66	44	28	0	97	66	44	28	0
November 25, 2012	84	53	32	0	0	84	53	32	0	0
November 25, 2013	72	42	24	0	0	72	42	24	0	0
November 25, 2014	62	34	0	0	0	62	34	0	0	0
November 25, 2015	53	27	0	0	0	53	27	0	0	0
November 25, 2016	46	22	0	0	0	46	22	0	0	0
November 25, 2017	39	0	0	0	0	39	0	0	0	0
November 25, 2018	34	0	0	0	0	34	0	0	0	0
November 25, 2019	29	0	0	0	0	29	0	0	0	0
November 25, 2020	25	0	0	0	0	25	0	0	0	0
November 25, 2021	21	0	0	0	0	21	0	0	0	0

Weighted Average Life to Optional Termination (in years)	10.08	6.73	5.01	4.14	3.69	10.08	6.73	5.01	4.13	3.65
Weighted Average Life to Maturity (in years)	10.59	7.12	5.31	4.37	3.89	10.40	6.98	5.19	4.26	3.77

LEGAL PROCEEDINGS

There are no legal proceedings against Countrywide Home Loans, the Depositor, the Trustee, the issuing entity or the Master Servicer, or to which any of their respective properties are subject, that is material to the certificateholders, nor is the Depositor aware of any proceedings of this type contemplated by governmental authorities.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following discussion and the discussion in the prospectus under the caption “Material Federal Income Tax Consequences” is the opinion of Sidley Austin llp (“Tax Counsel”) on the anticipated material federal income tax consequences of the purchase, ownership, and disposition of the Offered Certificates. It is based on the current provisions and interpretations of the Internal Revenue Code of 1986, as amended (the “Code”) and the accompanying Treasury regulations and on current judicial and administrative rulings. All of these authorities are subject to change and any change can apply retroactively.

For federal income tax purposes, the issuing entity (exclusive of the Credit Comeback Excess Account, the Carryover Reserve Fund and the Pre-Funding Account) will consist of two or more REMICs in a tiered structure. The highest REMIC will be referred to as the “Master REMIC,” and each REMIC below the Master REMIC will be referred to as an “underlying REMIC”. Each underlying REMIC will issue multiple classes of uncertificated, regular interests (the “underlying REMIC Regular Interests”) that will be held by another REMIC above it in the tiered structure. The assets of the lowest underlying REMIC will consist of the Mortgage Loans and any other assets designated in the Pooling and Servicing Agreement. The Master REMIC will issue the Senior Certificates and the Subordinate Certificates (together, excluding the Class A-R Certificate, the “Regular Certificates”), which will be designated as regular interests in the Master REMIC. The Class A-R Certificates (also, the “Residual Certificates”) will represent the beneficial ownership of the residual interest in each underlying REMIC and the residual interest in the Master REMIC. The assets of the Master REMIC will consist of the underlying REMIC Regular Interests. Aggregate distributions on the underlying REMIC Regular Interests held by the Master REMIC will equal the aggregate distributions on the REMIC regular interests (including the Regular Certificates) issued by the Master REMIC. The swap trust, the reserve fund trust, the Swap Contract and the Swap Account will not constitute any part of any REMIC created under the Pooling and Servicing Agreement.

All classes of the Regular Certificates will be treated as representing (1) interests in REMIC regular interests (the “REMIC Regular Interest Components”) and (2) entitlement to receive certain payments of Net Rate Carryover from Excess Cashflow and from the Swap Contract subject to the deemed obligation to make any Swap Termination Payment due to the Swap Counterparty. For each Regular Certificate, the Trustee intends to treat the entitlements and deemed obligations with respect to Net Rate Carryover as embodied in a single contract, which is hereafter referred to as the “Net Rate Carryover Component.” The remainder of this discussion assumes such treatment is correct.

Upon purchasing a Regular Certificate, the purchaser must, to establish its bases in the components of the certificate, allocate the purchase price for the certificate between the REMIC Regular Interest Component and the Net Rate Carryover Component based on their relative fair market values as determined at the time of purchase. Similarly, upon selling a Regular Certificate, the seller must, to establish the amounts realized from the REMIC Regular Interest Component and the Net Rate Carryover Component, allocate the sales price for the certificate between the REMIC Regular Interest Component and the Net Rate Carryover Component based on their relative fair market values as determined at the time of sale.

Upon the issuance of the Certificates, Tax Counsel will deliver its opinion concluding, assuming compliance with the Pooling and Servicing Agreement, for federal income tax purposes, that each REMIC created under the Pooling and Servicing Agreement will qualify as a REMIC within the meaning of Section 860D of the Code, and that the Regular Certificates will represent regular interests in a REMIC. Moreover, Tax Counsel will deliver an opinion concluding that the rights and obligations of the holders of the Regular Certificates with respect to the Net Rate Carryover Components will represent, for federal income tax purposes, contractual rights and obligations coupled with regular interests within the meaning of Treasury regulations §1.860G-2(i).

Taxation of the REMIC Regular Interest Components of the Regular Certificates

The REMIC Regular Interest Components of the Regular Certificates will be treated as debt instruments issued by the Master REMIC for federal income tax purposes. Income on the REMIC Regular Interest Components of the Regular Certificates must be reported under an accrual method of accounting. Under an accrual method of accounting, interest income may be required to be included in a holder’s gross income in advance of the holder’s actual receipt of that interest income.

For federal income tax purposes, the amount of interest and principal to be reported with respect to a REMIC Regular Interest Component of a Regular Certificate will be determined with modifications: (1) the Net Rate Cap will be determined without reduction for any Swap Termination Payment due with respect to the Swap Contract and (2) the amount of Net Rate Carryover will be determined as if the Net Rate Cap were not reduced for any Swap Termination Payment due with respect to the Swap Contract. Consequently, the income reportable with respect to a REMIC Regular Interest Component of a Regular Certificate may include income that was used for making payments to the Swap Counterparty.

The REMIC Regular Interest Component of some of the Regular Certificates may be considered to have been issued with original issue discount (“OID”). For purposes of determining the amount and rate of accrual of OID and market discount, the trust fund intends to assume that there will be prepayments on the Mortgage Loans at a rate equal to 100% of the Prepayment Model. No representation is made regarding whether the Mortgage Loans will prepay at the foregoing rate or at any other rate. Computing accruals of OID in the manner described in the prospectus may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the certificates issued with OID in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accrual on their certificates. See“Material Federal Income Tax Consequences — Taxation of Debt Securities” in the prospectus.

If the holders of any Regular Certificates are treated as acquiring their REMIC Regular Interest Components at a premium, the holders are encouraged to consult their tax advisors regarding the election to amortize bond premium and the method to be employed. See“Material Federal Income Tax Consequences — Taxation of Debt Securities” in the prospectus.

Taxation of the Net Rate Carryover Components of the Regular Certificates

In General

The following discussions assume that the rights and obligations of the holder of a Regular Certificate with respect to the Net Rate Carryover Component will be treated as rights and obligations under a notional principal contract rather than as interests in a partnership for federal income tax purposes. If these rights and obligations were treated as representing interests in an entity taxable as a partnership for federal income tax purposes, then there could be different tax timing consequences to all such certificateholders and different withholding tax consequences on payments to certificateholders who are non-U.S. Persons. Prospective investors in the Regular Certificates are encouraged to consult their tax advisors regarding their appropriate tax treatment.

The Rights and Obligations of the Regular Certificates With Respect to the Net Rate Carryover Component

For tax information reporting purposes, the Trustee (1) will treat the Net Rate Carryover Component of a Regular Certificate as rights and obligations to receive and make payments under a notional principal contract and (2) anticipates assuming that these rights and obligations together will have an insubstantial value relative to the value of the REMIC Regular Interest Components of a Regular Certificate. The IRS could, however, successfully argue that the Net Rate Carryover Component of one or more classes of Regular Certificates has a greater value. Similarly, the Trustee could determine that the Net Rate Carryover Component of one or more classes of the Regular Certificates has a greater value. In either case, the REMIC Regular Interest Component of a Regular Certificate could be viewed as having been issued with either an additional amount of OID (which could cause the total amount of discount to exceed a statutorily defined de minimis amount) or with less premium (which would reduce the amount of premium available to be used as an offset against interest income). See “Material Federal Income Tax Consequences — Taxation of Debt Securities” in the prospectus. In addition, the Net Rate Carryover Component could be viewed as having been purchased at a higher cost. These changes could affect the timing and amount of income and deductions on the REMIC Regular Interest Component and Net Rate Carryover Component.

The portion of the overall purchase price of a Regular Certificate attributable to the Net Rate Carryover Component must be amortized over the life of the Certificate, taking into account the declining balance of the related REMIC Regular Interest Component. Treasury regulations provide alternative methods for amortizing the purchase price of a notional principal contract. Under one method — the level yield constant interest method — the price paid for a notional principal contract is amortized over the life of the notional principal contract as though it were the principal amount of a loan bearing interest at a reasonable rate. Holders are encouraged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Net Rate Carryover Component of such a Certificate.

Subject to the discussion below under the caption “Alternative Treatment of Termination-Related Payments,” any payments received by a holder of a Regular Certificate as Net Rate Carryover will be treated as periodic payments received under a notional principal contract. For any taxable year, to the extent the sum of the periodic payments received exceeds the sum of (1) the amortization of the purchase price of the Net Rate Carryover Component, and (2) any amount payable on the REMIC Regular Interest Component used to make any Swap Termination Payments, such excess will be ordinary income. Conversely, to the extent the sum of (1) the amortization of the purchase price, and (2) any amount payable on the REMIC Regular Interest Component used to make any Swap Termination Payments, exceeds the sum of the periodic payments received, such excess will be allowable as an ordinary deduction. In the case of an individual, such deduction will be subject to the 2-percent floor imposed on miscellaneous itemized deductions under section 67 of the Code and may be subject to the overall limitation on itemized deductions imposed under section 68 of the Code. In addition, miscellaneous itemized deductions are not allowed for purposes of computing the alternative minimum tax. In the case of individuals, these limitations also mean that income payable on the REMIC Regular Interest Component will be includible in gross income but that the use of such income to make a Swap Termination Payment to the Swap Counterparty may not be deductible.

Alternative Treatment of Termination-Related Payments

Holders of the Regular Certificates have certain rights and obligations with respect to payments that may be made or received if the Swap Contract terminates (“Termination Payments”). Because the termination of the Swap Contract, however, does not necessarily terminate the rights and obligations of the holders of the Regular Certificates with respect to Net Rate Carryover (payments of which may continue to come from Excess Cashflow), the income tax treatment of the Termination Payments is uncertain. For income tax reporting purposes, the trustee intends to treat any Termination Payment as part of the periodic payments made or received with respect to the Net Rate Carryover Component, and therefore, as part of ordinary income or ordinary deductions with respect to the Net Rate Carryover Component. The IRS, however, could assert that the Termination Payments should be treated as capital gain or loss. The use of any capital loss may be limited. Prospective investors in the Certificates are encouraged to consult their tax advisors regarding the appropriate tax treatment of any Termination Payments.

Dispositions of Regular Certificates

Upon the sale, exchange, or other disposition of a Regular Certificate, the Regular Certificateholder must allocate the amount realized between the REMIC Regular Interest Component and the Net Rate Carryover Component based on the relative fair market values of those components at the time of sale. Assuming that the Regular Certificates are held as “capital assets” within the meaning of Section 1221 of the Code, any gain or loss on the disposition of the Net Rate Carryover Component should result in capital gain or loss and any gain or loss on the disposition of the REMIC Regular Interest Component should result in capital gain or loss. Gain with respect to the REMIC Regular Interest Component, however, will be treated as ordinary income, to the extent it does not exceed the excess (if any) of:

(1)
the amount that would have been includible in the holder’s gross income with respect to the REMIC Regular Interest Component had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in section 1274(d) of the Code determined as of the date of purchase of the Certificate over

(2)	the amount actually included in the holder’s income.

The pooling and servicing agreement will provide that any classes of certificates whose Certificate Principal Balances are reduced to zero with amounts from the Final Maturity Reserve Fund will be treated as sold to the Class C Certificates for federal income tax purposes.

Tax Treatment For Certain Purposes

As described more fully under “Material Federal Income Tax Consequences— Taxation of the REMIC and Its Holders” in the prospectus, the REMIC Regular Interest Components of the Regular Certificates will represent “real estate assets” under Section 856(c)(5)(B) of the Code and qualifying assets under Section 7701(a)(19)(C) of the Code in the same (or greater) proportion that the assets of the issuing entity will be so treated, and income on the REMIC Regular Interest Components of the Regular Certificates will represent “interest on obligations secured by mortgages on real property or on interests in real property” under Section 856(c)(3)(B) of the Code in the same (or greater) proportion that the income on the assets of the issuing entity will be so treated. The Net Rate Carryover Component of the Regular Certificates will not qualify as assets described in Section 7701(a)(19)(C) of the Code or as real estate assets under Section 856(c)(5)(B) of the Code. The REMIC Regular Interest Component of the Regular Certificates (but not the Net Rate Carryover Component) will represent qualifying assets under Section 860G(a)(3) of the Code if acquired by a REMIC within the presecribed time periods of the Code.

Because of the Net Rate Carryover Component of a Regular Certificate (and in particular, the deemed obligation to make Swap Termination Payments), holders of the Regular Certificates are encouraged to consult with their tax advisors before resecuritizing their Regular Certificates in a REMIC.

Residual Certificates

The holders of the Residual Certificates must include the taxable income of each underlying REMIC and the Master REMIC in their federal taxable income. The resulting tax liability of the holders may exceed cash distributions to them during certain periods. All or a portion of the taxable income from a Residual Certificate recognized by a holder may be treated as “excess inclusion” income, which with limited exceptions, cannot be reduced by deductions (including net operating losses) and in all cases, is subject to U.S. federal income tax.

In computing alternative minimum taxable income, the special rule providing that taxable income cannot be less than the sum of the taxpayer’s excess inclusions for the year does not apply. However, a taxpayer’s alternative minimum taxable income cannot be less than the sum of the taxpayer’s excess inclusions for the year. In addition, the amount of any alternative minimum tax net operating loss is determined without regard to any excess inclusions.

Effective August 1, 2006, temporary regulations issued by the Internal Revenue Service (the “Temporary regulations”) have modified the general rule that excess inclusions from a REMIC residual interest are not includible in the income of a foreign person (or subject to withholding tax) until paid or distributed. The new regulations accelerate the time both for reporting of, and imposing withholding tax on, excess inclusions allocated to the foreign equity holders of partnerships and certain other pass-through entities. The new rules also provide that excess inclusions are United States sourced income. The timing rules apply to a particular REMIC residual interest and a particular foreign person, if the first allocation of income from the residual interest to the foreign person occurs after July 31, 2006. The source rules apply for taxable years ending after August 1, 2006.

Under the Temporary regulations, in the case of REMIC residual interests held by a foreign person through a partnership, the amount of excess inclusion income allocated to the foreign partner is deemed to be received by the foreign partner on the last day of the partnership’s taxable year except to the extent that the excess inclusion was required to be taken into account by the foreign partner at an earlier time under section 860G(b) of the Code as a result of a distribution by the partnership to the foreign partner or a disposition in whole or in part of the foreign partner’s indirect interest in the REMIC residual interest. A disposition in whole or in part of the foreign partner’s indirect interest in the REMIC residual interest may occur as a result of a termination of the REMIC, a disposition of the partnership’s residual interest in the REMIC, a disposition of the foreign partner’s interest in the partnership, or any other reduction in the foreign partner’s allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

Similarly, in the case of a REMIC residual interest held by a foreign person as a shareholder of a real estate investment trust or regulated investment company, as a participant in a common trust fund or as a patron in an organization subject to part I of subchapter T (cooperatives), the amount of excess inclusion allocated to the foreign person must be taken into income at the same time that other income from the trust, company, fund, or organization would be taken into account.

Under the Temporary regulations, excess inclusions allocated to a foreign person (whether as a partner or holder of an interest in a pass-through entity) are expressly made subject to withholding tax. In addition, in the case of excess inclusions allocable to a foreign person as a partner, the Temporary regulations eliminate an important exception to the withholding requirements under which a withholding agent unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent has control over the payee’s money or property and knows the facts giving rise to the payment.

Purchasers of a Residual Certificate (that is, one of the Class A-R Certificates) are encouraged to consider carefully the tax consequences of an investment in Residual Certificates discussed in the prospectus and consult their tax advisors with respect to those consequences. See “Material Federal Income Tax Consequences — Taxation of Holders of Residual Interest Securities” in the prospectus. In particular, prospective holders of Residual Certificates are encouraged to consult their tax advisors regarding whether a Residual Certificate will be treated as a “noneconomic” residual interest, as a “tax avoidance potential” residual interest, or as both. Among other things, holders of Noneconomic Residual Certificates should be aware of REMIC regulations that govern the treatment of “inducement fees” and that may affect their ability to transfer their Residual Certificates. See “Material Federal Income Tax Consequences — Taxation of Holders of Residual Interest Securities — Restrictions on Ownership and Transfer of Residual Interest Securities — Treatment of Inducement Fees,” and “Material Federal Income Tax Consequences — Tax Treatment of Foreign Investors” in the prospectus.

Additionally, for information regarding Prohibited Transactions and Treatment of Realized Losses, see “Material Federal Income Tax Consequences — Taxation of the REMIC” in the prospectus.

As a result of the Economic Growth and Tax Relief Reconciliation Act of 2001 (the “2001 Act”), limitations imposed by section 68 of the Code on claiming itemized deductions will be phased-out commencing in 2006, which will affect individuals holding Residual Certificates. In addition, as a result of the Jobs and Growth Tax Reconciliation Act of 2003 (the “2003 Act”), the backup withholding rate has been reduced to 28%. Unless they are amended, all provisions of the 2001 Act and the 2003 Act will no longer apply for taxable years beginning on or after December 31, 2010. See “Material Federal Income Tax Consequences” in the prospectus. Investors are encouraged to consult their tax advisors with respect to both statutes.

OTHER TAXES

No representations are made regarding the tax consequences of the purchase, ownership or disposition of the Certificates under any state, local or foreign tax law.

All investors are encouraged to consult their tax advisors regarding the federal, state, local or foreign tax consequences of purchasing, owning or disposing of the Certificates.

ERISA CONSIDERATIONS

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), prohibits “parties in interest” with respect to an employee benefit plan or other arrangement subject to ERISA from engaging in certain transactions involving the plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving “disqualified persons” and employee benefit plans or other arrangements (including, but not limited to, individual retirement accounts) described under that section (collectively with employee benefit plans subject to ERISA, “Plans”); ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire the Offered Certificates (directly or indirectly through investment by an entity or account holding assets of the Plan) are encouraged to consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan’s acquisition and ownership of Offered Certificates. See “ERISA Considerations” in the prospectus.

Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA’s requirements. Accordingly, assets of these plans may be invested in the Offered Certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. Any plan of this type which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules set forth in Section 503 of the Code.

Investments by Plans or with assets of Plans that are subject to ERISA must satisfy ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in the Offered Certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans. It is anticipated that the certificates will constitute “equity interests” in the issuing entity, the reserve fund trust and the swap trust for the purpose of the Plan Assets Regulation.

The U.S. Department of Labor has granted to the underwriters substantially identical administrative exemptions (collectively, the “Exemption”) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, issued by entities that hold investment pools consisting of certain receivables, loans and other obligations and the servicing, operation and management of these entities, provided that the conditions and requirements of the Exemption, including the requirement that an investing Plan be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended, are met. The Exemption extends exemptive relief to certificates, including subordinate certificates, rated in the four highest generic rating categories in certain designated transactions when the conditions of the Exemption are met.

The Exemption provides exemptive relief to certain mortgage-backed and asset-backed securities transactions using a pre-funding account. Mortgage loans or other secured receivables supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the certificates being offered by the entity, may be transferred to the entity within a 90-day or three-month period following the closing date, instead of being required to be either identified or transferred on or before the closing date. The relief is available when the pre-funding arrangements satisfy certain conditions.

For a general description of the Exemption and the conditions that must be met for the Exemption to apply, see “ERISA Considerations” in the prospectus.

Except as provided below with respect to the Swap Contract and the Final Maturity Reserve Fund, it is expected that the Exemption will apply to the acquisition and holding of the Offered Certificates (other than the Class A-R Certificates) by Plans and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single borrower that is the obligor on five percent (5%) of the Mortgage Loans included in the issuing entity by aggregate unamortized principal balance of the assets of the issuing entity.

The rating of a Certificate may change. If a class of Certificates no longer has a rating of at least BBB- or its equivalent from at least one Rating Agency, Certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the security when it had a permitted rating would not be required by the Exemption to dispose of it). An Offered Certificate that satisfies the requirements of the Exemption other than the rating requirement may be eligible for purchase by an insurance company general account that includes plan assets in reliance on Sections I and III of Prohibited Transaction Class Exemption 95-60.

The Swap Contract does not meet all of the requirements for an “eligible swap” under the Exemption and the Final Maturity Reserve Fund is not a permitted asset under the Exemption. Consequently, the Swap Contract and the Final Maturity Reserve Fund have not been included in the issuing entity. For ERISA purposes, an interest in an Adjustable Rate Certificate should represent a beneficial interest in two or more assets: (i) the right to receive payments from the issuing entity with respect to the applicable class and without taking into account payments made or received with respect to the Swap Contract or the Final Maturity Reserve Fund, and (ii) the right to receive payments from the Final Maturity Reserve Fund (and, in the case of an Adjustable Rate Certificate, payments derived from the Swap Contract). A Plan’s purchase and holding of an Adjustable Rate Certificate could constitute or otherwise result in a prohibited transaction under ERISA and Section 4975 of the Code unless an exemption is available.

Accordingly, no Plan or other person using plan assets may acquire or hold any interest in an Adjustable Rate Certificate unless, in addition to satisfying the conditions, above, of the Exemption, such acquisition and holding are eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption (“PTCE”) 84-14 (for transactions effected by independent “qualified professional asset managers”, PTCE 90-1 (for transactions by insurance company pooled separate accounts), PTCE 91-38 (for transactions by bank collective investment funds), PTCE 95-60 (for transactions by insurance company general accounts), or PTCE 96-23 (for transactions effected by “in-house asset managers”) or the service provider exemption provided under Section 408(b)(17) of ERISA and Section 4975 (d)(20) of the Code (collectively, the “Investor-Based Exemptions”) or a similar exemption. It should be noted, however, that even if the conditions specified in one or more Investor-Based Exemptions are met, the scope of relief may not necessarily cover all acts that might be construed as prohibited transactions. Plan fiduciaries should consult legal counsel concerning these issues.

Each beneficial owner of an Adjustable Rate Certificate or any interest in such Certificate, by its acceptance and holding of such Certificate or interest therein, will be deemed to have represented that either (i) it is not a Plan or a person investing plan assets in such Certificate or (ii) its acquisition and holding of such Certificate are eligible for the exemptive relief available under at least one of the Investor-Based Exemptions.

The Class A-R Certificates do not meet the requirements of the Exemption or any comparable individual administrative exemption granted to any underwriter. Consequently, the Class A-R Certificates may be transferred only if the Trustee receives:

•
a representation from the transferee of the Certificate, acceptable to and in form and substance satisfactory to the Trustee, that the transferee is not a Plan, or a person acting on behalf of a Plan or using a Plan’s assets to effect the transfer; or

•
an opinion of counsel satisfactory to the Trustee that the purchase and holding of the Certificate by a Plan, or a person acting on behalf of a Plan or using a Plan’s assets, will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement.

If the representation is not true, or any attempt to transfer to a Plan or a person acting on behalf of a Plan or using the Plan’s assets is initiated without the required opinion of counsel, the attempted transfer or acquisition shall be void.

Prospective Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA and the Code, the effect of the Plan Assets Regulation, the applicability of the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the issuing entity (and, in the case of the Swap Certificates, in rights to payments derived from the Swap Contract) represented by an interest in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The sale of the Offered Certificates to a Plan is in no respect a representation by the issuing entity or any underwriter of the Certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the Underwriting Agreement among the Depositor, Countrywide Securities Corporation (an affiliate of the Depositor, the Sellers and the Master Servicer), J.P. Morgan Securities Inc. and Greenwich Capital Markets, Inc. (collectively, the “Underwriters”), the Depositor has agreed to sell the Offered Certificates (other than the Class A-R Certificates) (the “Underwritten Certificates”) to the Underwriters, and each Underwriter has severally agreed to purchase from the Depositor the initial Certificate Principal Balance of each class of Underwritten Certificates set forth under its name below:

Class	Countrywide Securities Corporation	J.P. Morgan Securities Inc.	Greenwich Capital Markets, Inc.

Class 1-A	$465,514,000	$0	$0
Class 2-A-1	$325,388,700	$18,077,150	$18,077,150
Class 2-A-2	$99,267,000	$0	$0
Class 2-A-3	$240,340,500	$13,352,250	$13,352,250
Class 2-A-4	$104,231,000	$0	$0
Class M-1	$59,202,000	$0	$0
Class M-2	$38,399,000	$0	$0
Class M-3	$34,399,000	$0	$0
Class M-4	$34,400,000	$0	$0
Class M-5	$24,000,000	$0	$0
Class M-6	$17,600,000	$0	$0
Class M-7	$18,400,000	$0	$0
Class M-8	$12,800,000	$0	$0
Class M-9	$16,800,000	$0	$0
Total	$1,490,741,200	$31,429,400	$31,429,400

The Depositor has been advised by each of the Underwriters that it proposes initially to offer the Underwritten Certificates purchased by it to certain dealers at the prices set forth on the cover page less a selling concession not to exceed the percentage of the Certificate denomination set forth below, and that each Underwriter may allow, and the dealers may reallow, a reallowance discount not to exceed the percentage of the Certificate denomination set forth below:

Class	Selling Concession	Reallowance Discount
Class 1-A	0.06250%	0.03125%
Class 2-A-1	0.03170%	0.01585%
Class 2-A-2	0.06250%	0.03125%
Class 2-A-3	0.06250%	0.03125%
Class 2-A-4	0.09375%	0.04688%
Class M-1	0.25000%	0.12500%
Class M-2	0.30000%	0.15000%
Class M-3	0.37500%	0.18750%
Class M-4	0.50000%	0.25000%
Class M-5	0.75000%	0.37500%
Class M-6	0.87500%	0.43750%
Class M-7	0.95000%	0.47500%
Class M-8	1.00000%	0.50000%
Class M-9	1.00000%	0.50000%

After the initial public offering, the public offering prices, the concessions and the discounts may be changed.

The Depositor has been advised by each Underwriter that it intends to make a market in the Underwritten Certificates purchased by it, but no Underwriter has any obligation to do so. We cannot assure you that a secondary market for the Underwritten Certificates (or any particular class thereof) will develop or, if it does develop, that it will continue or that this market will provide sufficient liquidity to certificateholders.

Until the distribution of the Underwritten Certificates is completed, the rules of the SEC may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Underwritten Certificates. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Underwritten Certificates. The transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Underwritten Certificates.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of the purchases.

Neither the Depositor nor the Underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Underwritten Certificates. In addition, neither the Depositor nor the Underwriters make any representation that the Underwriters will engage in these transactions or that the transactions, once commenced, will not be discontinued without notice.

The Depositor has agreed to indemnify the Underwriters against, or make contributions to the Underwriters with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

The Class A-R Certificates will not be purchased by the Underwriters but will be transferred to Countrywide Home Loans on the Closing Date as partial consideration for the sale of the Mortgage Loans to the Depositor. The Class A-R Certificates may be offered by Countrywide Home Loans (or an affiliate) or the Depositor from time to time directly or through underwriters or agents (either of which may include Countrywide Securities Corporation) in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale, in one or more separate transactions at prices to be negotiated at the time of each sale. Any underwriters or agents that participate in the distribution of the Class A-R Certificates may be deemed to be “underwriters” within the meaning of the Securities Act and any profit on the sale of the certificates by them and any discounts, commissions, concessions or other compensation received by any of them may be deemed to be underwriting discounts and commissions under the Securities Act.

USE OF PROCEEDS

It is expected that the proceeds to the Depositor from the sale of the Underwritten Certificates will be approximately $1,549,046,359 before deducting issuance expenses payable by the Depositor, estimated to be approximately $1,400,000. The Depositor will apply the net proceeds of the sale of the Offered Certificates against the purchase price of the Initial Mortgage Loans on the Closing Date and to deposit the Pre-Funded Amount, if any, in the Pre-Funding Account.

LEGAL MATTERS

The validity of the Certificates, including certain federal income tax consequences with respect thereto, will be passed upon for the Depositor by Sidley Austin llp, New York, New York. Certain legal matters will be passed upon for the Underwriters by McKee Nelson LLP.

RATINGS

It is a condition of the issuance of the Offered Certificates that each class of Offered Certificates set forth below be assigned the ratings at least as high as those designated below by Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”) and together with Moody’s, the “Rating Agencies”).

Class	Moody’s Rating	S&P Rating	Class	Moody’s Rating	S&P Rating
1-A	Aaa	AAA	M-3	Aa2	AA-
2-A-1	Aaa	AAA	M-4	Aa3	A+
2-A-2	Aaa	AAA	M-5	A1	A
2-A-3	Aaa	AAA	M-6	A2	A-
2-A-4	Aaa	AAA	M-7	A3	BBB+
A-R	Aaa	AAA	M-8	Baa1	BBB
M-1	Aa1	AA+	M-9	Baa2	BBB-
M-2	Aa1	AA

The ratings assigned to the Class A-R Certificates only address the return of its Certificate Principal Balance. The Depositor has requested that each Rating Agency maintain ongoing surveillance of the ratings assigned to the Offered Certificates in accordance with the Rating Agency’s policy, but we cannot assure you that a Rating Agency will continue its surveillance of the ratings assigned to the Offered Certificates.

The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans, the payment of Net Rate Carryover or the anticipated yields in light of prepayments.

The Depositor has not requested a rating of any Offered Certificates by any rating agency other than Moody’s and S&P. However, we cannot assure you as to whether any other rating agency will rate the Offered Certificates or, if it does, what ratings would be assigned by another rating agency. The ratings assigned by another rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.

INDEX OF DEFINED TERMS

2001 Act	S-129
2003 Act	S-129
40-Year Target	S-91
Accrual Period	S-62
Adjustable Rate Certificates	S-59
Adjustable Rate Mortgage Loans	S-29
Adjustable Rate Prepayment Vector	S-105
Adjusted Net Mortgage Rate	S-60
Adjusted Replacement Upfront Amount	S-85
Adjustment Date	S-31
Advance	S-57
Applied Realized Loss Amount	S-93
ARPV	S-105
beneficial owner	S-60
Book-Entry Certificates	S-59
Business Day	S-60
Carryover Reserve Fund	S-90
Certificate Account	S-70
Certificate Owners	S-59
Certificate Principal Balance	S-60
Certificates	S-58
Class 1-A Principal Distribution Amount	S-65
Class 2-A Certificates	S-59
Class 2-A Principal Distribution Amount	S-65
Class A Certificates	S-59
Class A Principal Distribution Target Amount	S-65
Class M Certificates	S-59
Code	S-36, S-125, S-128
Collateral Value	S-32
Combined Class M-1, M-2 and M-3 Principal Distribution Amount	S-65
Combined Loan-to-Value Ratio	S-33
Compensating Interest	S-56
Co-Trustee	S-34
Countrywide Financial	S-53
Countrywide Home Loans	S-30, S-53
Countrywide Servicing	S-53
Coverage Percentage	S-43
Covered Mortgage Loan	S-43
CPR	S-105
Credit Bureau Risk Score	S-42
Credit Comeback Excess Account	S-90
Credit Comeback Excess Amount	S-32
Credit Comeback Excess Cashflow	S-83
Cumulative Loss Trigger Event	S-66
Current Interest	S-62
Cut-off Date	S-33
debt-to-income ratio	S-39
Deficient Valuation	S-33
Definitive Certificate	S-60
Delay Delivery Mortgage Loans	S-102
Deleted Mortgage Loan	S-36
Delinquency Trigger Event	S-66
Depositor	S-29
Detailed Description	S-29
Determination Date	S-33
Directing Holder	S-97
disqualified persons	S-130
Distribution Account	S-73
Distribution Account Deposit Date	S-72
Distribution Date	S-61
DTC	S-59
Due Dates	S-56
Due Period	S-61
ERISA	S-130
Euroclear	S-59
Excess Cashflow	S-83
Excess Overcollateralization Amount	S-66
Excess Proceeds	S-61
Exchange Act	S-89
Exemption	S-130
Expense Fee Rate	S-62
Extra Principal Distribution Amount	S-66
Final Maturity Funding Cap	S-92
Final Maturity OC Trigger	S-67
Final Maturity Reserve Fund	S-90
Final Maturity Reserve Fund Required Deposit	S-91
Final Recovery Determination	S-61
Fixed Rate Credit Comeback Loans	S-32
Fixed Rate Mortgage Loans	S-29
Fixed Rate Prepayment Vector	S-105
FRPV	S-105
Full Doc Program	S-40
Funding Period	S-37
Global Securities	I-1
Gross Margin	S-31
Group 1 Overcollateralization Reduction Amount	S-67
Group 2 Overcollateralization Reduction Amount	S-67
Hybrid Mortgage Loans	S-32
Initial Cut-off Date	S-30
Initial Cut-off Date Pool Principal Balance	S-30
Initial Cut-off Date Principal Balance	S-30
Initial Mortgage Loans	S-29
Initial Mortgage Pool	S-29
Initial Periodic Rate Cap	S-31
Initial Target Subordination Percentage	S-67
Insurance Proceeds	S-61
Interest Carry Forward Amount	S-62
Interest Determination Date	S-62, S-89
Interest Funds	S-62
Interest Remittance Amount	S-62
Investor-Based Exemptions	S-131
issuing entity	S-58
Last Scheduled Distribution Date	S-104

LIBOR Business Day	S-90
Liquidation Proceeds	S-61
Loan Group	S-30
Loan Group 1	S-30
Loan Group 2	S-30
Loan-to-Value Ratio	S-32
LTV	S-32
Master REMIC	S-125
Master Servicer Advance Date	S-57
Master Servicing Fee	S-55
Maximum Mortgage Rate	S-32
MGIC	S-47
MGIC Mortgage Insurance Policy	S-47
Minimum Mortgage Rate	S-32
Modeling Assumptions	S-105
Moody’s	S-4, S-134
Mortgage File	S-34
Mortgage Index	S-31
Mortgage Insurance Policy	S-43
Mortgage Insurance Premium Rate	S-63
Mortgage Insurance Premiums	S-43
Mortgage Insurer	S-43
Mortgage Loans	S-34
Mortgage Notes	S-30
Mortgage Rate	S-31
Mortgaged Properties	S-30
Net Mortgage Rate	S-57
net rate cap	S-20
Net Rate Cap	S-63
Net Rate Carryover	S-63
Net Rate Carryover Component	S-125
Net Swap Payment	S-84
NIM Insurer	S-1, S-101
NIM Insurer Default	S-27
OC Floor	S-67
Offered Certificates	S-59
OID	S-126
One-Month LIBOR	S-89
One-Year CMT Adjustable Rate Mortgage Loan	S-31
One-Year CMT Index	S-31
One-Year LIBOR Adjustable Rate Mortgage Loan	S-31
One-Year LIBOR Index	S-31
Optional Termination Date	S-97
Originator	S-38
Overcollateralization Deficiency Amount	S-67
Overcollateralization Reduction Amount	S-68
Overcollateralization Target Amount	S-68
Overcollateralized Amount	S-68
Participants	S-60
parties in interest	S-130
Pass-Through Margin	S-64
Pass-Through Rate	S-64
Percentage Interest	S-61
Plans	S-130
Pooling and Servicing Agreement	S-34
Pre-Funded Amount	S-37
Pre-Funding Account	S-37
Prepayment Interest Excess	S-56
Prepayment Interest Shortfall	S-56
Prepayment Models	S-104
Prepayment Period	S-33
Principal Distribution Amount	S-68
Principal Remittance Amount	S-68
PTCE	S-131
Purchase Price	S-35
Rating Agencies	S-134
Realized Loss	S-69
Record Date	S-61
Reference Bank Rate	S-89
Reference Banks	S-90
Regular Certificates	S-125
related subordinate classes	S-17
REMIC Regular Interest Components	S-125
REO Property	S-57
Replacement Mortgage Loan	S-36
Required Carryover Reserve Fund Deposit	S-90
Residual Certificates	S-82, S-125
RMIC	S-49
RMIC Mortgage Insurance Policy	S-50
Rolling Sixty-Day Delinquency Rate	S-69
S&P	S-4, S-134
Scheduled Payments	S-30
SEC	S-29
Securities Act	S-133
Seller	S-30
Seller Shortfall Interest Requirement	S-64
Senior Certificates	S-59
Senior Enhancement Percentage	S-69
Servicing Advances	S-72
Servicing Fee Rate	S-55
significance estimate	S-89
significance percentage	S-89
Six-Month LIBOR Adjustable Rate Mortgage Loan	S-31
Six-Month LIBOR Index	S-31
Sixty-Day Delinquency Rate	S-69
Stated Income Program	S-40
Stated Principal Balance	S-33
Statistical Calculation Date	S-29
Statistical Calculation Date Pool Principal Balance	S-29
Statistical Calculation Pool	S-29
Statistical Calculation Pool Mortgage Loans	S-29
Stepdown Date	S-69
Stepdown Target Subordination Percentage	S-67
Subordinate Certificates	S-59
Subordinate Class Principal Distribution Amount	S-70
subordination	S-17

Subsequent Cut-off Date	S-37
Subsequent Mortgage Loans	S-37
Subsequent Periodic Rate Cap	S-31
Subsequent Recoveries	S-61
Subsequent Transfer Date	S-37
Swap Account	S-74
Swap Certificates	S-59
Swap Contract Administration Agreement	S-84
Swap Contract Administrator	S-84
Swap Contract Assignment Agreement	S-84
Swap Contract Notional Balance	S-86
Swap Contract Termination Date	S-86
Swap Counterparty	S-84
Swap Counterparty Trigger Event	S-89
Swap Termination Payment	S-87
Tax Counsel	S-125
Termination Payments	S-127
Trigger Event	S-70
Trust	S-58
Trust Fund	S-58
Trustee	S-34
Trustee Fee	S-76
Trustee Fee Rate	S-65
U.S. Person	I-4
UGI Mortgage Insurance Policy	S-44
underlying REMIC	S-125
underlying REMIC Regular Interests	S-125
Underwriters	S-132
Underwritten Certificates	S-132
United Guaranty	S-43
Unpaid Realized Loss Amount	S-70

ANNEX A

THE STATISTICAL CALCULATION POOL

The following information sets forth in tabular format certain information, as of the Statistical Calculation Date, about the Mortgage Loans included in the Statistical Calculation Pool in respect of Loan Group 1, Loan Group 2 and the Statistical Calculation Pool as a whole. Other than with respect to rates of interest, percentages are approximate. In addition, the percentages in the column entitled “Percent of Aggregate Principal Balance Outstanding” are stated by that portion of the Statistical Calculation Date Pool Principal Balance representing Loan Group 1, Loan Group 2 or the Statistical Calculation Pool as a whole. The sum of the columns below may not equal the total indicated due to rounding. In addition, each weighted average Credit Bureau Risk Score set forth below has been calculated without regard to any Mortgage Loan for which the Credit Bureau Risk Score is unknown.

GROUP 1 MORTGAGE LOANS

Mortgage Loan Programs for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Mortgage Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
30-Year 6-month LIBOR	12	$3,660,106	0.85%	$305,009	7.213%	359.83	549	81.6%
2/28 6-month LIBOR	1,033	172,656,042	40.06	167,140	8.500	359.79	589	81.3
2/38 6-month LIBOR	338	74,159,911	17.21	219,408	8.176	479.89	584	80.2
2/28 6-month LIBOR - 60-month Interest Only	113	26,027,677	6.04	230,333	7.692	359.93	660	83.0
2/28 6-month LIBOR - 40/30-Year Balloon	13	2,781,894	0.65	213,992	8.820	359.04	586	84.0
3/27 6-month LIBOR	51	8,145,724	1.89	159,720	8.468	359.51	599	81.0
3/37 6-month LIBOR	13	2,794,417	0.65	214,955	8.249	480.00	573	75.5
3/27 6-month LIBOR - 60-month Interest Only	4	560,300	0.13	140,075	7.381	359.19	651	85.4
3/27 6-month LIBOR - 40/30-Year Balloon	1	131,954	0.03	131,954	9.700	359.00	555	80.0
5/25 6-month LIBOR	15	2,614,238	0.61	174,283	7.875	359.83	587	71.0
5/35 6-month LIBOR	4	689,451	0.16	172,363	8.372	479.77	574	86.8
5/25 6-month LIBOR - 120-month Interest Only	3	971,000	0.23	323,667	6.740	360.00	645	76.8
15-Year Fixed	38	5,300,575	1.23	139,489	7.808	178.86	617	72.2
15-Year Fixed - Credit Comeback	1	107,708	0.02	107,708	8.750	179.00	582	37.2
20-Year Fixed	13	1,974,162	0.46	151,859	8.077	238.85	613	81.3
25-Year Fixed	1	96,197	0.02	96,197	7.875	299.00	529	64.2
30-Year Fixed	607	98,064,248	22.75	161,556	8.212	358.55	606	79.1
30-Year Fixed - Credit Comeback	57	8,230,217	1.91	144,390	9.020	358.00	600	84.3
40-Year Fixed	107	20,048,403	4.65	187,368	8.412	478.22	595	78.9
40-Year Fixed - Credit Comeback	5	822,797	0.19	164,559	8.480	477.83	627	76.2
30/15-Year Fixed Balloon	2	368,042	0.09	184,021	8.541	179.25	650	87.5
40/30-Year Fixed Balloon	4	801,606	0.19	200,402	8.000	359.28	624	69.6
Total/Avg./Wtd. Avg.	2,435	$431,006,669	100.00%

Original Terms to Stated Maturity for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Original Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
ARM 360	1,245	$217,548,935	50.47%	$174,738	8.367%	359.79	598	81.4%
ARM 480	355	77,643,780	18.01	218,715	8.180	479.90	583	80.0
Fixed 180	41	5,776,325	1.34	140,886	7.873	178.89	619	72.5
Fixed 240	13	1,974,162	0.46	151,859	8.077	238.85	613	81.3
Fixed 300	1	96,197	0.02	96,197	7.875	299.00	529	64.2
Fixed 360	668	107,096,071	24.85	160,323	8.272	358.51	605	79.4
Fixed 480	112	20,871,200	4.84	186,350	8.414	478.20	596	78.8
Total/Avg./Wtd. Avg.	2,435	$431,006,669	100.00%

Mortgage Loan Principal Balances for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Mortgage Loan Principal Balances	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
$25,000.01 - $50,000.00	23	$1,130,442	0.26%	$49,150	9.746%	351.30	604	72.1%
$50,000.01 - $75,000.00	200	12,780,426	2.97	63,902	9.585	361.37	599	82.3
$75,000.01 - $100,000.00	317	28,046,802	6.51	88,476	8.895	366.85	595	80.7
$100,000.01 - $150,000.00	641	80,020,487	18.57	124,837	8.600	374.46	598	80.5
$150,000.01 - $200,000.00	444	77,229,534	17.92	173,940	8.354	380.94	597	80.5
$200,000.01 - $250,000.00	288	64,368,098	14.93	223,500	8.128	389.36	596	78.9
$250,000.01 - $300,000.00	215	59,047,608	13.70	274,640	8.066	389.78	600	79.9
$300,000.01 - $350,000.00	174	56,509,800	13.11	324,769	7.917	387.32	598	81.0
$350,000.01 - $400,000.00	101	37,894,337	8.79	375,191	8.004	400.89	594	81.8
$400,000.01 - $450,000.00	24	9,977,695	2.31	415,737	7.918	404.96	603	79.7
$450,000.01 - $500,000.00	4	1,957,841	0.45	489,460	7.578	421.28	624	83.4
$500,000.01 - $550,000.00	4	2,043,601	0.47	510,900	9.217	358.27	572	84.9
Total/Avg./Wtd. Avg.	2,435	$431,006,669	100.00%

State Distribution of the Mortgaged Properties for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Alabama	50	$5,899,114	1.37%	$117,982	8.854%	365.05	601	83.8%
Alaska	9	1,731,042	0.40	192,338	8.184	403.27	632	79.3
Arizona	84	14,824,524	3.44	176,482	8.149	398.86	597	78.4
Arkansas	14	1,583,171	0.37	113,084	8.893	345.88	609	82.8
California	194	54,125,270	12.56	278,996	7.787	411.05	593	75.1
Colorado	32	4,586,285	1.06	143,321	8.143	392.59	630	82.4
Connecticut	51	9,082,875	2.11	178,096	8.434	389.78	596	79.4
Delaware	11	2,106,043	0.49	191,458	8.321	360.22	572	81.5
District of Columbia	12	3,222,670	0.75	268,556	8.295	396.45	584	65.7
Florida	277	49,923,960	11.58	180,231	8.206	383.93	598	78.3
Georgia	131	19,637,176	4.56	149,902	8.887	365.40	607	87.4
Hawaii	5	1,918,407	0.45	383,681	7.786	373.13	571	72.7
Idaho	15	3,105,175	0.72	207,012	8.509	378.99	590	83.2
Illinois	91	17,864,439	4.14	196,313	8.378	376.00	612	83.3
Indiana	51	5,203,923	1.21	102,038	9.318	361.56	584	87.5
Iowa	19	2,134,655	0.50	112,350	8.796	359.47	620	89.7
Kansas	19	2,331,742	0.54	122,723	8.875	363.82	597	81.9
Kentucky	18	1,840,853	0.43	102,270	9.225	359.61	587	86.8
Louisiana	26	3,647,175	0.85	140,276	8.675	369.51	589	84.8
Maine	11	1,645,563	0.38	149,597	7.656	359.04	624	73.6
Maryland	90	18,814,546	4.37	209,051	8.103	388.96	582	78.2
Massachusetts	58	14,100,207	3.27	243,107	7.927	390.34	596	78.9
Michigan	86	11,398,425	2.64	132,540	8.636	380.85	615	86.0
Minnesota	37	6,138,362	1.42	165,902	8.460	376.53	625	82.9
Mississippi	23	3,076,745	0.71	133,772	8.790	365.68	598	86.6
Missouri	66	7,590,647	1.76	115,010	9.044	372.38	585	86.9
Montana	5	598,634	0.14	119,727	8.876	387.87	607	82.7
Nebraska	7	731,033	0.17	104,433	8.736	388.00	597	86.5
Nevada	30	6,789,585	1.58	226,320	8.105	396.07	604	79.0
New Hampshire	20	3,824,338	0.89	191,217	8.076	382.28	587	79.0
New Jersey	87	19,609,259	4.55	225,394	8.270	380.35	590	78.5
New Mexico	25	4,068,954	0.94	162,758	8.223	371.64	601	84.6
New York	95	24,020,352	5.57	252,846	8.063	386.95	598	79.0
North Carolina	51	6,619,969	1.54	129,803	8.812	375.90	603	84.4
North Dakota	4	407,816	0.09	101,954	9.665	360.00	577	88.6
Ohio	38	4,195,601	0.97	110,411	9.087	379.40	605	87.7
Oklahoma	17	1,637,610	0.38	96,330	9.344	373.73	569	88.4
Oregon	41	8,406,863	1.95	205,045	8.230	415.95	601	79.4
Pennsylvania	62	9,638,277	2.24	155,456	8.774	365.98	588	83.2
Rhode Island	12	2,893,801	0.67	241,150	8.366	383.22	589	81.0
South Carolina	26	3,361,974	0.78	129,307	9.000	377.36	591	83.5
South Dakota	2	221,295	0.05	110,648	7.813	359.56	582	76.7
Tennessee	51	6,438,856	1.49	126,252	8.685	381.05	602	85.7
Texas	159	17,290,535	4.01	108,746	8.572	345.05	601	79.7
Utah	34	6,799,569	1.58	199,987	7.941	367.38	601	81.9
Vermont	7	1,015,464	0.24	145,066	8.079	358.61	593	81.0
Virginia	74	14,408,219	3.34	194,706	8.171	385.58	589	80.1
Washington	72	15,429,171	3.58	214,294	7.918	391.93	599	82.0
West Virginia	4	566,874	0.13	141,718	8.311	359.17	635	75.3
Wisconsin	27	3,865,946	0.90	143,183	8.885	374.07	585	84.7
Wyoming	5	633,679	0.15	126,736	8.785	381.85	578	88.3
Total/Avg./Wtd. Avg.	2,435	$431,006,669	100.00%

Loan-to-Value Ratios for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
50.00 or Less	88	$13,191,192	3.06%	$149,900	7.940%	374.72	582	41.9%
50.01 - 55.00	27	5,088,560	1.18	188,465	7.911	410.81	580	53.3
55.01 - 60.00	63	10,677,734	2.48	169,488	7.906	384.46	582	57.8
60.01 - 65.00	102	19,290,996	4.48	189,127	7.828	387.02	589	63.4
65.01 - 70.00	161	30,062,410	6.97	186,723	8.102	389.52	579	68.3
70.01 - 75.00	183	36,008,127	8.35	196,766	8.074	384.25	579	73.9
75.01 - 80.00	619	101,338,298	23.51	163,713	8.205	377.46	605	79.4
80.01 - 85.00	345	68,355,927	15.86	198,133	8.342	385.73	586	84.3
85.01 - 90.00	507	97,321,264	22.58	191,955	8.343	391.57	606	89.5
90.01 - 95.00	236	37,269,504	8.65	157,922	8.947	373.10	613	94.6
95.01 - 100.00	104	12,402,659	2.88	119,256	9.460	375.76	630	99.7
Total/Avg./Wtd. Avg.	2,435	$431,006,669	100.00%
Combined Loan-to-Value Ratios(1) for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
50.00 or Less	88	$13,191,192	3.06%	$149,900	7.940%	374.72	582	41.9%
50.01 - 55.00	27	5,088,560	1.18	188,465	7.911	410.81	580	53.3
55.01 - 60.00	62	10,560,934	2.45	170,338	7.916	384.73	582	57.8
60.01 - 65.00	103	19,407,796	4.50	188,425	7.823	386.86	589	63.3
65.01 - 70.00	159	29,744,925	6.90	187,075	8.096	389.84	578	68.3
70.01 - 75.00	176	35,267,670	8.18	200,384	8.077	383.97	579	73.8
75.01 - 80.00	381	68,134,810	15.81	178,832	8.209	379.53	586	79.1
80.01 - 85.00	343	68,080,796	15.80	198,486	8.337	385.49	587	84.3
85.01 - 90.00	508	97,149,505	22.54	191,239	8.345	391.41	606	89.5
90.01 - 95.00	242	38,361,203	8.90	158,517	8.934	373.27	614	94.1
95.01 - 100.00	346	46,019,279	10.68	133,004	8.533	374.89	639	85.3
Total/Avg./Wtd. Avg.	2,435	$431,006,669	100.00%
____________
(1)
The Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged Properties. See the definition of “Combined Loan-to-Value Ratio” under “The Mortgage Pool—Loan-to-Value Ratio” in the Prospectus Supplement.

Current Mortgage Rates for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
5.001 - 5.500	4	$1,037,551	0.24%	$259,388	5.459%	403.13	568	79.7%
5.501 - 6.000	14	3,745,013	0.87	267,501	5.881	377.31	619	74.7
6.001 - 6.500	38	10,055,653	2.33	264,622	6.372	399.12	619	74.7
6.501 - 7.000	149	34,622,017	8.03	232,363	6.827	378.83	617	76.3
7.001 - 7.500	258	53,929,921	12.51	209,031	7.340	383.82	610	77.6
7.501 - 8.000	396	76,629,693	17.78	193,509	7.814	383.77	606	78.6
8.001 - 8.500	395	73,525,124	17.06	186,140	8.332	383.16	599	80.4
8.501 - 9.000	455	77,276,608	17.93	169,839	8.799	385.99	587	81.4
9.001 - 9.500	341	53,403,531	12.39	156,609	9.297	385.71	581	83.2
9.501 - 10.000	253	34,582,521	8.02	136,690	9.751	381.04	581	84.9
10.001 - 10.500	61	6,577,806	1.53	107,833	10.257	376.95	575	89.9
10.501 - 11.000	36	3,088,217	0.72	85,784	10.762	384.21	583	93.3
11.001 - 11.500	17	1,435,718	0.33	84,454	11.250	374.45	570	92.0
11.501 - 12.000	10	631,176	0.15	63,118	11.803	378.04	581	95.5
12.001 - 12.500	7	398,703	0.09	56,958	12.353	333.37	575	94.0
12.501 - 13.000	1	67,417	0.02	67,417	12.700	358.00	564	95.0
Total/Avg./Wtd. Avg.	2,435	$431,006,669	100.00%

Types of Mortgaged Properties for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Mortgaged Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Single Family Residence	1,964	$334,963,963	77.72%	$170,552	8.315%	383.14	597	80.5%
Planned Unit Development	274	55,449,393	12.87	202,370	8.213	380.86	597	81.1
Low-Rise Condominium	110	18,617,694	4.32	169,252	8.354	394.94	608	80.1
Two Family Home	68	16,754,272	3.89	246,386	8.493	390.93	595	79.5
Three Family Home	11	3,020,325	0.70	274,575	7.869	401.39	615	75.8
Four Family Home	6	1,577,078	0.37	262,846	7.658	397.88	603	65.3
High-Rise Condominium	2	623,945	0.14	311,972	7.656	389.13	631	84.0
Total/Avg./Wtd. Avg.	2,435	$431,006,669	100.00%

Loan Purposes for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Refinance - Cash Out	1,770	$345,760,759	80.22%	$195,345	8.196%	386.00	592	79.1%
Purchase	497	58,094,500	13.48	116,890	9.013	377.64	619	87.2
Refinance - Rate/Term	168	27,151,410	6.30	161,616	8.160	369.74	614	82.6
Total/Avg./Wtd. Avg.	2,435	$431,006,669	100.00%

Occupancy Types for the Group 1 Mortgage Loans

in the Statistical Calculation Pool(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Owner Occupied	2,330	$414,971,787	96.28%	$178,099	8.294%	384.26	596	80.4%
Investment Property	83	12,309,564	2.86	148,308	8.545	375.44	638	82.7
Second Home	22	3,725,318	0.86	169,333	8.581	365.84	642	79.5
Total/Avg./Wtd. Avg.	2,435	$431,006,669	100.00%
____________
(1)	Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

Remaining Terms to Stated Maturity for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Remaining Terms (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
121 - 180	41	$5,776,325	1.34%	$140,886	7.873%	178.89	619	72.5%
181 - 300	14	2,070,359	0.48	147,883	8.068	241.64	610	80.5
301 - 360	1,913	324,645,006	75.32	169,705	8.336	359.37	600	80.8
Greater than 360	467	98,514,980	22.86	210,953	8.230	479.54	586	79.8
Total/Avg./Wtd. Avg.	2,435	$431,006,669	100.00%

Loan Documentation Types for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Loan Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Full Documentation	1,758	$291,120,754	67.54%	$165,598	8.204%	382.32	593	81.6%
Stated Income	676	139,768,416	32.43	206,758	8.513	387.07	607	78.0
Stated Income/Stated Asset	1	117,500	0.03	117,500	8.000	360.00	646	84.0
Total/Avg./Wtd. Avg.	2,435	$431,006,669	100.00%

Credit Bureau Risk Scores(1) for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Credit Bureau Risk Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
761 - 780	2	$292,032	0.07%	$146,016	7.449%	430.17	775	74.3%
741 - 760	9	1,663,910	0.39	184,879	7.454	381.15	754	76.3
721 - 740	16	2,489,855	0.58	155,616	8.315	365.92	729	86.8
701 - 720	17	3,480,840	0.81	204,755	7.761	387.57	710	84.1
681 - 700	70	12,768,652	2.96	182,409	7.961	359.77	689	85.3
661 - 680	129	23,104,850	5.36	179,107	7.887	371.15	670	82.0
641 - 660	205	37,665,429	8.74	183,734	7.861	365.19	650	81.9
621 - 640	281	48,564,464	11.27	172,827	8.083	373.68	631	81.9
601 - 620	392	67,564,263	15.68	172,358	8.170	388.01	610	82.0
581 - 600	390	69,628,202	16.15	178,534	8.410	390.87	590	81.9
561 - 580	349	58,398,927	13.55	167,332	8.559	391.62	571	80.8
541 - 560	278	50,978,188	11.83	183,375	8.545	386.52	550	78.2
521 - 540	208	37,567,263	8.72	180,612	8.659	391.37	531	74.5
501 - 520	87	16,441,574	3.81	188,984	8.673	394.05	512	71.9
500 or Less	2	398,221	0.09	199,110	8.571	411.82	500	80.0
Total/Avg./Wtd. Avg.	2,435	$431,006,669	100.00%
____________
(1)
The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Group 1 Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

Credit Grade Categories for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Credit Grade Category	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
A	1,979	$343,059,180	79.59%	$173,350	8.284%	382.23	604	82.1%
A-	124	24,829,470	5.76	200,238	8.337	389.42	581	79.2
B	197	38,974,667	9.04	197,841	8.350	392.98	567	73.8
C	107	19,878,505	4.61	185,780	8.510	388.15	566	69.6
C-	16	2,149,583	0.50	134,349	8.991	373.29	574	69.4
D	12	2,115,264	0.49	176,272	7.659	384.20	564	61.2
Total/Avg./Wtd. Avg.	2,435	$431,006,669	100.00%

Prepayment Penalty Periods for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Prepayment Penalty Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0	805	$136,356,632	31.64%	$169,387	8.425%	373.86	596	80.9%
12	133	31,583,203	7.33	237,468	7.997	383.34	600	76.1
24	1,098	198,386,873	46.03	180,680	8.293	392.91	594	81.1
30	1	166,971	0.04	166,971	8.090	471.00	646	90.0
36	398	64,512,990	14.97	162,093	8.234	377.16	609	79.4
Total/Avg./Wtd. Avg.	2,435	$431,006,669	100.00%

Months to Next Adjustment Date for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool

Range of Months to Next Adjustment Date	Weighted Average Months to Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0 - 6	6	12	$3,660,106	1.24%	$305,009	7.213%	359.83	549	81.6%
19 - 24	24	1,497	275,625,525	93.37	184,119	8.340	392.11	595	81.2
32 - 37	36	69	11,632,395	3.94	168,585	8.377	388.43	594	79.9
38 or Greater	60	22	4,274,689	1.45	194,304	7.697	379.21	598	74.9
Total/Avg./Wtd. Avg.		1,600	$295,192,715	100.00%

Gross Margins for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
2.001 - 3.000	2	$668,780	0.23%	$334,390	7.417%	439.35	605	83.2%
3.001 - 4.000	4	652,748	0.22	163,187	9.061	359.87	578	88.5
4.001 - 5.000	32	6,653,145	2.25	207,911	8.028	388.90	598	80.0
5.001 - 6.000	206	41,345,340	14.01	200,706	7.992	392.91	606	77.9
6.001 - 7.000	1,079	196,449,027	66.55	182,066	8.277	392.25	593	81.5
7.001 - 8.000	277	49,423,675	16.74	178,425	8.794	386.74	587	82.1
Total/Avg./Wtd. Avg.	1,600	$295,192,715	100.00%
____________
(1)	The weighted average Gross Margin for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 6.557%.

Maximum Mortgage Rates for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
12.001 - 12.500	6	$1,462,404	0.50%	$243,734	5.754%	390.60	584	78.7%
12.501 - 13.000	23	5,864,620	1.99	254,983	6.236	386.70	619	74.6
13.001 - 13.500	53	13,730,776	4.65	259,071	6.765	402.59	625	75.4
13.501 - 14.000	110	25,548,885	8.65	232,263	7.127	397.03	603	78.3
14.001 - 14.500	182	39,839,364	13.50	218,898	7.578	396.65	603	78.6
14.501 - 15.000	267	52,141,710	17.66	195,287	8.008	393.70	600	79.6
15.001 - 15.500	261	47,777,081	16.19	183,054	8.550	385.27	590	81.3
15.501 - 16.000	311	54,284,335	18.39	174,548	8.902	388.51	584	82.2
16.001 - 16.500	188	31,623,885	10.71	168,212	9.298	394.98	582	84.9
16.501 - 17.000	116	15,445,327	5.23	133,149	9.750	381.47	581	86.7
17.001 - 17.500	39	3,975,313	1.35	101,931	10.313	369.92	581	92.1
17.501 - 18.000	24	2,027,967	0.69	84,499	10.773	390.13	582	93.2
18.001 - 18.500	13	1,086,705	0.37	83,593	11.194	379.40	573	92.3
18.501 - 19.000	5	261,067	0.09	52,213	11.862	360.00	596	96.4
19.001 - 19.500	2	123,277	0.04	61,638	12.260	360.00	562	95.0
Total/Avg./Wtd. Avg.	1,600	$295,192,715	100.00%
____________
(1)	The weighted average Maximum Mortgage Rate for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 15.137%.

Initial Periodic Rate Caps for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1.000	18	$4,495,966	1.52%	$249,776	7.407%	366.83	557	81.1%
1.500	1,224	222,118,481	75.25	181,469	8.293	391.77	595	81.8
2.000	13	2,202,735	0.75	169,441	8.601	358.50	604	78.9
2.809	1	220,437	0.07	220,437	7.990	480.00	610	90.0
3.000	342	65,449,672	22.17	191,373	8.463	392.51	594	78.6
6.000	2	705,425	0.24	352,712	7.767	396.14	669	83.9
Total/Avg./Wtd. Avg.	1,600	$295,192,715	100.00%
____________
(1)	The weighted average Initial Periodic Rate Cap for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 1.840%.

Subsequent Periodic Rate Caps for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0.500	1	$271,920	0.09%	$271,920	8.350%	360.00	698	80.0%
1.000	339	66,073,645	22.38	194,908	8.427	391.52	591	79.1
1.500	1,260	228,847,150	77.52	181,625	8.287	391.38	595	81.6
Total/Avg./Wtd. Avg.	1,600	$295,192,715	100.00%
____________
(1)	The weighted average Subsequent Periodic Rate Cap for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 1.387%.

Minimum Mortgage Rates for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
5.001 - 6.000	18	$4,782,564	1.62%	$265,698	5.789%	382.91	608	75.8%
6.001 - 7.000	117	28,785,678	9.75	246,031	6.688	399.90	610	77.8
7.001 - 8.000	403	84,253,093	28.54	209,065	7.609	395.32	606	78.9
8.001 - 9.000	571	106,501,634	36.08	186,518	8.597	389.10	589	80.9
9.001 - 10.000	402	62,574,402	21.20	155,658	9.437	388.38	581	84.7
Greater than 10.000	89	8,295,344	2.81	93,206	10.604	378.68	577	92.0
Total/Avg./Wtd. Avg.	1,600	$295,192,715	100.00%
____________
(1)	The weighted average Minimum Mortgage Rate for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 8.319%.

Next Adjustment Dates for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
April 2007	2	$616,268	0.21%	$308,134	5.802%	359.00	558	87.3%
May 2007	8	2,469,838	0.84	308,730	7.600	360.00	551	80.7
June 2007	2	574,000	0.19	287,000	7.061	360.00	530	79.3
June 2008	2	642,314	0.22	321,157	8.980	355.00	588	87.9
July 2008	4	531,380	0.18	132,845	9.345	356.00	591	88.7
August 2008	11	1,599,796	0.54	145,436	8.726	395.56	623	82.8
September 2008	39	7,261,161	2.46	186,184	8.572	364.16	594	80.2
October 2008	137	25,390,569	8.60	185,333	8.620	389.88	588	81.1
November 2008	1,087	199,769,361	67.67	183,780	8.282	392.75	595	81.3
December 2008	217	40,430,944	13.70	186,318	8.370	396.33	595	80.7
September 2009	8	1,444,416	0.49	180,552	8.939	358.00	589	83.7
October 2009	14	1,686,814	0.57	120,487	8.878	359.00	601	72.5
November 2009	42	7,481,885	2.53	178,140	8.053	396.80	594	79.5
December 2009	5	1,019,280	0.35	203,856	9.132	418.87	594	89.8
September 2011	1	222,700	0.08	222,700	7.500	358.00	586	90.0
October 2011	1	161,921	0.05	161,921	8.550	479.00	585	90.0
November 2011	17	3,477,768	1.18	204,575	7.614	372.90	602	74.3
December 2011	3	412,300	0.14	137,433	8.176	404.72	579	66.1
Total/Avg./Wtd. Avg.	1,600	$295,192,715	100.00%
____________
(1)	The weighted average Next Adjustment Date for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date is November 2008.

Interest Only Periods for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Interest Only Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0	2,315	$403,447,692	93.61%	$174,275	8.349%	385.49	593	80.3%
60	117	26,587,977	6.17	227,248	7.686	359.92	660	83.1
120	3	971,000	0.23	323,667	6.740	360.00	645	76.8
Total/Avg./Wtd. Avg.	2,435	$431,006,669	100.00%

GROUP 2 MORTGAGE LOANS

Mortgage Loan Programs for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Mortgage Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
30-Year 6-month LIBOR	9	$3,769,438	0.49%	$418,826	8.021%	359.96	594	82.4%
2/28 6-month LIBOR	874	161,965,616	21.08	185,315	9.104	359.76	603	84.2
2/38 6-month LIBOR	224	68,709,593	8.94	306,739	8.637	479.80	595	81.9
2/28 6-month LIBOR - 120-month Interest Only	2	489,955	0.06	244,978	6.874	359.00	637	85.6
2/28 6-month LIBOR - 24-month Interest Only	1	299,250	0.04	299,250	7.500	359.00	802	92.4
2/28 6-month LIBOR - 60-month Interest Only	608	169,019,884	22.00	277,993	7.944	359.74	623	83.4
2/38 6-month LIBOR - 120-month Interest Only	1	427,500	0.06	427,500	7.250	479.00	660	90.0
2/28 6-month LIBOR - 40/30-Year Balloon	14	3,756,864	0.49	268,347	9.471	358.88	594	78.9
3/27 1-year CMT	2	74,532	0.01	37,266	7.750	360.00	655	80.0
3/27 12-month LIBOR	1	267,811	0.03	267,811	7.750	360.00	695	80.0
3/27 6-month LIBOR	36	6,774,816	0.88	188,189	9.328	359.38	595	84.6
3/37 6-month LIBOR	12	1,949,804	0.25	162,484	8.905	479.90	591	83.0
3/27 6-month LIBOR - 120-month Interest Only	4	1,313,712	0.17	328,428	7.387	359.50	705	79.2
3/27 6-month LIBOR - 60-month Interest Only	22	7,214,573	0.94	327,935	7.339	359.71	625	78.5
3/27 12-month LIBOR - 120-month Interest Only	10	3,938,954	0.51	393,895	6.505	359.90	692	77.7
3/27 12-month LIBOR - 36-month Interest Only	4	1,461,860	0.19	365,465	7.143	359.63	683	85.0
5/25 12-month LIBOR	4	701,533	0.09	175,383	7.495	360.00	728	83.7
5/25 6-month LIBOR	28	5,864,008	0.76	209,429	7.878	359.20	659	81.6
5/35 12-month LIBOR	3	1,013,140	0.13	337,713	6.789	480.00	676	81.0
5/35 6-month LIBOR	6	1,728,834	0.23	288,139	8.105	479.76	625	82.6
5/25 6-month LIBOR - 120-month Interest Only	99	29,503,432	3.84	298,014	7.298	359.33	676	79.0
5/25 6-month LIBOR - 60-month Interest Only	1	218,691	0.03	218,691	8.625	360.00	703	90.0
5/25 12-month LIBOR - 120-month Interest Only	84	32,438,188	4.22	386,169	7.030	359.77	697	79.9
5/25 12-month LIBOR - 60-month Interest Only	23	8,267,843	1.08	359,471	6.984	358.88	706	78.7
5/35 12-month LIBOR - 120-month Interest Only	3	864,712	0.11	288,237	7.261	480.00	664	80.0
5/35 12-month LIBOR - 60-month Interest Only	3	1,167,683	0.15	389,228	6.177	479.00	717	80.0
7/23 12-month LIBOR - 120-month Interest Only	12	5,274,831	0.69	439,569	6.640	359.26	735	72.8
7/23 12-month LIBOR - 84-month Interest Only	1	520,000	0.07	520,000	6.750	360.00	715	79.9
7/23 6-month LIBOR - 120-month Interest Only	3	1,058,993	0.14	352,998	7.158	359.24	721	77.6
7/33 12-month LIBOR	2	797,771	0.10	398,886	7.552	478.72	733	80.9
7/33 12-month LIBOR - 120-month Interest Only	1	186,500	0.02	186,500	7.125	480.00	645	77.7
10-Year Fixed	2	164,020	0.02	82,010	9.506	119.00	587	74.8
15-Year Fixed	21	2,146,519	0.28	102,215	9.033	179.05	624	82.6
15-Year Fixed - Credit Comeback	2	177,315	0.02	88,657	8.965	176.57	591	74.4
20-Year Fixed	12	1,799,132	0.23	149,928	7.866	236.10	603	75.4
25-Year Fixed	5	639,906	0.08	127,981	9.590	296.01	598	86.1
30-Year Fixed	812	139,756,214	18.19	172,114	8.222	358.48	603	80.7
30-Year Fixed - Credit Comeback	162	25,092,429	3.27	154,892	9.163	358.29	589	82.7
40-Year Fixed	170	36,912,912	4.81	217,135	8.128	478.24	598	80.7
40-Year Fixed - Credit Comeback	21	5,075,302	0.66	241,681	8.563	477.73	603	84.7
30-Year Fixed - 60-month Interest Only	138	34,811,610	4.53	252,258	7.595	359.55	632	82.8
30/15-Year Fixed Balloon	1	148,199	0.02	148,199	7.999	178.00	700	90.0
40/30-Year Fixed Balloon	3	430,659	0.06	143,553	8.603	358.71	625	84.1
Total/Avg./Wtd. Avg.	3,446	$768,194,536	100.00%

Original Terms to Stated Maturity for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Original Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
ARM 360	1,842	$444,194,781	57.82%	$241,148	8.225%	359.68	629	82.7%
ARM 480	255	76,845,537	10.00	301,355	8.532	479.78	601	81.9
Fixed 120	2	164,020	0.02	82,010	9.506	119.00	587	74.8
Fixed 180	24	2,472,032	0.32	103,001	8.966	178.81	626	82.5
Fixed 240	12	1,799,132	0.23	149,928	7.866	236.10	603	75.4
Fixed 300	5	639,906	0.08	127,981	9.590	296.01	598	86.1
Fixed 360	1,115	200,090,912	26.05	179,454	8.231	358.64	606	81.3
Fixed 480	191	41,988,214	5.47	219,834	8.180	478.18	599	81.2
Total/Avg./Wtd. Avg.	3,446	$768,194,536	100.00%

Mortgage Loan Principal Balances for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Mortgage Loan Principal Balances	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
$0.01 - $25,000.00	1	$24,992	(1)	$24,992	11.300%	360.00	611	83.3%
$25,000.01 - $50,000.00	34	1,613,572	0.21%	47,458	10.508	355.77	581	74.7
$50,000.01 - $75,000.00	298	18,550,482	2.41	62,250	10.163	358.52	590	83.2
$75,000.01 - $100,000.00	323	28,286,498	3.68	87,574	9.404	364.41	596	82.9
$100,000.01 - $150,000.00	697	86,981,363	11.32	124,794	8.988	369.99	599	82.7
$150,000.01 - $200,000.00	574	100,078,574	13.03	174,353	8.620	373.21	606	82.4
$200,000.01 - $250,000.00	390	87,066,869	11.33	223,248	8.360	377.45	614	83.0
$250,000.01 - $300,000.00	297	81,438,316	10.60	274,203	8.072	375.31	619	82.1
$300,000.01 - $350,000.00	236	76,427,736	9.95	323,846	7.957	375.42	627	82.7
$350,000.01 - $400,000.00	172	64,754,014	8.43	376,477	7.817	380.18	640	81.9
$400,000.01 - $450,000.00	121	51,419,142	6.69	424,952	7.561	382.37	628	81.2
$450,000.01 - $500,000.00	118	56,051,349	7.30	475,011	8.002	391.84	625	83.1
$500,000.01 - $550,000.00	59	30,860,549	4.02	523,060	7.900	398.47	628	83.6
$550,000.01 - $600,000.00	44	25,419,417	3.31	577,714	7.723	380.95	635	80.6
$600,000.01 - $650,000.00	34	21,433,380	2.79	630,394	7.503	362.90	639	78.9
$650,000.01 - $700,000.00	13	8,670,555	1.13	666,966	7.930	368.55	630	84.1
$700,000.01 - $750,000.00	14	10,193,076	1.33	728,077	7.387	377.18	621	76.6
$750,000.01 - $800,000.00	4	3,062,514	0.40	765,629	7.099	419.50	622	79.3
$800,000.01 - $850,000.00	6	4,967,735	0.65	827,956	7.655	379.96	618	78.7
$850,000.01 - $900,000.00	4	3,505,407	0.46	876,352	7.345	359.00	632	84.0
Greater than $900,000.00	7	7,388,994	0.96	1,055,571	8.168	390.41	655	73.8
Total/Avg./Wtd. Avg.	3,446	$768,194,536	100.00%
____________
(1) Less than 0.01%.

State Distribution of the Mortgaged Properties for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Alabama	59	$7,748,773	1.01%	$131,335	9.145%	359.07	596	86.2%
Alaska	3	492,986	0.06	164,329	9.219	360.00	595	86.2
Arizona	147	33,553,867	4.37	228,258	8.316	378.75	623	81.8
Arkansas	17	1,775,973	0.23	104,469	9.911	351.88	604	90.0
California	513	192,492,826	25.06	375,230	7.434	384.38	631	79.7
Colorado	54	12,649,357	1.65	234,247	8.017	373.96	622	84.5
Connecticut	39	10,138,562	1.32	259,963	8.303	383.75	609	83.8
Delaware	11	2,016,719	0.26	183,338	8.604	382.85	591	82.0
District of Columbia	4	1,797,976	0.23	449,494	7.325	381.08	646	71.8
Florida	514	113,296,945	14.75	220,422	8.337	379.38	619	81.1
Georgia	126	22,210,129	2.89	176,271	9.076	364.58	614	86.4
Hawaii	16	6,484,270	0.84	405,267	7.122	374.40	650	80.5
Idaho	27	4,045,017	0.53	149,815	8.585	361.37	610	80.7
Illinois	127	28,584,577	3.72	225,075	8.766	368.40	628	83.0
Indiana	45	5,103,587	0.66	113,413	9.340	364.82	612	87.1
Iowa	16	1,734,211	0.23	108,388	10.959	387.19	573	92.3
Kansas	15	2,097,514	0.27	139,834	9.335	353.62	576	86.4
Kentucky	31	5,027,848	0.65	162,189	9.191	367.16	593	88.5
Louisiana	46	6,756,417	0.88	146,879	8.857	356.85	599	87.0
Maine	8	1,249,355	0.16	156,169	8.536	358.35	595	82.6
Maryland	73	21,097,434	2.75	289,006	8.264	382.60	617	83.9
Massachusetts	43	15,732,304	2.05	365,868	7.875	374.72	634	82.1
Michigan	109	11,297,974	1.47	103,651	9.825	372.18	603	85.8
Minnesota	28	5,704,258	0.74	203,724	8.621	366.34	621	79.7
Mississippi	37	4,099,639	0.53	110,801	9.345	351.58	582	86.4
Missouri	68	7,965,293	1.04	117,137	9.350	370.14	594	87.4
Montana	12	2,929,554	0.38	244,130	8.171	366.20	622	82.5
Nebraska	12	1,256,467	0.16	104,706	9.883	345.11	605	85.5
Nevada	85	23,157,842	3.01	272,445	7.915	361.69	629	81.2
New Hampshire	19	4,125,894	0.54	217,152	7.695	388.83	616	85.0
New Jersey	87	26,134,384	3.40	300,395	8.591	390.53	609	80.9
New Mexico	9	1,381,221	0.18	153,469	8.863	366.47	612	83.8
New York	78	27,049,464	3.52	346,788	8.169	395.65	620	82.0
North Carolina	53	8,782,725	1.14	165,712	9.053	373.86	604	84.9
Ohio	77	9,119,474	1.19	118,435	9.061	366.97	604	86.8
Oklahoma	33	3,366,549	0.44	102,017	9.346	353.71	608	87.8
Oregon	38	8,740,535	1.14	230,014	8.116	385.48	632	81.7
Pennsylvania	93	12,230,051	1.59	131,506	9.145	365.80	587	84.4
Rhode Island	7	1,508,712	0.20	215,530	8.744	384.75	586	69.1
South Carolina	27	4,441,675	0.58	164,506	9.610	385.31	601	88.4
South Dakota	6	773,369	0.10	128,895	8.233	348.06	627	90.2
Tennessee	86	10,803,960	1.41	125,627	9.052	370.39	602	87.3
Texas	255	33,503,853	4.36	131,388	8.986	359.08	609	85.0
Utah	37	7,409,798	0.96	200,265	8.099	374.83	628	82.6
Vermont	2	951,012	0.12	475,506	7.944	419.49	569	83.9
Virginia	108	23,635,110	3.08	218,844	8.114	373.02	614	80.7
Washington	94	22,993,278	2.99	244,609	8.096	375.76	602	81.1
West Virginia	11	1,255,638	0.16	114,149	10.524	373.18	569	88.8
Wisconsin	33	6,205,856	0.81	188,056	9.081	373.86	598	84.7
Wyoming	8	1,284,304	0.17	160,538	8.815	372.69	611	88.6
Total/Avg./Wtd. Avg.	3,446	$768,194,536	100.00%

Loan-to-Value Ratios for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
50.00 or Less	71	$11,210,681	1.46%	$157,897	7.950%	385.36	593	40.3%
50.01 - 55.00	23	4,273,970	0.56	185,825	7.478	378.17	585	52.8
55.01 - 60.00	44	9,618,940	1.25	218,612	7.820	386.13	597	57.9
60.01 - 65.00	83	18,756,586	2.44	225,983	7.740	372.03	587	63.3
65.01 - 70.00	165	39,229,495	5.11	237,755	7.984	372.73	611	68.8
70.01 - 75.00	215	53,423,910	6.95	248,483	7.919	381.05	606	74.0
75.01 - 80.00	1,163	277,215,284	36.09	238,362	7.832	374.16	645	79.7
80.01 - 85.00	396	90,415,590	11.77	228,322	8.477	384.23	586	84.2
85.01 - 90.00	711	156,161,525	20.33	219,636	8.486	378.86	606	89.5
90.01 - 95.00	399	77,149,814	10.04	193,358	9.125	375.25	614	94.6
95.01 - 100.00	176	30,738,740	4.00	174,652	9.738	369.79	624	99.9
Total/Avg./Wtd. Avg.	3,446	$768,194,536	100.00%

Combined Loan-to-Value Ratios(1) for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
50.00 or Less	68	$10,662,312	1.39%	$156,799	7.911%	383.03	595	40.1%
50.01 - 55.00	20	3,723,683	0.48	186,184	7.446	380.93	585	52.8
55.01 - 60.00	42	9,031,444	1.18	215,034	7.772	382.05	596	57.8
60.01 - 65.00	80	17,709,086	2.31	221,364	7.787	372.76	583	63.3
65.01 - 70.00	164	38,251,495	4.98	233,241	7.986	373.87	607	68.6
70.01 - 75.00	192	47,729,844	6.21	248,593	7.941	382.59	601	73.6
75.01 - 80.00	421	102,209,403	13.31	242,778	7.924	374.61	619	79.2
80.01 - 85.00	395	90,439,979	11.77	228,962	8.458	384.22	586	84.2
85.01 - 90.00	750	170,416,005	22.18	227,221	8.388	377.41	613	88.5
90.01 - 95.00	432	86,610,747	11.27	200,488	8.932	374.59	620	92.9
95.01 - 100.00	882	191,410,539	24.92	217,019	8.157	374.26	651	83.0
Total/Avg./Wtd. Avg.	3,446	$768,194,536	100.00%

____________
(1)
The Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged Properties. See the definition of “Combined Loan-to-Value Ratio” under “The Mortgage Pool—Loan-to-Value Ratio” in the Prospectus Supplement.

Current Mortgage Rates for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
4.000 or Less	7	$2,554,485	0.33%	$364,926	3.500%	360.00	746	80.0%
4.001 - 4.500	1	280,150	0.04	280,150	4.375	360.00	626	95.0
4.501 - 5.000	3	1,069,222	0.14	356,407	4.867	401.66	686	80.0
5.001 - 5.500	4	1,833,954	0.24	458,489	5.418	409.05	611	65.5
5.501 - 6.000	37	13,446,922	1.75	363,430	5.892	381.93	654	79.6
6.001 - 6.500	141	49,407,595	6.43	350,408	6.375	375.56	647	77.1
6.501 - 7.000	339	101,440,075	13.20	299,233	6.832	372.99	647	78.8
7.001 - 7.500	345	95,371,184	12.41	276,438	7.321	374.14	641	80.0
7.501 - 8.000	467	118,687,465	15.45	254,149	7.809	376.55	628	80.5
8.001 - 8.500	400	91,190,978	11.87	227,977	8.322	377.76	621	82.6
8.501 - 9.000	415	85,324,869	11.11	205,602	8.789	378.40	604	83.9
9.001 - 9.500	264	51,887,548	6.75	196,544	9.293	378.49	600	86.1
9.501 - 10.000	363	65,290,359	8.50	179,863	9.798	379.78	583	85.6
10.001 - 10.500	247	39,738,222	5.17	160,883	10.308	375.74	575	87.0
10.501 - 11.000	203	28,211,304	3.67	138,972	10.777	384.71	574	87.9
11.001 - 11.500	105	10,969,891	1.43	104,475	11.264	376.22	563	85.5
11.501 - 12.000	66	7,226,765	0.94	109,496	11.790	378.60	560	86.4
12.001 - 12.500	26	2,961,960	0.39	113,922	12.262	385.40	574	88.9
12.501 - 13.000	11	1,039,218	0.14	94,474	12.691	381.61	576	88.0
13.001 - 13.500	1	78,400	0.01	78,400	13.250	360.00	576	70.0
Greater than 14.000	1	183,968	0.02	183,968	14.250	360.00	591	100.0
Total/Avg./Wtd. Avg.	3,446	$768,194,536	100.00%

Types of Mortgaged Properties for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Mortgaged Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Single Family Residence	2,523	$527,161,835	68.62%	$208,942	8.339%	378.19	610	82.2%
Planned Unit Development	544	143,420,109	18.67	263,640	8.192	372.78	626	84.1
Low-Rise Condominium	218	48,679,787	6.34	223,302	7.929	371.59	646	80.8
Two Family Home	89	25,007,343	3.26	280,981	8.210	389.67	636	79.4
Four Family Home	21	10,032,337	1.31	477,730	7.027	365.94	712	73.6
Three Family Home	19	7,348,471	0.96	386,762	7.382	375.66	686	76.8
High-Rise Condominium	21	5,228,148	0.68	248,959	8.614	369.86	658	82.4
Manufacturing Housing(1)	11	1,316,504	0.17	119,682	9.280	394.46	586	66.8
Total/Avg./Wtd. Avg.	3,446	$768,194,536	100.00%
____________
(1) Treated as real property.

Loan Purposes for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Refinance - Cash Out	1,732	$400,188,118	52.09%	$231,055	8.239%	380.08	601	80.4%
Purchase	1,465	315,954,010	41.13	215,668	8.345	374.88	639	84.6
Refinance - Rate/Term	249	52,052,408	6.78	209,046	7.874	365.09	632	81.1
Total/Avg./Wtd. Avg.	3,446	$768,194,536	100.00%

Occupancy Types for the Group 2 Mortgage Loans
in the Statistical Calculation Pool(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Owner Occupied	3,217	$718,489,282	93.53%	$223,341	8.283%	377.41	614	82.4%
Investment Property	195	40,210,948	5.23	206,210	8.037	370.61	685	78.8
Second Home	34	9,494,306	1.24	279,244	7.344	366.93	683	82.8
Total/Avg./Wtd. Avg.	3,446	$768,194,536	100.00%
____________
(1)	Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

Remaining Terms to Stated Maturity for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Remaining Terms (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1 - 120	2	$164,020	0.02%	$82,010	9.506%	119.00	587	74.8%
121 - 180	24	2,472,032	0.32	103,001	8.966	178.81	626	82.5
181 - 300	17	2,439,038	0.32	143,473	8.318	251.82	602	78.2
301 - 360	2,957	644,285,694	83.87	217,885	8.227	359.36	622	82.3
Greater than 360	446	118,833,751	15.47	266,443	8.408	479.21	600	81.7
Total/Avg./Wtd. Avg.	3,446	$768,194,536	100.00%

Loan Documentation Types for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Loan Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Full Documentation	2,188	$436,418,053	56.81%	$199,460	8.192%	376.89	601	83.3%
Stated Income	991	243,056,266	31.64	245,264	8.812	381.06	621	81.2
Reduced	184	62,543,078	8.14	339,908	7.139	365.57	698	78.2
No Income/No Asset	23	6,287,036	0.82	273,349	7.612	365.72	722	86.2
Stated Income/Stated Asset	19	5,648,113	0.74	297,269	7.188	359.16	674	78.9
Full/Alternative	17	5,526,943	0.72	325,114	6.933	380.73	664	80.0
No Ratio	14	5,180,839	0.67	370,060	7.354	359.40	693	80.5
Preferred	10	3,534,208	0.46	353,421	4.355	365.37	753	79.6
Total/Avg./Wtd. Avg.	3,446	$768,194,536	100.00%

Credit Bureau Risk Scores(1) for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Credit Bureau Risk Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
801 - 820	11	$3,956,389	0.52%	$359,672	6.766%	359.54	807	80.6%
781 - 800	14	4,894,880	0.64	349,634	7.044	375.09	789	75.7
761 - 780	21	7,264,405	0.95	345,924	6.867	369.31	771	80.3
741 - 760	40	11,342,787	1.48	283,570	7.190	360.52	751	79.9
721 - 740	46	14,627,518	1.90	317,990	7.240	381.65	730	81.0
701 - 720	65	19,135,747	2.49	294,396	7.302	369.75	710	80.9
681 - 700	141	39,323,071	5.12	278,887	7.567	375.99	690	79.5
661 - 680	231	62,370,921	8.12	270,004	7.739	376.05	668	81.2
641 - 660	361	88,979,108	11.58	246,480	7.793	372.56	651	82.9
621 - 640	421	98,900,683	12.87	234,918	8.056	370.45	630	84.0
601 - 620	544	115,676,243	15.06	212,640	8.092	373.91	610	83.3
581 - 600	466	99,226,434	12.92	212,932	8.524	373.96	590	84.3
561 - 580	444	85,211,395	11.09	191,918	8.846	375.91	571	83.4
541 - 560	280	53,797,485	7.00	192,134	9.004	397.33	551	80.7
521 - 540	221	38,749,939	5.04	175,339	9.571	395.74	531	79.0
501 - 520	136	24,335,862	3.17	178,940	9.866	394.11	511	74.5
500 or Less	4	401,669	0.05	100,417	10.350	359.62	500	71.0
Total/Avg./Wtd. Avg.	3,446	$768,194,536	100.00%
____________
(1)
The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Group 2 Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

Credit Grade Categories for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Credit Grade Category	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
A	2,955	$672,701,283	87.57%	$227,648	8.152%	375.86	626	82.9%
A-	153	32,994,708	4.30	215,652	8.665	384.36	579	81.4
B	190	38,923,697	5.07	204,862	8.869	383.40	567	76.1
C	106	18,633,977	2.43	175,792	9.716	389.53	558	74.1
C-	34	4,066,335	0.53	119,598	9.595	378.75	569	76.1
D	8	874,535	0.11	109,317	9.727	354.42	531	65.9
Total/Avg./Wtd. Avg.	3,446	$768,194,536	100.00%

Prepayment Penalty Periods for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Prepayment Penalty Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0	920	$229,228,252	29.84%	$249,161	8.455%	374.12	635	82.0%
6	6	1,227,736	0.16	204,623	7.465	380.28	653	82.9
12	165	52,592,904	6.85	318,745	8.146	380.42	634	80.5
18	1	495,000	0.06	495,000	6.990	359.00	617	63.1
24	1,167	261,396,656	34.03	223,990	8.327	379.19	608	83.7
36	267	55,643,600	7.24	208,403	8.309	370.16	621	81.7
42	3	356,150	0.05	118,717	9.382	398.11	562	81.9
60	917	167,254,238	21.77	182,393	7.908	378.38	607	80.9
Total/Avg./Wtd. Avg.	3,446	$768,194,536	100.00%

Months to Next Adjustment Date for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool

Range of Months to Next Adjustment Date	Weighted Average Months to Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0 - 6	6	9	$3,769,438	0.72%	$418,826	8.021%	359.96	594	82.4%
19 - 24	24	1,724	404,668,661	77.67	234,727	8.538	380.25	610	83.4
32 - 37	36	91	22,996,062	4.41	252,704	7.911	369.82	634	81.0
38 or Greater	62	273	89,606,159	17.20	328,228	7.168	367.17	690	79.3
Total/Avg./Wtd. Avg.		2,097	$521,040,319	100.00%

Gross Margins for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
2.001 - 3.000	252	$84,817,967	16.28%	$336,579	7.035%	365.75	698	79.0%
3.001 - 4.000	14	2,819,558	0.54	201,397	8.400	368.08	679	86.5
4.001 - 5.000	50	11,277,471	2.16	225,549	7.782	369.59	623	80.1
5.001 - 6.000	210	49,021,432	9.41	233,435	8.279	370.13	619	81.2
6.001 - 7.000	1,136	281,336,107	54.00	247,655	8.293	381.08	612	83.2
7.001 - 8.000	318	72,116,104	13.84	226,780	9.276	381.57	600	85.2
8.001 - 9.000	88	16,050,160	3.08	182,388	9.604	384.86	599	84.2
9.001 - 10.000	22	2,726,511	0.52	123,932	10.622	378.74	571	89.8
10.001 - 11.000	2	102,894	0.02	51,447	11.924	357.51	594	95.2
11.001 - 12.000	5	772,115	0.15	154,423	11.643	373.97	553	84.0
Total/Avg./Wtd. Avg.	2,097	$521,040,319	100.00%
____________
(1)	The weighted average Gross Margin for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 5.944%.

Maximum Mortgage Rates for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
9.001 - 10.000	9	$3,212,137	0.62%	$356,904	3.753%	373.99	740	81.3%
10.501 - 11.000	6	2,432,904	0.47	405,484	5.771	359.70	713	77.4
11.001 - 11.500	18	7,096,722	1.36	394,262	6.371	369.69	722	76.6
11.501 - 12.000	49	16,798,570	3.22	342,828	6.791	371.38	705	79.0
12.001 - 12.500	72	23,103,143	4.43	320,877	7.067	368.89	685	78.7
12.501 - 13.000	73	25,458,335	4.89	348,744	6.890	368.11	669	79.3
13.001 - 13.500	90	32,230,087	6.19	358,112	7.004	366.16	651	80.3
13.501 - 14.000	174	51,564,713	9.90	296,349	7.110	372.34	633	80.9
14.001 - 14.500	181	50,843,530	9.76	280,903	7.560	384.47	626	80.1
14.501 - 15.000	269	74,170,400	14.24	275,726	7.982	381.43	627	81.3
15.001 - 15.500	203	49,581,320	9.52	244,243	8.472	377.07	617	84.1
15.501 - 16.000	255	59,180,728	11.36	232,081	8.987	380.72	600	83.2
16.001 - 16.500	160	35,578,464	6.83	222,365	9.470	375.99	604	86.9
16.501 - 17.000	226	43,562,934	8.36	192,756	9.856	381.67	587	86.5
17.001 - 17.500	124	21,231,246	4.07	171,220	10.326	377.11	574	88.1
17.501 - 18.000	99	14,736,613	2.83	148,855	10.802	391.66	576	88.9
18.001 - 18.500	41	5,169,929	0.99	126,096	11.270	389.55	569	85.9
18.501 - 19.000	28	2,939,408	0.56	104,979	11.789	383.31	562	86.0
19.001 - 19.500	13	1,492,147	0.29	114,781	12.207	384.01	599	91.6
Greater than 19.500	7	656,987	0.13	93,855	13.246	368.41	599	90.4
Total/Avg./Wtd. Avg.	2,097	$521,040,319	100.00%
____________
(1)	The weighted average Maximum Mortgage Rate for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 14.859%.

Initial Periodic Rate Caps for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1.000	10	$3,830,197	0.74%	$383,020	8.020%	359.96	596	82.3%
1.500	1,410	333,950,902	64.09	236,845	8.457	380.36	611	83.7
2.000	42	12,099,147	2.32	288,075	7.605	362.08	652	79.6
2.975	1	99,923	0.02	99,923	10.650	359.00	601	22.2
3.000	389	89,514,688	17.18	230,115	8.743	379.87	607	82.2
5.000	165	58,127,555	11.16	352,288	7.039	368.26	700	79.1
6.000	80	23,417,907	4.49	292,724	7.238	359.18	694	78.9
Total/Avg./Wtd. Avg.	2,097	$521,040,319	100.00%
____________
(1)	The weighted average Initial Periodic Rate Cap for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 2.359%.

Subsequent Periodic Rate Cap for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1.000	395	$89,912,790	17.26%	$227,627	8.706%	378.07	611	81.9%
1.500	1,470	350,668,897	67.30	238,550	8.446	379.95	611	83.6
2.000	232	80,458,632	15.44	346,804	7.020	365.49	700	79.0
Total/Avg./Wtd. Avg.	2,097	$521,040,319	100.00%
____________
(1)	The weighted average Subsequent Periodic Rate Cap for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 1.491%.

Minimum Mortgage Rates for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
2.001 - 3.000	247	$84,015,963	16.12%	$340,146	7.029%	365.82	698	79.0%
3.001 - 4.000	9	2,193,326	0.42	243,703	8.013	370.47	700	89.0
4.001 - 5.000	8	2,101,362	0.40	262,670	7.019	359.72	664	77.3
5.001 - 6.000	20	7,830,007	1.50	391,500	5.789	390.22	608	78.8
6.001 - 7.000	168	54,954,167	10.55	327,108	6.671	371.88	626	80.9
7.001 - 8.000	386	110,688,372	21.24	286,757	7.621	380.28	627	80.3
8.001 - 9.000	465	114,164,438	21.91	245,515	8.559	380.78	615	83.6
9.001 - 10.000	429	89,342,729	17.15	208,258	9.584	381.00	594	85.9
Greater than 10.000	365	55,749,954	10.70	152,740	10.720	380.95	574	87.3
Total/Avg./Wtd. Avg.	2,097	$521,040,319	100.00%
____________
(1)	The weighted average Minimum Mortgage Rate for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 7.476%.

Next Adjustment Dates for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
March 2007	1	$79,909	0.02%	$79,909	10.750%	358.00	557	80.0%
May 2007	7	2,940,529	0.56	420,076	8.021	360.00	599	84.4
June 2007	1	749,000	0.14	749,000	7.730	360.00	579	74.5
July 2008	3	699,757	0.13	233,252	9.245	356.00	622	84.9
August 2008	18	4,369,378	0.84	242,743	9.250	373.86	603	83.4
September 2008	74	14,261,069	2.74	192,717	9.227	378.21	607	83.0
October 2008	257	60,163,208	11.55	234,098	8.564	375.16	606	83.3
November 2008	1,161	263,880,202	50.64	227,287	8.529	379.09	610	83.8
December 2008	211	61,295,047	11.76	290,498	8.328	391.44	614	81.9
July 2009	1	229,406	0.04	229,406	8.350	356.00	662	95.0
August 2009	2	354,996	0.07	177,498	9.774	357.39	592	87.8
September 2009	6	1,112,417	0.21	185,403	9.571	368.25	602	89.9
October 2009	17	4,118,254	0.79	242,250	8.169	359.03	642	82.2
November 2009	60	15,793,454	3.03	263,224	7.645	374.09	635	80.0
December 2009	5	1,387,535	0.27	277,507	8.293	360.00	629	77.7
May 2011	1	399,095	0.08	399,095	6.625	354.00	798	80.0
June 2011	1	293,600	0.06	293,600	7.250	355.00	617	80.0
July 2011	2	467,998	0.09	233,999	7.248	356.00	632	79.7
August 2011	4	765,990	0.15	191,498	7.673	357.00	710	77.9
September 2011	15	3,406,417	0.65	227,094	7.266	358.00	693	79.2
October 2011	87	27,774,375	5.33	319,246	7.155	365.86	688	78.7
November 2011	134	44,926,507	8.62	335,272	7.195	368.06	684	80.3
December 2011	10	3,734,082	0.72	373,408	7.521	365.43	686	80.9
April 2013	1	76,800	0.01	76,800	7.625	353.00	657	80.0
July 2013	2	722,315	0.14	361,157	6.596	356.00	761	78.0
August 2013	1	340,619	0.07	340,619	8.125	477.00	727	82.2
September 2013	1	126,392	0.02	126,392	8.500	358.00	674	80.0
October 2013	2	1,056,410	0.20	528,205	6.698	359.00	757	65.8
November 2013	12	5,515,559	1.06	459,630	6.744	374.00	722	75.5
Total/Avg./Wtd. Avg.	2,097	$521,040,319	100.00%
____________
(1)	The weighted average Next Adjustment Date for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date is May 2009.

Interest Only Periods for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Interest Only Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0	2,426	$469,716,365	61.15%	$193,618	8.655%	387.23	602	82.3%
24	1	299,250	0.04	299,250	7.500	359.00	802	92.4
36	4	1,461,860	0.19	365,465	7.143	359.63	683	85.0
60	795	220,700,284	28.73	277,610	7.824	360.31	628	82.9
84	1	520,000	0.07	520,000	6.750	360.00	715	79.9
120	219	75,496,777	9.83	344,734	7.091	361.90	691	79.0
Total/Avg./Wtd. Avg.	3,446	$768,194,536	100.00%

THE MORTGAGE LOANS

Mortgage Loan Programs for the Mortgage Loans
in the Statistical Calculation Pool

Mortgage Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
30-Year 6-month LIBOR	21	$7,429,543	0.62%	$353,788	7.623%	359.90	572	82.0%
2/28 6-month LIBOR	1,907	334,621,658	27.90	175,470	8.792	359.78	596	82.7
2/38 6-month LIBOR	562	142,869,504	11.91	254,216	8.398	479.85	589	81.0
2/28 6-month LIBOR - 120-month Interest Only	2	489,955	0.04	244,978	6.874	359.00	637	85.6
2/28 6-month LIBOR - 24-month Interest Only	1	299,250	0.02	299,250	7.500	359.00	802	92.4
2/28 6-month LIBOR - 60-month Interest Only	721	195,047,561	16.26	270,524	7.910	359.77	628	83.3
2/38 6-month LIBOR - 120-month Interest Only	1	427,500	0.04	427,500	7.250	479.00	660	90.0
2/28 6-month LIBOR - 40/30-Year Balloon	27	6,538,758	0.55	242,176	9.194	358.95	591	81.1
3/27 1-year CMT	2	74,532	0.01	37,266	7.750	360.00	655	80.0
3/27 12-month LIBOR	1	267,811	0.02	267,811	7.750	360.00	695	80.0
3/27 6-month LIBOR	87	14,920,540	1.24	171,500	8.859	359.45	597	82.7
3/37 6-month LIBOR	25	4,744,221	0.40	189,769	8.519	479.96	580	78.6
3/27 6-month LIBOR - 120-month Interest Only	4	1,313,712	0.11	328,428	7.387	359.50	705	79.2
3/27 6-month LIBOR - 60-month Interest Only	26	7,774,873	0.65	299,034	7.342	359.67	627	79.0
3/27 12-month LIBOR - 120-month Interest Only	10	3,938,954	0.33	393,895	6.505	359.90	692	77.7
3/27 12-month LIBOR - 36-month Interest Only	4	1,461,860	0.12	365,465	7.143	359.63	683	85.0
3/27 6-month LIBOR - 40/30-Year Balloon	1	131,954	0.01	131,954	9.700	359.00	555	80.0
5/25 12-month LIBOR	4	701,533	0.06	175,383	7.495	360.00	728	83.7
5/25 6-month LIBOR	43	8,478,245	0.71	197,168	7.877	359.40	637	78.3
5/35 6-month LIBOR	10	2,418,286	0.20	241,829	8.181	479.76	610	83.8
5/35 12-month LIBOR	3	1,013,140	0.08	337,713	6.789	480.00	676	81.0
5/25 6-month LIBOR - 120-month Interest Only	102	30,474,432	2.54	298,769	7.280	359.35	675	78.9
5/25 6-month LIBOR - 60-month Interest Only	1	218,691	0.02	218,691	8.625	360.00	703	90.0
5/25 12-month LIBOR - 120-month Interest Only	84	32,438,188	2.70	386,169	7.030	359.77	697	79.9
5/25 12-month LIBOR - 60-month Interest Only	23	8,267,843	0.69	359,471	6.984	358.88	706	78.7
5/35 12-month LIBOR - 120-month Interest Only	3	864,712	0.07	288,237	7.261	480.00	664	80.0
5/35 12-month LIBOR - 60- month Interest Only	3	1,167,683	0.10	389,228	6.177	479.00	717	80.0
7/23 12-month LIBOR - 120-month Interest Only	12	5,274,831	0.44	439,569	6.640	359.26	735	72.8
7/23 12-month LIBOR - 84- month Interest Only	1	520,000	0.04	520,000	6.750	360.00	715	79.9
7/23 6-month LIBOR - 120-month Interest Only	3	1,058,993	0.09	352,998	7.158	359.24	721	77.6
7/33 12-month LIBOR	2	797,771	0.07	398,886	7.552	478.72	733	80.9
7/33 12-month LIBOR - 120-month Interest Only	1	186,500	0.02	186,500	7.125	480.00	645	77.7
10-Year Fixed	2	164,020	0.01	82,010	9.506	119.00	587	74.8
15-Year Fixed	59	7,447,093	0.62	126,222	8.161	178.91	619	75.2
15-Year Fixed - Credit Comeback	3	285,023	0.02	95,008	8.883	177.49	587	60.4
20-Year Fixed	25	3,773,294	0.31	150,932	7.977	237.54	609	78.5
25-Year Fixed	6	736,103	0.06	122,684	9.366	296.40	589	83.3
30-Year Fixed	1,419	237,820,462	19.83	167,597	8.218	358.51	604	80.0
30-Year Fixed - Credit Comeback	219	33,322,645	2.78	152,158	9.128	358.22	591	83.1
40-Year Fixed	277	56,961,315	4.75	205,637	8.228	478.24	597	80.1
40-Year Fixed - Credit Comeback	26	5,898,099	0.49	226,850	8.552	477.75	607	83.5
30-Year Fixed - 60-month Interest Only	138	34,811,610	2.90	252,258	7.595	359.55	632	82.8
30/15-Year Fixed Balloon	3	516,241	0.04	172,080	8.386	178.89	664	88.2
40/30-Year Fixed Balloon	7	1,232,266	0.10	176,038	8.211	359.08	624	74.7
Total/Avg./Wtd. Avg.	5,881	$1,199,201,205	100.00%

Original Terms to Stated Maturity for the Mortgage Loans
in the Statistical Calculation Pool

Original Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
ARM 360	3,087	$661,743,716	55.18%	$214,365	8.272%	359.72	619	82.3%
ARM 480	610	154,489,317	12.88	253,261	8.355	479.84	592	81.0
Fixed 120	2	164,020	0.01	82,010	9.506	119.00	587	74.8
Fixed 180	65	8,248,357	0.69	126,898	8.200	178.86	621	75.5
Fixed 240	25	3,773,294	0.31	150,932	7.977	237.54	609	78.5
Fixed 300	6	736,103	0.06	122,684	9.366	296.40	589	83.3
Fixed 360	1,783	307,186,984	25.62	172,287	8.246	358.60	606	80.7
Fixed 480	303	62,859,414	5.24	207,457	8.258	478.19	598	80.4
Total/Avg./Wtd. Avg.	5,881	$1,199,201,205	100.00%

Mortgage Loan Principal Balances for the Mortgage Loans
in the Statistical Calculation Pool

Range of Mortgage Loan Principal Balances	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
$0.01 - $25,000.00	1	$24,992	(1)	$24,992	11.300%	360.00	611	83.3%
$25,000.01 - $50,000.00	57	2,744,014	0.23%	48,141	10.194	353.93	590	73.6
$50,000.01 - $75,000.00	498	31,330,909	2.61	62,913	9.927	359.68	594	82.8
$75,000.01 - $100,000.00	640	56,333,300	4.70	88,021	9.150	365.62	596	81.8
$100,000.01 - $150,000.00	1,338	167,001,849	13.93	124,815	8.802	372.13	598	81.6
$150,000.01 - $200,000.00	1,018	177,308,108	14.79	174,173	8.504	376.58	602	81.6
$200,000.01 - $250,000.00	678	151,434,967	12.63	223,355	8.261	382.51	607	81.3
$250,000.01 - $300,000.00	512	140,485,924	11.71	274,387	8.070	381.39	611	81.2
$300,000.01 - $350,000.00	410	132,937,536	11.09	324,238	7.940	380.48	615	82.0
$350,000.01 - $400,000.00	273	102,648,351	8.56	376,001	7.886	387.82	623	81.9
$400,000.01 - $450,000.00	145	61,396,837	5.12	423,426	7.619	386.04	624	80.9
$450,000.01 - $500,000.00	122	58,009,190	4.84	475,485	7.987	392.83	625	83.1
$500,000.01 - $550,000.00	63	32,904,150	2.74	522,288	7.982	395.98	625	83.7
$550,000.01 - $600,000.00	44	25,419,417	2.12	577,714	7.723	380.95	635	80.6
$600,000.01 - $650,000.00	34	21,433,380	1.79	630,394	7.503	362.90	639	78.9
$650,000.01 - $700,000.00	13	8,670,555	0.72	666,966	7.930	368.55	630	84.1
$700,000.01 - $750,000.00	14	10,193,076	0.85	728,077	7.387	377.18	621	76.6
$750,000.01 - $800,000.00	4	3,062,514	0.26	765,629	7.099	419.50	622	79.3
$800,000.01 - $850,000.00	6	4,967,735	0.41	827,956	7.655	379.96	618	78.7
$850,000.01 - $900,000.00	4	3,505,407	0.29	876,352	7.345	359.00	632	84.0
Greater than $900,000.00	7	7,388,994	0.62	1,055,571	8.168	390.41	655	73.8
Total/Avg./Wtd. Avg.	5,881	$1,199,201,205	100.00%
____________
(1) Less than 0.01%.

State Distribution of the Mortgaged Properties for the Mortgage Loans
in the Statistical Calculation Pool

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Alabama	109	$13,647,887	1.14%	$125,210	9.019%	361.65	598	85.2%
Alaska	12	2,224,028	0.19	185,336	8.413	393.68	624	80.8
Arizona	231	48,378,391	4.03	209,430	8.264	384.91	615	80.7
Arkansas	31	3,359,144	0.28	108,359	9.431	349.05	606	86.6
California	707	246,618,097	20.57	348,823	7.511	390.24	622	78.7
Colorado	86	17,235,642	1.44	200,414	8.051	378.92	624	84.0
Connecticut	90	19,221,437	1.60	213,572	8.365	386.60	602	81.7
Delaware	22	4,122,762	0.34	187,398	8.459	371.29	581	81.7
District of Columbia	16	5,020,646	0.42	313,790	7.947	390.94	606	67.9
Florida	791	163,220,905	13.61	206,348	8.297	380.77	612	80.2
Georgia	257	41,847,305	3.49	162,830	8.987	364.96	611	86.9
Hawaii	21	8,402,677	0.70	400,127	7.273	374.11	632	78.7
Idaho	42	7,150,193	0.60	170,243	8.552	369.02	602	81.8
Illinois	218	46,449,015	3.87	213,069	8.617	371.33	622	83.1
Indiana	96	10,307,510	0.86	107,370	9.329	363.17	598	87.3
Iowa	35	3,868,866	0.32	110,539	9.766	371.90	599	90.9
Kansas	34	4,429,256	0.37	130,272	9.093	358.99	587	84.0
Kentucky	49	6,868,702	0.57	140,178	9.200	365.13	591	88.0
Louisiana	72	10,403,592	0.87	144,494	8.793	361.29	595	86.3
Maine	19	2,894,918	0.24	152,364	8.036	358.74	611	77.5
Maryland	163	39,911,980	3.33	244,859	8.188	385.60	601	81.2
Massachusetts	101	29,832,511	2.49	295,371	7.900	382.10	616	80.6
Michigan	195	22,696,399	1.89	116,392	9.228	376.54	609	85.9
Minnesota	65	11,842,620	0.99	182,194	8.538	371.62	623	81.4
Mississippi	60	7,176,384	0.60	119,606	9.107	357.63	589	86.5
Missouri	134	15,555,939	1.30	116,089	9.201	371.23	590	87.2
Montana	17	3,528,189	0.29	207,541	8.290	369.87	619	82.5
Nebraska	19	1,987,500	0.17	104,605	9.461	360.89	602	85.9
Nevada	115	29,947,427	2.50	260,412	7.958	369.49	624	80.7
New Hampshire	39	7,950,231	0.66	203,852	7.878	385.68	602	82.1
New Jersey	174	45,743,643	3.81	262,894	8.453	386.17	601	79.9
New Mexico	34	5,450,175	0.45	160,299	8.385	370.33	604	84.4
New York	173	51,069,815	4.26	295,201	8.119	391.56	609	80.6
North Carolina	104	15,402,695	1.28	148,103	8.950	374.73	603	84.7
North Dakota	4	407,816	0.03	101,954	9.665	360.00	577	88.6
Ohio	115	13,315,075	1.11	115,783	9.069	370.89	604	87.1
Oklahoma	50	5,004,159	0.42	100,083	9.345	360.26	596	88.0
Oregon	79	17,147,399	1.43	217,056	8.172	400.42	617	80.6
Pennsylvania	155	21,868,327	1.82	141,086	8.982	365.88	587	83.8
Rhode Island	19	4,402,513	0.37	231,711	8.496	383.75	588	76.9
South Carolina	53	7,803,649	0.65	147,239	9.347	381.89	596	86.3
South Dakota	8	994,664	0.08	124,333	8.139	350.62	617	87.2
Tennessee	137	17,242,817	1.44	125,860	8.915	374.37	602	86.7
Texas	414	50,794,387	4.24	122,692	8.845	354.30	606	83.2
Utah	71	14,209,367	1.18	200,132	8.023	371.27	615	82.3
Vermont	9	1,966,476	0.16	218,497	8.014	388.05	581	82.4
Virginia	182	38,043,329	3.17	209,029	8.136	377.78	605	80.5
Washington	166	38,422,448	3.20	231,461	8.025	382.25	601	81.5
West Virginia	15	1,822,511	0.15	121,501	9.836	368.82	590	84.6
Wisconsin	60	10,071,802	0.84	167,863	9.006	373.94	593	84.7
Wyoming	13	1,917,983	0.16	147,537	8.805	375.72	600	88.5
Total/Avg./Wtd. Avg.	5,881	$1,199,201,205	100.00%

Loan-to-Value Ratios for the Mortgage Loans
in the Statistical Calculation Pool

Range of Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
50.00 or Less	159	$24,401,873	2.03%	$153,471	7.945%	379.61	587	41.2%
50.01 - 55.00	50	9,362,530	0.78	187,251	7.714	395.91	582	53.1
55.01 - 60.00	107	20,296,675	1.69	189,689	7.865	385.25	589	57.9
60.01 - 65.00	185	38,047,582	3.17	205,663	7.785	379.63	588	63.3
65.01 - 70.00	326	69,291,905	5.78	212,552	8.035	380.02	597	68.6
70.01 - 75.00	398	89,432,038	7.46	224,704	7.981	382.34	595	73.9
75.01 - 80.00	1,782	378,553,582	31.57	212,432	7.932	375.04	634	79.6
80.01 - 85.00	741	158,771,516	13.24	214,267	8.419	384.88	586	84.2
85.01 - 90.00	1,218	253,482,789	21.14	208,114	8.431	383.74	606	89.5
90.01 - 95.00	635	114,419,318	9.54	180,188	9.067	374.55	614	94.6
95.01 - 100.00	280	43,141,398	3.60	154,076	9.658	371.51	626	99.8
Total/Avg./Wtd. Avg.	5,881	$1,199,201,205	100.00%

Combined Loan-to-Value Ratios(1) for the Mortgage Loans
in the Statistical Calculation Pool

Range of Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
50.00 or Less	156	$23,853,504	1.99%	$152,907	7.927%	378.43	588	41.1%
50.01 - 55.00	47	8,812,243	0.73	187,495	7.715	398.19	582	53.1
55.01 - 60.00	104	19,592,378	1.63	188,388	7.850	383.50	589	57.8
60.01 - 65.00	183	37,116,882	3.10	202,824	7.806	380.13	586	63.3
65.01 - 70.00	323	67,996,420	5.67	210,515	8.034	380.86	594	68.5
70.01 - 75.00	368	82,997,514	6.92	225,537	7.999	383.17	591	73.7
75.01 - 80.00	802	170,344,212	14.20	212,399	8.038	376.58	606	79.2
80.01 - 85.00	738	158,520,775	13.22	214,798	8.406	384.76	586	84.2
85.01 - 90.00	1,258	267,565,509	22.31	212,691	8.373	382.50	610	88.9
90.01 - 95.00	674	124,971,951	10.42	185,418	8.932	374.19	618	93.3
95.01 - 100.00	1,228	237,429,817	19.80	193,347	8.230	374.38	649	83.4
Total/Avg./Wtd. Avg.	5,881	$1,199,201,205	100.00%
____________
(1)
The Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged Properties. See the definition of “Combined Loan-to-Value Ratio” under “The Mortgage Pool—Loan-to-Value Ratio” in the Prospectus Supplement.

Current Mortgage Rates for the Mortgage Loans
in the Statistical Calculation Pool

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
4.000 or Less	7	$2,554,485	0.21%	$364,926	3.500%	360.00	746	80.0%
4.001 - 4.500	1	280,150	0.02	280,150	4.375	360.00	626	95.0
4.501 - 5.000	3	1,069,222	0.09	356,407	4.867	401.66	686	80.0
5.001 - 5.500	8	2,871,505	0.24	358,938	5.433	406.91	596	70.6
5.501 - 6.000	51	17,191,935	1.43	337,097	5.890	380.93	646	78.6
6.001 - 6.500	179	59,463,248	4.96	332,197	6.375	379.54	643	76.7
6.501 - 7.000	488	136,062,092	11.35	278,816	6.831	374.48	640	78.2
7.001 - 7.500	603	149,301,105	12.45	247,597	7.328	377.64	630	79.2
7.501 - 8.000	863	195,317,158	16.29	226,323	7.811	379.38	620	79.8
8.001 - 8.500	795	164,716,102	13.74	207,190	8.326	380.17	611	81.6
8.501 - 9.000	870	162,601,477	13.56	186,898	8.794	382.01	596	82.7
9.001 - 9.500	605	105,291,079	8.78	174,035	9.295	382.15	590	84.6
9.501 - 10.000	616	99,872,880	8.33	162,131	9.782	380.22	582	85.4
10.001 - 10.500	308	46,316,028	3.86	150,377	10.301	375.92	575	87.4
10.501 - 11.000	239	31,299,521	2.61	130,960	10.775	384.66	575	88.5
11.001 - 11.500	122	12,405,609	1.03	101,685	11.262	376.01	564	86.2
11.501 - 12.000	76	7,857,941	0.66	103,394	11.791	378.56	561	87.1
12.001 - 12.500	33	3,360,663	0.28	101,838	12.273	379.23	574	89.5
12.501 - 13.000	12	1,106,635	0.09	92,220	12.691	380.17	575	88.4
13.001 - 13.500	1	78,400	0.01	78,400	13.250	360.00	576	70.0
Greater than 14.000	1	183,968	0.02	183,968	14.250	360.00	591	100.0
Total/Avg./Wtd. Avg.	5,881	$1,199,201,205	100.00%

Types of Mortgaged Properties for the Mortgage Loans
in the Statistical Calculation Pool

Mortgaged Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Single Family Residence	4,487	$862,125,798	71.89%	$192,139	8.329%	380.12	605	81.5%
Planned Unit Development	818	198,869,502	16.58	243,117	8.198	375.04	618	83.3
Low-Rise Condominium	328	67,297,481	5.61	205,175	8.047	378.05	635	80.6
Two Family Home	157	41,761,616	3.48	265,998	8.323	390.17	620	79.4
Four Family Home	27	11,609,415	0.97	429,978	7.113	370.28	697	72.5
Three Family Home	30	10,368,796	0.86	345,627	7.524	383.15	665	76.5
High-Rise Condominium	23	5,852,092	0.49	254,439	8.512	371.91	655	82.6
Manufactured Housing (1)	11	1,316,504	0.11	119,682	9.280	394.46	586	66.8
Total/Avg./Wtd. Avg.	5,881	$1,199,201,205	100.00%
____________
(1)	Treated as real property.

Loan Purposes for the Mortgage Loans
in the Statistical Calculation Pool

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Refinance - Cash Out	3,502	$745,948,877	62.20%	$213,007	8.219%	382.82	597	79.8%
Purchase	1,962	374,048,509	31.19	190,647	8.449	375.31	636	85.0
Refinance - Rate/Term	417	79,203,819	6.60	189,937	7.972	366.69	626	81.6
Total/Avg./Wtd. Avg.	5,881	$1,199,201,205	100.00%

Occupancy Types for the Mortgage Loans
in the Statistical Calculation Pool(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Owner Occupied	5,547	$1,133,461,069	94.52%	$204,338	8.287%	379.92	607	81.6%
Investment Property	278	52,520,512	4.38	188,923	8.156	371.74	674	79.7
Second Home	56	13,219,624	1.10	236,065	7.693	366.62	671	81.8
Total/Avg./Wtd. Avg.	5,881	$1,199,201,205	100.00%
____________
(1)	Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

Remaining Terms to Stated Maturity for the Mortgage Loans
in the Statistical Calculation Pool

Range of Remaining Terms (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1 - 120	2	$164,020	0.01%	$82,010	9.506%	119.00	587	74.8%
121 - 180	65	8,248,357	0.69	126,898	8.200	178.86	621	75.5
181 - 300	31	4,509,397	0.38	145,464	8.203	247.15	605	79.3
301 - 360	4,870	968,930,700	80.80	198,959	8.264	359.36	615	81.8
Greater than 360	913	217,348,731	18.12	238,060	8.327	479.36	594	80.8
Total/Avg./Wtd. Avg.	5,881	$1,199,201,205	100.00%

Loan Documentation Types for the Mortgage Loans
in the Statistical Calculation Pool

Loan Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Full Documentation	3,946	$727,538,806	60.67%	$184,374	8.197%	379.06	598	82.6%
Stated Income	1,667	382,824,682	31.92	229,649	8.703	383.26	616	80.0
Reduced	184	62,543,078	5.22	339,908	7.139	365.57	698	78.2
No Income/No Asset	23	6,287,036	0.52	273,349	7.612	365.72	722	86.2
Stated Income/Stated Asset	20	5,765,613	0.48	288,281	7.204	359.18	673	79.0
Full/Alternative	17	5,526,943	0.46	325,114	6.933	380.73	664	80.0
No Ratio	14	5,180,839	0.43	370,060	7.354	359.40	693	80.5
Preferred	10	3,534,208	0.29	353,421	4.355	365.37	753	79.6
Total/Avg./Wtd. Avg.	5,881	$1,199,201,205	100.00%

Credit Bureau Risk Scores(1) for the Mortgage Loans
in the Statistical Calculation Pool

Range of Credit Bureau Risk Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
801 - 820	11	$3,956,389	0.33%	$359,672	6.766%	359.54	807	80.6%
781 - 800	14	4,894,880	0.41	349,634	7.044	375.09	789	75.7
761 - 780	23	7,556,436	0.63	328,541	6.890	371.66	772	80.0
741 - 760	49	13,006,697	1.08	265,443	7.224	363.16	751	79.4
721 - 740	62	17,117,372	1.43	276,087	7.396	379.36	730	81.9
701 - 720	82	22,616,587	1.89	275,812	7.373	372.49	710	81.4
681 - 700	211	52,091,723	4.34	246,880	7.664	372.02	690	80.9
661 - 680	360	85,475,771	7.13	237,433	7.779	374.73	669	81.4
641 - 660	566	126,644,538	10.56	223,754	7.813	370.37	650	82.6
621 - 640	702	147,465,147	12.30	210,064	8.065	371.51	630	83.3
601 - 620	936	183,240,506	15.28	195,770	8.121	379.11	610	82.8
581 - 600	856	168,854,636	14.08	197,260	8.477	380.93	590	83.3
561 - 580	793	143,610,322	11.98	181,098	8.729	382.30	571	82.3
541 - 560	558	104,775,673	8.74	187,770	8.781	392.07	551	79.5
521 - 540	429	76,317,202	6.36	177,896	9.122	393.59	531	76.8
501 - 520	223	40,777,436	3.40	182,858	9.385	394.09	511	73.5
500 or Less	6	799,889	0.07	133,315	9.465	385.61	500	75.5
Total/Avg./Wtd. Avg.	5,881	$1,199,201,205	100.00%
____________
(1)
The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

Credit Grade Categories for the Mortgage Loans
in the Statistical Calculation Pool

Credit Grade Category	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
A	4,934	$1,015,760,464	84.70%	$205,870	8.197%	378.01	618	82.6%
A-	277	57,824,178	4.82	208,752	8.524	386.53	580	80.5
B	387	77,898,364	6.50	201,288	8.609	388.19	567	75.0
C	213	38,512,482	3.21	180,810	9.094	388.82	562	71.8
C-	50	6,215,918	0.52	124,318	9.386	376.86	570	73.8
D	20	2,989,799	0.25	149,490	8.264	375.49	555	62.6
Total/Avg./Wtd. Avg.	5,881	$1,199,201,205	100.00%

Prepayment Penalty Periods for the Mortgage Loans
in the Statistical Calculation Pool

Prepayment Penalty Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0	1,725	$365,584,885	30.49%	$211,933	8.444%	374.02	620	81.6%
6	6	1,227,736	0.10	204,623	7.465	380.28	653	82.9
12	298	84,176,107	7.02	282,470	8.090	381.51	621	78.8
18	1	495,000	0.04	495,000	6.990	359.00	617	63.1
24	2,265	459,783,529	38.34	202,995	8.312	385.11	602	82.6
30	1	166,971	0.01	166,971	8.090	471.00	646	90.0
36	665	120,156,590	10.02	180,687	8.269	373.92	615	80.5
42	3	356,150	0.03	118,717	9.382	398.11	562	81.9
60	917	167,254,238	13.95	182,393	7.908	378.38	607	80.9
Total/Avg./Wtd. Avg.	5,881	$1,199,201,205	100.00%

Months to Next Adjustment Date for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool

Range of Months to Next Adjustment Date	Weighted Average Months to Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0 - 6	6	21	$7,429,543	0.91%	$353,788	7.623%	359.90	572	82.0%
19 - 24	24	3,221	680,294,186	83.35	211,206	8.457	385.06	604	82.5
32 - 37	36	160	34,628,457	4.24	216,428	8.068	376.07	621	80.7
38 or Greater	61	295	93,880,847	11.50	318,240	7.192	367.72	686	79.1
Total/Avg./Wtd. Avg.		3,697	$816,233,034	100.00%

Gross Margins for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
2.001 - 3.000	254	$85,486,747	10.47%	$336,562	7.038%	366.33	697	79.0%
3.001 - 4.000	18	3,472,306	0.43	192,906	8.524	366.53	660	86.8
4.001 - 5.000	82	17,930,615	2.20	218,666	7.873	376.75	614	80.0
5.001 - 6.000	416	90,366,773	11.07	217,228	8.147	380.55	613	79.7
6.001 - 7.000	2,215	477,785,134	58.54	215,704	8.287	385.67	604	82.5
7.001 - 8.000	595	121,539,779	14.89	204,269	9.080	383.67	594	83.9
8.001 - 9.000	88	16,050,160	1.97	182,388	9.604	384.86	599	84.2
9.001 - 10.000	22	2,726,511	0.33	123,932	10.622	378.74	571	89.8
10.001 - 11.000	2	102,894	0.01	51,447	11.924	357.51	594	95.2
11.001 - 12.000	5	772,115	0.09	154,423	11.643	373.97	553	84.0
Total/Avg./Wtd. Avg.	3,697	$816,233,034	100.00%
____________
(1)	The weighted average Gross Margin for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 6.166%.

Maximum Mortgage Rates for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
9.001 - 10.000	9	$3,212,137	0.39%	$356,904	3.753%	373.99	740	81.3%
10.501 - 11.000	6	2,432,904	0.30	405,484	5.771	359.70	713	77.4
11.001 - 11.500	18	7,096,722	0.87	394,262	6.371	369.69	722	76.6
11.501 - 12.000	49	16,798,570	2.06	342,828	6.791	371.38	705	79.0
12.001 - 12.500	78	24,565,547	3.01	314,943	6.989	370.18	679	78.7
12.501 - 13.000	96	31,322,955	3.84	326,281	6.768	371.59	659	78.4
13.001 - 13.500	143	45,960,863	5.63	321,405	6.933	377.04	643	78.8
13.501 - 14.000	284	77,113,598	9.45	271,527	7.116	380.52	623	80.1
14.001 - 14.500	363	90,682,894	11.11	249,815	7.568	389.82	616	79.4
14.501 - 15.000	536	126,312,110	15.48	235,657	7.993	386.50	616	80.6
15.001 - 15.500	464	97,358,401	11.93	209,824	8.511	381.09	603	82.7
15.501 - 16.000	566	113,465,063	13.90	200,468	8.947	384.45	593	82.7
16.001 - 16.500	348	67,202,350	8.23	193,110	9.389	384.92	594	85.9
16.501 - 17.000	342	59,008,261	7.23	172,539	9.828	381.62	585	86.5
17.001 - 17.500	163	25,206,559	3.09	154,641	10.324	375.98	575	88.8
17.501 - 18.000	123	16,764,580	2.05	136,297	10.799	391.48	577	89.4
18.001 - 18.500	54	6,256,634	0.77	115,864	11.257	387.79	570	87.0
18.501 - 19.000	33	3,200,475	0.39	96,984	11.795	381.41	565	86.9
19.001 - 19.500	15	1,615,424	0.20	107,695	12.211	382.18	596	91.9
Greater than 19.500	7	656,987	0.08	93,855	13.246	368.41	599	90.4
Total/Avg./Wtd. Avg.	3,697	$816,233,034	100.00%
____________
(1)	The weighted average Maximum Mortgage Rate for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 14.959%.

Initial Periodic Rate Caps for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1.000	28	$8,326,163	1.02%	$297,363	7.689%	363.67	575	81.7%
1.500	2,634	556,069,383	68.13	211,112	8.392	384.92	604	82.9
2.000	55	14,301,882	1.75	260,034	7.759	361.53	645	79.5
2.809	1	220,437	0.03	220,437	7.990	480.00	610	90.0
2.975	1	99,923	0.01	99,923	10.650	359.00	601	22.2
3.000	731	154,964,360	18.99	211,990	8.625	385.21	602	80.7
5.000	165	58,127,555	7.12	352,288	7.039	368.26	700	79.1
6.000	82	24,123,332	2.96	294,187	7.253	360.26	693	79.0
Total/Avg./Wtd. Avg.	3,697	$816,233,034	100.00%
____________
(1)	The weighted average Initial Periodic Rate Cap for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 2.171%.

Subsequent Periodic Rate Caps for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0.500	1	$271,920	0.03%	$271,920	8.350%	360.00	698	80.0%
1.000	734	155,986,435	19.11	212,516	8.588	383.76	603	80.7
1.500	2,730	579,516,047	71.00	212,277	8.383	384.46	605	82.8
2.000	232	80,458,632	9.86	346,804	7.020	365.49	700	79.0
Total/Avg./Wtd. Avg.	3,697	$816,233,034	100.00%
____________
(1)	The weighted average Subsequent Periodic Rate Cap for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 1.453%.

Minimum Mortgage Rates for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
2.001 - 3.000	247	$84,015,963	10.29%	$340,146	7.029%	365.82	698	79.0%
3.001 - 4.000	9	2,193,326	0.27	243,703	8.013	370.47	700	89.0
4.001 - 5.000	8	2,101,362	0.26	262,670	7.019	359.72	664	77.3
5.001 - 6.000	38	12,612,571	1.55	331,910	5.789	387.45	608	77.6
6.001 - 7.000	285	83,739,845	10.26	293,824	6.677	381.51	621	79.8
7.001 - 8.000	789	194,941,465	23.88	247,074	7.616	386.78	618	79.7
8.001 - 9.000	1,036	220,666,073	27.03	212,998	8.577	384.79	603	82.3
9.001 - 10.000	831	151,917,131	18.61	182,812	9.523	384.04	589	85.4
Greater than 10.000	454	64,045,298	7.85	141,069	10.705	380.66	574	87.9
Total/Avg./Wtd. Avg.	3,697	$816,233,034	100.00%
____________
(1)	The weighted average Minimum Mortgage Rate for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 7.781%.

Next Adjustment Dates for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
March 2007	1	$79,909	0.01%	$79,909	10.750%	358.00	557	80.0%
April 2007	2	616,268	0.08	308,134	5.802	359.00	558	87.3
May 2007	15	5,410,366	0.66	360,691	7.829	360.00	577	82.7
June 2007	3	1,323,000	0.16	441,000	7.440	360.00	558	76.6
June 2008	2	642,314	0.08	321,157	8.980	355.00	588	87.9
July 2008	7	1,231,137	0.15	175,877	9.288	356.00	609	86.5
August 2008	29	5,969,173	0.73	205,834	9.110	379.67	608	83.2
September 2008	113	21,522,230	2.64	190,462	9.006	373.47	602	82.0
October 2008	394	85,553,776	10.48	217,142	8.581	379.53	601	82.7
November 2008	2,248	463,649,563	56.80	206,250	8.423	384.97	604	82.7
December 2008	428	101,725,992	12.46	237,678	8.345	393.38	607	81.5
July 2009	1	229,406	0.03	229,406	8.350	356.00	662	95.0
August 2009	2	354,996	0.04	177,498	9.774	357.39	592	87.8
September 2009	14	2,556,833	0.31	182,631	9.214	362.46	594	86.4
October 2009	31	5,805,068	0.71	187,260	8.375	359.02	630	79.4
November 2009	102	23,275,339	2.85	228,190	7.776	381.39	622	79.9
December 2009	10	2,406,815	0.29	240,682	8.648	384.93	614	82.8
May 2011	1	399,095	0.05	399,095	6.625	354.00	798	80.0
June 2011	1	293,600	0.04	293,600	7.250	355.00	617	80.0
July 2011	2	467,998	0.06	233,999	7.248	356.00	632	79.7
August 2011	4	765,990	0.09	191,498	7.673	357.00	710	77.9
September 2011	16	3,629,117	0.44	226,820	7.280	358.00	686	79.9
October 2011	88	27,936,296	3.42	317,458	7.163	366.52	688	78.8
November 2011	151	48,404,275	5.93	320,558	7.225	368.41	678	79.8
December 2011	13	4,146,382	0.51	318,952	7.586	369.34	675	79.4
April 2013	1	76,800	0.01	76,800	7.625	353.00	657	80.0
July 2013	2	722,315	0.09	361,157	6.596	356.00	761	78.0
August 2013	1	340,619	0.04	340,619	8.125	477.00	727	82.2
September 2013	1	126,392	0.02	126,392	8.500	358.00	674	80.0
October 2013	2	1,056,410	0.13	528,205	6.698	359.00	757	65.8
November 2013	12	5,515,559	0.68	459,630	6.744	374.00	722	75.5
Total/Avg./Wtd. Avg.	3,697	$816,233,034	100.00%
____________
(1)	The weighted average Next Adjustment Date for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date is March 2009.

Interest Only Periods for the Mortgage Loans
in the Statistical Calculation Pool

Interest Only Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0	4,741	$873,164,058	72.81%	$184,173	8.514%	386.43	598	81.4%
24	1	299,250	0.02	299,250	7.500	359.00	802	92.4
36	4	1,461,860	0.12	365,465	7.143	359.63	683	85.0
60	912	247,288,261	20.62	271,149	7.809	360.27	632	82.9
84	1	520,000	0.04	520,000	6.750	360.00	715	79.9
120	222	76,467,777	6.38	344,449	7.087	361.88	690	78.9
Total/Avg./Wtd. Avg.	5,881	$1,199,201,205	100.00%

ANNEX I

Global Clearance, Settlement and Tax
Documentation Procedures

Except in certain limited circumstances, the globally offered CWABS, Inc. Asset-Backed Certificates, Series 2006-23, (the “Global Securities”) will be available only in book-entry form. Investors in the Global Securities may hold the Global Securities through any of DTC, Clearstream, Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage pass-through certificate issues.

Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless the holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold the positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage pass-through certificate issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage pass-through certificate issues in same-day funds.

Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

Trading between DTC Seller and Clearstream, Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one Business Day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of a 360-day year and the actual number of days in the related accrual period. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one Business Day prior to settlement. In these cases Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of a 360-day year and the actual number of days in the related accrual period. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a)           borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b)           borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(c)           staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons or Reduced Rate for non-U.S. Persons Resident in Treaty Countries (Form W-8BEN). In general, beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN Certificate of Foreign Status of Beneficial Owners for United States Tax Withholding. Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States also can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owners for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change. More complex rules apply if Global Securities are held through a non-U.S. intermediary (which includes an agent, nominee, custodian, or other person who holds a Global Security for the account of another) or a non-U.S. flow-through entity (which includes a partnership, trust, and certain fiscally transparent entities).

Exemption for non-U.S. Persons with Effectively Connected Income (Form W-8ECI). In general, a non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding On Income Effectively Connected with the Conduct of a Trade or Business in the United States). More complex rules apply where Global Securities are held through a Non-U.S. intermediary or Non-U.S. flow through entity.

Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Generally, a Form W-8BEN and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year unless a change in circumstances makes any information of the form incorrect. In addition, a Form W-8BEN furnished with a U.S. taxpayer identification number will remain in effect until a change in circumstances makes any information of the form incorrect, provided that the withholding agent reports on Form 1042 at least one payment annually to the beneficial owner who provided the form.

The term “U.S. Person” means:

(1)           a citizen or resident of the United States,

(2)           a corporation or partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) organized in or under the laws of the United States, any State thereof or the District of Columbia,

(3)           an estate the income of which is includible in gross income for United States tax purposes, regardless of its source,

(4)           a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their tax advisors for specific tax advice concerning their holding and disposing of the Global Securities, or

(5)           certain eligible trusts that elect to be taxed as U.S. persons.

$1,553,600,100
(Approximate)

Asset-Backed Certificates, Series 2006-23

CWABS Asset-Backed Certificates Trust 2006-23
Issuing Entity

CWABS, Inc.
Depositor

Sponsor and Seller

Countrywide Home Loans Servicing LP
Master Servicer

________________

PROSPECTUS SUPPLEMENT
________________

Countrywide Securities Corporation
JPMorgan
RBS Greenwich Capital

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the Series 2006-23 Asset-Backed Certificates in any state where the offer is not permitted.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Series 2006-23 Asset-Backed Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Series 2006-23 Asset-Backed Certificates will be required to deliver a prospectus supplement and prospectus for 90 days after the date of the prospectus supplement.

December 7, 2006